As filed with the Securities and Exchange Commission on August 10, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAM LYON HOMES

WILLIAM LYON HOMES, INC.

(Exact Name of Registrant as Specified in its Charter)

See Table of Additional Co-Registrants Included in this Registration Statement

Delaware California	1531 1531	33-0864902 33-0253855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4490 Von Karman Avenue

Newport Beach, California 92660

(949) 833-3600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

General William Lyon

Chief Executive Officer

William Lyon Homes

4490 Von Karman Avenue

Newport Beach, California 92660

(949) 833-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Cary K. Hyden, Esq.

Michael A. Treska, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	182,937,294(1)	$1.05(2)	$107,094,852	$12,274
Class C Common Stock, par value $0.01 per share	80,942,197(3)	$1.05(2)	$16,915,885	$1,939
Convertible Preferred Stock, par value $0.01 per share	64,831,831(4)	$0.77(2)	$49,920,510	$5,721
12% Senior Subordinated Secured Notes due 2017	$91,433,103(5)	100%	$91,433,103	$10,479
Guarantees	—			(6)
Total				$30, 413

(1)	Represents (a) 44,793,255 shares of Class A Common Stock issued in connection with the Prepackaged Joint Plan of Reorganization, or the Plan, of William Lyon Homes and certain of its subsidiaries, (b) the maximum number of shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock issued in connection with the Plan at a conversion rate of one share of Class A Common Stock for each share of Class B Common Stock, or the Class B Conversion Rate, which is 31,464,548 shares of Class A Common Stock, (c) the maximum number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock issuable pursuant to the outstanding warrant issued in connection with the Plan to purchase Class B Common Stock at the Class B Conversion Rate, which is 15,737,294 shares of Class A Common Stock, (d) the maximum number of shares of Class A Common Stock issuable upon conversion of Class C Common Stock registered hereby at a conversion rate of one share of Class A Common Stock for each share of Class C Common Stock, which is 16,110,366 shares of Class A Common Stock, (e) the maximum number of shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock registered hereby at a conversion rate of one share of Class A Common Stock for each share of Convertible Preferred Stock (or Class C Common Stock issued upon conversion of Convertible Preferred Stock), which is 64,831,831 shares of Class A Common Stock and (f) 10,000,000 shares issued in connection with a real estate purchase transaction that took place on June 28, 2012. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the registrants are also registering such indeterminate number of shares of Class A Common Stock as may be issued from time to time as a result of the anti-dilution provisions applicable to stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(3)	Represents (a) 12,966,366 shares of Class C Common Stock issued in connection with the Plan, (b) the maximum number of shares of Class C Common Stock issuable upon conversion of Convertible Preferred Stock registered hereby at a conversion rate of one share of Class C Common Stock for each share of Convertible Preferred Stock, which is 64,831,831 shares of Class C Common Stock and (c) 3,144,000 shares of Class C Common Stock issued pursuant to an agreement with certain selling securityholders to backstop the offering of shares of Class C Common Stock and shares of Convertible Preferred Stock in connection with the Plan.
(4)	Represents 64,831,831 shares of Convertible Preferred Stock issued in connection with the Plan.
(5)	Equals $75,000,000 in aggregate principal amount of notes being registered and up to an additional $16,433,102.07 in aggregate principal amount of notes that may be issued as paid-in-kind interest, compounded semi-annually.
(6)	The notes are guaranteed by William Lyon Homes and the guarantors named in the Table of Additional Co-Registrants. No separate consideration will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Co-Registrants

Exact Name as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
California Equity Funding, Inc.	California	33-0830016
PH-LP Ventures	California	33-0799119
Duxford Financial, Inc.	California	33-0640824
Sycamore CC, Inc.	California	33-0981307
Presley CMR, Inc.	California	33-0603862
William Lyon Southwest, Inc.	Arizona	86-0978474
PH-Rielly Ventures	California	33-0827710
HSP, Inc.	California	33-0636045
PH Ventures-San Jose	California	33-0785089
Presley Homes	California	33-0905035
Lyon East Garrison Company I, LLC	California	41-2065692
WLH Enterprises	California	33-0013333

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 10, 2012

PROSPECTUS

William Lyon Homes

William Lyon Homes, Inc.

Shares of Class A Common Stock

Shares of Class C Common Stock

Convertible Preferred Stock

12% Senior Subordinated Secured Notes due 2017

On February 25, 2012, in connection with the Prepackaged Joint Plan of Reorganization, or the Plan, of William Lyon Homes, or the Company, and certain of its direct and indirect wholly-owned subsidiaries, which was confirmed by the U.S. Bankruptcy Court for the District of Delaware on February 10, 2012, the Company, among other things, issued (i) 44,793,255 shares of its new Class A Common Stock, $0.01 par value per share, or Class A Common Stock, (ii) 31,464,548 shares of its new Class B Common Stock, $0.01 par value per share, or Class B Common Stock, and a warrant to purchase 15,737,294 shares of Class B Common Stock, in exchange for aggregate cash consideration of $25 million, and (iii) 64,831,831 shares of its new Convertible Preferred Stock, $0.01 par value per share, or Convertible Preferred Stock, and 12,966,366 shares of its new Class C Common Stock, $0.01 par value per share, or Class C Common Stock, in exchange for aggregate cash consideration of $60 million. The Company issued an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling securityholders to backstop the offering of Class C Common Stock and Convertible Preferred Stock in connection with the Plan. This agreement required such securityholders to purchase any and all of the shares of Class C Common Stock and Convertible Preferred Stock that were not subscribed upon at the specified subscription expiration date. As more fully described elsewhere in this prospectus, the Class B Common Stock and Class C Common Stock may be converted into Class A Common Stock and the Convertible Preferred Stock may be converted into either Class A Common Stock or Class C Common Stock.

Pursuant to the Plan, the Company’s wholly-owned subsidiary, William Lyon Homes, Inc., or California Lyon, issued $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, or the Notes, which, along with the issuance of the Class A Common Stock described above, were issued in exchange for the claims held by the holders of the formerly outstanding notes of California Lyon. The Notes bear interest at a rate of 12% per annum and will mature on February 25, 2017. Cash interest of 8% on the outstanding principal amount of the Notes, or $6 million per year, is due in semi-annual installments in arrears on June 15 and December 15 of each year. The remaining interest of 4% on the outstanding principal amount of the Notes is payable in kind semi-annually in arrears by increasing the principal amount of the Notes.

On June 28, 2012, the Company issued an additional 10,000,000 shares of Class A Common Stock to investment vehicles managed by affiliates of Colony Capital, LLC, as partial consideration in a real property purchase transaction, or the Colony Transaction.

We are registering the Class A Common Stock, Class C Common Stock, Convertible Preferred Stock and the Notes to satisfy registration rights that we granted in connection with the Plan and the Colony Transaction.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the securities by the selling securityholders. The securities to which this prospectus relates may be offered and sold from time to time directly by the selling securityholders or alternatively through underwriters or broker dealers or agents. The securities may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Please read “Plan of Distribution.”

You should read this prospectus carefully before you invest in our securities. You should read this prospectus together with additional information described under the headings “Where You Can Find More Information” before you make your investment decision.

There is currently no public trading market for the capital stock of the Company and the Notes of California Lyon and they are not presently traded on any market or securities exchange. We intend to have a registered broker-dealer apply to have the securities registered hereby quoted on the Over-the-Counter Bulletin Board.

Investing in our securities involves a high degree of risk. Before investing in any of our securities, you should read the discussion of material risks in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	182

ABOUT THIS PROSPECTUS	183

WHERE YOU CAN FIND MORE INFORMATION	183

FINANCIAL STATEMENTS	F-1

EX-10.6

EX-10.21

EX-12.1

EX-16.1

EX-21.1

EX-23.1

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to carefully read this entire prospectus.

In this prospectus, unless otherwise stated or the context otherwise requires, the “Company,” “we,” “our,” and “us” refer to William Lyon Homes, a Delaware corporation, and its subsidiaries. In addition, unless otherwise stated or the context otherwise requires, “Parent” refers to William Lyon Homes, and “California Lyon” refers to William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of Parent.

Our Company

The Company is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of the Company’s predecessor in 1956, the Company and its joint ventures have sold over 74,000 homes. The Company conducts its homebuilding operations through four reportable operating segments (Southern California, Northern California, Arizona and Nevada). For the three months ended March 31, 2012, 37% of home closings were derived from the Company’s California operations. For the three months ended March 31, 2012, on a combined basis, the Company had revenues of $43.9 million and delivered 128 homes. For the year ended December 31, 2011, approximately 59% of the home closings of the Company and its joint ventures were derived from its California operations. For the year ended December 31, 2011, on a consolidated basis, the Company had revenues from home sales of $207.1 million and delivered 614 homes.

The Company designs, constructs and sells a wide range of homes designed to meet the specific needs of each of its markets, although it primarily emphasizes sales to the entry-level and first time move-up home buyer markets. At December 31, 2011, the Company marketed its homes through 19 sales locations. In 2011, the average sales price for consolidated homes delivered by the Company was $337,200. Base sales prices for actively selling projects in 2011, including affordable projects, ranged from $103,000 to $690,000.

Bankruptcy Reorganization

On December 19, 2011, Parent and certain of its subsidiaries filed voluntary petitions, or the Chapter 11 Petitions, under Chapter 11 of Title 11 of the United States Code, as amended, or the Bankruptcy Code, in the U.S. Bankruptcy Court for the District of Delaware, or the Bankruptcy Court, to seek approval of the Prepackaged Joint Plan of Reorganization, or the Plan, of Parent and certain of its subsidiaries. The Chapter 11 Petitions are jointly administered under the caption In re William Lyon Homes, et al., Case No. 11-14019, or the Chapter 11 Cases. The sole purpose of the Chapter 11 Cases was to restructure the debt obligations and strengthen the balance sheet of Parent and certain of its subsidiaries.

On February 10, 2012, the Bankruptcy Court confirmed the Plan. On February 25, 2012, Parent and certain of its subsidiaries consummated the principal transactions contemplated by the Plan, including:

•

the issuance of 44,793,255 shares of Parent’s new Class A Common Stock, $0.01 par value per share, or Class A Common Stock, and $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, or the Notes, issued by California Lyon, in exchange for the claims held by the holders of the formerly outstanding notes of California Lyon;

•

the amendment of California Lyon’s loan agreement with ColFin WLH Funding, LLC and certain other lenders, or the Amended Term Loan Agreement, which resulted, among other things, in the increase in the principal amount outstanding under the prior loan agreement, the reduction in the interest rate payable under the prior loan agreement, and the elimination of any prepayment penalty under the prior loan agreement;

•

the issuance, in exchange for aggregate cash consideration of $25 million, of 31,464,548 shares of Parent’s new Class B Common Stock, $0.01 par value per share, or Class B Common Stock, and a warrant to purchase 15,737,294 shares of Class B Common Stock;

•

the issuance of 64,831,831 shares of Parent’s new Convertible Preferred Stock, $0.01 par value per share, or Convertible Preferred Stock, and 12,966,366 shares of Parent’s new Class C Common Stock, $0.01 par value per share, or Class C Common Stock, in exchange for aggregate cash consideration of $60 million; and

•

the issuance of an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling securityholders to backstop the offering of shares of Class C Common Stock and shares of Convertible Preferred Stock in connection with the Plan.

Recent Events

On June 28, 2012, the Company consummated the purchase of certain real property (comprising of approximately 165 acres) in San Diego County, California, San Bernardino County, California, Maricopa County, Arizona and Clark County, Nevada, representing seven separate residential for sale developments, comprising of over 1,000 lots. The aggregate purchase price of the property was $21,500,000. The Company paid $11,000,000 cash, and issued 10,000,000 shares of Class A Common Stock of Parent, to investment vehicles managed by affiliates of Colony Capital, LLC as consideration for the property.

Risks Affecting the Company

The Company’s business is subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors,” including the following:

•	Adverse changes in general economic conditions could reduce the demand for homes and, as a result, could negatively impact the Company’s results of operations.

•	Increases in the Company’s cancellation rate could have a negative impact on the Company’s home sale revenue and home building margins.

•	Limitations on the availability of mortgage financing can adversely affect demand for housing.

•	The Company’s high level of indebtedness could adversely affect its financial condition and prevent it from fulfilling its obligations.

•	The Company cannot be certain that the bankruptcy proceedings will not adversely affect the Company’s operations going forward.

•	Concentration of ownership of the voting power of the Company’s capital stock may prevent other stockholders from influencing corporate decisions and create perceived conflicts of interest.

•

There is currently no public trading market for the Company’s capital stock or the Notes and a trading market may not develop, making it difficult for the Company’s securityholders to sell their capital stock or the Notes, as applicable.

General Corporate Information

The Company’s principal executive offices are located at 4490 Von Karman Avenue, Newport Beach, California 92660 and its telephone number is (949) 833-3600. The Company’s website address is www.lyonhomes.com. Information contained on the Company’s website is not a part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only. Parent was incorporated in the State of Delaware on July 15, 1999. California Lyon was incorporated in the State of California on August 25, 1987.

The Offering

The following summary contains basic information about the capital stock and the Notes registered hereby and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of these securities, please refer to the sections of this prospectus entitled “Description of Capital Stock” and “Description of the Notes” and the indenture governing the Notes. Solely for purposes of the summary below, unless otherwise specified, references to the “Company,” “us,” “we” and “our” refer only to William Lyon Homes and do not include our subsidiaries. California Lyon refers to William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of the Company.

Offering of Capital Stock

Summary Description of Capital Stock

Issuer of Capital Stock	William Lyon Homes, a Delaware corporation

Capital Stock of William Lyon Homes Offered by the Selling Stockholders	Class A Common Stock, par value $0.01 per share, Class C Common Stock, par value $0.01 per share and Convertible Preferred Stock, par value $0.01 per share.

Conversion Rights of the Holders of Class B Common Stock and Class C Common Stock	All shares of Class B Common Stock will be converted into an equal number of shares of Class A Common Stock on or after the Conversion Date if a majority of the holders of shares of Class B Common Stock vote in favor of such conversion. If, at any time (whether before, on or after the Conversion Date), any share of Class B Common Stock is not owned, beneficially or of record, by William Lyon and William H. Lyon, their sibling, spouses and lineal descendants, any entities wholly owned by one or more of the foregoing persons, or any trusts or other estate planning vehicles for the benefit of any of the foregoing, then such share of Class B Common Stock will automatically convert into one share of Class A Common Stock.

All shares of Class C Common Stock will automatically convert into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class C Common Stock at the Conversion Date, which occurs upon the earlier of:

•	the closing of a sale of at least $25,000,000 in shares of Class A Common Stock at a price that equals or exceeds 130% of the then-prevailing base price;

•

the date on which the majority of the holders of Class A Common Stock, voting together as a separate class, and the majority of the holders of Class C Common Stock and Convertible Preferred Stock, voting together as a separate class, vote in favor of the mandatory conversion of the shares of Class C Common Stock and the shares of Convertible Preferred Stock; or

•

the date on which the 30-day volume weighted average trading price on a national exchange equals or exceeds 130% of the then-prevailing base price and the aggregate dollar trading volume for such 30-day period is at least $4,000,000.

Holders of Class B Common Stock and Class C Common Stock may at any time elect to convert any or all of their shares into Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock.

The number of shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock and Class C Common Stock is subject to customary adjustments for stock splits, stock dividends and transactions with similar effect.

Conversion Rights of the Holders of Convertible Preferred Stock	Holders of our Convertible Preferred Stock may elect to convert any and all of their Convertible Preferred Stock into such number of fully paid and non-assessable shares of Class C Common Stock as determined by the then-prevailing conversion ratio.

Upon the occurrence of the Conversion Date, each share of Convertible Preferred Stock will automatically convert into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by the then applicable conversion ratio. See “Description of Capital Stock.”

Redemption of Convertible Preferred Stock on Maturity Date	To the extent not previously converted to Class A Common Stock or Class C Common Stock, the Company is obligated to redeem all of the then outstanding shares of Convertible Preferred Stock on the fifteenth anniversary of the first issuance of Convertible Preferred Stock. See “Description of Capital Stock.”

Voting Rights; Dividends	Each share of Class A Common Stock, Class B Common Stock and Class C Common Stock have identical powers, preferences, qualifications and limitations, except that so long as shares of Class B Common Stock remain outstanding, (i) each share of Class A Common Stock and Class C Common Stock are entitled to one vote per share and (ii) each share of Class B Common Stock is entitled to two votes per share. Following both the Conversion Date and the conversion of all Class B Common Stock, each share of Class A Common Stock is entitled to one vote per share. The voting, dividend and liquidation rights of the holders of the Company common stock are subject to and qualified by the rights, powers and preferences of the holders of the Company’s preferred stock. See “Management and Directors—Board of Directors” for a discussion of voting rights with respect to the election of directors.

Each share of Convertible Preferred Stock has the right to one vote for each share of Class C Common Stock into which such share could be converted.

We do not anticipate paying any cash dividends on our common stock following this offering. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors. Except as described below, the payment of cash dividends is restricted under the terms of the Amended Term Loan Agreement, and the indenture governing the Notes registered hereby.

Holders of our Convertible Preferred Stock are entitled to receive cumulative dividends at a rate of 6% per annum consisting of (i) cash dividends at the rate of 4% paid quarterly in arrears, and (ii) accreting dividends accruing at the rate of 2% per annum.

National Securities Exchange; Initial Public Offering	On or prior to the third anniversary of the date of first issuance of our Class A Common Stock, we are required to use best efforts to cause our Class A Common Stock to become listed on a national securities exchange, and subject to certain exceptions, to complete a qualifying initial public offering.

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of our capital stock.

Material United States Federal Income Tax Considerations	For a discussion of United States federal income tax considerations for holders of the capital stock registered hereby, see “Material United States Federal Income Tax Considerations.”

Absence of a Public Market for the Capital Stock	There is currently no established market for our capital stock. We intend to have a registered broker-dealer apply to have our capital stock registered hereby quoted on the Over-the-Counter Bulletin Board. However, we cannot assure you as to the development or liquidity of any market for our capital stock.

Offering of the Notes

Summary of the Principal Terms of the Notes

Maturity Date	The fifth anniversary of the issue date of the Notes.

Interest	The Notes bear interest at a fixed annual rate of 12%, consisting of an 8% cash interest component and a 4% paid-in-kind, or PIK, interest component. The cash interest component will be payable semi-annually in arrears. The PIK interest component will accrete and be added to principal semi-annually in arrears.

Ranking	The Notes are senior second lien debt obligations of California Lyon, ranking ratably with any other unsubordinated indebtedness of California Lyon (but structurally senior due to the second lien), but will be effectively subordinated to the Senior Secured Term Loan due 2015, or the Amended Term Loan, to the extent of the collateral securing such first lien indebtedness.

Guarantees	The Notes are guaranteed on a joint and several basis by the following entities (which will be the same guarantors that guaranty the Amended Term Loan, or the Guarantors):

•	the Company;

•	California Equity Funding, Inc., a California corporation;

•	PH-LP Ventures, a California corporation;

•	Duxford Financial, Inc., a California corporation;

•	Sycamore CC, Inc., a California corporation;

•	Presley CMR, Inc., a California corporation;

•	William Lyon Southwest, Inc., an Arizona corporation;

•	PH-Reilly Ventures, a California corporation;

•	HSP, Inc., a California corporation;

•	PH Ventures-San Jose, a California corporation;

•	Presley Homes, a California corporation;

•	WLH Enterprises, a California General Partnership—formerly The Ranch Golf Club Co., formerly Carmel Mountain Ranch Lyon Waterfront, LLC, a Delaware limited liability company; and

•	Lyon East Garrison Company I, LLC, a California limited liability company.

Collateral Security	The Notes are secured by second priority liens on substantially all assets of California Lyon and the Guarantors, other than “Excluded Assets” that are also excluded from the Amended Term Loan security interests. The collateral for the Notes will be the same as the collateral for the Amended Term Loan.

Release of Collateral	Upon the release of the lien on any collateral securing the Amended Term Loan during the term of the Amended Term Loan, the lien on that collateral securing the Notes will be automatically released without the necessity of any consent from the holders of the Notes.

Sinking Fund	None.

Optional Redemption	The Notes are redeemable at California Lyon’s option at any time without penalty or premium, at the outstanding principal amount thereof plus any accrued and unpaid interest thereon.

Trading	The Notes are eligible for trading in the PORTAL market.

Use of Proceeds	California Lyon does not expect to receive any net cash proceeds from the issuance of the Notes.

Material Covenants	The indenture governing the Notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	declare or pay dividends on capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•	transfer or sell certain assets;

•	make investments;

•	create certain liens;

•	consolidate, merge or transfer all or substantially all of our assets;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications as described under “Description of the Notes—Material Covenants.”

Intercreditor and Subordination Agreement	The Notes are subject to an Intercreditor and Subordination Agreement between us, ColFin WLH Funding, LLC, as administrative agent under the Amended Term Loan, and U.S. Bank National Association, as note trustee and collateral trustee, with respect to collateral and certain other matters. See “Description of the Notes—Security Documents and Intercreditor Agreement.”

Material United States Federal Income Tax Considerations	For a discussion of United States federal income tax considerations for holders of the Notes registered hereby, see “Material United States Federal Income Tax Considerations.”

RISK FACTORS

An investment in the Company entails the following risks and uncertainties. These risk factors should be carefully considered when evaluating any investment in the Company. Any of these risks and uncertainties could cause the actual results to differ materially from the results contemplated by the forward-looking statements set forth herein, and could otherwise have a significant adverse impact on the Company’s business, prospects, financial condition or results of operations. In addition, please read “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included in this prospectus.

Market and Operational Risks

Adverse changes in general economic conditions could reduce the demand for homes and, as a result, could negatively impact the Company’s results of operations.

Since early 2006, the U.S. housing market has been negatively impacted by declining consumer confidence, restrictive mortgage standards, and large supplies of foreclosure, resale and new homes, among other factors. When combined with a prolonged economic downturn, high unemployment levels, increases in the rate of inflation and uncertainty in the U.S. economy, these conditions have contributed to decreased demand for housing, declining sales prices, and increasing pricing pressure, which hinders the Company’s ability to attract new home buyers. As a result, the Company has experienced operating losses each year, beginning in 2007. Such losses resulted from a combination of reduced homebuilding gross margins, losses on land sales to generate cash flow and significant non-cash impairment losses on real estate inventories.

Certain of the Company’s markets continue to experience uncertainty and reduced demand for new homes, which negatively impacted the Company’s financial and operating results during the year ended December 31, 2011, while other markets, particularly in Arizona, improved during the year. The conditions experienced during 2011 include, among other things, the subdued emergence from a national recession, continuing concerns over the effects of asset valuations on the banking system and credit markets, reduced consumer confidence, the absence of home price stability, and continued declines in the value of new homes in certain markets. The Company experienced a decrease of approximately 25% in net new home orders of 650 in the 2010 period compared to 869 in 2009. For the year ended December 31, 2011, net new home orders increased approximately 3% to 669 from 650 in the 2010 period.

If the homebuilding and mortgage lending industries were to slow further, or if the national economy weakens further and the recession continues or intensifies, the Company could continue to experience declines in the market value of the Company’s inventory and demand for the Company’s homes, which could have a significant negative impact on the Company’s gross margins and financial and operating results.

Increases in the Company’s cancellation rate could have a negative impact on the Company’s home sales revenue and home building gross margins.

During the years ended December 31, 2011, 2010 and 2009, the Company experienced cancellation rates of 18%, 19% and 21%, respectively. Cancellations negatively impact the number of closed homes, net new home orders, home sales revenue and the Company’s results of operations, as well as the number of homes in backlog. Home order cancellations can result from a number of factors, including declines or slow appreciation in the market value of homes, increases in the supply of homes available to be purchased, increased competition, higher mortgage interest rates, homebuyers’ inability to sell their existing homes, homebuyers’ inability to obtain suitable financing, including providing sufficient down payments, and adverse changes in economic conditions. Continued high levels of home order cancellations would have a negative impact on the Company’s home sales revenue and financial and operating results.

Limitations on the availability of mortgage financing can adversely affect demand for housing.

In general, housing demand is negatively impacted by the unavailability of mortgage financing as a result of declining customer credit quality, tightening of mortgage loan underwriting standards, or other factors. Most buyers finance their home purchases through third-party lenders providing mortgage financing. Over the last several years, many third-party lenders have significantly increased underwriting standards, and many subprime and other alternate mortgage products are no longer available in the marketplace in spite of a decrease in mortgage rates. If these trends continue and mortgage loans continue to be difficult to obtain, the ability and willingness of prospective buyers to finance home purchases or to sell their existing homes will be adversely affected, which will adversely affect the Company’s results of operations through reduced home sales revenue, gross margin and cash flow.

Changes in federal income tax laws may also affect demand for new homes. Various proposals have been publicly discussed to limit mortgage interest deductions and to limit the exclusion of gain from the sale of a principal residence. Enactment of such proposals may have an adverse effect on the homebuilding industry in general. No meaningful prediction can be made as to whether any such proposals will be enacted and, if enacted, the particular form such laws would take.

Difficulty in obtaining sufficient capital could result in increased costs and delays in completion of projects.

The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire land and begin development. Land acquisition, development and construction activities may be adversely affected by any shortage or increased cost of financing or the unwillingness of third parties to engage in joint ventures. The Company’s current financial position may make it more difficult for the Company to obtain capital for development projects. Any difficulty in obtaining sufficient capital for planned development expenditures could cause project delays and any such delay could result in cost increases and may adversely affect the Company’s sales and future results of operations and cash flows.

Financial condition and results of operations may be adversely affected by any decrease in the value of land inventory, as well as by the associated carrying costs.

The Company continuously acquires land for replacement and expansion of land inventory within the markets in which it builds. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases, and thus, the Company may have bought and developed land on which homes cannot be profitably built and sold. The Company employs measures to manage inventory risks which may not be successful. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market, and the Company may have to sell homes at significantly lower margins or at a loss. Further, the Company may be required to write-down the book value of certain real estate assets in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and some of those write-downs could be material.

During 2011, the Company incurred non-cash impairment losses on real estate assets amounting to $128.3 million. As required by U.S. GAAP, in connection with our emergence from the Chapter 11 Cases, we adopted the fresh start accounting provisions of ASC 852, Reorganizations, effective February 24, 2012. See “Risks Related to Our Emergence from Chapter 11 Bankruptcy Proceedings” for further discussion. Under ASC 852, the reorganization value represents the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the Company immediately after restructuring. The reorganization value is allocated to the respective fair value of assets. The Company engaged a third-party valuation firm to assist with the analysis of the fair value of the entity, and respective assets and liabilities. In conjunction with the valuation of all of the assets of the Company, the Company re-set value on certain land holdings in the early stages of development, based on: (i) “as-is” development stages of the property instead of a discounted cash flow approach, (ii) relative comparables on similar stage properties that had recently sold, on a per acre basis, and (iii) location of the property, among other factors. As a result, the Company re-valued these particular assets as of February 24, 2012, and since the date of emergence from the Chapter 11

Cases is within six weeks of year end, management made the assumption that the values are approximately the same, and recorded the book value as fair value as of December 31, 2011. Therefore, the adjustment to fair value was made on December 31, 2011, with no subsequent adjustment necessary at February 24, 2012, on these particular assets. The difference between the new value applied to the property on December 31, 2011 and the carrying value as of December 31, 2011, was recorded as impairment loss on real estate assets.

In addition, the Company incurred non-cash impairment losses on real estate assets of $111.9 million and $45.3 million, respectively, for the years ended December 31, 2010 and 2009. The Company assesses its projects on a quarterly basis, when indicators of impairment exist. Indicators of impairment include a decrease in demand for housing due to soft market conditions, competitive pricing pressures which reduce the average sales price of homes, which includes sales incentives for home buyers, sales absorption rates below management expectations, a decrease in the value of the underlying land and a decrease in projected cash flows for a particular project. The Company was required to write down the book value of its impaired real estate assets in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 360, Property, Plant and Equipment, or ASC 360.

If land is not available at reasonable prices, the Company’s home sales revenue and results of operations could be negatively impacted or the Company could be required to scale back the Company’s operations in a given market.

The Company’s operations depend on the Company’s ability to obtain land for the development of the Company’s residential communities at reasonable prices and with terms that meet the Company’s underwriting criteria. The Company’s ability to obtain land for new residential communities may be adversely affected by changes in the general availability of land, the willingness of land sellers to sell land at reasonable prices given the deterioration in market conditions, competition for available land, availability of financing to acquire land, zoning, regulations that limit housing density, and other market conditions. If the supply of land appropriate for development of residential communities continues to be limited because of these factors, or for any other reason, the number of homes that the Company’s homebuilding subsidiaries build and sell may continue to decline. Additionally, the ability of the Company to open new projects could be impacted if the Company elects not to purchase lots under option contracts. To the extent that the Company is unable to purchase land timely or enter into new contracts for the purchase of land at reasonable prices, due to the lag time between the time the Company acquires land and the time the Company begins selling homes, the Company’s home sales revenue and results of operations could be negatively impacted and/or the Company could be required to scale back the Company’s operations in a given market.

Adverse weather and geological conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which would adversely affect the Company’s results of operations and prospects.

As a homebuilder, the Company is subject to numerous risks, many of which are beyond management’s control, such as droughts, floods, wildfires, landslides, soil subsidence, earthquakes and other weather-related and geologic events which could damage projects, cause delays in completion of projects, or reduce consumer demand for housing, and shortages in labor or materials, which could delay project completion and cause increases in the prices for labor or materials, thereby affecting the Company’s sales and profitability. Many of the Company’s projects are located in California, which has experienced significant earthquake activity and seasonal wildfires. In addition to directly damaging the Company’s projects, earthquakes or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting the Company’s ability to market homes in those areas and possibly increasing the costs of completion.

There are some risks of loss for which the Company may be unable to purchase insurance coverage. For example, losses associated with landslides, earthquakes and other geologic events may not be insurable and other losses, such as those arising from terrorism, may not be economically insurable. A sizeable uninsured loss could adversely affect the Company’s business, results of operations and financial condition.

The Company’s business is geographically concentrated, and therefore, the Company’s sales, results of operations, financial condition and business would be negatively impacted by a decline in regional economies.

The Company presently conducts all of its business in four geographic regions: Southern California, Northern California, Arizona and Nevada. The economic downturn in these markets has caused housing prices and sales to decline, which has caused a material adverse effect on the Company’s business, results of operations and financial condition because the Company’s operations are concentrated in these geographic areas.

In particular, the Company generates a significant portion of its revenue and a significant amount of its profits from, and holds approximately one-half of the dollar value of its real estate inventory in, California. Over the last several years, land values, the demand for new homes and home prices have declined substantially in California, negatively impacting the Company’s profitability and financial position. In addition, the state of California is experiencing severe budget shortfalls and is considering raising taxes and increasing fees to offset the deficit. There can be no assurance that the profitability and financial position of the Company will not be further impacted if the challenging conditions in California continue or worsen.

The Company may not be able to compete effectively against competitors in the homebuilding industry.

The homebuilding industry is highly competitive. Homebuilders compete for, among other things, homebuying customers, desirable properties, financing, raw materials and skilled labor. The Company competes both with large homebuilding companies, some of which have greater financial, marketing and sales resources than the Company, and with smaller local builders. Our competitors may independently develop land and construct housing units that are substantially similar to our products. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which we operate. We currently build in several of the top markets in the nation and, therefore, we expect to continue to face additional competition from new entrants into our markets. The Company also competes for sales with individual resales of existing homes and with available rental housing.

The Company’s success depends on key executive officers and personnel.

The Company’s success is dependent upon the efforts and abilities of its executive officers and other key employees, many of whom have significant experience in the homebuilding industry and in the Company’s divisional markets. In particular, the Company is dependent upon the services of General William Lyon, Chairman of the Board and Chief Executive Officer, William H. Lyon, President and Chief Operating Officer, and Matthew R. Zaist, Executive Vice President, as well as the services of the California region and other division presidents and division management teams and personnel in the corporate office. The loss of the services of any of these executives or key personnel, for any reason, could have a material adverse effect upon the Company’s business, operating results and financial condition.

Utility shortages or price increases could have an adverse impact on operations.

In prior years, certain areas in Northern and Southern California have experienced power shortages, including mandatory periods without electrical power, as well as significant increases in utility costs. The Company may incur additional costs and may not be able to complete construction on a timely basis if such power shortages and utility rate increases continue. Furthermore, power shortages and rate increases may adversely affect the regional economies in which the Company operates, which may reduce demand for housing. The Company’s operations may be adversely impacted if further rate increases and/or power shortages occur.

The Company’s business and results of operations are dependent on the availability and skill of subcontractors.

Substantially all construction work is done by subcontractors with the Company acting as the general contractor. Accordingly, the timing and quality of construction depend on the availability and skill of the

Company’s subcontractors. While the Company has been able to obtain sufficient materials and subcontractors during times of material shortages and believes that its relationships with suppliers and subcontractors are good, the Company does not have long-term contractual commitments with any subcontractors or suppliers. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have a material adverse effect on the Company’s business and results of operations.

Construction defect, soil subsidence and other building-related claims may be asserted against the Company, and the Company may be subject to liability for such claims.

As a homebuilder, we have been, and continue to be, subject to construction defect, product liability and home warranty claims, including moisture intrusion and related claims, arising in the ordinary course of business. These claims are common to the homebuilding industry and can be costly.

California law provides that consumers can seek redress for patent (i.e., observable) defects in new homes within three or four years (depending on the type of claim asserted) from when the defect is discovered or should have been discovered. If the defect is latent (i.e., non-observable), consumers must still seek redress within three or four years (depending on the type of claim asserted) from the date when the defect is discovered or should have been discovered, but in no event later than ten years after the date of substantial completion of the work on the construction. Consumers purchasing homes in Arizona and Nevada may also be able to obtain redress under state laws for either patent or latent defects in their new homes.

With respect to certain general liability exposures, including construction defect claims, product liability claims and related claims, assessment of claims and the related liability and reserve estimation process is highly judgmental due to the complex nature of these exposures, with each exposure exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it can be difficult to determine the extent to which the assertion of these claims will expand. Although we have obtained insurance for construction defect claims subject to applicable self-insurance retentions, such policies may not be available or adequate to cover liability for damages, the cost of repairs, and/or the expense of litigation surrounding current claims, and future claims may arise out of events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

Increased insurance costs and reduced insurance coverages may affect the Company’s results of operations and increase the potential exposure to liability.

Recently, lawsuits have been filed against builders asserting claims of personal injury and property damage caused by the presence of mold in residential dwellings. Some of these lawsuits have resulted in substantial monetary judgments or settlements against these builders. The Company’s insurance may not cover all of the potential claims, including personal injury claims, arising from the presence of mold or such coverage may become prohibitively expensive. If the Company is unable to obtain adequate insurance coverage, a material adverse effect on the Company’s business, financial condition and results of operations could result if the Company is exposed to claims arising from the presence of mold. At this time, the Company has not received any claims from homeowners arising from the presence of mold.

The cost of insurance for the Company’s operations has risen, deductibles and retentions have increased and the availability of insurance has diminished. Significant increases in the cost of insurance coverage or significant limitations on coverage could have a material adverse effect on the Company’s business, financial condition and results of operations from such increased costs or from liability for significant uninsurable or underinsured claims.

We conduct certain of our operations through unconsolidated joint ventures with independent third parties in which we do not have a controlling interest and we can be adversely impacted by joint venture partners’ failure to fulfill their obligations.

We participate in land development joint ventures, or JVs, in which we have less than a controlling interest. We have entered into JVs in order to acquire attractive land positions, to manage our risk profile and to leverage our capital base. Our JVs are typically entered into with developers, other homebuilders and financial partners to develop finished lots for sale to the JV’s members and other third parties. However, our JV investments are generally very illiquid, due to a lack of a controlling interest in the JVs. In addition, our lack of a controlling interest results in the risk that the JV will take actions that we disagree with, or fail to take actions that we desire, including actions regarding the sale of the underlying property, which could have a negative impact on our operations.

The Company is the managing member in joint venture limited liability companies and may become a managing member or general partner in future joint ventures, and therefore may be liable for joint venture obligations.

Certain of the Company’s active JVs are organized as limited liability companies. The Company is the managing member in some of these and may serve as the managing member or general partner, in the case of a limited partnership JV, in future JVs. As a managing member or general partner, the Company may be liable for a JV’s liabilities and obligations should the JV fail or be unable to pay these liabilities or obligations.

We may incur additional healthcare costs arising from federal healthcare reform legislation.

In March 2010, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, or the Healthcare Reform Legislation, was signed into law in the United States. The Healthcare Reform Legislation increases the level of regulatory complexity for companies that offer health and welfare benefits to their employees. Due to the breadth and complexity of the Healthcare Reform Legislation and the staggered implementation, the uncertain timing of the regulations and limited interpretive guidance, it is difficult to predict the overall impact of the healthcare reform legislation on our business over the coming years. Possible adverse effects include increased healthcare costs, which could adversely affect our business, financial condition and results of operations.

Risks Related to Our Indebtedness

The Company’s high level of indebtedness could adversely affect its financial condition and prevent it from fulfilling its obligations.

The Company is highly leveraged and, subject to certain restrictions, Parent, California Lyon and their subsidiaries may incur substantial additional indebtedness. At March 31, 2012, the total outstanding principal amount of our debt was $380.3 million. The Company’s high level of indebtedness could have detrimental consequences, including the following:

•

the ability to obtain additional financing as needed for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes, or to refinance existing indebtedness before its scheduled maturity, may be limited;

•

the Company will need to use a substantial portion of cash flow from operations to pay interest and principal on the Senior Secured Term Loan due 2015, or the Amended Term Loan, the Notes and other indebtedness, which will reduce the funds available for other purposes;

•

if Parent or California Lyon is unable to comply with the terms of the agreements governing the indebtedness of the Company, the holders of that indebtedness could accelerate that indebtedness and exercise other rights and remedies against the Company;

•

if the Company has a higher level of indebtedness than some of its competitors, it may put the Company at a competitive disadvantage and reduce the Company’s flexibility in planning for, or responding to, changing conditions in the industry, including increased competition; and

•

substantially all of California Lyon’s actively selling projects are pledged as security for the Amended Term Loan and the Notes and a default on the debt could result in foreclosure on California Lyon’s assets which could, under certain circumstances, limit or prohibit the ability to operate as a going concern.

The Company cannot be certain that cash flow from operations will be sufficient to allow the Company to pay principal and interest on debt, support operations and meet other obligations. If the Company does not have the resources to meet these and other obligations, the Company may be required to refinance all or part of the existing debt, including the Amended Term Loan and the Notes, sell assets or borrow more money. The Company may not be able to do so on acceptable terms, in a timely manner, or at all.

The Amended Term Loan and the indenture governing the Notes impose significant operating and financial restrictions, which may prevent Parent and its subsidiaries from capitalizing on business opportunities and taking some corporate actions.

The Amended Term Loan and the indenture governing the Notes, or the Indenture, impose significant operating and financial restrictions. These restrictions limit the ability of Parent, California Lyon and their subsidiaries, among other things, to:

•	incur additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or prepay subordinated debt;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to transfer assets;

•	enter into transactions with affiliates;

•	guarantee certain debt; and

•	consolidate, merge or sell all or substantially all of the Company’s assets.

In addition, Parent or its subsidiaries may in the future enter into other agreements refinancing or otherwise governing indebtedness which impose yet additional restrictions. These restrictions may adversely affect Parent’s and its subsidiaries’ ability to finance future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

A breach of the covenants under the Indenture or the Amended Term Loan could result in an event of default under the Indenture or the Amended Term Loan.

Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Amended Term Loan would permit the lenders under our Amended Term Loan to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Amended Term Loan, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or the holders of Notes accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

Potential future downgrades of our credit ratings could adversely affect our access to capital and could otherwise have a material adverse effect on us.

Over the past few years, the rating agencies have downgraded the Company’s corporate credit rating due to the deterioration in our homebuilding operations, credit metrics, other earnings-based metrics, because the Company is highly leveraged and the significant decrease in our tangible net worth. These ratings and our current credit condition affect, among other things, our ability to access new capital, especially debt, and negative changes in these ratings may result in more stringent covenants and higher interest rates under the terms of any new debt. Our credit ratings could be further lowered or rating agencies could issue adverse commentaries in the future, which could have a material adverse effect on our business, results of operations, financial condition and liquidity. In particular, a weakening of our financial condition, including a significant increase in our leverage or decrease in our profitability or cash flows, could adversely affect our ability to obtain necessary funds, result in a credit rating downgrade or change in outlook, or otherwise increase our cost of borrowing.

Risks Related to Our Emergence from Chapter 11 Bankruptcy Proceedings

We cannot be certain that the bankruptcy proceedings will not adversely affect our operations going forward.

We emerged from bankruptcy on February 25, 2012. The full extent to which our bankruptcy will impact our business operations, reputation and relationships with our customers, employees, regulators and agents may not be known for some time, and there may be adverse ongoing effects associated with our voluntary petitions, or the Chapter 11 Petitions, under Chapter 11 of Title 11 of the United States Code, as amended, or the Bankruptcy Code.

Our actual financial results may vary significantly from the projections filed with the U.S. Bankruptcy Court, and investors should not rely on the projections.

Neither the projected financial information that we previously filed with the U.S. Bankruptcy Court, or Bankruptcy Court, in connection with the Chapter 11 Petitions nor the financial information included in the disclosure statement for the Plan filed with, and approved by, the Bankruptcy Court, or the Disclosure Statement, should be considered or relied on in connection with the purchase of the capital stock or the Notes registered hereby. We were required to prepare projected financial information and include certain of such information in the Disclosure Statement to demonstrate to the Bankruptcy Court and creditor classes voting on the Plan the feasibility of the Plan and our ability to continue operations upon emergence from the Chapter 11 Petitions. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Our actual results will vary, potentially significantly, from those contemplated by the projections for a variety of reasons. Furthermore, the projections were limited by the information available to us as of the date of the preparation of the projections. These projections have since been updated in relation to our adoption of fresh start accounting in conjunction with the confirmation of the Plan. Therefore, variations from the projections may be material, and investors should not rely on such projections.

Because of the adoption of Debtor in Possession Accounting, financial information for the period from December 19, 2011 through February 24, 2012 will not be comparable to financial information prior to or subsequent to the debtor in possession accounting period.

Upon filing the Chapter 11 Petitions, we adopted Debtor in Possession Accounting, in accordance with Accounting Standards Codification No. 852, Reorganizations. Accordingly, our financial statements for the period from December 19, 2011 through February 24, 2012 will not be comparable in many respects to our financial statements prior to December 19, 2011 or subsequent to February 24, 2012. The lack of comparable historical financial information may discourage investors from purchasing our securities.

Because of the adoption of Fresh Start Accounting and the effects of the transactions contemplated by the Plan, financial information subsequent to February 24, 2012 will not be comparable to financial information prior to February 24, 2012.

Upon our emergence from the Chapter 11 Petitions, we adopted Fresh Start Accounting, in accordance with Accounting Standards Codification No. 852, Reorganizations, pursuant to which the midpoint of the range of our reorganization value was allocated to our assets in conformity with the procedures specified by Accounting Standards Codification No. 805, Business Combinations. Accordingly, our financial statements subsequent to February 24, 2012 will not be comparable in many respects to our financial statements prior to February 24, 2012. The lack of comparable historical financial information may discourage investors from purchasing our securities.

We may be subject to claims that were not discharged in the Chapter 11 Petitions, which could have a material adverse effect on our results of operations and profitability.

Substantially all of the claims against us that arose prior to the date of our bankruptcy filing were resolved during our Chapter 11 Petitions or are in the process of being resolved in the Bankruptcy Court as part of the claims reconciliation process. Although we anticipate that the remaining claims will be handled in due course with no material adverse effect to our business, financial operations or financial conditions, we cannot assure you that this will be the case or that the resolution of such claims will occur in a timely manner or at all. Subject to certain exceptions (such as certain employee and customer claims) and as set forth in the Plan, all claims against and interests in us and our subsidiaries that arose prior to the initiation of our Chapter 11 Petitions are (1) subject to compromise and/or treatment under the Plan and (2) discharged in accordance with the U.S. Bankruptcy Code, as amended, or the Bankruptcy Code, and terms of the Plan. Pursuant to the terms of the Plan, the provisions of the Plan constitute a good faith compromise or settlement of all such claims and the entry of the order confirming the Plan or other orders resolving objections to claims constitute the Bankruptcy Court’s approval of the compromise or settlement arrived at with respect to all such claims. Circumstances in which claims and other obligations that arose prior to our filing the Chapter 11 Petitions may not have been discharged include instances where a claimant had inadequate notice of the bankruptcy filing.

Regulatory Risks

Governmental laws and regulations may increase the Company’s expenses, limit the number of homes that the Company can build or delay completion of projects.

The Company is subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area. Projects that are not entitled may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. The Company may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which the Company operates. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. Projects for which the Company has received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety, and welfare issues, which can further delay these projects or prevent their development. As a result, home sales could decline and costs increase, which could negatively affect the Company’s results of operations.

The Company is subject to environmental laws and regulations, which may increase costs, limit the areas in which the Company can build homes and delay completion of projects.

The Company is also subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the environment. The particular environmental laws which apply to any given homebuilding site vary according to the site’s location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause the Company to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas, which could negatively affect the Company’s results of operations. Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. In addition, in those cases where an endangered species is involved, environmental rules and regulations can result in the elimination of development in identified environmentally sensitive areas.

Risks Related to Ownership of Our Capital Stock and this Offering

Concentration of ownership of the voting power of our capital stock may prevent other stockholders from influencing corporate decisions and create perceived conflicts of interest.

The significant ownership interest held by entities affiliated with Luxor Capital Group LP, or Luxor, may allow Luxor to dictate the outcome of certain corporate actions requiring stockholder approval. Luxor may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. In addition, this ownership concentration may adversely impact the trading of our capital stock because of a perceived conflict of interest that may exist, thereby depressing the value of our capital stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our capital stock and may negatively impact the holders’ investment.

We may issue additional capital stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, capital stock or any substantially similar securities. In addition, with the applicable consent of the holders of our Convertible Preferred Stock, we may issue additional preferred stock. Under our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, we are authorized to issue 340,000,000 shares of Class A Common Stock; 50,000,000 shares of Class B Common Stock; 120,000,000 shares of Class C Common Stock; 30,000,000 shares of Class D Common Stock; and 80,000,000 shares of preferred stock. As of August 1, 2012, we had (i) 54,793,255 shares of Class A Common Stock issued and outstanding, (ii) 31,464,548 shares of Class B Common Stock issued and outstanding, which can be converted into 31,464,548 shares of Class A Common Stock, (iii) 16,110,366 shares of Class C Common Stock issued and outstanding, which can be converted into 16,110,366 shares of Class A Common Stock, (iv) no shares of Class D Common Stock issued and outstanding, and (v) 64,831,831 shares of Convertible Preferred Stock issued and outstanding, which can be converted into shares of either our Class A Common Stock or Class C Common Stock (depending on the circumstances of the conversion). Accordingly, the Class B Common Stock, Class C Common Stock and Convertible Preferred Stock, if converted, will have a dilutive effect on our outstanding Class A Common Stock and, potentially, on our Class C Common Stock. Further, if we issue additional shares of capital stock in the future and do not issue shares to all then-existing common and/or preferred stockholders in proportion to their interests, the issuance will result in dilution to each stockholder.

Additionally, as of August 1, 2012, there is a warrant outstanding exercisable for an additional 15,737,294 shares of Class B Common Stock. This warrant, if exercised, and if subsequently converted into shares of our Class A Common Stock, would also have a dilutive effect on our Class A Common Stock.

The requirements of being a reporting company may strain our resources and divert management’s attention from other business concerns.

We have filed this registration statement pursuant to certain registration rights that we granted to certain of our shareholders and the holders of the Notes, and pursuant to which, we are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results, and the Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. Although we have employees to comply with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to public disclosure are creating uncertainty for reporting companies. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required, pursuant to Section 404 of the Sarbanes–Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal controls over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal controls over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal controls over financial reporting.

We have established the system and compiled the processing documentation necessary to perform the evaluation needed to comply with Section 404. During any evaluation and testing process, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal controls over financial reporting is effective, or if our independent registered public accounting firm is unable to attest to the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our capital stock to decline, and may subject us to investigation or sanctions by the SEC.

We may become subject to certain corporate governance requirements, which may result in increased costs to us and affect our ability to attract or retain board members and executive officers.

We may incur costs associated with corporate governance requirements, including requirements under rules implemented by the SEC or any stock exchange or inter-dealer quotation system on which our capital stock may be listed in the future. The expenses incurred by companies for corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect that these rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain such coverage. Further, our board members and executive officers could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our capital stock.

Provisions in our Certificate of Incorporation and Amended and Restated Bylaws, or the Bylaws, may have the effect of delaying or preventing a change of control or changes in our management. Our Certificate of Incorporation and Bylaws include the following provisions:

•

that after the Conversion Date (as defined in “Description of Capital Stock”), any action to be taken by our stockholders must be effected at a duly called annual or special meeting and not by written consent;

•	that after the Conversion Date, special meetings of our stockholders can be called only by our board of directors, the Chairman of our board of directors, or our President;

•

following the later of the Conversion Date and the date on which all of the shares of our Class B Common Stock have been converted into shares of Class A Common Stock, or the Specified Date, our directors may not be removed without cause;

•

that from and after the Specified Date, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any annual or special meeting held in accordance with Article II of the Bylaws; and

•	the approval of a supermajority of our outstanding shares of capital stock is required to amend certain provisions of our Certificate of Incorporation.

These provisions may frustrate or prevent attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because our parent entity is incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

Risks Related Specifically to Common Stock

There is currently no public trading market for our common stock and a trading market may not develop, making it difficult for our stockholders to sell their shares.

There is currently no public trading market for our common stock. In the absence of an active public trading market, an investor may be unable to liquidate an investment in our common stock. As a result, investors: (i) may be precluded from transferring their shares of common stock; (ii) may have to hold their shares of common stock for an indefinite period of time; and (iii) must be able to bear the complete economic risk of losing their investment in us. In the event a market for our common stock should develop, there can be no assurance that the market price will equal or exceed the price paid for any of the shares offered herein.

In addition, we intend for our stock to be traded over-the-counter on the OTCBB. Over-the-counter transactions involve risks in addition to those associated with transactions in securities traded on a securities exchange. Many over-the-counter securities trade less frequently and in smaller volumes than exchange-listed securities. Accordingly, our common stock may be less liquid than it would otherwise be and may be difficult to sell. Also, the value of our common stock may be more volatile than exchange-listed securities. In addition, issuers of securities traded on the OTCBB do not have to meet the same specific quantitative and qualitative listing and maintenance standards.

We do not currently intend to pay dividends on our common stock.

We have not declared or paid any cash dividends on our common stock and we do not plan to do so in the foreseeable future. Any determination to pay dividends to the holders of our common stock will be at the discretion of our board of directors. Further, the payment of cash dividends is restricted under the terms of our Amended Term Loan Agreement. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future.

Our issued and outstanding shares of Convertible Preferred Stock have rights, preferences and privileges senior to our common stock.

As of August 1, 2012, there were 64,831,831 shares of Convertible Preferred Stock issued and outstanding. Our Convertible Preferred Stock has rights, preferences and privileges senior to our common stock. For instance, the Convertible Preferred Stock ranks senior and prior to the common stock with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Company. See “Description of Capital Stock” for a more detailed discussion of these rights, preferences and privileges.

Risks Related Specifically to Preferred Stock

An active trading market for the Convertible Preferred Stock does not exist and may not develop.

The Convertible Preferred Stock has no established trading market. Until the maturity date of the Convertible Preferred Stock, investors seeking liquidity will be limited to selling their shares of Convertible Preferred Stock in the secondary market or converting their shares of Convertible Preferred Stock into shares of common stock and subsequently seeking to sell those shares of common stock. In the event a market should develop for the Convertible Preferred Stock, there can be no assurance that the market price will equal or exceed the price paid for any of the shares offered herein.

We may not be able to repurchase the Convertible Preferred Stock when required.

To the extent not previously converted to common stock, the Company will be required to redeem all the then outstanding shares of Convertible Preferred Stock on the fifteenth anniversary of the date of first issuance of Convertible Preferred Stock, or the Maturity Date. We may not have sufficient funds at the Maturity Date to make the required repurchases or our ability to make such repurchases may be restricted by the terms of our other debt then outstanding. The source of funds for any repurchase required at the Maturity Date will be our available cash or cash generated from operating activities or other sources, including borrowings, sales of assets or sales of equity. We cannot assure you, however, that sufficient funds will be available or that the terms of our other debt then outstanding will permit us at the time of any such events to make any required repurchases of the Convertible Preferred Stock. Furthermore, the use of available cash to fund the repurchase of the Convertible Preferred Stock may impair our ability to obtain additional financing in the future.

The market price of the Convertible Preferred Stock may be directly affected by the market price of our Class A Common Stock and our Class C Common Stock, which may be volatile.

To the extent that a secondary market for the Convertible Preferred Stock develops, because the Convertible Preferred Stock may be converted into Class A Common Stock or Class C Common Stock upon the occurrence of certain events and/or conditions, we believe that the market price of the Convertible Preferred Stock will be significantly affected by the market price of our Class A Common Stock and Class C Common Stock, as applicable. Because there is currently no market for our Class A Common Stock and Class C Common Stock, we cannot predict how the shares of our Class A Common Stock or Class C Common Stock will trade in the future. This may result in greater volatility in the market price of the Convertible Preferred Stock than would be expected for non-convertible stock.

The Convertible Preferred Stock has not been rated.

The Convertible Preferred Stock has not been rated by any nationally recognized statistical rating organization. This factor may affect the trading price of the Convertible Preferred Stock.

Holders of the Convertible Preferred Stock do not have identical rights as the holders of common stock until they acquire the common stock, but will be subject to all changes made with respect to our common stock.

Except for voting and dividend rights, the holders of the Convertible Preferred Stock have no rights with respect to the common stock until conversion of their Convertible Preferred Stock, but your investment in the Convertible Preferred Stock may be negatively affected by such events. Even though the holders of the Convertible Preferred Stock vote on an as-converted basis with the holders of the common stock, upon conversion of the Convertible Preferred Stock, holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the applicable conversion date and only to the extent permitted by law, although holders will be subject to any changes in the powers, preferences, or special rights of common stock that may occur as a result of any shareholder action taken before the applicable conversion date.

Risks Related to the Notes

Your right to receive payments on the Notes is subordinated pursuant to the terms of the Intercreditor Agreement to the prior payment of obligations under the Amended Term Loan.

Pursuant to the terms of the Intercreditor Agreement, the right to payment on the Notes is subordinate to the prior payment of all Priority Lien Obligations (as defined in the Intercreditor Agreement) of the Amended Term Loan. We and certain of our subsidiaries, including the guarantors of the Notes, or the Guarantors, are parties to the Amended Term Loan, which is secured by first priority liens on substantially all of our assets and the assets of the Guarantors, subject to certain exceptions. By reason of the subordination provision in the Intercreditor Agreement, in the event of any distribution or payment of our or our Guarantor subsidiaries’ assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, the holders of the Notes will not receive any payment on the Notes until the Priority Lien Obligations have been paid. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes.

The collateral may not be valuable enough to satisfy all the obligations secured by such collateral and, in certain circumstances, can be released without the consent of the holders of the Notes.

The Indenture allows us to incur additional secured debt or other secured liabilities, including under certain circumstances debt or other liabilities that share in the collateral securing the Notes and the guarantees, or the Note Guarantees, including debt under our Amended Term Loan, which are secured by first priority liens and will have the benefit of payment priority upon enforcement against the collateral. See “Description of the Notes—Security” and “—Material Covenants—Limitations on Liens.”

There is no assurance that the fair market value of the collateral is equal to our obligations with respect to the Notes. In addition, the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. Most of the real estate collateral is illiquid and may have no readily ascertainable market value. Likewise, we cannot assure the holders of the Notes that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy California Lyon’s and the Guarantors’ obligations under the Notes, the Note Guarantees, the Amended Term Loan and any future debt or other liabilities that are secured by the collateral.

Also, certain permitted liens on the collateral securing the Notes may allow the holder of such lien to exercise rights and remedies with respect to the collateral subject to such lien that could adversely affect the value of such collateral and the ability of the trustee to realize or foreclose upon such collateral. See “Description of the Notes—Material Covenants—Limitations on Liens.”

Other claimants may have security interests in the collateral that have priority to the security interests for the benefit of the holders of the Notes.

The security interest in the collateral for the benefit of the holders of the Notes is subject to certain priority claims, including the following:

•

pursuant to the Intercreditor Agreement entered into in connection with our Amended Term Loan, any proceeds realized upon enforcement by the collateral agent of its rights under the various security documents and available to pay claims of the parties subject to the Intercreditor Agreement will be applied first to discharge obligations with respect to our Amended Term Loan (or any replacement facility) before such proceeds will be applied to pay the claims of the holders of the Notes;

•

although the Indenture contains a covenant limiting our ability to create additional liens with respect to the collateral securing the Notes, this covenant has a number of exceptions and permits certain liens, some of which will have a priority claim to some of these assets. See “Description of the Notes—Material Covenants—Limitations on Liens;” and

•

included in the type of liens permitted by the Indenture are Permitted Priority Liens (as defined in the Indenture) which require the collateral agent, pursuant to the terms of the Intercreditor Agreement, to expressly subordinate the security interest in favor of the holders of the Notes to certain kinds of liens that we grant in the ordinary course of our homebuilding business. See “Description of the Notes—Security Documents and Intercreditor Agreement.”

The terms of the Indenture and the Intercreditor Agreement permit, without the consent of the holders of the Notes, various releases of the collateral securing the Notes and any future guarantees, which could be adverse to the holders of the Notes.

The lenders under the Amended Term Loan will, at all times prior to the termination of the Amended Term Loan, control all remedies or other actions related to the collateral securing the Notes. In addition, if the lenders under the Amended Term Loan release the liens securing the obligations thereunder in connection with an enforcement action, then, under the terms of the Indenture, the holders of the Notes will be deemed to have given approval for the release of the second-priority liens on such assets securing the Notes. Additionally, the Indenture and the security documents for the Notes provide that the liens securing the Notes on any item of collateral will be automatically released in the event that California Lyon or any future guarantor sells or otherwise disposes of such collateral in a transaction otherwise permitted by the Indenture. Accordingly, substantial collateral may be released automatically without the consent of the holders of the Notes or the trustee under the Indenture.

In addition, in the event of any insolvency or liquidation proceeding, if the lenders under the Amended Term Loan desire to permit any use of cash collateral or debtor-in-possession, or DIP, financing up to a certain capped amount, the collateral agent for the Notes would be limited in raising various objections to such DIP financing. The Intercreditor Agreement will also limit the right of the collateral agent for the Notes to, among other things, seek relief from the “automatic stay” in an insolvency proceeding or to seek or accept “adequate protection” from a bankruptcy court even though such holders’ rights with respect to the collateral are being affected.

The Notes are effectively subordinated to all liabilities of our non-Guarantor subsidiaries.

The Notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not Guarantors of the Notes. In the event of a bankruptcy, insolvency, liquidation, dissolution or reorganization of any of our non-Guarantor subsidiaries, these non-Guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to Parent or California Lyon.

The Indenture and our other debt agreements allow our non-Guarantor subsidiaries to incur substantial debt, all of which would be effectively senior to the Notes and the Note Guarantees to the extent of the assets of those non-Guarantor subsidiaries. As of March 31, 2012, our non-Guarantor subsidiaries had approximately $69.4 million of outstanding indebtedness, which would rank effectively senior to the Notes offered hereby, with respect to the assets of such non-Guarantor subsidiaries. In addition, there are no restrictions in the Indenture relating to the transfer of funds between restricted subsidiaries, including between Guarantor and non-Guarantor restricted subsidiaries. The holders of the Notes are structurally subordinated to creditors of the non-Guarantors and are subject to the foregoing risks concerning the amount of such structural subordination, among others.

The Holders of the Notes will not control decisions regarding collateral.

Pursuant to the Intercreditor Agreement, the collateral agent for the Amended Term Loan will be able to control substantially all matters related to the collateral securing the Notes. The lenders under the Amended Term Loan may cause the collateral agent to dispose of, release or foreclose on, or take other actions with respect to, the shared collateral with which the holders of the Notes may disagree or that may be contrary to the interests of the holders of the Notes. To the extent liens on shared collateral securing the Amended Term Loan are released, the liens securing the Notes may also automatically be released. These are substantial consequences to the holders of Notes in not having control over decisions with respect to collateral in the first instance, which are described under “Description of the Notes—Security” and “Description of the Notes—Security Documents and Intercreditor Agreement” that should be carefully reviewed by investors in the Notes.

Furthermore, notwithstanding the above paragraph, the security documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral securing the Notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from such sale will be subject to the lien securing the Notes only to the extent such proceeds would otherwise constitute “collateral” securing the Notes under the security documents. To the extent the proceeds from any such sale of collateral do not constitute “collateral” under the security documents, the pool of assets securing the Notes would be reduced and the Notes would not be secured by such proceeds. There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and Note Guarantees will be released automatically, without your consent or the consent of the trustee.

The Note Guarantee of a subsidiary Guarantor will be automatically released to the extent it is released in connection with a sale of such subsidiary Guarantor in a transaction not prohibited by the Indenture. The

Indenture also permits us to designate one or more of our restricted subsidiaries that is a Guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary Guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any Note Guarantees by such subsidiary or any of its subsidiaries will be released under the Indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a claim on the assets of such unrestricted subsidiary and its subsidiaries.

The collateral securing the Notes may be subject to material exceptions, defects and encumbrances that adversely impact its value.

Any exceptions, defects, encumbrances, liens and other imperfections on the collateral that secures the first lien indebtedness could adversely affect the value of the collateral securing the Notes as well as the ability of the collateral agent to realize or foreclose on such collateral. In addition, our business requires numerous federal, state and local permits and licenses. Continued operation of properties that are the collateral for the Notes depends on the maintenance of such permits and licenses may be prohibited. Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits and licenses may be prohibited or may require us to incur significant cost and expense. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the collateral may be significantly decreased.

The “one action” rule in California may limit the ability of the collateral agent to foreclose on California real property that has been mortgaged to secure the Notes and may provide certain defenses to the enforcement of the Note Guarantees against the Guarantors.

A substantial portion of the collateral securing the Notes consists of real property located in California. California law prohibits more than one “action” to enforce a mortgage obligation, and some courts have construed the term “action” broadly to include both judicial and non-judicial actions (i.e., non-judicial foreclosure). California also has anti-deficiency laws, which in combination with “one action” laws, require creditors with debt secured by real property to first seek to exhaust the secured collateral before the creditor may seek a judgment on the deficiency (if permitted at all under the anti-deficiency statutes). Further, application of the California one-action rule may impair or limit the ability of the collateral agent to enforce its remedies on real property located outside of California prior to enforcing its remedies against the California real property in case such enforcement is perceived as an “action” to enforce the mortgage obligation under California law. If a court determines that the collateral agent has taken its “action” to enforce the mortgage obligation, the collateral agent may inadvertently waive its security interest in the property. Also, application of the California one-action rule may result in certain defenses to the enforcement of a guarantee of an obligation if that obligation is secured by real property located in California. As a result, the collateral agent’s ability to foreclose upon any California real property that has been mortgaged to secure the Notes may be significantly delayed and otherwise limited by the application of California law.

Rights of the holders of Notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral delivered after the issue date or acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the collateral agent or the administrative agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after-acquired collateral. The collateral agent for the Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the Notes.

If we, or any Guarantor, were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date of the Notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date of the Notes. Liens recorded or perfected after the issue date of the Notes beyond the time period provided for perfecting as permitted under the Bankruptcy Code, such as the mortgage described above, may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by a bankruptcy court than if delivered and promptly recorded on the issue date of the indebtedness. Accordingly, if we or a Guarantor were to file for bankruptcy protection after the issue date of the Notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the Notes may be especially subject to challenge as a result of having been perfected after their issue date. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

Bankruptcy laws may limit the ability of the holders of the Notes to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against either California Lyon or any of the Guarantors before the collateral agent repossessed and disposed of the collateral. For example, under Title 11 of the Bankruptcy Code, pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, or taking other actions to levy against a debtor, without bankruptcy court approval after notice and a hearing. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” is undefined in the Bankruptcy Code and may vary according to circumstances (and is within the discretion of a bankruptcy court), but it is intended in general to protect the secured creditor’s interest in the collateral from diminishing in value during the pendency of a bankruptcy case and may include periodic payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay or any use of the collateral by the debtor during the pendency of a bankruptcy case. A bankruptcy court could conclude the secured creditor’s interest in its collateral is “adequately protected” against any diminution in value during a bankruptcy case without the need of providing any additional adequate protection. Due to imposition of the automatic stay, lack of a precise definition of the term “adequate protection” and broad discretionary powers of a bankruptcy court, it is impossible to predict (i) how long payments under the Notes could be delayed, or whether any payments will be made at all, following commencement of a bankruptcy case, (ii) whether or when the collateral agent could repossess or dispose of the collateral or (iii) whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

The collateral is subject to casualty risks.

There are certain losses that may occur to the collateral that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Notes and the Note Guarantees.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment, fixtures and other improvements may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or construct replacement of such items could cause significant delays.

In the event of a bankruptcy of California Lyon or any of the Guarantors, the holders of the Notes may be deemed to have an unsecured claim to the extent that obligations in respect of the Notes exceed the fair market value of the collateral securing the Notes.

In any bankruptcy case under the Bankruptcy Code, with respect to either California Lyon or any of the Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or other competing creditors will assert the value of the collateral with respect to the Notes on the date of such valuation is less than the then-current principal amount of the Notes and all other obligations with equal and ratable security interests in the collateral. Upon a finding by a bankruptcy court that the Notes are under-collateralized, the claims in a bankruptcy case with respect to the Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Notes to receive “adequate protection” under the Bankruptcy Code. In addition, if any payments of post-petition interest had been made prior to the time of such a finding of under-collateralization, those payments could be recharacterized by a bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

Fraudulent transfer and other laws may permit a court to void the issuance of the Notes and the Note Guarantees, and if that occurs, you may not receive any payments on the Note Guarantees.

The issuance of the Notes and the Note Guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the Guarantors or on behalf of our unpaid creditors or the unpaid creditors of a Guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the Notes and the Note Guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Notes or a Note Guarantee, and, in the case of (ii) only, one of the following is also true:

•	we or any of the Guarantors were or was insolvent or rendered insolvent by reason of issuing the Notes or the Note Guarantees;

•	payment of the consideration left us or any of the Guarantors with an unreasonably small amount of capital to carry on the business; or

•

we or any of our Guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature. If a court were to find that the issuance of the Notes or a Note Guarantee was a fraudulent conveyance, the court could void the payment obligations under the Notes or such Note Guarantee or further subordinate the Notes or such Note Guarantee to presently existing and future indebtedness of ours or such Guarantor, require the holders of the Notes to repay any amounts received with respect to the Notes or such Note Guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes. Further, the voidance of the Notes could result in an event of default with respect to our other debt and that of the Guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the Guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the Notes and the Note Guarantees would not be subordinated to our or any Guarantor’s other debt. If the Note Guarantees were legally challenged, any Note Guarantee could also be subject to the claim that, since the Note Guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantor, the obligations of the applicable subsidiary Guarantor were incurred for less than fair consideration. Therefore, a court could void the obligations under the Note Guarantees, subordinate them to the applicable Guarantor’s other debt or take other action detrimental to the holders of the Notes. In addition, a recent bankruptcy court decision in Florida questioned the validity of a customary savings clause in a Note Guarantee.

If an active trading market does not develop for the Notes, you may not be able to resell them.

There is no established trading market for the Notes and an active trading market for the Notes may not develop, in which case the market price and liquidity of the Notes may be adversely affected. In addition, you may not be able to sell your Notes at a particular time or at a price favorable to you. Future trading prices of the Notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industry generally;

•	the interest of securities dealers in making a market in the Notes;

•	the market for similar securities; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of these securities. It is possible that the market for the Notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the Notes, regardless of our prospects or performance.

The market price of the Notes could be significantly affected by the market price of our common stock and other factors.

We expect that the market price of the Notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the Notes than would be expected for nonconvertible debt securities.

Any future pledge of collateral or guarantee in favor of the holders of the Notes might be voidable in bankruptcy.

Any future pledge of collateral or guarantee in favor of the holders of the Notes might be voidable in a bankruptcy case of the pledgor or Guarantor if certain events or circumstances exist or occur, including under the Bankruptcy Code, if the pledgor or Guarantor is insolvent at the time of the pledge or guarantee, the pledge or guarantee enables the holders of the Notes to receive more than they would if the pledge or guarantee had not been made and the debtor were liquidated under Chapter 7 of the Bankruptcy Code, and a bankruptcy case in respect of the pledgor is commenced within 90 days following the pledge (or one year before commencement of a bankruptcy case if the creditor that benefited from the lien or guarantee is an “insider” under the Bankruptcy Code).

Other Risks

The Company may not be able to benefit from net operating loss, or NOL carry forwards.

At December 31, 2011, the Company had gross federal and state net operating loss, or NOL, carry forwards totaling approximately $177.3 million and $440.4 million, respectively. Federal NOL carry forwards begin to expire in 2028; state net operating loss carry forwards begin to expire in 2013. In addition, the Company has alternative minimum tax (AMT) credit carry forwards of $2.7 million which do not expire. We have fully reserved against all of our deferred tax assets, including the NOL carry forward that was carried on our financial statements, due to the possibility that the we may not have taxable income and the limitations required under the Internal Revenue Code, or IRC, Sections 382 and 383.

Our emergence from Chapter 11 proceedings may limit our ability to offset future U.S. taxable income with tax losses and credits incurred prior to emergence from Chapter 11 bankruptcy proceedings.

In connection with our emergence from Chapter 11 bankruptcy proceedings, we were able to retain a portion of our U.S. net operating loss and tax credit carryforwards, or the Tax Attributes. However, Internal Revenue Code, or IRC, Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its Tax Attributes against future U.S. taxable income in the event of a change in ownership. Our emergence from Chapter 11 bankruptcy proceedings is considered a change in ownership for purposes of IRC Section 382. In our situation, the limitation under the IRC will be based on the value of our equity (for purposes of the applicable tax rules) on or around the time of emergence. As a result, our future U.S. taxable income may not be fully offset by the Tax Attributes if such income exceeds our annual limitation, and we may incur a tax liability with respect to such income. In addition, subsequent changes in ownership for purposes of the IRC could further diminish our ability to utilize Tax Attributes.

Future terrorist attacks against the United States or increased domestic or international instability could have an adverse effect on our operations.

Adverse developments in the war on terrorism, future terrorist attacks against the United States, or any outbreak or escalation of hostilities between the United States and any foreign power, including the armed conflicts in Iraq and Afghanistan, may cause disruption to the economy, our Company, our employees and our customers, which could adversely affect our revenues, operating expenses and financial condition.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Investors are cautioned that this prospectus and any accompanying prospectus supplement contain forward-looking statements. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible future Company actions, which may be provided by management are also forward-looking statements as defined in the Securities Act of 1933, as amended. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the Company, economic and market factors and the homebuilding industry.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors. The principal factors that could cause the Company’s actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, worsening in general economic conditions either nationally or in regions in which the Company operates, worsening in markets for residential housing, further decline in real estate values resulting in further impairment of the Company’s real estate assets, volatility in the banking industry and credit markets, terrorism or other hostilities involving the United States, whether an ownership change occurred which could, under certain circumstances, have resulted in the limitation of the Company’s ability to offset prior years’ taxable income with net operating losses, changes in home mortgage interest rates, changes in generally accepted accounting principles or interpretations of those principles, changes in prices of homebuilding materials, labor shortages, adverse weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, changes in governmental laws and regulations, inability to comply with financial and other covenants under the Company’s debt instruments, whether the Company is able to refinance the outstanding balances of its debt obligations at their maturity, anticipated tax refunds, the timing of receipt of regulatory approvals and the opening of projects and the availability and cost of land for future growth. These and other risks and uncertainties are more fully described in the section in the prospectus entitled “Risk Factors.” While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, those factors or conditions described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company’s past performance or past or present economic conditions in the Company’s housing markets are not indicative of future performance or conditions. Investors are urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time unless required by federal securities laws.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The Company has an excess of fixed charges to earnings. The following table presents the Company’s historical excess of fixed charges and preferred stock dividends to earnings for the periods indicated.

	Successor Period from February 25 through March 31, 2012	Predecessor Period from January 1 through February 24, 2012	Predecessor Year Ended December 31,
			2011	2010	2009	2008	2007
Excess of fixed charges to earnings (loss)(1)	(6,375)	(16,050)	(86,347)	(52,871)	(150,218)	(82,117)	(94,064)
Excess of combined fixed charges and preferred stock dividends to earnings (loss)(1)	(6,667)	(16,050)	(86,347)	(52,871)	(150,218)	(82,117)	(94,064)

(1)	The term “fixed charges” means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) portion of rent expense considered to be interest, and (d) preference security dividend requirements of consolidated subsidiaries. The term “preference security dividend” is the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities. The term “earnings” means the sum of (a) pre-tax income from continuing operations and (b) fixed charges.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the capital stock or the Notes registered hereby. We will not receive any proceeds.

DIVIDEND POLICY

We do not intend to pay dividends on our common stock in the near future. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors. Other than as provided below, the payment of cash dividends is restricted under the terms of our Amended and Restated Senior Secured Term Loan Agreement and the indenture governing the Notes.

Holders of our Convertible Preferred Stock are entitled to receive cumulative dividends at a rate of 6% per annum consisting of (i) cash dividends at the rate of 4% paid quarterly in arrears, and (ii) accreting dividends accruing at the rate of 2% per annum. See “Description of Capital Stock” below for additional information regarding dividend rights.

DETERMINATION OF OFFERING PRICE

All securities being offered hereby will be sold by existing securityholders. Consequently, the actual price of the securities will be determined by prevailing market prices at the time of sale (if a market for our securities develops) or in private transactions negotiated by the selling securityholders. The offering price will thus be determined by market factors and/or the independent decisions of the selling securityholders.

DILUTION

This offering is for sales of the capital stock and the Notes registered hereby by the selling securityholders on a continuous or delayed basis in the future. The capital stock and the Notes are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders, except for dilution caused by the conversion of our Class B Common Stock, Class C Common Stock and Convertible Preferred Stock into Class A Common Stock and the conversion of our Convertible Preferred Stock into Class C Common Stock as described in “Description of Capital Stock” below. Further, purchasers of the capital stock from the selling securityholders will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our capital stock at the time of the purchase. Net tangible book value per share represents total net tangible assets divided by the number of outstanding shares of our capital stock.

Additionally, there is a warrant outstanding exercisable for an additional 15,737,294 shares of Class B Common Stock. This warrant, if exercised, would have a dilutive effect on our Class B Common Stock and, if such shares of Class B Common Stock are subsequently converted, on our Class A Common Stock.

DESCRIPTION OF OUR BUSINESS

Chapter 11 Reorganization

On December 19, 2011, William Lyon Homes, or Parent, and certain of its direct and indirect wholly-owned subsidiaries filed voluntary petitions, or the Chapter 11 Petitions, in the U.S. Bankruptcy Court for the District of Delaware, or the Bankruptcy Court, to seek approval of the Prepackaged Joint Plan of Reorganization, or the Plan, of Parent and certain of its subsidiaries. The Chapter 11 Petitions are jointly administered under the caption In re William Lyon Homes, et al., Case No. 11-14019, or the Chapter 11 Cases. The sole purpose of the Chapter 11 Cases was to restructure the debt obligations and strengthen the balance sheet of the Parent and certain of its subsidiaries.

On February 10, 2012, the Bankruptcy Court confirmed the Plan. On February 25, 2012, Parent and its subsidiaries consummated the principal transactions contemplated by the Plan, including:

•

the issuance of 44,793,255 shares of Parent’s new Class A Common Stock, $0.01 par value per share, or Class A Common Stock, and $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, or the Notes, issued by Parent’s wholly-owned subsidiary, William Lyon Homes, Inc., or California Lyon, in exchange for the claims held by the holders of the formerly outstanding notes of California Lyon;

•

the amendment of California Lyon’s loan agreement with ColFin WLH Funding, LLC and certain other lenders, or the Amended Term Loan, which resulted, among other things, in the increase in the principal amount outstanding under the loan agreement, the reduction in the interest rate payable under the loan agreement, and the elimination of any prepayment penalty under the loan agreement;

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the issuance, in exchange for aggregate cash consideration of $25 million, of 31,464,548 shares of Parent’s new Class B Common Stock, $0.01 par value per share, or Class B Common Stock, and a warrant to purchase 15,737,294 shares of Class B Common Stock;

•

the issuance of 64,831,831 shares of Parent’s new Convertible Preferred Stock, $0.01 par value per share, or Convertible Preferred Stock, and 12,966,366 shares of Parent’s new Class C Common Stock, $0.01 par value per share, or Class C Common Stock, in exchange for aggregate cash consideration of $60 million; and

•

the issuance of an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling securityholders to backstop the offering of shares of Class C shares and shares of Convertible Preferred Stock in connection with the Plan.

Overview

The Company is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of the Company’s predecessor in 1956, the Company and its joint ventures have sold over 74,000 homes. The Company’s predecessor, The Presley Companies, or Presley, was formed in 1956. In 1987, General William Lyon purchased 100% of the stock of Presley, which subsequently went public in 1991 and was listed on the New York Stock Exchange under the symbol “PDC.” In 1999, Presley acquired William Lyon Homes, Inc., a California corporation, and changed its name to William Lyon Homes and its ticker symbol to “WLS.” Parent was subsequently taken private in 2006 by way of a tender offer by General William Lyon for the shares of Parent that were then publicly owned. Prior to the consummation of the transactions contemplated by the Plan, Parent had one class of stock of which 1,000 shares were outstanding. Of these shares, 94.6% (946 shares) were owned by General William Lyon individually and the remaining 5.4% (54 shares) were owned by The William Harwell Lyon Separate Property Trust.

The Company conducts its homebuilding operations through four reportable operating segments (Southern California, Northern California, Arizona and Nevada). For the three months ended March 31, 2012, 37 % of home closings were derived from our California operations. For the three months ended March 31, 2012, on a consolidated basis, the Company had total revenues of $43.9 million and delivered 128 homes. For the year ended December 31, 2011, approximately 59% of the home closings of the Company and its joint ventures were derived from its California operations. For the year ended December 31, 2011, on a consolidated basis, the Company had revenues from home sales of $207.1 million and delivered 614 homes.

The Company designs, constructs and sells a wide range of homes designed to meet the specific needs of each of its markets, although it primarily emphasizes sales to the entry-level and first time move-up home buyer markets. At December 31, 2011, the Company marketed its homes through 19 sales locations. In 2011, the average sales price for consolidated homes delivered was $337,200. Base sales prices for actively selling projects in 2011, including affordable projects, ranged from $103,000 to $690,000.

The Company had total consolidated operating revenues of $43.9 million and $38.8 million for the three months ended March 31, 2012 and 2011, respectively, and $226.8 million, $294.7 million and $309.2 million for the years ended December 31, 2011, 2010 and 2009, respectively. Homes closed by the Company, including its joint ventures, were 128 and 111 for the three months ended March 31, 2012 and 2011, respectively, and 614, 760 and 915 for the years ended December 31, 2011, 2010 and 2009, respectively. On a consolidated basis, the Company’s dollar amount of backlog of homes sold but not closed as of March 31, 2012 was $79.4 million, a 171% increase compared to $29.3 million as of December 31, 2011, which was a 3% decrease from the $30.1 million as of December 31, 2010. We expect our entire backlog at March 31, 2012 to be converted to deliveries and revenues during 2012, net of cancellations. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 9% during the three months ended March 31, 2012 and 18% during 2011.

During the three months ended March 31, 2012, the Company’s markets improved significantly in sales absorption rates, new home orders per average sales location and cancellation rates.

•

In Southern California, net new home orders per average sales location increased 6% to 10.4 during the three months ended March 31, 2012 from 9.9 for the same period in 2011. The cancellation rate in Southern California decreased to 9% during the three months ended March 31, 2012 from 17% during the three months ended March 31, 2011.

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In Northern California, net new home orders per average sales location increased 41% to 13.8 during the three months ended March 31, 2012 from 9.8 for the same period in 2011. In Northern California, the cancellation rate increased to 21% during the three months ended March 31, 2012 from 9% during the three months ended March 31, 2011.

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In Arizona, net new home orders per average sales location increased to 61.5 during the three months ended March 31, 2012 from 15.5 for the same period in 2011. In Arizona, the cancellation rate decreased to 2% during the three months ended March 31, 2012 compared to 11% during the three months ended March 31, 2011.

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In Nevada, net new home orders per average sales location increased to 10.0 during the three months ended March 31, 2012 from 4.2 during the same period in 2011. In Nevada, the cancellation rate decreased to 8% during the three months ended March 31, 2012 from 25% during the three months ended March 31, 2011.

During the year ended December 31, 2011, in the Company’s Arizona and Northern California markets, sales absorption rates have increased significantly, and cancellation rates have declined. In the Company’s Southern California and Nevada markets, the Company has experienced a decline in sales absorption rates and an increase in cancellation rates, which is reflected in year over year new orders per average sales location and cancellation rates.

•

In Southern California, net new home orders per average sales location decreased 43% to 30.1 during the year ended December 31, 2011 from 52.7 for the same period in 2010. The cancellation rate in Southern California increased to 24% in the 2011 period from 19% in the 2010 period.

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In Northern California, net new home orders per average sales location increased 61% to 36.8 during the year ended December 31, 2011 from 22.8 for the same period in 2010. In Northern California, the cancellation rate decreased to 18% in the 2011 period from 23% in the 2010 period.

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In Arizona, net new home orders per average sales location more than tripled to 101.0 during the year ended December 31, 2011 from 30.0 for the same period in 2010. In Arizona, the cancellation rate decreased to 7% in the 2011 period compared to 15% in the 2010 period.

•

In Nevada, net new home orders per average sales location decreased 29% to 18.2 during the year ended December 31, 2011 from 25.7 for the same period in 2010. In Nevada, the cancellation rate increased to 20% in the 2011 period from 14% in the 2010 period.

On a consolidated basis, the Company’s cancellation rate decreased to approximately 18% in the 2011 period compared to approximately 19% in the 2010 period.

The Company was incorporated in the State of Delaware on July 15, 1999. California Lyon was incorporated in the State of California on August 25, 1987.

Seasonality

The Company’s operations are historically seasonal, with the highest new order activity in the spring and summer, which is impacted by the timing of project openings and competition in surrounding projects, among other factors. In addition, the Company’s home deliveries typically occur in the third and fourth quarter of each fiscal year, based on the construction cycle times of our homes between three and six months. As a result, the Company’s revenues, cash flow and profitability are higher in that same period.

Financing

The Company provides for its ongoing cash requirements principally from internally generated funds from the sales of real estate, outside borrowings and by forming new joint ventures with venture partners that provide a substantial portion of the capital required for certain projects. In addition, the Company makes use of the funds received from the equity raised in conjunction with the rights offerings provided for in the Plan.

California Lyon currently has outstanding the Senior Secured Term Loan due 2015, the 12% Senior Subordinated Secured Notes due 2017, and certain construction notes payable. Parent, California Lyon and their subsidiaries have financed, and may in the future finance, certain projects and land acquisitions with construction loans secured by real estate inventories, seller-provided financing, lot option agreements and land banking transactions.

Recent Events

On June 28, 2012, the Company consummated the purchase of certain real property (comprising of approximately 165 acres) in San Diego County, California; San Bernardino County, California; Maricopa County, Arizona; and Clark County, Nevada, representing seven separate residential for sale developments, comprising of over 1,000 lots. The aggregate purchase price of the property was $21,500,000. The Company paid $11,000,000 cash, and issued 10,000,000 shares of Class A Common Stock of Parent, to investment vehicles managed by affiliates of Colony Capital, LLC for consideration of the property.

Outstanding Debt Obligations

The Company’s operations are dependent to a significant extent on debt financing. The Company’s principal outstanding debt obligations are its Senior Secured Term Loan due 2015, or the Amended Term Loan, and its 12% Senior Subordinated Secured Notes due 2017, or the Notes, and certain construction notes payable. At March 31, 2012, the outstanding principal amount of the Amended Term Loan was $235.0 million and the outstanding principal amount of the Notes was $75.0 million.

Amended Term Loan

William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of Parent, or California Lyon, is a party to that certain Amended and Restated Senior Secured Term Loan Agreement, or the Amended Term Loan Agreement, dated February 25, 2012, with ColFin WLH Funding, LLC, as administrative agent and as a lender, and the other lenders party thereto.

The Amended Term Loan Agreement provides for a first lien secured term loan of $235.0 million, secured by substantially all of the assets of California Lyon, Parent (excluding stock in California Lyon) and certain wholly-owned subsidiaries of Parent. The Amended Term Loan is guaranteed by Parent and certain wholly-owned subsidiaries of Parent.

The Amended Term Loan bears interest at a rate of 10.25% per annum. Based on the outstanding balance of the Amended Term Loan as of March 31, 2012, interest payments are $24.1 million annually. The Amended Term Loan is scheduled to mature on January 31, 2015. In addition, there is no pre-payment penalty associated with the Amended Term Loan.

12% Senior Subordinated Secured Notes due 2017

The Notes are senior subordinated secured obligations of California Lyon and are unconditionally guaranteed on a senior subordinated secured basis by Parent and by certain of Parent’s existing and future restricted subsidiaries. The Notes and the guarantees rank senior to all of California Lyon’s and the guarantors’ debt that is expressly subordinated to the Notes and the guarantees, but are subordinated to all of the Company’s and the guarantors’ indebtedness under the Amended Term Loan Agreement, and effectively subordinated to any future secured indebtedness of California Lyon and the guarantors that is secured on a first-lien basis, to the extent of the value of the assets securing that indebtedness.

Cash interest of 8% on the outstanding principal amount of the Notes, or $6 million per year, is due in semi-annual installments in arrears on June 15 and December 15 of each year. The remaining interest of 4% on the outstanding principal amount of the Notes is payable in kind semi-annually in arrears by increasing the principal amount of the Notes. The Notes are redeemable at the option of California Lyon at any time, in whole or in part, at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest, if any. All guarantees of the Notes are full and unconditional and all guarantees are joint and several. There are no significant restrictions under the indenture governing the Notes on the ability of the Company or any guarantor to obtain funds from subsidiaries by dividend or loan.

The indenture contains covenants that limit the ability of Parent and its restricted subsidiaries to, among other things: (i) incur certain additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Parent’s restricted subsidiaries (other than California Lyon) to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of Parent’s and California Lyon’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the indenture. In addition, there is no pre-payment penalty associated with the Notes.

Construction Notes Payable

At December 31, 2011, the Company had two construction notes payable totaling $16.0 million. One of the notes totaling $9.0 million matured in January 2012, with interest at rates based on either LIBOR or prime with an interest rate floor of 6.5%. However, in conjunction with the Plan, the construction note payable was renegotiated to mature January 2013 with a one year extension to December 2013. Interest on the note is paid monthly at a rate based on LIBOR or prime, with a floor of 5.5%, and the principal is repaid ratably in quarterly installments, beginning March 31, 2012 and continuing through maturity. As of March 31, 2012, the outstanding principal balance was $7.9 million.

The other construction note had a remaining balance at December 31, 2011 of $7.0 million, and was not renegotiated in conjunction with the Plan. The note will mature in May 2015. The loan pays interest monthly at a fixed rate of 10.0%, with quarterly principal payments of $500,000. During 2011, the Company paid $2.0 million in principal towards this loan. As of March 31, 2012, the outstanding principal balance was $6.5 million.

Land Acquisition Note Payable

In October 2011, the Company secured an acquisition note payable in conjunction with the acquisition of a parcel of land in Northern California. The acquisition price of the land was $56.0 million, and the loan was for $55.0 million. The note was scheduled to mature in October 2012, and carried an interest rate of 1.5% per month, which was paid monthly on the loan. In May 2012, the Company sold the parcel of land and repaid the note in full.

Seller Financing

At December 31, 2011, the Company had $3.0 million of notes payable outstanding related to a land acquisition for which seller financing was provided. The note bore interest at 7% and matured in March 2012. Interest was calculated on the principal balance outstanding and accrued and paid to the seller at the time each residential unit closed. In addition, the Company made an annual interest payment on the outstanding principal balance related to any remaining residential units. In March 2012, the seller note was paid in full.

The Company’s outstanding debt obligations and sources of financing are more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Financial Condition and Liquidity.”

The Company’s Markets

The Company is currently operating in four reportable operating segments: Southern California, Northern California, Arizona and Nevada. Each of the segments has responsibility for the management of the Company’s homebuilding and development operations within its geographic boundaries.

The following table sets forth sales from real estate operations attributable to each of the Company’s homebuilding segments for the three months ending March 31, 2012 and March 31, 2011 and during the preceding three fiscal years:

	Successor(1)	Predecessor(1)	Combined	Predecessor(1)
(in thousands)	Period From February 25, through March 31, 2012	Period From January 1, through February 24, 2012	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Consolidated(2)
Southern California(3)	$5,501	$5,640	$11,141	$20,141	$130,737	$206,241	$179,282
Northern California(4)	2,535	4,250	6,785	9,403	54,140	56,095	43,211
Arizona(5)	3,788	4,316	8,104	3,453	20,075	16,595	51,215
Nevada(6)	3,285	2,481	5,766	3,577	21,871	15,767	35,535

	$15,109	$16,687	$31,796	$36,574	$226,823	$294,698	$309,243

(1)

Successor refers to William Lyon Homes and its consolidated subsidiaries on and after February 25, 2012, or the Emergence Date, after giving effect to: (i) the cancellation of shares of our common stock issued prior to February 25, 2012; (ii) the issuance of shares of new common stock, and settlement of existing debt and other adjustments in accordance with the Prepackaged Joint Plan of Reorganization; and (iii) the application of fresh start accounting. Predecessor refers to William Lyon Homes and its consolidated subsidiaries up to the Emergence

Date. All of the required information related to each operating segment is reflected in Notes 6 and 4 in the accompanying financial statements for the periods ending March 31, 2012 and 2011 and for the years ending December 31, 2011, 2010 and 2009, respectively.
(2)	The Company has organized its operations into geographic segments, which it considers operating segments. The Company’s principal executive offices are located in a leased office building at 4490 Von Karman Avenue, Newport Beach, CA 92660.
(3)	The Southern California Segment consists of operations in Orange, Los Angeles, San Bernardino and San Diego counties. The offices are located at the same offices as the principal executive offices. The operating segment is led by a California Region President.
(4)	The Northern California Segment consists of operations in Contra Costa, Placer, Sacramento, San Joaquin, Santa Clara and Solano counties. The offices are located in a leased office building at 4000 Executive Parkway, Suite 250, San Ramon, CA 94583. The operating segment is led by a division manager and a California Region President.
(5)	The Arizona Segment consists of operations in the Phoenix metropolitan area. The offices are located in a leased office building at 8840 E. Chaparral Road, Suite 200, Scottsdale, AZ 85250. The operating segment is led by a division president.
(6)	The Nevada Segment consists of operations in the Las Vegas metropolitan area. The offices are located in a leased office building at 500 Pilot Road, Suite G, Las Vegas, NV 89119. The operating segment is led by a division president.

Strategy and Lot Position

The Company and its consolidated joint ventures owned approximately 10,222 lots and had options to purchase an additional 114 lots as of March 31, 2012. As used in this prospectus, “entitled” land has a development agreement and/or vesting tentative map, or a final recorded plat or map from the appropriate county or city government. Development agreements and vesting tentative maps generally provide for the right to develop the land in accordance with the provisions of the development agreement or vesting tentative map unless an issue arises concerning health, safety or general welfare. The Company’s sources of developed lots for its homebuilding operations are (1) purchase of smaller projects with shorter life cycles (merchant homebuilding) and (2) development of master-planned communities. The Company estimates that its current inventory of lots owned and controlled is adequate to supply its homebuilding operations at current operating levels (including future land sales) for approximately three to five years.

The Company will continue to utilize its current inventory of lots and future land acquisitions to conduct its operating strategy, which consists of:

•	focusing on high growth core markets near employment centers or transportation corridors;

•	improving the current cash position and improving its credit profile;

•	lowering the overall cost of capital to enhance the Company’s growth as we emerge from the re-organization;

•	acquiring strong land positions through disciplined acquisition strategies;

•	maintaining a low cost structure; and

•	leveraging an experienced management team.

In response to the decline in the homebuilding industry, management of the Company shifted its strategy to focus on generating positive cash flow, reducing overall debt levels and improving liquidity. Management of the Company has managed cash flow by reducing staff levels and reducing inventory levels for projects near completion. In addition, the Company has shifted land acquisition strategy by identifying land opportunities on a finished lot basis, acquiring land in stabilizing markets, or evaluating the reintroduction of projects to the marketplace that have been temporarily suspended, which would generate cash flow.

Land Acquisition and Development

The Company estimates that its current inventory of lots owned and controlled is adequate to supply its homebuilding operations at current operating levels (including future land sales) for approximately three to five years.

To manage the risks associated with land ownership and development, the Company has a Corporate Land Committee. Members are the CEO, President and COO, EVP, VP & CFO and SVP of Finance. As potential land acquisitions are being analyzed, the Corporate Land Committee must approve all purchases prior to being submitted to the board. Due to the risks inherent in unentitled land, the Company requires the board of directors to approve all purchases of unentitled land, however, as of March 31, 2012, all of the Company’s land is entitled. For entitled land, the board of directors approves purchases of $3.0 million or higher. The Company’s land acquisition strategy has been to undertake projects with shorter life-cycles in order to reduce development and market risk while maintaining an inventory of owned lots sufficient for construction of homes over a two-year period. However, in Arizona and Nevada, the Company owns parcels with a longer term hold strategy. The Company’s long-term strategy consists of the following elements:

•	completing due diligence prior to committing to acquire land;

•	reviewing the status of entitlements and other governmental processing to mitigate zoning and other development risk;

•	focusing on land as a component of a home’s cost structure, rather than on the land’s speculative value;

•	limiting land acquisition size to reduce investment levels in any one project where possible;

•	utilizing option, joint venture and other non-capital intensive structures to control land where feasible;

•	funding land acquisitions whenever possible with non-recourse seller financing;

•	employing centralized control of approval over all land transactions;

•	homebuilding operations in the Southwest, particularly in the Company’s long established markets of California, Arizona and Nevada; and

•	diversifying with respect to geography, markets and product types.

Prior to committing to the acquisition of land, the Company conducts feasibility studies covering pertinent aspects of the proposed commitment. These studies may include a variety of elements from technical aspects such as title, zoning, soil and seismic characteristics, to marketing studies that review population and employment trends, schools, transportation access, buyer profiles, sales forecasts, projected profitability, cash requirements, and assessment of political risk and other factors. Prior to acquiring land, the Company considers assumptions concerning the needs of the targeted customer and determines whether the underlying land price enables the Company to meet those needs at an affordable price. Before purchasing land, the Company attempts to project the commencement of construction and sales over a reasonable time period. The Company utilizes outside architects and consultants, under close supervision, to help review acquisitions and design products.

Homebuilding and Market Strategy

The Company currently has a wide variety of product lines which enables it to meet the specific needs of each of its markets. Although the Company primarily emphasizes sales to the entry-level and move-up home markets, it believes that a diversified product strategy enables it to best serve a wide range of buyers and adapt quickly to a variety of market conditions. In order to reduce exposure to local market conditions, the Company’s sales locations are geographically dispersed.

Because the decision as to which product to develop is based on the Company’s assessment of market conditions and the restrictions imposed by government regulations, home styles and sizes vary from project to project. The Company’s attached housing ranges in size from 957 to 2,729 square feet, and the detached housing ranges from 1,125 to 3,998 square feet. Due to the Company’s product and geographic diversification strategy, the prices of the Company’s homes also vary substantially. Base sales prices for the Company’s attached housing ranged from approximately $105,000 to $560,000 and $103,000 to $565,000 during the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, and base sales prices for detached housing ranged from approximately $117,000 to $680,000 and $110,000 to $690,000 during the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. On a consolidated basis, the average sales prices of homes closed for the three months ended March 31, 2012 and the year ended December 31, 2011 were $248,000 and $337,200, respectively.

The Company generally standardizes and limits the number of home designs within any given product line. This standardization permits on-site mass production techniques and bulk purchasing of materials and components, thus enabling the Company to better control and sometimes reduce construction costs and home construction cycles.

The Company contracts with a number of architects and other consultants who are involved in the design process of the Company’s homes. Designs are constrained by zoning requirements, building codes, energy efficiency laws and local architectural guidelines, among other factors. Engineering, landscaping, master-planning and environmental impact analysis work are subcontracted to independent firms which are familiar with local requirements.

Substantially all construction work is done by subcontractors with the Company acting as the general contractor. The Company manages subcontractor activities with on-site supervisory employees and management control systems. The Company does not have long-term contractual commitments with its subcontractors or suppliers; instead it contracts development work by project and where possible by phase size of 10 to 20 home sites. The Company generally has been able to obtain sufficient materials and subcontractors during times of material shortages. The Company believes its relationships with its suppliers and subcontractors are in good standing.

Sales and Marketing

The management team responsible for a specific project develops marketing objectives, formulates pricing and sales strategies and develops advertising and public relations programs for approval of senior management. The Company makes extensive use of advertising and other promotional activities, including on-line media, newspaper advertisements, brochures, direct mail and the placement of strategically located sign boards in the immediate areas of its developments. In addition, the Company markets all of its products through the internet via email lists and interest lists, as well as its website at www.lyonhomes.com. In general, the Company’s advertising emphasizes each project’s strengths, the quality and value of its products and its reputation in the marketplace.

The Company normally builds, decorates, furnishes and landscapes three to eight model homes for each product line and maintains on-site sales offices, which typically are open seven days a week. Management believes that model homes play a particularly important role in the Company’s marketing efforts. Consequently, the Company expends a significant amount of effort in creating an attractive atmosphere at its model homes. Interior decorations vary among the Company’s models and are carefully selected based upon the lifestyles of targeted buyers. Structural changes in design from the model homes are not generally permitted, but home buyers may select various other optional construction and design amenities.

The Company employs in-house commissioned sales personnel to sell its homes. In some cases, outside brokers are also involved in the selling of the Company’s homes, particularly in the Arizona and Nevada markets. The Company typically engages its sales personnel on a long-term, rather than a project-by-project basis, which it believes results in a more motivated sales force with an extensive knowledge of the Company’s operating policies and products. Sales personnel are trained by the Company and attend weekly meetings to be updated on the availability of financing, construction schedules and marketing and advertising plans.

The Company strives to provide a high level of customer service during the sales process and after a home is sold. The participation of the sales representatives, on-site construction supervisors and the post-closing customer service personnel, working in a team effort, is intended to foster the Company’s reputation for quality and service, and ultimately lead to enhanced customer retention and referrals.

The Company’s homes are typically sold before or during construction through sales contracts which are usually accompanied by a small cash deposit. Such sales contracts are usually subject to certain contingencies such as the buyer’s ability to qualify for financing. The cancellation rate of buyers who contracted to buy a home but did not close escrow at the Company and its joint ventures’ projects was approximately 18% during 2011. Cancellation rates are subject to a variety of factors beyond the Company’s control such as the downturn in the homebuilding industry and current economic conditions. The Company and its joint ventures’ inventory of completed and unsold homes was 73 homes as of December 31, 2011 and 33 homes as of March 31, 2012.

Warranty

The Company provides its homebuyers with a one-year limited warranty covering workmanship and materials. The Company also provides its homebuyers with a limited warranty that covers “construction defects,” as defined in the limited warranty agreement provided to each home buyer, for the length of its legal liability for such defects (which may be up to ten years in some circumstances), as determined by the law of the state in which the Company builds. The limited warranty covering construction defects is transferable to subsequent buyers not under direct contract with the Company and requires that homebuyers agree to the definitions and procedures set forth in the warranty, including the submission of unresolved construction-related disputes to binding arbitration. The Company began providing this type of limited warranty at the end of 2001. In connection with the limited warranty covering construction defects, the Company obtained an insurance policy which expires on December 31, 2013, unless amended or renewed. The Company has been informed by the insurance carrier that this insurance policy will respond to construction defect claims on homes that close during each policy period for the duration of the Company’s legal liability and that the policy will respond, upon satisfaction of the applicable self-insured retention, to potential losses relating to construction, including soil subsidence. The insurance policy provides a single policy of insurance to the Company and the subcontractors enrolled in its insurance program. As a result, the Company is no longer required to obtain proof of insurance from these subcontractors nor be named as an additional insured under their individual insurance policies. The Company still requires that subcontractors not enrolled in the insurance program provide proof of insurance and name the Company as an additional insured under their insurance policy. Furthermore, the Company generally requires that its subcontractors provide the Company with an indemnity prior to receiving payment for their work.

There can be no assurance, however, that the terms and limitations of the limited warranty will be enforceable against the homebuyers, that the Company will be able to renew its insurance coverage or renew it at reasonable rates, that the Company will not be liable for damages, the cost of repairs, and/or the expense of litigation surrounding possible construction defects, soil subsidence or building-related claims or that claims will not arise out of uninsurable events not covered by insurance and not subject to effective indemnification agreements with the Company’s subcontractors.

Sale of Lots and Land

In the ordinary course of business, the Company continually evaluates land sales and has sold, and expects that it will continue to sell, land as market and business conditions warrant. The Company may also sell both multiple lots to other builders (bulk sales) and improved individual lots for the construction of custom homes where the presence of such homes adds to the quality of the community. In addition, the Company may acquire sites with commercial, industrial and multi-family parcels which will generally be sold to third-party developers.

Customer Financing

The Company seeks to assist its home buyers in obtaining mortgage financing for qualified buyers. Substantially all home buyers utilize long-term mortgage financing to purchase a home and mortgage lenders will usually make loans only to qualified borrowers.

Information Systems and Controls

The Company assigns a high priority to the development and maintenance of its budget and cost control systems and procedures. The Company’s division offices are connected to corporate headquarters through a fully integrated accounting, financial and operational management information system. Through this system, management regularly evaluates the status of its projects in relation to budgets to determine the cause of any variances and, where appropriate, adjusts the Company’s operations to capitalize on favorable variances or to limit adverse financial impacts.

Regulation

The Company and its competitors are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulation which imposes restrictive zoning and density requirements in order to limit the number of homes that can ultimately be built within the boundaries of a particular project. The Company and its competitors may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which it operates. Because the Company usually purchases land with entitlements, the Company believes that the moratoriums would adversely affect the Company only if they arose from unforeseen health, safety and welfare issues such as insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. However, these are normally locked-in when the Company receives entitlements.

The Company and its competitors are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause the Company and its competitors to incur substantial compliance and other costs, and may prohibit or severely restrict development in certain environmentally sensitive regions or areas. The Company’s projects in California are especially susceptible to restrictive government regulations and environmental laws. However, environmental laws have not, to date, had a material adverse impact on the Company’s operations. The Company’s wholly-owned subsidiary, California Lyon, is licensed as a general building contractor in California, Arizona and Nevada. In addition, California Lyon holds a corporate real estate license under the California Real Estate Law.

Competition

The homebuilding industry is highly competitive, particularly in the low and medium-price range where the Company currently concentrates its activities. The Company does not believe it has a significant market position in any geographic area which it serves due to the fragmented nature of the market. A number of the Company’s competitors have larger staffs, larger marketing organizations and substantially greater financial resources than those of the Company. However, the Company believes that it competes effectively in its existing markets as a result of its product and geographic diversity, substantial development expertise and its reputation as a low-cost producer of quality homes. Further, the Company sometimes gains a competitive advantage in locations where changing regulations make it difficult for competitors to obtain entitlements and/or government approvals which the Company has already obtained.

Corporate Organization and Personnel

The Company’s executive officers and divisional presidents average more than 21 years of experience in the homebuilding and development industries within California or the Southwestern United States. The Company combines decentralized management in those aspects of its business where detailed knowledge of local market conditions is important (such as governmental processing, construction, land development and sales and marketing), with centralized management in those functions where the Company believes central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters).

As of March 31, 2012, the Company employed 202 full-time and 34 part-time employees, including corporate staff, supervisory personnel of construction projects, warranty service personnel for completed projects, as well as persons engaged in administrative, finance and accounting, engineering, golf course operations, sales and marketing activities.

The Company believes that its relations with its employees have been good. Some employees of the subcontractors the Company utilizes are unionized, but none of the Company’s employees are union members. Although there have been temporary work stoppages in the building trades in the Company’s areas of operation, none has had any material impact upon the Company’s overall operations.

Legal Proceedings

We are a party to certain legal proceedings with respect to a variety of matters in the ordinary course of business. We do not believe that any legal proceedings to which we are a party would have a material impact on our results of operations, financial position or cash flows. However, in the future, we could incur judgments or fines or enter into settlements of claims that could have a material adverse effect on our results of operations, financial positions or cash flows.

Reports to Securityholders

We intend to furnish to our securityholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this registration statement we will file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the Securities and Exchange Commission, or the SEC, in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the SEC if they become necessary in the course of our Company’s operations.

FINANCIAL AND SUPPLEMENTARY DATA

As a result of the consummation of the Prepackaged Joint Plan of Reorganization on February 25, 2012, the Company adopted Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, Reorganizations, or ASC 852. Accordingly, the financial statement information prior to February 25, 2012 is not comparable with the financial statement information for periods on and after February 25, 2012. Unless otherwise stated or the context otherwise requires, any reference hereinafter to the “Successor” reflects the operations of the Company post-emergence from February 25, 2012 through March 31, 2012 and any reference to the “Predecessor” refers to the operations of the Company pre-emergence prior to February 25, 2012.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth certain of the Company’s historical financial data. The selected historical consolidated financial data as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 has been derived from the Company’s audited consolidated financial statements and the related notes included elsewhere herein. The selected historical consolidated financial data as of December 31, 2009, 2008 and 2007 and for the years ended December 31, 2008 and 2007 has been derived from the Company’s audited financial statements for such years, which are not included herein.

We derived the condensed consolidated statements of operations data for the period from January 1, 2012 through February 24, 2012, the period from February 25, 2012 through March 31, 2012, the three months ended March 31, 2011, and the condensed consolidated balance sheet data as of March 31, 2012 from our unaudited consolidated financial statements included elsewhere herein.

The selected historical consolidated financial data set forth below are not necessarily indicative of the results of future operations, and the results for the period from January 1, 2012 through February 24, 2012 and period from February 25, 2012 through March 31, 2012 should not be considered indicative of results to be expected for the full fiscal year. Upon emergence from the Chapter 11 Cases on February 25, 2012, we adopted fresh start accounting as prescribed under ASC 852 (as defined above), which required us to value our assets and liabilities to their related fair values. In addition, we adjusted our accumulated deficit to zero at the emergence date. Items such as accumulated depreciation, amortization and accumulated deficit were reset to zero. We allocated the reorganization value to the individual assets and liabilities based on their estimated fair values. Items such as accounts receivable, prepaid and other assets, accounts payable, certain accrued liabilities and cash, whose fair values approximated their book values, reflected values similar to those reported prior to emergence. Items such as real estate inventories, property, plant and equipment, certain notes receivable, certain accrued liabilities and notes payable were adjusted from amounts previously reported. Because we adopted fresh start accounting at emergence and because of the significance of liabilities subject to compromise that were relieved upon emergence, the historical financial statements of the Predecessor and the financial statements of the Successor are not comparable. Refer to the notes to our consolidated financial statements included in this prospectus for further details relating to fresh start accounting.

You should read this summary in conjunction with the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical consolidated financial statements and accompanying notes included elsewhere herein.

	Three Months Ended March 31, 2012
	Successor(1)	Predecessor(1)
			Predecessor(1)
(in thousands)	Period From February 25, through March 31, 2012	Period From January 1, through February 24, 2012	Three Months Ended March 31, 2011	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Statement of Operations Data:
Operating revenue
Home sales	$15,109	$16,687	$36,574	$207,055	$266,865	$253,874	$468,452	$1,002,549
Lots, land and other sales(2)	—	—	—	—	17,204	21,220	39,512	102,808
Construction services(3)	3,195	8,883	2,226	19,768	10,629	34,149	18,114	—

	18,304	25,570	38,800	226,823	294,698	309,243	526,078	1,105,357

Operating costs
Cost of sales—homes	(13,063)	(14,598)	(31,885)	(184,489)	(225,751)	(219,486)	(439,276)	(873,228)
Cost of sales—lots, land and other(2)	—	—	—	(4,234)	(20,426)	(131,640)	(47,599)	(205,603)
Impairment loss on real estate assets(4)	—	—	—	(128,314)	(111,860)	(45,269)	(135,311)	(231,120)
Impairment loss on goodwill(5)	—	—	—	—	—	—	(5,896)	—
Construction services(3)	(2,896)	(8,223)	(1,837)	(18,164)	(7,805)	(28,486)	(15,431)	—
Sales and marketing	(1,093)	(1,944)	(4,089)	(16,848)	(19,746)	(17,636)	(40,441)	(66,703)
General and administrative	(3,615)	(3,302)	(7,200)	(22,411)	(25,129)	(21,027)	(27,645)	(37,472)
Other	(599)	(187)	(562)	(3,983)	(2,740)	(6,580)	(4,461)	(903)

	(21,266)	(28,254)	(45,573)	(378,443)	(413,457)	(470,124)	(716,060)	(1,415,029)

Equity in income (loss) of unconsolidated joint ventures	—	—	207	3,605	916	(420)	(3,877)	304

Operating (loss) income	(2,962)	(2,684)	(6,566)	(148,015)	(117,843)	(161,301)	(193,859)	(309,368)
Gain on retirement of debt(7)	—	—	—	—	5,572	78,144	54,044	—
Interest expense, net of amounts capitalized(8)	(1,714)	(2,507)	(4,778)	(24,529)	(23,653)	(35,902)	(24,440)	—
Other income (expense), net	47	230	167	838	57	(3,802)	579	3,744

Loss before reorganization items and income taxes	(4,629)	(4,961)	(11,177)	(171,706)	(135,867)	(122,861)	(163,676)	(305,624)
Reorganization items(6)	(353)	233,458	—	(21,182)	—	—	—	—

(Loss) income before benefit (provision) for income taxes	(4,982)	228,497	(11,177)	(192,888)	(135,867)	(122,861)	(163,676)	(305,624)
Benefit (provision) for income taxes	—	—	—	(10)	412	101,908	41,592	(32,658)

Consolidated net (loss) income	(4,982)	228,497	(11,177)	(192,898)	(135,455)	(20,953)	(122,084)	(338,282)
Less: net (income) loss—non-controlling interest	(77)	(114)	(48)	(432)	(1,331)	428	10,446	(11,126)

Net (loss) income	(5,059)	228,383	(11,225)	(193,330)	(136,786)	(20,525)	(111,638)	(349,408)
Preferred dividends	(292)	—	—	—	—	—	—	—

Net (loss) income available to common stockholders	$(5,351)	$228,383	$(11,225)	$(193,330)	$(136,786)	$(20,525)	$(111,638)	$(349,408)

	Three Months Ended March 31, 2012
	Successor(1)	Predecessor(1)
			Predecessor(1)
(in thousands)	Period From February 25, through March 31, 2012	Period From January 1, through February 24, 2012	Three Months Ended March 31, 2011	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Operating Data (including consolidated joint ventures) (unaudited):
Number of net new home orders	146	175	170	669	650	869	1,221	1,855
Number of homes closed	61	67	111	614	760	915	1,260	2,182
Average sales price of homes closed	$248	$249	$330	$337	$351	$278	$372	$460
Cancellation rates	8%	8%	15%	18%	19%	21%	28%	33%
Backlog at end of period, number of homes(9)	332	246	143	139	84	194	240	279
Backlog at end of period, aggregate sales value(9)	$79,408	$63,434	$54,300	$29,329	$30,077	$56,472	$80,750	$107,893

	Successor(1)	Predecessor(1)
	March 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Balance Sheet Data:
Cash and cash equivalents	$71,075	$20,061	$71,286	$117,587	$67,017	$73,197
Real estate inventories
Owned(4)	408,549	398,534	488,906	523,336	754,489	1,061,660
Not owned	46,158	47,408	55,270	55,270	107,763	144,265
Total assets	570,440	496,951	649,004	860,099	1,044,843	1,375,328
Total debt	380,317	563,492	519,731	590,290	670,905	814,485
Redeemable Convertible Preferred Stock	56,386	—	—	—	—	—
Total Stockholders’ Equity (Deficit)	38,764	(179,516)	13,814	150,600	171,125	282,763

(1)	Successor refers to William Lyon Homes and its consolidated subsidiaries on and after February 25, 2012, or the Emergence Date, after giving effect to: (i) the cancellation of shares of our common stock issued prior to February 25, 2012; (ii) the issuance of shares of new common stock, and settlement of existing debt and other adjustments in accordance with the Prepackaged Joint Plan of Reorganization; and (iii) the application of fresh start accounting. Predecessor refers to William Lyon Homes and its consolidated subsidiaries up to the Emergence Date. In relation to the adoption of fresh start accounting in conjunction with the confirmation of the Plan, the results of operations for 2012 separately present the period from January 1, 2012 through February 24, 2012 as the pre-emergence, predecessor entity and the period from February 25, 2012 through March 31, 2012 as the successor entity. As such, the application of fresh start accounting as described in Note 2 of the “Notes to Consolidated Financial Statements” is reflected in the period from February 25, 2012 through March 31, 2012 and not the period from January 1, 2012 through February 24, 2012. Certain statistics including (i) net new home orders, (ii) backlog, (iii) number of homes closed, (iv) average sales price of homes closed and (v) cancellation rates are not affected by the fresh start accounting.

(2)	In June 2010, the Company sold certain land in Santa Clara County, California for $17.2 million.

In 2009, the Company consummated the sale of certain real property for an aggregate sales price of $13.6 million. The book value of these properties on the closing date as reflected on the consolidated balance sheet of the Company and its subsidiaries was approximately $84.2 million. The Company entered into these transactions to generate cash flow, to reduce overall debt and to re-invest the cash by purchasing land in certain of its improving markets. The best economic value to the Company of these lots was to sell them in their current condition as opposed to holding the lots and eventually building and selling homes.

In 2007 and 2008, the Company entered into ten separate agreements to sell 604 residential lots and 5 model homes in 10 communities in Orange County, San Diego County and Ventura County, California for an aggregate sales price of $90.6 million in cash. The sale of 404 of the residential lots and the 5 model homes closed on December 27, 2007 (for an aggregate consideration of approximately $65.9 million). The remainder of the residential lots closed on January 9, 2008. Prior to the sale, the collective net book value of these lots (as reflected on the Company’s financial statements) was approximately $210.7 million, resulting in a total loss on the sales transactions of $120.1 million. The loss of $40.3 million related to the portion of the land sales which closed in January 2008 has been reflected in the Consolidated Statement of Operations as Impairment Loss on Real Estate Assets for the year ended December 31, 2007.

Also in 2007, the Company sold certain land in San Diego County, California for $12.0 million in cash to a limited liability company owned indirectly by Frank T. Suryan, Jr., as Trustee of the Suryan Family Trust. Mr. Suryan is Chairman and Chief Executive Officer of Lyon Capital Ventures, a company wholly owned by Frank T. Suryan, Jr., General William Lyon, Chairman and Chief Executive Officer of the Company, and two trusts whose sole beneficiary is William H. Lyon, President of the Company. The Company received a report from a third-party valuation and financial advisory services firm as to the reasonableness of the sales price in the transaction. Further, the transaction was unanimously approved by all disinterested members of the board of directors. Prior to the sale, the net book value of this land (as reflected on the Company’s financial statements) was approximately $18.7 million, resulting in a loss on the transaction of $6.7 million.

(3)	The Company accounts for construction management agreements using the Percentage of Completion Method in accordance with FASB ASC Topic 605, Revenue Recognition, or ASC 605. Under ASC 605, the Company records revenues and expenses as work on a contract progresses, and based on the percentage of costs incurred to date compared to the total estimated costs of the contract. Based on the provisions of ASC 605, the Company has recorded construction services revenues and expenses of $12.1 million and $11.1 million, respectively, for the three months ended March 31, 2012, and $2.2 million and $1.8 million, respectively, for the three months ended March 31, 2011. In addition, the Company has recorded construction services revenue and expenses of $19.8 million and $18.2 million, respectively for the year ended December 31, 2011, $10.6 million and $7.8 million, respectively for the year ended December 31, 2010, $34.1 million and $28.5 million, respectively for the year ended December 31, 2009, and $18.1 million and $15.4 million, respectively, for the year ended December 31, 2008, in the accompanying consolidated statement of operations. The Company entered into construction management agreements to build and market homes. For such services, the Company will receive fees (generally 3 to 5 percent of the sales price, as defined) and may, under certain circumstances, receive additional compensation if certain financial thresholds are achieved.

(4)	The results of operations for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, include non-cash charges of $128.3 million, $111.9 million, $45.3 million, $135.3 million and $231.1 million, respectively, to record non-cash impairment losses on real estate assets held by the Company at certain of its homebuilding projects. The Company assesses its real estate assets for impairment, on a quarterly basis, when indicators of impairment exist. The non-cash charges are reflected as impairment loss on real estate assets in the accompanying consolidated statements of operations. The Company accounts for its real estate inventories under FASB ASC Topic 360, Property, Plant and Equipment, which is described more fully below in the critical accounting policies section entitled “Impairment on Real Estate Inventories.”

(5)	The amount paid for business acquisitions over the net fair value of assets acquired and liabilities assumed is reflected as goodwill, which is subject to FASB ASC Topic 350, Intangibles—Goodwill and Other. Evaluating goodwill for impairment involves the determination of the fair value of the Company’s reporting units in which the Company has recorded goodwill. A reporting unit is a component of an operating segment for which discrete financial information is available and reviewed by the Company’s management on a regular basis. Inherent in the determination of fair value are judgments and assumptions, including the interpretation of current economic conditions and market valuations. Due to deterioration in market conditions at the time, the Company recorded an impairment charge on its remaining goodwill balance of $5.9 million during the year ended December 31, 2008.

(6)	The Company recorded reorganization items of $(0.4) million and $233.5 million during the February 25, 2012 through March 31, 2012 period and the January 1, 2012 through February 24, 2012 period, respectively. See Note 4 of “Notes to Condensed Consolidated Financial Statements.”

(7)

During 2010, the Company redeemed, in privately negotiated transactions, a total of $37.3 million principal amount of its outstanding 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes, or collectively the Old Senior Notes, at a cost of $31.4 million, plus accrued interest. The net gain resulting from the redemptions, after giving effect to amortization of related deferred loan costs, was $5.6 million.

On June 10, 2009, the Company’s wholly-owned subsidiary, William Lyon Homes, Inc., a California corporation, or California Lyon, consummated a cash tender offer, or the Tender Offer, to redeem a portion of its outstanding Old Senior Notes. The principal amount of the Old Senior Notes redeemed by California Lyon on settlement of the Tender Offer totaled $53.2 million, including $29.1 million of the 7 5/8% Senior Notes, $2.4 million of the 10 3/4% Senior Notes, and $21.7 million of the 7 1/2% Senior Notes. The aggregate Tender Offer consideration paid totaled $14.9 million, plus accrued interest. The net gain resulting from the Tender Offer, after closing costs, was $37.0 million.

Also, during 2009, the Company redeemed, in privately negotiated transactions, a total of $103.7 million principal amount of its outstanding Old Senior Notes at a cost of $61.2 million, plus accrued interest. The net gain resulting from the redemptions, after giving effect to amortization of related deferred loan costs, was $41.1 million.

In October 2008, the Company redeemed, in privately negotiated transactions, $71.9 million principal amount of its outstanding Old Senior Notes at a cost of $16.7 million, plus accrued interest. The net gain resulting from the redemptions, after giving effect to amortization of related deferred loan costs, was $54.0 million.

(8)	During the three months ended March 31, 2012 and 2011, the Company reported interest expense of $4.2 million and $4.8 million, respectively. During the years ended December 31, 2011, 2010, 2009 and 2008, the Company reported interest expense, due to a decrease in real estate assets which qualify for interest capitalization during the 2011, 2010, 2009 and 2008 periods.

(9)	Backlog consists of homes sold under pending sales contracts that have not yet closed, some of which are subject to contingencies, including mortgage loan approval and the sale of existing homes by customers. There can be no assurance that homes sold under pending sales contracts will close. Of the total homes sold subject to pending sales contracts as of December 31, 2011, 95 represent homes completed or under construction and 44 represent homes not yet under construction. Backlog as of all dates is unaudited.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The following discussion of results of operations and financial condition should be read in conjunction with the “Financial and Supplementary Data,” “Selected Historical Consolidated Financial Data,” the “Consolidated Financial Statements,” the “Notes to Consolidated Financial Statements,” the “Condensed Consolidated Financial Statements” and the “Notes to Condensed Consolidated Financial Statements” and other financial information appearing elsewhere in this prospectus. As used herein, “on a consolidated basis” means the total of operations in wholly-owned projects and in consolidated joint venture projects.

The Company is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. The Company conducts its homebuilding operations through four reportable operating segments: Southern California, Northern California, Arizona and Nevada. For the three months ended March 31, 2012, which includes the “Predecessor” entity from January 1, 2012 through February 24, 2012, and the “Successor” entity from February 25, 2012 through March 31, 2012, or the 2012 Period, on a consolidated basis, the Company had revenues from homes sales of $31.8 million, a 13% decrease from $36.6 million for the three months ended March 31, 2011, or the 2011 Period. The Company had net new home orders of 321 homes in the 2012 period, an 89% increase from 170 in the 2011 period, and the average sales price for homes closed decreased 25% to $248,400 in the 2012 period from $329,500 in the 2011 period.

Comparing the 2011 period to the 2010 period, homebuilding revenues decreased 22% to $207.1 million in the 2011 period from $266.9 million in the 2010 period, the average sales price for homes closed decreased 4% to $337,200 in the 2011 period from $351,100 in the 2010 period and net new home orders increased 3% to 669 in the 2011 period from 650 in the 2010 period. During 2011, the Company recorded non-cash impairment losses on real estate assets of $128.3 million.

Chapter 11 Reorganization

On December 19, 2011, William Lyon Homes, or Parent, and certain of its direct and indirect wholly-owned subsidiaries filed voluntary petitions, or the Chapter 11 Petitions, in the U.S. Bankruptcy Court for the District of Delaware, or the Bankruptcy Court, to seek approval of the Prepackaged Joint Plan of Reorganization, or the Plan, of Parent and certain of its subsidiaries. Prior to filing the Chapter 11 Petitions, Parent’s wholly-owned subsidiary, William Lyon Homes, Inc., or California Lyon, was in default under its prepetition loan agreement with ColFin WLH Funding, LLC and certain other lenders, or the Prepetition Term Loan Agreement, due to its failure to comply with certain financial covenants in the Prepetition Term Loan Agreement. In addition, the Company became increasingly uncertain of its ability to repay or refinance its then outstanding 7 5/8% Senior Notes when they matured on December 15, 2012. Beginning in April 2010, California Lyon entered into a series of amendments and temporary waivers with the lenders under the Prepetition Term Loan Agreement related to these defaults, which prevented acceleration of the indebtedness outstanding under the Prepetition Term Loan Agreement and enabled the Company to negotiate a financial reorganization to be implemented through the bankruptcy process with its key constituents prior to the Chapter 11 Petitions. The Chapter 11 Petitions are jointly administered under the caption In re William Lyon Homes, et al., Case No. 11-14019, or the Chapter 11 Cases. The sole purpose of the Chapter 11 Cases was to restructure the debt obligations and strengthen the balance sheet of the Parent and certain of its subsidiaries.

On February 10, 2012, the Bankruptcy Court confirmed the Plan. On February 25, 2012, Parent and its subsidiaries consummated the principal transactions contemplated by the Plan, including:

•

the issuance of 44,793,255 shares of Parent’s new Class A Common Stock, $0.01 par value per share, or the Class A Common Stock, and $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, or the Notes, issued by California Lyon, in exchange for the claims held by the holders of the formerly outstanding notes of California Lyon;

•	the amendment of California Lyon’s Prepetition Term Loan Agreement with ColFin WLH Funding, LLC and certain other lenders, or the Amended Term Loan Agreement, which resulted, among other things, in the increase in the principal amount outstanding under the Prepetition Term Loan Agreement, the reduction in the interest rate payable under the Prepetition Term Loan Agreement, and the elimination of any prepayment penalty under the Prepetition Term Loan Agreement;

•

the issuance, in exchange for aggregate cash consideration of $25 million, of 31,464,548 shares of Parent’s new Class B Common Stock, $0.01 par value per share, or Class B Common Stock, and a warrant to purchase 15,737,294 shares of Class B Common Stock;

•

the issuance of 64,831,831 shares of Parent’s new Convertible Preferred Stock, $0.01 par value per share, or Convertible Preferred Stock, and 12,966,366 shares of Parent’s new Class C Common Stock, $0.01 par value per share, or Class C Common Stock, in exchange for aggregate cash consideration of $60 million; and

•

the issuance of an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling securityholders to backstop the offering of shares of Class C Common Stock and shares of Convertible Preferred Stock in connection with the Plan.

Basis of Presentation

The accompanying consolidated financial statements included herein have been prepared under U.S. Generally Accepted Accounting Principles, or U.S. GAAP, and the rules and regulations of the Securities and Exchange Commission, or the SEC, and are presented on a going concern basis, which assumes the Company will be able to operate in the ordinary course of its business and realize its assets and discharge its liabilities for the foreseeable future. The accompanying financial statements for the years ended December 31, 2011, 2010 and 2009 are audited, and the unqualified audit opinion is included therein.

Consequences of Chapter 11 Cases—Debtor in Possession Accounting

Accounting Standards Codification Topic 852-10-45, Reorganizations-Other Presentation Matters, which is applicable to companies in Chapter 11 proceedings, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for the periods subsequent to the filing of the Chapter 11 Cases (defined below) distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Amounts that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statement of operations for the year ended December 31, 2011 and all subsequent periods. The balance sheet must distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided or used by reorganization items must be disclosed separately in the statement of cash flows. The Company applied ASC 852-10-45 effective on December 19, 2011 and is segregating those items as outlined above for all reporting periods subsequent to such date, as applicable.

The Interim Condensed Consolidated Financial Statements included herein have been prepared in accordance with U.S. GAAP and with the instructions to Article 10 of Regulation S-X. The condensed consolidated financial statements and notes thereto are unaudited. In our opinion, these financial statements contain all adjustments (consisting of normal recurring adjustments) that are necessary for a fair statement of our operating results, financial position and cash flows. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent interim period or for the full fiscal year ending December 31, 2012.

The Predecessor consolidated financial statements included in the interim condensed consolidated financial statements provide for the outcome of the Plan, in particular:

•	pre-petition liabilities, the amounts that will ultimately be allowed for claims or contingencies, or the status and priority thereof;

•	the reorganization items upon confirmation of the reorganization;

•	the fair value of all asset, liability and equity accounts and the effect of any changes that may be made in the capitalization.

In preparing the Condensed Consolidated Financial Statements for the Predecessor, we applied ASC Topic 852 Reorganization, or ASC 852, which requires that the financial statements for periods subsequent to the reorganization filing distinguish transactions and events that were directly associated with the reorganization from the ongoing operations of the business. Accordingly, professional fees associated with the Plan and certain gains and losses resulting from reorganization of our business have been reported separately as reorganization items. In addition, interest expense has been reported only to the extent that it was paid or expected to be paid during the reorganization process or that it is probable that it will be an allowed priority, secured, or unsecured claim under the Plan. Interest income earned during the reorganization process is reported as a reorganization item.

Upon emergence from the reorganization process, we adopted fresh start accounting in accordance with ASC 852. The adoption of fresh start accounting results in our becoming a new entity for financial reporting purposes. Accordingly, the Condensed Consolidated Financial Statements on or after February 25, 2012 are not comparable to the Condensed Consolidated Financial Statements prior to that date. See Note 2 of “Notes to Consolidated Financial Statements” and Notes 2, 3 and 4 of “Notes to Condensed Consolidated Financial Statements.” Our Condensed Consolidated Statement of Operations for the fiscal quarter ended March 31, 2012 was, and subsequent periods through the period ending December 31, 2012, will be, split into Predecessor and Successor financial statements for as long as any Predecessor financial statements are disclosed.

Fresh start accounting requires resetting the historical net book value of assets and liabilities to fair value by allocating the entity’s reorganization value to its assets pursuant to Accounting Standards Codification Topic 805, Business Combinations, or ASC 805, and Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. The excess reorganization value over the fair value of tangible and identifiable intangible assets is recorded as goodwill on the Condensed Consolidated Balance Sheet. Deferred taxes are determined in conformity with Accounting Standards Codification Topic 740, Income Taxes, or ASC 740. For additional information regarding the impact of fresh start accounting on our Condensed Consolidated Balance Sheet as of March 31, 2012, see Note 3 of “Notes to Condensed Consolidated Financial Statements.”

Results of Operations

Since early 2006, the U.S. housing market had been negatively impacted by declined consumer confidence, restrictive mortgage standards, and large supplies of foreclosure, resale and new homes, among other factors. When combined with a prolonged economic downturn, high unemployment levels, and uncertainty in the U.S. economy, these conditions have contributed to decreased demand for housing, declining sales prices, and increasing pricing pressure, which hinders the Company’s ability to attract new home buyers. As a result, the Company has experienced operating losses each year, beginning in 2007. Such losses resulted from a combination of reduced homebuilding gross margins, losses on land sales to generate cash flow and significant non-cash impairment losses on real estate assets.

The U.S. housing market and broader economy remain in a period of uncertainty; however, there are signs of stabilization in certain of our local markets.

During 2011, the Company began to show signs of stabilization in certain of its markets, particularly in the Company’s Arizona and Northern California markets, while Southern California and Nevada showed signs of slow absorption. During the year ended December 31, 2011, in Arizona, net new home orders per average sales location increased to 101.0 during the year ended December 31, 2011 from 30.0 for the same period in 2010. In Northern California, net new home orders per average sales location increased to 36.8 during the year ended December 31, 2011 from 28.5 during the year ended December 31, 2010. In Southern California, net new home orders per average sales location decreased to 30.1 during the year ended December 31, 2011 from 52.7 for the same period in 2010. In Nevada, net new home orders per average sales location decreased to 18.2 during the year ended December 31, 2011 from 25.7 during the year ended December 31, 2010.

Beginning in 2012, the industry is showing indications that certain aforementioned negative trends may be slowing or improving, including (i) stabilizing unemployment rates, which correlate to improved levels of consumer confidence; (ii) decreasing foreclosure activity with decreasing volumes of shadow inventory; as well as (iii) sustained historically low mortgage rates. These trends are shown in our year over year results for the three-year period ending in March. During the three months ended March 31, 2012, which includes the predecessor entity from January 1, 2012 through February 24, 2012, and the successor entity from February 25, 2012 through March 31, 2012, or the 2012 Period, the Company recorded an 89% increase in net new home orders compared to the three months ended March 31, 2011, or the 2011 Period. In addition, the number of homes closed on a consolidated basis, increased 15% during the 2012 Period compared to the 2011 Period, and the backlog of homes sold but not closed increased 132% from the 2011 Period to the 2012 Period.

The Company continues to operate cautiously, particularly with the potential impact of (i) upward trending mortgage rates, as the current level of low mortgage rates is not expected to remain in the long-term; (ii) increased costs and standards related to FHA loans, which continue to be a significant source of homebuyer financing; and (iii) an increase in the cost of building materials and sub-contractor labor costs.

The Company continues to review acquisitions of select land positions where it makes strategic and economic sense to do so, targeting finished lots in core coastal markets, near high employment job centers or transportation corridors. Management also continues to evaluate owned lots and land parcels to determine if values support holding the parcels for future projects or selling projects at current values.

Comparison of Three Months Ended March 31, 2012 and 2011

The spring selling season was positive for the Company as, on a consolidated basis, the number of net new home orders for the three months ended March 31, 2012 significantly increased 89% to 321 homes from 170 homes for the three months ended March 31, 2011. The number of homes closed on a consolidated basis for the three months ended March 31, 2012, increased 15% to 128 homes from 111 homes for the three months ended March 31, 2011. On a consolidated basis, the backlog of homes sold but not closed as of March 31, 2012 was 332, up 132% from 143 homes a year earlier.

Homes in backlog are generally closed within three to six months. The dollar amount of backlog of homes sold but not closed on a consolidated basis as of March 31, 2012 was $79.4 million, up 46% from $54.3 million as of March 31, 2011. The cancellation rate of buyers who contracted to buy a home but did not close escrow at the Company’s projects was 9% during the three months ended March 31, 2012 compared to 15% during the three months ended March 31, 2011. The inventory of completed and unsold homes was 33 homes as of March 31, 2012, down 39% from 54 homes at March 31, 2011.

The average number of sales locations during the quarter ended March 31, 2012 was 20, compared to 19 in the comparable period a year ago.

The Company’s number of new home orders per average sales location increased to 16.1 for the three months ended March 31, 2012 as compared to 9.0 for the three months ended March 31, 2011. This was attributable to Southern California, which increased from 9.9 per location at March 31, 2011 to 10.4 per location at March 31, 2012, Northern California, which increased to 13.8 per location at March 31, 2012 from 9.8 per location at March 31, 2011, Arizona, which increased to 61.5 per location at March 31, 2012 from 15.5 per location at March 31, 2011, and Nevada, which increased to 10.0 per location at March 31, 2012 compared to 4.2 per location at March 31, 2011.

In relation to the adoption of fresh start accounting in conjunction with the confirmation of the Plan, the results of operations for the three months ended March 31, 2012 separately present the period from January 1, 2012 through February 24, 2012 as Predecessor and the period from February 25, 2012 through March 31, 2012 as Successor. As such, the application of fresh start accounting as described in Note 3 of the “Notes to Condensed Consolidated Financial Statements” is reflected in the period from February 25, 2012 through March 31, 2012 and not the period from January 1, 2012 through February 24, 2012. The accounts reflected in the tables below, including Gross Margin Percentage, Sales and Marketing Expense, General and Administrative Expense and Net (Loss) Income, are affected by the fresh start accounting. Certain statistics including (i) net new home orders, (ii) average number of sales locations, (iii) backlog, (iv) number of homes closed, (v) homes sales revenue and (vi) average sales price of homes closed are not affected by the fresh start accounting.

			Three Months Ended		Increase (Decrease)
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Amount	%
Number of Net New Home Orders
Southern California	45	38	83	69	14	20%
Northern California	32	23	55	49	6	12%
Arizona	30	93	123	31	92	297%
Nevada	39	21	60	21	39	186%

Total	146	175	321	170	151	89%

Cancellation Rate			9%	15%	(6)%

Net new home orders in each segment increased period over period. In Southern California, net new home orders increased 20% from 69 in the 2011 period to 83 in the 2012 period. In Northern California, net new home orders increased 12% from 49 in the 2011 period to 55 in the 2012 period. In Arizona, net new home orders increased 297% from 31 in the 2011 period to 123 in the 2012 period. In Nevada, net new home orders increased 186% from 21 in the 2011 period to 60 in the 2012 period. The increase in net new home orders positively impacts the number of homes in backlog, which are homes we will close in future periods. As new home orders and backlog increase, it has a positive impact on revenues and cash flow in future periods.

Cancellation rates decreased to 9% for the three month period ended March 31, 2012 from 15% for the three month period ended March 31, 2011. The change includes a decrease in Southern California’s cancellation rate to 9% in the 2012 period from 17% in the 2011 period, a decrease in Arizona’s cancellation rate to 2% in the 2012 period from 11% in the 2011 period and a decrease in Nevada’s cancellation rate to 8% in the 2012 period from 25% in the 2011 period. The cancellation rate in Northern California increased to 21% in the 2012 period from 9% in the 2011 period.

	Three Months Ended March 31,		Increase (Decrease)
	Successor	Predecessor
	2012	2011	Amount	%
Average Number of Sales Locations
Southern California	8	7	1	14%
Northern California	4	5	(1)	(20)%
Arizona	2	2	—	—%
Nevada	6	5	1	20%

Total	20	19	1	5%

The average number of sales locations for the Company increased 5% to 20 for the period ended March 31, 2012 compared to 19 for the period ending 2011. Southern California and Arizona each increased by one average sales location and Northern California decreased 20% to four average sales locations for the 2012 period from five for the 2011 period.

	March 31,		Increase (Decrease)
	Successor	Predecessor
	2012	2011	Amount	%
Backlog (units)
Southern California	82	60	22	37%
Northern California	56	44	12	27%
Arizona	146	15	131	873%
Nevada	48	24	24	100%

Total	332	143	189	132%

The Company’s backlog at March 31, 2012 increased 132% from 143 units at March 31, 2011 to 332 units at March 31, 2012, primarily resulting from an increase in net new home orders during the period driven by the Arizona division, with an eight fold increase. The Arizona division continues its strong performance due to increased homebuyer confidence, attributed to historically low interest rates, increasing population and job growth.

	March 31,		Increase (Decrease)
	Successor	Predecessor
	2012	2011	Amount	%
Backlog (dollars, in thousands)
Southern California	$34,025	$30,664	$3,361	11%
Northern California	17,231	17,019	212	1%
Arizona	20,369	1,971	18,398	933%
Nevada	7,783	4,646	3,137	68%

Total	$79,408	$54,300	$25,108	46%

The dollar amount of backlog of homes sold but not closed as of March 31, 2012 was $79.4 million, up 46% from $54.3 million as of March 31, 2011. The increase in backlog during this period reflects an increase in net new order activity of 89% to 321 homes in the 2012 period compared to 170 homes in the 2011 period. In addition, the dollar amount of backlog is affected by recent average sales prices for new home orders. The Company experienced a decrease of 37% in the average sales price of homes in backlog to $239,200 as of March 31, 2012 compared to $379,700 as of March 31, 2011. The increase in the dollar amount of backlog of homes sold but not closed as described above generally results in an increase in operating revenues in the subsequent period as compared to the previous period.

In Southern California, the dollar amount of backlog increased 11% to $34.0 million as of March 31, 2012 from $30.7 million as of March 31, 2011, which is attributable to a 20% increase in net new home orders in Southern California to 83 homes in the 2012 period compared to 69 homes in the 2011 period, offset by a 19% decrease in the average sales price of homes in backlog to $414,900 as of March 31, 2012 compared to $511,100 as of March 31, 2011. In Southern California, the cancellation rate decreased to 9% for the period ended March 31, 2012 from 17% for the period ended March 31, 2011.

In Northern California, the dollar amount of backlog remained consistent at $17.2 million as of March 31, 2012 compared to $17.0 million as of March 31, 2011. Net new home orders in Northern California increased 12% to 55 homes in the 2012 period compared to 49 homes in the 2011 period, however, the average sales price of homes in backlog decreased 20% to $307,700 as of March 31, 2012 compared to $386,800 as of March 31, 2011. In Northern California, the cancellation rate increased to 21% for the period ended March 31, 2012 from 9% for the period ended March 31, 2011.

In Arizona, the dollar amount of backlog increased tenfold to $20.4 million as of March 31, 2012 from $2.0 million as of March 31, 2011, which is attributable to a 297% increase in net new home orders in Arizona to 123 homes in the 2012 period compared to 31 homes in the 2011 period, in addition to a 6% increase in the average sales price of homes in backlog to $139,500 as of March 31, 2012 compared to $131,400 as of March 31, 2011. In Arizona, the cancellation rate decreased to 2% for the period ended March 31, 2012 from 11% for the period ended March 31, 2011.

In Nevada, the dollar amount of backlog increased 68% to $7.8 million as of March 31, 2012 from $4.6 million as of March 31, 2011, which is attributable to a 100% increase in the number of units in backlog to 48 in the 2012 period from 24 in the 2011 period, along with an 186% increase in net new home orders in Nevada to 60 homes in the 2012 period compared to 21 homes in the 2011 period, offset by a 16% decrease in the average sales price of homes in backlog to $162,100 as of March 31, 2012 compared to $193,600 as of March 31, 2011. In Nevada, the cancellation rate decreased to 8% for the period ended March 31, 2012 from 25% for the period ended March 31, 2011.

			Three Months Ended		Increase (Decrease)
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Amount	%
Number of Homes Closed
Southern California	10	13	23	43	(20)	(47)%
Northern California	9	15	24	24	—	0%
Arizona	25	27	52	24	28	117%
Nevada	17	12	29	20	9	45%

Total	61	67	128	111	17	15%

During the three months ended March 31, 2012, the number of homes closed increased 15% to 128 in the 2012 period from 111 in the 2011 period. The increase in home closings is primarily attributable to a 117% increase in Arizona to 52 homes closed in the 2012 period compared to 24 homes closed in the 2011 period, a 45% increase in Nevada to 29 homes closed in the 2012 period compared to 20 homes closed in the 2011 period, offset by a 47% decrease in Southern California to 23 homes closed in the 2012 period compared to 43 homes closed in the 2011 period. In addition, the Company was able to convert substantially all of its units in backlog at December 31, 2011 into closings during the period ended March 31, 2012.

			Three Months Ended		Increase (Decrease)
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Amount	%
Home Sales Revenue (dollars, in thousands)
Southern California	$5,501	$5,640	$11,141	$20,141	$(9,000)	(45)%
Northern California	2,535	4,250	6,785	9,403	(2,618)	(28)%
Arizona	3,788	4,316	8,104	3,453	4,651	135%
Nevada	3,285	2,481	5,766	3,577	2,189	61%

Total	$15,109	$16,687	$31,796	$36,574	$(4,778)	(13)%

The decrease in homebuilding revenue of 13% to $31.8 million for the period ending 2012 from $36.6 million for the period ending 2011 is primarily attributable to a decrease in the average sales prices of homes closed of 25%, or $81,100 per unit. The decrease in average home sale price resulted in a $10.4 million decrease in revenue, offset by a $5.6 million increase in revenue attributable to the 15% increase in homes closed, or 17 units, to 128 in the 2012 period from 111 in the 2011 period.

			Three Months Ended		Increase (Decrease)
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Amount	%
Average Sales Price of Homes Closed
Southern California	$550,100	$433,800	$484,400	$468,400	$16,000	3%
Northern California	281,700	283,300	282,700	391,800	(109,100)	(28)%
Arizona	151,500	159,900	155,800	143,900	11,900	8%
Nevada	193,200	206,800	198,800	178,900	19,900	11%

Total	$247,700	$249,100	$248,400	$329,500	$(81,100)	(25)%

The average sales price of homes closed during the 2012 period decreased 25% due primarily to the Northern California division, which changed its product mix with 4 out of 24 units closing in the 2011 period at a project with prices ranging from $580,000 - $595,000, which closed out in 2011, and a project with 10 out of 24 closings in the 2012 period with much lower prices ranging from $190,000 - $235,000. In Southern California, the number of homes closed with a sale price in excess of $500,000 was 21 in the 2011 period and 13 in the 2012 period.

			Three Months Ended
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Increase (Decrease)
Homebuilding Gross Margin Percentage
Southern California	12.3%	11.8%	12.0%	15.3%	(3.3)%
Northern California	23.4%	14.6%	17.9%	8.8%	9.1%
Arizona	10.6%	11.6%	11.1%	9.0%	2.1%
Nevada	11.5%	12.0%	11.7%	13.0%	(1.3)%

Total	13.5%	12.5%	13.0%	12.8%	0.2%

Adjusted homebuilding gross margin percentage	21.0%	20.7%	20.8%	21.2%	0.1%

For homebuilding gross margins, the comparison of the period from January 1, 2012 through February 24, 2012, or the 2012 predecessor period, as compared to the predecessor period for the three months ending March 31, 2011, or the 2011 predecessor period, are as follows:

•	In Southern California, homebuilding gross margins decreased 350 basis points, due to a project that closed out in the 2011 predecessor period with gross margins over 20.0%.

•

In Northern California, homebuilding gross margins increased 580 basis points due to impairment loss on real estate assets during the twelve months ended December 31, 2011 on certain projects, which increased gross margins in the 2012 predecessor period.

•

In Arizona, homebuilding gross margins increased 260 basis points due to an increase in average sales prices on homes closed from $143,900 during the 2011 predecessor period to $159,900 in the 2012 predecessor period.

•	In Nevada, homebuilding gross margins decreased 100 basis points due to two projects that closed out during the 2011 predecessor period with gross margins greater than 20.0%.

For homebuilding gross margins, the comparison of the period from February 25, 2012 through March 31, 2012, or the 2012 successor period, as compared to the Predecessor period for the three months ending March 31, 2011, or the 2011 predecessor period, are as follows:

•

In Southern California, homebuilding gross margins decreased 300 basis points, due to a project that closed out during the 2011 predecessor period with gross margins over 20.0%, offset by certain projects with higher margins in the 2012 successor period.

•

In Northern California, homebuilding gross margins more than doubled to 23.4% in the 2012 successor period due to (i) the impact of fresh start accounting on the real estate values, which reduced the cost basis in each property in the division, and subsequently impacted gross margins by 6.3%, as well as (ii) the closeout of lower margin projects from the prior year and (iii) cost savings from previously closed out projects.

•

In Arizona, homebuilding gross margins increased 160 basis points due to an increase in average sales prices on homes closed from $143,900 during the 2011 predecessor period to $151,500 in the 2012 successor period, offset by the impact of fresh start accounting on the real estate values, which increased the cost basis in each property in the division, and subsequently impacted gross margins by 1.8%.

•

In Nevada, homebuilding gross margins decreased 150 basis points due to two projects that closed out during the 2011 predecessor period with gross margins greater than 20.0%, and the impact of fresh start accounting on the real estate values, which increased the cost basis in each property in the division, and subsequently impacted gross margins by 1.1%.

Excluding interest in cost of sales, adjusted homebuilding gross margin percentage was 20.8% for the 2012 March period, compared to 21.2% for the 2011 March period. Adjusted homebuilding gross margin is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that interest has on our homebuilding gross margin and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion. See table set forth below reconciling this non-GAAP measure to our homebuilding gross margin.

	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Home sales revenue	$15,109	$16,687	$31,796	$36,574
Cost of home sales	13,063	14,598	27,661	31,885

Homebuilding gross margin	2,046	2,089	4,135	4,689
Add: Interest in cost of sales	1,127	1,360	2,487	3,076

Adjusted homebuilding gross margin	$3,173	$3,449	$6,622	$7,765

Adjusted homebuilding gross margin percentage	21.0%	20.7%	20.8%	21.2%

Construction Services Revenue

Construction services revenue, which was all recorded in Southern and Northern California, was $12.1 million in the 2012 period compared with $2.2 million in the 2011 period. The increase is due to an increase in the number of construction services projects in the 2012 period, compared to the 2011 period. In Northern

California, the Company started construction on one project which contributed approximately $7.9 million during the 2012 period. See Note 1 of “Notes to Consolidated Financial Statements” for further discussion.

Impairment Loss on Real Estate Assets

The Company evaluates its homebuilding assets for impairment when indicators of impairment are present. Given the market conditions in the homebuilding industry since 2006, the Company evaluates all homebuilding assets for impairment on a quarterly basis. Indicators of impairment include, but are not limited to, a decrease in housing market values, sales revenue and sales absorption rates. As a result of the analysis during the three months ended March 31, 2011, there were no impairment charges. On February 24, 2012, the Company adopted fresh start accounting under ASC 852, and recorded all real estate inventories at fair value. There were no impairments recorded at March 31, 2012.

Sales and Marketing Expenses

			Three Months Ended		Increase (Decrease)
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Amount	%
Sales and Marketing Expenses
Southern California	$449	$942	$1,391	$1,958	$(567)	(29)%
Northern California	215	463	678	1,137	(459)	(40)%
Arizona	210	260	470	267	203	76%
Nevada	219	279	498	727	(229)	(31)%

Total	$1,093	$1,944	$3,037	$4,089	$(1,052)	(26)%

Sales and marketing expense decreased 26% to $3.0 million during the 2012 period from $4.1 million in the 2011 period, which is primarily attributable to a decrease in sales office and model operations expense of $0.3 million from $0.9 million during the 2011 period to $0.6 million during the 2012 period and a decrease in advertising expense of $0.7 million, as the Company is using more economically efficient platforms for advertising.

General and Administrative Expenses

			Three Months Ended		Increase (Decrease)
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Amount	%
General and Administrative Expenses
Southern California	$470	$707	$1,177	$1,049	$128	12%
Northern California	191	222	413	450	(37)	(8)%
Arizona	223	318	541	476	65	14%
Nevada	248	357	605	670	(65)	(10)%
Corporate	2,483	1,698	4,181	4,555	(374)	(8)%

Total	$3,615	$3,302	$6,917	$7,200	$(283)	(4)%

General and administrative expenses decreased $0.3 million to $6.9 million in the 2012 period from $7.2 million during the 2011 period primarily due to a slight decrease in office-related expenses and outside services.

Other Items

Other operating costs increased to $0.8 million during the 2012 period compared to $0.6 million during the 2011 period. The increase is due to an increased operating loss on golf course operations.

Equity in income of unconsolidated joint ventures decreased from income of $0.2 million during the 2011 period, to zero during the 2012 period due to the sale of the Company’s interest in its remaining unconsolidated joint ventures.

During the period ended March 31, 2012, the Company incurred interest related to its outstanding debt of $11.4 million, of which $7.2 million was capitalized, resulting in net interest expense of $4.2 million. During the period ended March 31, 2011, the Company incurred interest related to its outstanding debt of $14.7 million, of which $9.9 million was capitalized, resulting in net interest expense of $4.8 million.

			Three Months Ended		Increase (Decrease)
	Successor	Predecessor	Combined	Predecessor
	Period from February 25, through March 31, 2012	Period from January 1, through February 24, 2012	March 31, 2012	March 31, 2011	Amount	%
(Loss) Income Before Benefit from Income Taxes
Southern California	$(986)	$(19,131)	$(20,117)	$(2,532)	$(17,585)	695%
Northern California	(240)	6,195	5,955	(1,224)	7,179	(587)%
Arizona	(468)	9,928	9,460	(777)	10,237	(1,318)%
Nevada	(472)	(1,738)	(2,210)	(2,394)	184	(8)%
Corporate	(2,816)	233,243	230,427	(4,250)	234,677	(5,522)%

Total	$(4,982)	$228,497	$223,515	$(11,177)	$234,692	(2,100)%

In Southern California, loss before benefit from income taxes increased to a loss of $20.1 million during the 2012 period from a loss of $2.5 million during the 2011 period. The increase in loss is primarily attributable to a decrease in homebuilding gross profit of approximately $1.8 million related to the decrease in home closings from 43 during the 2011 period to 23 during the 2012 period, and net reorganization items allocated to the Southern California division of $17.6 million related to ASC 852 adjustments.

In Northern California, income (loss) before benefit from income taxes improved to income of $6.0 million during the 2012 period from a loss of $1.2 million during the 2011 period. The increase is primarily attributable to an increase in homebuilding gross margins to 17.9% during the 2012 period from 8.8% during the 2011 period and net reorganization items allocated to the Northern California division of $6.2 million related to ASC 852 adjustments.

In Arizona, income (loss) before benefit from income taxes improved to income of $9.5 million during the 2012 period from a loss of $0.8 million during the 2011 period. The improvement is primarily attributable to an increase in homebuilding gross profit of $0.6 million related to the increase in home closings from 24 during the 2011 period to 52 during the 2012 period and net reorganization items allocated to the Arizona division of $11.0 million during the 2011 period.

In Nevada, loss before benefit from income taxes decreased to a loss of $2.2 million during the 2012 period from a loss of $2.4 million during the 2011 period. The slight change is primarily attributable to interest expense allocation to each division which decreased to $0.6 million during the 2012 period from $1.3 million during the 2011 period.

Corporate develops and implements strategic initiatives and supports the Company’s operating divisions by centralizing key administrative functions such as finance and treasury, information technology, tax planning, internal audit, risk management and litigation and human resources. The Company records the gain from retirement of senior notes and income tax provisions and benefits at Corporate. The change in (loss) income before benefit from income taxes from a loss of $4.3 million during the 2011 period to income of $230.4 million during the 2012 period is attributable to reorganization items, particularly the gain from extinguishment of debt.

Net Income (Loss)

Net income includes reorganization items of approximately $233.5 million for the period from January 1, 2012 through February 24, 2012 which primarily consist of a gain of approximately $298.8 million which resulted from cancellation of debt. The overall gain was partially offset by approximately $49.3 million in adjustments related to fresh start valuation adjustments, approximately $7.8 million in professional fees, and approximately $8.3 million of debt financing cost write-off. For the period from February 25, 2012 through March 31, 2012, net loss includes reorganization items of $0.4 million which consist of professional fees relating to the restructure. As a result of the foregoing factors, net loss for the three months ended March 31, 2011 was $11.2 million compared to net income for the 2012 period of $223.3 million.

Lots Owned and Controlled

The table below summarizes the Company’s lots owned and controlled as of the periods presented:

	March 31,		Increase (Decrease)
	2012	2011	Amount	%
Lots Owned
Southern California	690	879	(189)	(22)%
Northern California	743	592	151	26%
Arizona	6,142	5,812	330	6%
Nevada	2,647	2,771	(124)	(4%)

Total	10,222	10,054	168	2%

Lots Controlled(1)
Southern California	307	114	193	169%
Northern California	—	303	(303)	(100)%

Total	307	417	(110)	(26)%

Total Lots Owned and Controlled	10,529	10,471	58	1%

(1)	Lots controlled may be purchased by the Company as consolidated projects or may be purchased by newly formed joint ventures.

Description of Projects

The Company’s homebuilding projects usually take two to five years to develop. The following table presents project information for each of the Company’s homebuilding divisions.

Project (County or City)	Year of First Delivery	Estimated Number of Homes at Completion (1)	Cumulative Homes Closed as of Mar 31, 2012(2)	Backlog at Mar 31, 2012 (3)(4)	Lots Owned as of Mar 31, 2012(5)	Homes Closed for the Period Ended Mar 31, 2012	YTD Orders as of Mar 31, 2012	Sales Price Range(6)

SOUTHERN CALIFORNIA
San Diego County:
Carlsbad
Mirasol at La Costa Greens	2010	71	54	9	17	5	14	$610,000 - 690,000
Riverside County:
Riverside
Bridle Creek	2013	10	0	0	10	0	0	$415,000 - 436,000
Orange County:
Irvine
San Carlos II	2010	92	68	15	24	2	17	$310,000 - 440,000
Santa Ana
Canopy Lane	2011	38	29	8	9	4	9	$500,000 - 580,000
Tustin
Astoria	2012	4	0	0	4	0	0
Los Angeles County:
Hawthorne
360 South Bay:
The Flats	2010	188	51	5	137	2	6	$350,000 - 530,000
The Courts	2010	118	75	6	43	4	9	$460,000 - 570,000
The Rows(7)	2011	94	0	1	94	0	0	$535,000 - 630,000
The Lofts(7)	2013	123	0	0	123	0	0	$525,000 - 775,000
The Gardens(7)	2013	102	0	0	102	0	0	$755,000 - 980,000
Azusa
Rosedale
Gardenia	2011	81	8	14	73	2	10	$290,000 - 380,000
Sage Court	2011	64	10	24	54	4	18	$280,000 - 385,000

SOUTHERN CALIFORNIA TOTAL		985	295	82	690	23	83

Project (County or City)	Year of First Delivery	Estimated Number of Homes at Completion (1)	Cumulative Homes Closed as of Mar 31, 2012(2)	Backlog at Mar 31, 2012 (3)(4)	Lots Owned as of Mar 31, 2012(5)	Homes Closed for the Period Ended Mar 31, 2012	YTD Orders as of Mar 31, 2012	Sales Price Range(6)

NORTHERN CALIFORNIA
Contra Costa County:
Pittsburgh
Vista Del Mar
Villages	2007	102	50	0	52	0	0	$296,000 - 355,000
Venue	2007	132	98	23	34	11	23	$310,000 - 340,000
Antioch
Waterford	2011	130	0	0	130	0	0	$265,000 - 310,000
Sacramento County:
Elk Grove
Magnolia Lane (Maderia)	2010	90	28	7	62	2	7	$240,000 - 280,000
San Joaquin County:
The Ranch @ Mossdale Landing, Lathrop	2010	168	56	13	112	10	14	$190,000 - 235,000
Santa Clara County:
Mayfield, City of Mountain View	2014	303	0	0	303	0	0
Solano County:
Enclave at Paradise Valley, Fairfield	2010	100	50	13	50	1	11	$345,000 - 410,000

NORTHERN CALIFORNIA TOTAL		1,025	282	56	743	24	55

ARIZONA
Maricopa County:
Lyon’s Gate, Gilbert
Pride	2006	650	553	90	97	16	58	$104,000 - 134,000
Acacia	2007	365	291	56	74	36	65	$147,000 - 181,000
Future Products	2013	213	0	0	213	0	0
Queen Creek
Hastings Property
Villas	2013	337	0	0	337	0	0	$113,000 - 137,000
Manor	2013	141	0	0	141	0	0	$159,000 - 218,000
Estates	2013	153	0	0	153	0	0	$229,000 - 281,000
Church Farms North	2016	2,310	0	0	2,310	0	0	$109,000 - 399,000
Lehi Crossing, Mesa
Settlers Landing	2013	235	0	0	235	0	0	$168,000 - 240,000
Wagon Trail	2013	244	0	0	244	0	0	$175,000 - 284,000
Pioneer Point	2013	248	0	0	248	0	0	$188,000 - 318,000
Monument Ridge	2013	187	0	0	187	0	0	$249,000 - 391,000
Rancho Mercado, Phoenix	2016	1,903	0	0	1,903	0	0	$110,000 - 324,000

ARIZONA TOTAL		6,986	844	146	6,142	52	123

Project (County or City)	Year of First Delivery	Estimated Number of Homes at Completion (1)	Cumulative Homes Closed as of Mar 31, 2012(2)	Backlog at Mar 31, 2012 (3)(4)	Lots Owned as of Mar 31, 2012(5)	Homes Closed for the Period Ended Mar 31, 2012	YTD Orders as of Mar 31, 2012	Sales Price Range(6)

NEVADA
Clark County:
North Las Vegas
The Cottages	2004	360	336	24	24	5	28	$110,000 - 130,000
Serenity Ridge	2012	88	0	0	88	0	0	$380,000 - 455,000
Tularosa at Mountain’s Edge	2011	140	28	2	112	9	7	$178,000 - 207,000
Las Vegas
Flagstone
Crossings	2011	77	17	9	60	5	10	$268,000 - 302,000
Commons	2011	37	22	3	15	2	3	$197,000 - 230,000
Rhapsody	2012	63	0	0	63	0	0	$179,000 - 201,000
The Fields at Aliente	2011	60	14	7	46	5	6	$178,000 - 212,000
Nye County:
Pahrump
Mountain Falls
Series I	2011	116	20	3	96	3	6	$118,000 - 150,000
Series II	2013	218	0	0	218	0	0	$169,000 - 200,000
Future Projects	2014	1,925	0	0	1,925	0	0

NEVADA TOTAL		3,084	437	48	2,647	29	60

GRAND TOTALS		12,080	1,858	332	10,222	128	321

(1)	The estimated number of homes to be built at completion is subject to change, and there can be no assurance that the Company will build these homes.
(2)	“Cumulative Homes Closed” represents homes closed since the project opened, and may include prior years, in addition to the homes closed during the current period presented.
(3)	Backlog consists of homes sold under sales contracts that have not yet closed, and there can be no assurance that closings of sold homes will occur.
(4)	Of the total homes subject to pending sales contracts as of March 31, 2012, all 255 represent homes completed or under construction.
(5)	Lots owned as of March 31, 2012 include lots in backlog at March 31, 2012.
(6)	Sales price range reflects base price only and excludes any lot premium, buyer incentive and buyer selected options, which vary from project to project.
(7)	All or a portion of the lots in this project are not owned as of March 31, 2012. The Company consolidated the purchase price of the lots in accordance with certain accounting rules, and considers the lots owned at March 31, 2012.

Comparisons of Years Ended December 31, 2011 and 2010

On a consolidated basis, the number of net new home orders for the year ended December 31, 2011 increased 3% to 669 homes from 650 homes for the year ended December 31, 2010. The number of homes closed on a consolidated basis for the year ended December 31, 2011 decreased 19% to 614 homes from 760 homes for the year ended December 31, 2010. The cancellation rate of buyers who contracted to buy a home but did not close escrow at the Company’s projects was approximately 18% during 2011 and 19% during 2010. The inventory of completed and unsold homes was 73 homes as of December 31, 2011, compared to 107 homes as of December 31, 2010.

On a consolidated basis, the backlog of homes sold but not closed as of December 31, 2011 was 139 homes, up 65% from 84 homes as of December 31, 2010. Homes in backlog are generally closed within three to six months. The dollar amount of backlog of homes sold but not closed on a consolidated basis as of December 31, 2011 was $29.3 million, down 2% from $30.1 million as of December 31, 2010.

The Company’s average number of sales locations increased for the year ended December 31, 2011 to 19, up 6% from 18 for the year ended December 31, 2010. The Company’s number of new home orders per average sales location decreased to 35.2 for the year ended December 31, 2011 from 36.1 for the year ended December 31, 2010.

The Company’s operations are historically seasonal, with the highest new order activity in the spring and summer, which is impacted by the timing of project openings and competition in surrounding projects, among other factors. In addition, the Company’s home deliveries typically occur in the third and fourth quarter of each fiscal year, based on the construction cycle times of our homes between three and six months. As a result, the Company’s revenues, cash flow and profitability are higher in that same period.

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
Number of Net New Home Orders
Southern California	211	369	(158)	(43)%
Northern California	147	114	33	29%
Arizona	202	90	112	124%
Nevada	109	77	32	42%

Total	669	650	19	3%

Cancellation Rate	18%	19%	(1)%

Three of the Company’s homebuilding segments experienced increases in net new home orders during the year ended December 31, 2011, primarily attributable to stabilized market conditions. However, the Company’s Southern California segment experienced a decrease in new home orders during this same period, due to slowing absorption in the markets in which the Company operates. The increase in net new home orders positively impacts the number of homes in backlog, which are homes we will close in future periods. As new home orders and backlog increase, it has a positive impact on revenue and cash flow in future periods. The increase in the Company’s new home orders is driven by significant improvement in Arizona. New home orders during the 2010 period were 90 from three sales locations compared to 202 during the 2011 period from two sales locations. The increase is due to increased consumer confidence and diminished shadow foreclosure inventory, which has yielded stabilized prices.

Cancellation rates during the year ended December 31, 2011 decreased to 18% in the 2011 period from 19% during the 2010 period. The decline resulted from a decrease in the cancellation rate in two of the Company’s homebuilding segments. Northern California decreased to 18% in the 2011 period compared to 23% in the 2010 period, Arizona decreased to 7% in the 2011 period from 15% in the 2010 period, Southern California increased to 24% in the 2011 period from 19% in the 2010 period and Nevada increased to 20% in the 2011 period from 14% in the 2010 period. The decrease in cancellation rates, period over period, is an indication of an increase in home buyer confidence and stabilization in the Company’s markets.

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
Average Number of Sales Locations
Southern California	7	7	—	—
Northern California	4	5	(1)	(20)%
Arizona	2	3	(1)	(33)%
Nevada	6	3	3	100%

Total	19	18	1	6%

The average number of sales locations in Southern California remained consistent with the prior year. However, the Southern California homebuilding segment had final deliveries and project close out in three projects and commenced selling in three new projects during the year. The average number of sales locations in Northern California and Arizona decreased by one in each segment, due to final deliveries and project close out. Nevada gained three additional sales locations on average due to the reintroduction of sales of two suspended projects and the addition of one newly acquired project during the year.

	December 31,		Increase (Decrease)
	2011	2010	Amount	%
Backlog (units)
Southern California	22	34	(12)	(35)%
Northern California	25	19	6	32%
Arizona	75	8	67	838%
Nevada	17	23	(6)	(26)%

Total	139	84	55	65%

The Company’s backlog at December 31, 2011 increased 65% from levels at December 31, 2010, primarily resulting from a significant increase in the number of net new home orders in Arizona. The increase in backlog during this period reflects an increase in net new order activity in Arizona of 124% to 202 homes in the 2011 period compared to 90 homes in the 2010 period in addition to a decrease in the number of homes closed companywide by 19% to 614 in the 2011 period from 760 in the 2010 period. The increase in backlog is driven by the significant improvement in Arizona. The Arizona division had 202 new home orders during the 2011 period, offset by 135 closings, increasing backlog from 8 units as of December 31, 2010 to 75 units as of December 31, 2011.

	December 31,		Increase (Decrease)
	2011	2010	Amount	%
	(Dollars in thousands)
Backlog
Southern California	$8,148	$16,726	$(8,578)	(51)%
Northern California	7,125	8,184	(1,059)	(13)%
Arizona	10,294	995	9,299	935%
Nevada	3,762	4,172	(410)	(10)%

Total	$29,329	$30,077	$(748)	(2)%

The dollar amount of backlog of homes sold but not closed on a consolidated basis as of December 31, 2011 was $29.3 million, slightly down from $30.1 million as of December 31, 2010. The slight decrease in dollar amount of backlog during this period reflects: (i) a decrease in the average sales price of homes in backlog to $211,000 as of December 31, 2011 compared to $358,000 as of December 31, 2010, which was driven by the number of homes in backlog in the Arizona division of 75, with an average price in backlog of $137,000 as of the 2011 period, compared to eight with an average price in backlog of $124,000 in the 2010 period, and (ii) an increase in the number of homes in backlog to 139 homes in the 2011 period compared to 84 in the 2010 period. In addition, the Company’s product mix continues to shift, with five homes, or 4% of total homes in backlog greater than $500,000 per unit at December 31, 2011, compared to 28 homes, or 33% in backlog greater than $500,000 per unit at December 31, 2010.

In Southern California, the dollar amount of backlog decreased 51% to $8.1 million as of December 31, 2011 from $16.7 million as of December 31, 2010, which is attributable to a 43% decrease in net new home orders in Southern California to 211 homes in the 2011 period compared to 369 homes in the 2010 period in addition to a decrease in the number of closings from 493 in the 2010 period to 223 in the 2011 period. In Southern California, the cancellation rate increased to 24% for the period ended December 31, 2011 compared to 19% for the period ended December 31, 2010.

In Northern California, the dollar amount of backlog decreased 13% to $7.1 million as of December 31, 2011 from $8.2 million as of December 31, 2010, which is attributable to a 34% decrease in the average sales price of homes in backlog to $285,000 as of December 31, 2011 compared to $430,700 as of December 31, 2010. However, homes in backlog increased 32% to 25 homes for the period ended December 31, 2011 from 19 homes for the same period ending 2010, primarily attributable to a 29% increase in the number of new orders to 147 in 2011 compared to 114 in 2010. In Northern California, the cancellation rate decreased to 18% for the period ended December 31, 2011 from 23% for the period ended December 31, 2010.

In Arizona, the dollar amount of backlog increased tenfold to $10.3 million as of December 31, 2011 from $1.0 million as of December 31, 2010, which is attributable to an eightfold increase in the number of homes in backlog to 75 homes at December 31, 2011 from 8 homes at December 31, 2010 and to a 10% increase in the average sales price of homes in backlog to $137,300 as of December 31, 2011 compared to $124,400 as of December 31, 2010. In Arizona, the cancellation rate decreased to 7% for the period ended December 31, 2011 from 15% for the period ended December 31, 2010.

In Nevada, the dollar amount of backlog decreased 10% to $3.8 million as of December 31, 2011 from $4.2 million as of December 31, 2010, which is attributable to a 26% decrease in homes in backlog to 17 homes at December 31, 2011 from 23 homes at December 31, 2010 offset by a 22% increase in the average sales price of homes in backlog to $221,300 as of December 31, 2011 compared to $181,400 as of December 31, 2010. In Nevada, the cancellation rate increased to 20% for the period ended December 31, 2011 from 14% for the period ended December 31, 2010.

The decrease in the dollar amount of backlog of homes sold but not closed as described above generally results in a reduction in operating revenues in the subsequent period as compared to the previous period. Revenue from sales of homes decreased 22% to $207.1 million during the period ended December 31, 2011 from $266.9 million during the period ended December 31, 2010. A decrease in homebuilding revenues on a project basis is a potential indicator for impairment. If market prices and home values decrease in certain of the Company’s projects and cancellation rates increase in the future, the Company’s revenue and liquidity would likely be negatively impacted.

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
Number of Homes Closed
Southern California	223	493	(270)	(55)%
Northern California	141	101	40	40%
Arizona	135	99	36	36%
Nevada	115	67	48	72%

Total	614	760	(146)	(19)%

During the year ended December 31, 2011, the number of homes closed decreased 19% to 614 during the 2011 period from 760 in the 2010 period. The decrease was primarily driven by the completion and closeout of two larger projects in the Southern California segment in 2011, which had 145 closings in 2010 compared to 39 in 2011. The decrease in closings in the 2011 period for Southern California is related to decreased absorption rates at its projects as net new home orders decreased 43% on the same number of average sales locations. All three of the other divisions had an increase in home closings, related to an increase in net new home orders of 40% in Northern California, 36% in Arizona and 72% in Nevada.

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
	(Dollars in thousands)
Home Sales Revenue
Southern California	$110,969	$195,613	$(84,644)	(43)%
Northern California	54,141	38,891	15,250	39%
Arizona	20,074	16,595	3,479	21%
Nevada	21,871	15,766	6,105	39%

Total	$207,055	$266,865	$(59,810)	(22)%

The decrease in homebuilding revenue of 22%, or $59.8 million, to $207.1 million during the year ended December 31, 2011 from $266.9 million during the year ended December 31, 2010 is attributable to (i) a decrease in average sales prices of homes closed of 4%, or $13,900 per unit, which contributed to $10.6 million of the decrease and (ii) a 19% decrease in closings, or 146 units, which contributed to $49.2 million of the decrease.

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
Average Sales Price of Homes Closed
Southern California	$497,600	$396,800	$100,800	25%
Northern California	384,000	385,100	(1,100)	(0)%
Arizona	148,700	167,600	(18,900)	(11)%
Nevada	190,200	235,300	(45,100)	(19)%

Total	$337,200	$351,100	$(13,900)	(4)%

The average sales price of homes closed during the year ended December 31, 2011 decreased 4% to $337,200 compared to $351,100 in 2010, particularly driven by an increase in Southern California of $100,800 per unit, offset by a decrease in Arizona and Nevada. The increase in Southern California was driven by product mix, due to the Company strategically closing out of projects in the Inland Empire sub-market of Southern California, which projects delivered 193 units in 2010 at sales prices ranging from $208,000 to $408,000, with 1 unit being delivered in 2011. In Arizona, average sales prices for homes closed decreased in the 2011 period due to strategic price decreases, in an attempt to increase absorption rates. The price ranges of homes closed in 2010 ranged from $121,000 to $200,000 and in 2011 the price ranges decreased to $104,000 to $181,000 on the same communities. In Nevada, average sales prices decreased as result of strategic price decreases in an attempt to spur absorption rates.

	Year Ended December 31,		Increase (Decrease)
	2011	2010
Homebuilding Gross Margin Percentage
Southern California	10.9%	14.6%	(3.7)%
Northern California	11.1%	22.3%	(11.2)%
Arizona	11.8%	4.9%	6.9%
Nevada	9.7%	19.7%	(10.0)%

Total	10.9%	15.4%	(4.5)%

Homebuilding gross margin percentage during the year ended December 31, 2011 decreased to 10.9% from 15.4% during the year ended December 31, 2010, which is primarily attributable to a decrease in the average sales price of homes closed of 4% from $351,100 in the 2010 period to $337,200 in the 2011 period in addition to 1% increase in the average cost of homes closed from $297,000 in the 2010 period to $300,500 in the 2011 period.

Homebuilding gross margins may be negatively impacted by a weak economic environment, which includes homebuyers’ reluctance to purchase new homes, increase in foreclosure rates, tightening of mortgage loan origination requirements, high cancellation rates, which could affect our ability to maintain existing home prices and/or home sales incentive levels, and continued deterioration in the demand for new homes in our markets, among other things.

Lots, Land and Other

Land sales revenue was $17.2 million during the year ended December 31, 2010, with no comparable amount for the year ended December 31, 2011. As part of an opportunistic land sale, in June 2010, the Company sold land in Santa Clara County and generated a net profit of $2.9 million. The Company determined that the best economic value to the Company of these lots was to sell them in their current condition as opposed to holding the lots and eventually building and selling homes. The Company continues to evaluate its options and the marketplace with respect to developing lots.

During the year ended December 31, 2011, the Company recorded a loss of $4.2 million compared to a loss of $3.2 million during the 2010 period. Included in these amounts are the write-off of land deposits and pre-acquisition costs of $0.3 million and $6.0 million, respectively. The write-off of land deposits and pre-acquisition costs of $6.0 million in 2010 are attributable to projects where the value of the land was less than the contracted price. Management of the Company determined that the remaining purchase prices of the lots in the arrangements were priced above current market values.

Construction Services Revenue

Construction services revenue, which is all recognized in Southern California and Northern California, was $19.8 million during the year ended December 31, 2011, compared with $10.6 million in the 2010 period. The increase is due to an increase in the number of construction services projects from four in the 2010 period to five in the 2011 period, which contributed an incremental $9.1 million in revenue during the 2011 period.

Impairment Loss on Real Estate Assets

	Year Ended December 31,		Increase (Decrease)
	2011	2010
	(in thousands)
Impairment Loss on Real Estate Assets
Land under development and homes completed and under construction
Southern California	$17,962	$70,801	$(52,839)
Northern California	2,074	3,103	(1,029)
Arizona	10,650	6,293	4,357
Nevada	4,149	—	4,149

Total	$34,835	$80,197	$(45,362)

Land held for future development or sold
Arizona	76,957	16,116	60,841
Nevada	16,522	15,547	975

Total	93,479	31,663	61,816

Total Impairment Loss on Real Estate Assets	$128,314	$111,860	$16,454

During the year ended December 31, 2011, the Company recorded impairment loss on real estate assets of $128.3 million, compared to $111.9 million during the year ended December 31, 2010.

During the year ended December 31, 2011, impairment loss related to land under development and homes completed and under construction resulted from projected cash flows with the strategy of selling the lots on a finished or unfinished basis, or building out the project. During the 2011 period, the Company adjusted discount rates to a range of 18% to 22%, which were also validated by the third party valuation firm, discussed below.

The Company engaged a third-party valuation firm to assist with the analysis of the fair value of the entity, and respective assets and liabilities in connection with its reorganization. Since the valuation was completed near December 31, 2011, management used such valuation to evaluate the book value as of December 31, 2011.

The impairment loss related to land under development and homes completed and under construction incurred during the year ended December 31, 2010, resulted from (i) a decrease in certain projects in home sales prices related to increased incentives, (ii) increased future costs in certain projects for outside broker expense and sales and marketing expense, (iii) the decision by the Company in certain projects to cancel certain land option agreements to purchase lots in projects where sales were deteriorating and the underlying value of the land to be purchased was less than the purchase price using a residual land value approach, (iv) the need in certain projects to preserve the liquidity of the Company and, therefore, canceling certain land option agreements, and (v) the renegotiations in certain other projects of the land purchase schedule for land under option, to delay the required purchases, to allow markets to recover, and reduce the amount of lots to be purchased over time. The extended time of the projects increased carrying costs that lead to the future undiscounted cash flows of the projects being less than the current book value of the land. During the 2010 period, the Company increased discount rates to a range of 21% to 29%. These rates resulted from a full year of interest incurred on the Senior Secured Term Loan due 2014, or the Old Term Loan, of 14%. During the 2009 period, the Company increased the discount rates used in the estimated discounted cash flow assessments to a range of 19% to 27%. These rates resulted from an increase in the leverage component of our discount rate related to the interest cost on the Old Term Loan and a decrease in risk-related discount rates in California projects due to improving market conditions, including: (i) a decrease in the cancellation rate for the Company at 19% in the 2010 period compared to 21% in the 2009 period, (ii) an increase of 1.9% in the Company’s gross margin percentage and (iii) an increase in the number of net home orders per sale location from 34.8 in the 2009 period to 36.1 in the 2010 period.

The impairment loss related to land held for future development or sold incurred during the year ended December 31, 2010, resulted from the reduced value of the land in the project. The Company values land held for future development using (i) projected cash flows with the strategy of selling the land on a finished or unfinished basis, or building out the project, (ii) considering recent, legitimate offers received, and (iii) prices for land in recent comparable sales transactions, among other factors.

Sales and Marketing Expenses

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
	(Dollars in thousands)
Sales and Marketing Expenses
Homebuilding
Southern California	$8,480	$12,582	$(4,102)	(33)%
Northern California	4,227	4,247	(20)	0%
Arizona	1,318	1,207	111	9%
Nevada	2,823	1,710	1,113	65%

Total	$16,848	$19,746	$(2,898)	(15)%

Sales and marketing expenses decreased $2.9 million to $16.8 million in the 2011 period from $19.7 million in the 2010 period primarily due to a decrease of $1.5 million in direct selling expenses, including a decrease of $1.3 million in salaries and commissions paid in 2011 as compared to 2010, and a decrease of $0.3 million in seller closing costs and referral fees in 2011 as compared to 2010 due to the decrease in units closed in 2011 as compared to 2010. In addition, advertising costs decreased $1.0 million, due to the opening of fewer new model complexes in 2011 as compared to 2010.

General and Administrative Expenses

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
	(Dollars in thousands)
General and Administrative Expenses
Homebuilding
Southern California	$3,665	$5,093	$(1,428)	(28)%
Northern California	1,388	2,960	(1,572)	(53)%
Arizona	1,884	2,568	(684)	(27)%
Nevada	2,349	2,651	(302)	(11)%
Corporate	13,125	11,857	1,268	11%

Total	$22,411	$25,129	$(2,718)	(11)%

General and administrative expenses decreased $2.7 million, or 11%, in the 2011 period to $22.4 million from $25.1 million in the 2010 period. In 2010, the Company incurred $2.1 million in outside services expense in connection with the Old Term Loan, which is included in general and administrative expenses. In addition to the $2.1 million decrease in general and administrative expenses relating to outside services in connection with the Old Term Loan, the additional decrease in general and administrative expenses in 2011 reflects the Company’s overhead costs savings measures taken during the year. The bonus expense incurred in the 2010 and 2011 periods was a decision by management to award bonuses to employees in order to encourage employee retention and reward individual employee performance.

Other Items

Other operating costs increased to $4.0 million in the 2011 period compared to $2.7 million in the 2010 period. The increase is due to the increase in property tax expense incurred as a period expense on projects in which development was temporarily suspended. The Company incurred $1.8 million in the 2011 period, compared to $1.6 million in the 2010 period. In addition, operating losses realized by golf course operations decreased to $1.0 million in the 2011 period from $1.1 million in the 2010 period.

Equity in income from unconsolidated joint ventures increased to $3.6 million in the 2011 period compared to income of $0.9 million in the 2010 period, primarily due to the sale of the Company’s interest in one of its unconsolidated joint ventures.

During 2010, the Company redeemed $37.3 million principal amount of its then outstanding 7 5/8% Senior Notes due 2012, 10 3/4% Senior Notes due 2013 and 7 1/2% Senior Notes due 2014, or collectively, the Old Senior Notes, at a cost of $31.3 million, plus accrued interest. The net gain resulting from the redemptions, after giving effect to amortization of related deferred loan costs, was $5.6 million. During 2011, the Company did not redeem any of its outstanding Old Senior Notes.

During the year ended December 31, 2011, the Company incurred interest related to its outstanding debt of $61.4 million and capitalized $36.9 million, resulting in net interest expense of $24.5 million. During the year ended December 31, 2010, the Company incurred interest related to its outstanding debt of $62.8 million and capitalized $39.1 million, resulting in net interest expense of $23.7 million. The year over year increase in net interest expense is due to a decrease in real estate assets which qualify for interest capitalization during the 2011 period.

Other income primarily consists of marketing services and human resource management income slightly offset by mortgage company expense. During the 2011 period, the Company had income of $0.8 million compared to a negligible amount in the 2010 period.

Income from non-controlling interest of consolidated entities decreased to $0.4 million in the 2011 period compared to $1.3 million in the 2010 period, primarily due to a decrease in the number of joint venture homes closed.

	Year Ended December 31,		Increase (Decrease)
	2011	2010	Amount	%
	(Dollars in thousands)
(Loss) Income Before Benefit (Provision) for Income Taxes
Homebuilding
Southern California	$(26,406)	$(83,176)	$56,770	(68)%
Northern California	(6,306)	(41)	(6,265)	15,280%
Arizona	(95,185)	(26,887)	(68,298)	254%
Nevada	(30,500)	(21,449)	(9,051)	42%
Corporate	(34,491)	(4,314)	(30,177)	700%

Total	$(192,888)	$(135,867)	$(57,021)	42%

In Southern California, loss before benefit for income taxes decreased 68% to $26.4 million in the 2011 period from $83.2 million in the 2010 period. The decrease in loss is primarily attributable to (i) a decrease in impairment loss on real estate assets from $70.8 million in the 2010 period, to $18.0 million in the 2011 period, (ii) a decrease in interest expense to $10.0 million in the 2011 period, from $17.9 million in the 2010 period, (iii) a $4.3 million increase in income from unconsolidated joint ventures in the 2011 period, offset by (iv) a $12.4 million decrease in homebuilding gross profit in the 2011 period.

In Northern California, loss before benefit for income taxes of approximately $0.04 million in the 2010 period increased to a loss of $6.3 million in the 2011 period. The increase in loss is primarily attributable to (i) a decrease in homebuilding gross profit from $11.5 million in the 2010 period to $3.7 million in the 2011 period, (ii) an increase in interest expense to $1.9 million in the 2011 period, from $.07 million in the 2010 period, offset by (iii) a decrease in impairment loss on real estate assets from $3.1 million in the 2010 period, to $2.1 million in the 2011 period.

In Arizona, loss before benefit for income taxes increased to a loss of $95.2 million in the 2011 period from a loss of $26.9 million in the 2010 period. The change is primarily attributable to (i) an increase in impairment loss on real estate assets to $87.6 million in the 2011 period, from $22.4 million in the 2010 period, (ii) an increase in interest expense to $6.6 million in the 2011 period from $5.2 million in the 2010 period, offset by (iii) an increase homebuilding gross profit from $0.8 million in the 2010 period to gross profit of $2.4 million in the 2011 period.

In Nevada, loss before benefit for income taxes increased 42% to $30.5 million in the 2011 period from $21.4 million in the 2010 period. The increase in loss is primarily attributable to (i) an increase in impairment loss on real estate assets to $20.7 million in the 2011 period, from $15.5 million in the 2010 period, (ii) an increase in interest expense from $3.6 million in the 2010 period, to $6.0 million in the 2011 period, and (iii) a decrease in homebuilding gross profit from $3.0 million in the 2010 period to $2.1 million in the 2011 period.

Corporate develops and implements strategic initiatives and supports the Company’s operating divisions by centralizing key administrative functions such as finance and treasury, information technology, tax planning, internal audit, risk management and litigation and human resources. The Company recorded a gain of $5.6 million from the redemption of Old Senior Notes in the 2010 period with no comparable amount in 2011. Additionally, loss before benefit (provision) for income taxes for Corporate for the 2011 period includes $21.2 million in reorganization costs.

Income Taxes

On November 6, 2009, an expanded carry back election was signed into law as part of the Worker, Homeownership, and Business Assistance Act of 2009. As a result of this legislation, the Company elected to carry back for five years the taxable losses generated in 2009. As of December 31, 2009, the Company recorded an income tax refund receivable and the related income tax benefit of $101.8 million. The Company received the tax refund during the first quarter of 2010. As of December 31, 2010, the Company received an additional refund related to the 2009 loss carry back of $347,000 and recorded the related income tax benefit as of December 31, 2010. In 2011, the Company only paid $10,000 in minimum tax payments for the year.

Net Loss

As a result of the foregoing factors, net loss for the year ended December 31, 2011 was $193.3 million compared to net loss for the year ended December 31, 2010 of $136.8 million.

	December 31,		Increase (Decrease)
	2011	2010	Amount	%
Lots Owned and Controlled
Lots Owned
Southern California	713	922	(209)	(23)%
Northern California	767	616	151	25%
Arizona	6,194	5,836	358	6%
Nevada	2,676	2,791	(115)	(4)%

Total	10,350	10,165	185	2%

Lots Controlled(1)
Southern California	114	114	—	—
Northern California	—	303	(303)	(100)%

Total	114	417	(303)	(73)%

Total Lots Owned and Controlled	10,464	10,582	118	1%

(1)	Lots controlled may be purchased by the Company as consolidated projects or may be purchased by newly formed unconsolidated joint ventures.

Total lots owned and controlled has increased 2% to 10,767 lots owned and controlled at December 31, 2011 from 10,582 lots at December 31, 2010. The increase is primarily due to certain lot acquisitions during the period, offset by the closing of 614 homes during the 2011 period and cancelation of certain lot option contracts.

Comparisons of Years Ended December 31, 2010 and 2009

On a consolidated basis, the number of net new home orders for the year ended December 31, 2010 decreased 25% to 650 homes from 869 homes for the year ended December 31, 2009. The number of homes closed on a consolidated basis for the year ended December 31, 2010 decreased 17% to 760 homes from 915 homes for the year ended December 31, 2009. The cancellation rate of buyers who contracted to buy a home but did not close escrow at the Company’s projects was approximately 19% during 2010 and 21% during 2009. The inventory of completed and unsold homes was 107 homes as of December 31, 2010, compared to 39 homes as of December 31, 2009.

On a consolidated basis, the backlog of homes sold but not closed as of December 31, 2010 was 84 homes, down 57% from 194 homes as of December 31, 2009. Homes in backlog are generally closed within three to six months. The dollar amount of backlog of homes sold but not closed on a consolidated basis as of December 31, 2010 was $30.1 million, down 47% from $56.4 million as of December 31, 2009.

The Company’s average number of sales locations decreased for the year ended December 31, 2010 to 18, down 28% from 25 for the year ended December 31, 2009. In addition, the Company temporarily suspended the development of certain projects, which will be re-opened when management believes the surrounding markets have stabilized. The Company’s number of new home orders per average sales location increased from 34.8 for the year ended December 31, 2009 to 36.1 for the year ended December 31, 2010.

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
Number of Net New Home Orders
Southern California	369	450	(81)	(18)%
Northern California	114	102	12	12%
Arizona	90	197	(107)	(54)%
Nevada	77	120	(43)	(36)%

Total	650	869	(219)	(25)%

Cancellation Rate	19%	21%	(2)%

Three of the Company’s homebuilding segments experienced declines in net new home orders during the year ended December 31, 2010, primarily attributable to a decrease in the average number of sales locations. However, the Company’s Northern California segment experienced a slight increase in new home orders during this same period, due to an increase in the average number of sales locations.

Cancellation rates during the year ended December 31, 2010 decreased to 19% in the 2010 period from 21% during the 2009 period. The decline resulted from a decrease in the cancellation rate in two of the Company’s homebuilding segments. Southern California remained consistent at 19% in the 2010 period compared to 19% in the 2009 period, Northern California decreased to 23% in the 2010 period from 28% in the 2009 period, Arizona increased to 15% in the 2010 period from 13% in the 2009 period and Nevada decreased to 14% in the 2010 period from 30% in the 2009 period. The decrease in cancellation rates, period over period, could result in future stabilization in certain of the homebuilding markets in which the Company operates.

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
Average Number of Sales Locations
Southern California	7	9	(2)	(22)%
Northern California	5	4	1	25%
Arizona	3	4	(1)	(25)%
Nevada	3	8	(5)	(63)%

Total	18	25	(7)	(28)%

The average number of sales locations decreased in each homebuilding segment, except for Northern California, during the year ended December 31, 2010, primarily due to (i) final deliveries in certain projects, (ii) suspended projects throughout the Company, offset by (iii) the addition of newly acquired projects during the year.

	December 31,		Increase (Decrease)
	2010	2009	Amount	%
Backlog (units)
Southern California	34	158	(124)	(78)%
Northern California	19	6	13	217%
Arizona	8	17	(9)	(53)%
Nevada	23	13	10	77%

Total	84	194	(110)	(57)%

The Company’s backlog at December 31, 2010 decreased 57% from levels at December 31, 2009, primarily resulting from a decrease in the average number of sales locations, and a decrease in the number of net new home orders. The decrease in backlog during this period reflects a decrease in net new order activity of 25% to 650 homes in the 2010 period compared to 869 homes in the 2009 period and a decrease in number of homes closed by 17% to 760 in the 2010 period from 915 in the 2009 period.

	December 31,		Increase (Decrease)
	2010	2009	Amount	%
	(Dollars in thousands)
Backlog (dollars)
Southern California	$16,726	$48,681	$(31,955)	(66)%
Northern California	8,184	2,479	5,705	230%
Arizona	995	2,716	(1,721)	(63)%
Nevada	4,172	2,596	1,576	61%

Total	$30,077	$56,472	$(26,395)	(47)%

The dollar amount of backlog of homes sold but not closed on a consolidated basis as of December 31, 2010 was $30.1 million, down 47% from $56.5 million as of December 31, 2009. The decrease in backlog during this period reflects a decrease in net new order activity of 25% to 650 homes in the 2010 period compared to 869 homes in the 2009 period. The significant decrease in unit backlog of 57% was slightly offset by an increase of 23% in the average sales price of homes in backlog to $358,100 as of December 31, 2010 compared to $291,100 as of December 31, 2009. The product mix at the Company’s projects shifted in 2010. There were 28 homes or 33% of total homes in backlog greater than $500,000 per unit at December 31, 2010, compared to no homes in backlog greater than $500,000 per unit at December 31, 2009.

In Southern California, the dollar amount of backlog decreased 66% to $16.7 million as of December 31, 2010 from $48.7 million as of December 31, 2009, which is attributable to an 18% decrease in net new home orders in Southern California to 369 homes in the 2010 period compared to 450 homes in the 2009 period in addition to an increase in the number of closings from 426 in the 2009 period to 493 in the 2010 period. In Southern California, the cancellation rate remained consistent at 19% for the period ended December 31, 2010 compared to 19% for the period ended December 31, 2009.

In Northern California, the dollar amount of backlog increased 230% to $8.2 million as of December 31, 2010 from $2.5 million as of December 31, 2009, which is attributable to a 12% increase in net new home orders in Northern California to 114 homes in the 2010 period compared to 102 homes in the 2009 period, and an increase in homes in backlog to 19 homes at December 31, 2010 from 6 homes at December 31, 2009. The increase in homes in backlog is due to an increase in the number of open projects at the end of the current period. At December 31, 2010, Northern California had 9 open projects compared to 2 open projects in the 2009 period. In addition, the average sales price of homes in backlog increased 4% to $430,700 as of December 31, 2010 compared to $413,800 as of December 31, 2009, which is primarily due to product mix. In Northern California the cancellation rate decreased to 23% for the period ended December 31, 2010 from 28% for the period ended December 31, 2009.

In Arizona, the dollar amount of backlog decreased 63% to $1.0 million as of December 31, 2010 from $2.7 million as of December 31, 2009, which is attributable to a 53% decrease in homes in backlog to 8 homes at December 31, 2010 from 17 homes at December 31, 2009 and to a 22% decrease in the average sales price of homes in backlog to $124,400 as of December 31, 2010 compared to $159,800 as of December 31, 2009. In Arizona, the cancellation rate increased to 15% for the period ended December 31, 2010 from 13% for the period ended December 31, 2009.

In Nevada, the dollar amount of backlog increased 61% to $4.2 million as of December 31, 2010 from $2.6 million as of December 31, 2009, which is attributable to a 77% increase in homes in backlog to 23 homes at December 31, 2010 from 13 homes at December 31, 2009 slightly offset by a 9% decrease in the average sales price of homes in backlog to $181,400 as of December 31, 2010 compared to $199,700 as of December 31, 2009. In Nevada, the cancellation rate decreased to 14% for the period ended December 31, 2010 from 30% for the period ended December 31, 2009.

The decrease in the dollar amount of backlog of homes sold but not closed as described above generally results in a reduction in operating revenues in the subsequent period as compared to the previous period. Revenue from sales of homes increased 5% to $266.9 million during the period ended December 31, 2010 from $253.9 million during the period ended December 31, 2009. A decrease in homebuilding revenues on a project basis is a potential indicator for impairment. If market prices and home values decrease in certain of the Company’s projects and cancellation rates increase in the future, the Company’s revenue and liquidity would likely be negatively impacted.

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
Number of Homes Closed
Southern California	493	426	67	16%
Northern California	101	144	(43)	(30)%
Arizona	99	214	(115)	(54)%
Nevada	67	131	(64)	(49)%

Total	760	915	(155)	(17)%

During the year ended December 31, 2010, the number of homes closed decreased 17%. The decrease was primarily driven by a decrease in the average number of sales locations to 18 in 2010 from 25 in the 2009 period. In addition, the completion of The Worker, Homeownership, and Business Assistance Act of 2009, which was applicable to net new home orders under contract by April 30, 2010 and closed by September 30, 2010, favorably impacted our home sales during the early part of 2010, but also contributed to an industry-wide decline in net new home orders in the latter part of 2010.

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
	(Dollars in thousands)
Home Sales Revenue
Southern California	$195,613	$141,884	$53,729	38%
Northern California	38,891	43,211	(4,320)	(10)%
Arizona	16,595	39,619	(23,024)	(58)%
Nevada	15,766	29,160	(13,394)	(46)%

Total	$266,865	$253,874	$12,991	5%

The increase in homebuilding revenue of 5% to $266.9 million during the year ended December 31, 2010 from $253.9 million during the year ended December 31, 2009 is attributable to an increase in the average sales price of homes closed to $351,100 during the 2010 period from $277,500 during the 2009 period due to a change in the product mix, offset by a decrease in the number of homes closed to 760 in the 2010 period compared to 915 in the 2009 period.

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
Average Sales Price of Homes Closed
Southern California	$396,800	$333,100	$63,700	19%
Northern California	385,100	300,100	85,000	28%
Arizona	167,600	185,100	(17,500)	(9)%
Nevada	235,300	222,600	12,700	6%

Total	$351,100	$277,500	$73,600	27%

The average sales price of homes closed during the year ended December 31, 2010 increased 27% to $351,100 compared to $277,500 in 2009. The increase in average sales price per home is primarily due to a change in product mix. In Southern and Northern California, the Company delivered a higher percentage of homes at higher prices due to the opening of several new communities in highly desirable locations and delivered fewer homes at lower prices as those communities closed their final units in 2009. In Arizona, average sales prices decreased based on market conditions, and declined consumer demand, and competition from foreclosure homes in the Phoenix market. These conditions attributed to the $22.4 million of impairment loss on real estate assets recorded during 2010, with no comparable amount in 2009.

	Year Ended December 31,		Increase (Decrease)
	2010	2009
Homebuilding Gross Margin (Loss) Percentage
Southern California	14.6%	15.6%	(1.0)%
Northern California	22.3%	13.8%	8.5%
Arizona	4.9%	7.0%	(2.1)%
Nevada	19.7%	12.2%	7.5%

Total	15.4%	13.5%	1.9%

Homebuilding gross margin (loss) percentage during the year ended December 31, 2010 increased to 15.4% from 13.5% during the year ended December 31, 2009, which is primarily attributable to an increase in the average sales price of homes closed of 27% from $277,500 in the 2009 period to $351,100 in the 2010 period offset by an increase in the average cost of homes closed of 24% from $239,900 in the 2009 period to $297,000 in the 2010 period.

Homebuilding gross margins may be negatively impacted by a weak economic environment, which includes homebuyers’ reluctance to purchase new homes, increase in foreclosure rates, tightening of mortgage loan origination requirements, high cancellation rates, which could affect our ability to maintain existing home prices and/or home sales incentive levels, and continued deterioration in the demand for new homes in our markets, among other things.

Lots, Land and Other

Land sales revenue was $17.2 million during the year ended December 31, 2010, compared with $21.2 million for the year ended December 31, 2009. As part of an opportunistic land sale, in June 2010, the Company sold land in Santa Clara County and generated a net profit of $2.9 million. During 2009 and 2008, in response to the slow-down in the homebuilding industry, the Company entered into certain land sale transactions to improve its liquidity and to reduce its overall debt. On December 24, 2009, the Company consummated the sale of certain real property for an aggregate sales price of $13.6 million. The aggregate book value of these properties on the closing date as reflected on the consolidated balance sheet of the Company and its subsidiaries was approximately $84.2 million. The Company entered into these land sale transactions to generate cash flow, to reduce overall debt and to re-invest the cash by purchasing land in certain of its improving markets. The Company determined that the best economic value to the Company of these lots was to sell them in their current condition as opposed to holding the lots and eventually building and selling homes. The Company continues to evaluate its options and the marketplace with respect to developing lots.

During the year ended December 31, 2010, the Company recorded a loss related to land sales of $3.2 million compared to a loss of $110.4 million during the 2009 period. Included in these amounts are the write-off of land deposits and pre-acquisition costs of $6.0 million and $37.9 million, respectively. The write-off of land deposits and pre-acquisition costs of $6.0 million in 2010 are attributable to projects where the value of the land was less than the contracted price. In 2009, the write-off of land deposits and pre-acquisition costs of $37.9 million are attributable to projects held in three of its land banking arrangements. In the fourth quarter of 2009, for one of these land banking arrangements, the Company subsequently purchased the remaining 51 lots for the contracted price after the Company had written off the deposits that would have been included in the land basis of these lots. Management of the Company determined that the remaining purchase prices of the lots in the arrangements were priced above current market values.

Construction Services Revenue

Construction services revenue, which is all recognized in Southern California, was $10.6 million during the year ended December 31, 2010, compared with $34.1 million in the 2009 period. See Note 1 to “Notes to Consolidated Financial Statements” for the year ended December 31, 2011 for further discussion.

	Year Ended December 31,		Increase (Decrease)
	2010	2009
	(in thousands)
Impairment Loss on Real Estate Assets
Land under development and homes completed and under construction
Southern California	$70,801	$19,518	$51,283
Northern California	3,103	6,144	(3,041)
Arizona	6,293	—	6,293
Nevada	—	6,254	(6,254)

Total	$80,197	$31,916	$48,281

Land held for future development or sold
Southern California	$—	$—	$—
Northern California	—	—	—
Arizona	16,116	—	16,116
Nevada	15,547	13,353	2,194

Total	31,663	13,353	18,310

Total Impairment Loss on Real Estate Assets	$111,860	$45,269	$66,591

The impairment loss related to land under development and homes completed and under construction incurred during the year ended December 31, 2010 resulted from (i) in certain projects, a decrease in home sales prices related to increased incentives, (ii) in certain projects, increased future costs for outside broker expense and sales and marketing expense, (iii) in certain projects, the decision by the Company to cancel certain land option agreements to purchase lots in projects where sales were deteriorating and the underlying value of the land to be purchased was less than the purchase price using a residual land value approach, (iv) in certain projects, the need to preserve the liquidity of the Company and, therefore, canceling certain land option agreements, and (v) in certain other projects, the renegotiations of the land purchase schedule for land under option, to delay the required purchases, to allow markets to recover, and reduce the amount of lots to be purchased over time. The extended time of the project increased carrying costs that lead to the future undiscounted cash flows of the project being less than the current book value of the land.

The impairment loss related to land held for future development or sold incurred during the year ended December 31, 2010 resulted from the reduced value of the land in the project. The Company values land held for future development or sold using (i) projected cash flows with the strategy of selling the land on a finished or unfinished basis, or building out the project, (ii) considering recent, legitimate offers received, (iii) prices for land in recent comparable sales transactions, and other factors. In addition, the Company may use appraisals to best determine the as-is value. During the 2010 period, the Company increased discount rates to a range of 21% to 29%. These rates resulted from a full year of interest incurred on the Old Term Loan of 14%. During the 2009 period, the Company increased the discount rates used in the estimated discounted cash flow assessments to a range of 19% to 27%. These rates resulted from an increase in the leverage component of our discount rate related to the interest cost on the Old Term Loan and a decrease in risk-related discount rates in California projects due to improving market conditions, including: (i) a decrease in the cancellation rate for the Company at 19% in the 2010 period compared to 21% in the 2009 period, (ii) an increase of 1.9% in the Company gross margin percentage and (iii) an increase in the number of net home orders per sale location from 34.8 in the 2009 period to 36.1 in the 2010 period.

Sales and Marketing Expenses

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
	(Dollars in thousands)
Sales and Marketing Expenses
Homebuilding
Southern California	$12,582	$9,537	$3,045	32%
Northern California	4,247	3,499	748	21%
Arizona	1,207	2,350	(1,143)	(49)%
Nevada	1,710	2,250	(540)	(24)%

Total	$19,746	$17,636	$2,110	12%

Sales and marketing expenses increased $2.1 million to $19.7 million in the 2010 period from $17.6 million in the 2009 period primarily due to an increase of $3.6 million in advertising, due to opening new model complexes and the re-introduction of projects where development was temporarily suspended. In addition, direct selling expenses decreased approximately $1.2 million, including a decrease of $.08 million in commissions paid to outside brokers in 2010 as compared to 2009, and a decrease of $0.5 million in seller closing costs and referral fees in 2010 as compared to 2009 due to the decrease in units closed in 2010 as compared to 2009.

General and Administrative Expenses

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
	(Dollars in thousands)
General and Administrative Expenses
Homebuilding
Southern California	$5,093	$3,982	$1,111	28%
Northern California	2,960	2,317	643	28%
Arizona	2,568	2,358	210	9%
Nevada	2,651	2,558	93	4%
Corporate	11,857	9,812	2,045	21%

Total	$25,129	$21,027	$4,102	20%

General and administrative expenses increased $4.1 million, or 20%, in the 2010 period to $25.1 million from $21.0 million in the 2009 period primarily as a result of an increase in outside services expense of $2.1 million incurred in connection with the Old Term Loan as well as $2.0 million relating to an easement payment relating to land sold to a third party in December 2009. Additionally, as the number of active projects increased, the Company increased staffing levels to support operations to 212 full time employees by the end of 2010 from 194 at the end of 2009. The bonus expense incurred in the 2009 and 2010 periods was a decision by management to award bonuses to employees in order to encourage employee retention and reward individual employee performance.

Other Items

Other operating costs decreased to $2.7 million in the 2010 period compared to $6.6 million in the 2009 period. The decline is due to the decrease in property tax expense incurred as a period expense on projects in which development was temporarily suspended. The Company received $1.6 million in the 2010 period, compared with $5.4 million in the 2009 period. This decrease was primarily driven by projects restarted during the year ended December 31, 2010, in which costs are capitalized to the projects. In addition, operating losses realized by golf course operations decreased to $1.1 million in the 2010 period from $1.2 million in the 2009 period.

Equity in income from unconsolidated joint ventures increased from a loss of $(0.4) million in the 2009 period to income of $0.9 million in the 2010 period, primarily due to an increase in income from the mortgage joint venture as well as an increase in other joint venture activity.

As described previously, during 2010, the Company redeemed $37.3 million principal amount of its outstanding Old Senior Notes at a cost of $31.3 million, plus accrued interest. The net gain resulting from the redemptions, after giving effect to amortization of related deferred loan costs, was $5.6 million. During 2009, the Company redeemed $156.9 million principal amount of its outstanding Old Senior Notes at a cost of $77.0 million, plus accrued interest. The net gain resulting from the redemptions, after giving effect to amortization of related deferred loan costs, was $78.1 million.

During the year ended December 31, 2010, the Company incurred interest related to its outstanding debt of $62.8 million and capitalized $39.1 million, resulting in net interest expense of $23.7 million. During the year ended December 31, 2009, the Company incurred interest related to its outstanding debt of $48.8 million and capitalized $12.9 million, resulting in net interest expense of $35.9 million. The year over year decrease in net interest expense is due to an increase in real estate assets which qualify for interest capitalization during the 2010 period.

Other income primarily consists of construction management income slightly offset by mortgage company expense during the 2010 period compared to loss of $3.0 million in the 2009 period due to the loss on the sale of a fixed asset relating to the sale of the Company’s aircraft as described more fully in Note 11 of “Notes to Consolidated Financial Statements” for the year ended December 31, 2011.

Income from non-controlling interest of consolidated entities increased to $1.3 million in the 2010 period compared to a loss of $(0.4) million in the 2009 period, primarily due to a decrease in joint venture costs and an increase in gross margins.

	Year Ended December 31,		Increase (Decrease)
	2010	2009	Amount	%
	(Dollars in thousands)
(Loss) Income Before Benefit (Provision) for Income Taxes
Homebuilding
Southern California	$(83,176)	$(57,716)	$(25,460)	44%
Northern California	(41)	(37,853)	37,812	(100)%
Arizona	(26,887)	(21,451)	(5,436)	25%
Nevada	(21,449)	(70,915)	49,466	(70)%
Corporate	(4,314)	65,074	(69,388)	(107)%

Total	$(135,867)	$(122,861)	$(13,006)	11%

In Southern California, (loss) before benefit for income taxes increased 44% to $(83.2) million in the 2010 period from $(57.7) million in the 2009 period. The increase in loss is primarily attributable to (i) an increase in impairment loss on real estate assets to $70.8 million in the 2010 period, from $19.5 million in the 2009 period, (ii) offset by loss on land sales of $24.0 million in the 2009 period with no comparable amount in the 2010 period, and (iii) a $6.4 million increase in homebuilding gross profit in the 2010 period.

In Northern California, loss before benefit for income taxes of $37.9 million in the 2009 period decreased 100% in the 2010 period. The decrease in loss is primarily attributable to (i) an increase in gain on land sales of $2.9 million in the 2010 period from a loss on land sales of $29.4 million in the 2009 period, (ii) a decrease in impairment loss on real estate assets to $3.1 million in the 2010 period from $6.1 million in the 2009 period and (iii) an increase in homebuilding gross profit to $8.7 million in the 2010 period from $6.0 million in the 2009 period.

In Arizona, loss before benefit for income taxes increased to a loss of $26.9 million in the 2010 period from a loss of $21.5 million in the 2009 period. The change is primarily attributable to (i) an increase in impairment loss on real estate assets to $22.4 million in the 2010 period with no comparable amount in the 2009 period, offset by (ii) a decrease in homebuilding gross profit to $0.8 million in the 2010 period from $2.8 million in the 2009 period and (iii) a decrease in the loss on land sales of $14.0 million in the 2009 period with no comparable loss on land sales in the 2010 period.

In Nevada, loss before benefit for income taxes decreased 70% to a loss of $21.4 million in the 2010 period from a loss of $70.9 million in the 2009 period. The decrease in loss is primarily attributable to a loss on land sales of $43.0 million in the 2009 period with no comparable amount in the 2010 period along with a decrease in impairment loss on real estate assets to $15.5 million in the 2010 period from $19.6 million in the 2009 period.

Corporate develops and implements strategic initiatives and supports the Company’s operating divisions by centralizing key administrative functions such as finance and treasury, information technology, tax planning, internal audit, risk management and litigation and human resources. The Company recorded the gain from redemption of Old Senior Notes and income tax provisions and benefits at the corporate level.

Income Taxes

On November 6, 2009, an expanded carry back election was signed into law as part of the Worker, Homeownership, and Business Assistance Act of 2009. As a result of this legislation, the Company elected to carry back for five years the taxable losses generated in 2009. As of December 31, 2009, the Company recorded an income tax refund receivable and the related income tax benefit of $101.8 million. The Company received the tax refund during the first quarter of 2010. As of December 31, 2010, the Company received an additional refund related to the 2009 loss carry back of $347,000 and recorded the related income tax benefit as of December 31, 2010.

Net Loss

As a result of the foregoing factors, net loss for the year ended December 31, 2010 was $136.8 million compared to net loss for the year ended December 31, 2009 of $20.5 million.

	December 31,		Increase (Decrease)
	2010	2009	Amount	%
Lots Owned and Controlled
Lots Owned
Southern California	922	1,139	(217)	(19)%
Northern California	616	478	138	29%
Arizona	5,836	4,985	851	17%
Nevada	2,791	2,522	269	11%

Total	10,165	9,124	1,041	11%

Lots Controlled(1)
Southern California	114	439	(325)	(74)%
Northern California	303	—	303	100%
Arizona	—	767	(767)	(100)%

Total	417	1,206	(789)	(65)%

Total Lots Owned and Controlled	10,582	10,330	252	2%

(1)	Lots controlled may be purchased by the Company as consolidated projects or may be purchased by newly formed unconsolidated joint ventures.

Total lots owned and controlled has increased 2% to 10,582 lots owned and controlled at December 31, 2010 from 10,330 lots at December 31, 2009. The increase is primarily due to certain lot acquisitions during the period, offset by the closing of 750 homes during the 2010 period and cancellation of certain lot option contracts.

Financial Condition and Liquidity

Since early 2006, the U.S. housing market had been negatively impacted by declined consumer confidence, restrictive mortgage standards, and large supplies of foreclosure, resale and new homes, among other factors. When combined with a prolonged economic downturn, high unemployment levels, and uncertainty in the U.S. economy, these conditions have contributed to decreased demand for housing, declining sales prices, and increasing pricing pressure, which, at the time, hindered the Company’s ability to attract new home buyers. As a result, the Company has experienced operating losses each year, beginning in 2007. Such losses resulted from a combination of reduced homebuilding gross margins, losses on land sales to generate cash flow and significant non-cash impairment losses on real estate assets. The U.S. housing market and broader economy remain in a period of uncertainty; however, there are signs of stabilization in certain of our local markets.

During 2011, the Company began to show signs of stabilization in certain of its markets, particularly in the Company’s Arizona and Northern California markets, while Southern California and Nevada showed signs of slower absorption. In Arizona, net new home orders per average sales location increased to 101.0 during the year ended December 31, 2011 from 30.0 for the same period in 2010. In Northern California, net new home orders per average sales location increased to 36.8 during the year ended December 31, 2011 from 28.5 during the year ended December 31, 2010. In Southern California, net new home orders per average sales location decreased to 30.1 during the year ended December 31, 2011 from 52.7 for the same period in 2010. In Nevada, net new home orders per average sales location decreased to 18.2 during the year ended December 31, 2011 from 25.7 during the year ended December 31, 2010.

During the year ended December 31, 2011, in the Company’s Arizona and Northern California markets, sales absorption rates have increased significantly, and cancellation rates have declined. In the Company’s Southern California and Nevada markets, the Company has experienced a decline in sales absorption rates and an increase in cancellation rates, which is reflected in year over year new orders per average sales location and cancellation rates.

•

In Southern California, net new home orders per average sales location decreased 43% to 30.1 during the year ended December 31, 2011 from 52.7 for the same period in 2010. The cancellation rate in Southern California increased to 24% in the 2011 period from 19% in the 2010 period.

•

In Northern California, net new home orders per average sales location increased 61% to 36.8 during the year ended December 31, 2011 from 22.8 for the same period in 2010. In Northern California, the cancellation rate decreased to 18% in the 2011 period from 23% in the 2010 period.

•

In Arizona, net new home orders per average sales location more than tripled to 101.0 during the year ended December 31, 2011 from 30.0 for the same period in 2010. In Arizona, the cancellation rate decreased to 7% in the 2011 period compared to 15% in the 2010 period.

•

In Nevada, net new home orders per average sales location decreased 29% to 18.2 during the year ended December 31, 2011 from 25.7 for the same period in 2010. In Nevada, the cancellation rate increased to 20% in the 2011 period from 14% in the 2010 period.

On a consolidated basis, the Company’s cancellation rate decreased to approximately 18% in the 2011 period compared to approximately 19% in the 2010 period.

Beginning in 2012, the industry is showing indications that certain aforementioned negative trends may be improving, including (i) stabilizing unemployment rates, which correlate to improved levels of consumer confidence; (ii) decreasing foreclosure activity with decreasing volumes of shadow inventory; as well as (iii) sustained historically low mortgage rates. These trends are shown in our year over year results for the three month period ended in March 2012. During the three months ended March 31, 2012, the Company recorded an 89% increase in net new home orders compared to the three months ended March 31, 2011. In addition, the number of homes closed on a consolidated basis, increased 15% during the three months ended March 31, 2012 compared to the three months ended March 31, 2011, and the backlog of homes sold but not closed increased 132% from the three months ended March 31, 2011 to the three months ended March 31, 2012.

During the three months ended March 31, 2012, the Company’s markets improved significantly in sales absorption rates, new home orders per average sales location and cancellation rates.

•

In Southern California, net new home orders per average sales location increased 79% to 16.1 during the three months ended March 31, 2012 from 9.0 for the same period in 2011. The cancellation rate in Southern California decreased to 9% during the three months ended March 31, 2012 from 17% during the three months ended March 31, 2011.

•

In Northern California, net new home orders per average sales location increased 41% to 13.8 during the three months ended March 31, 2012 from 9.8 for the same period in 2011. In Northern California, the cancellation rate increased to 21% during the three months ended March 31, 2012 from 9% during the three months ended March 31, 2011.

•

In Arizona, net new home orders per average sales location increased to 61.5 during the three months ended March 31, 2012 from 15.5 for the same period in 2011. In Arizona, the cancellation rate decreased to 2% during the three months ended March 31, 2012 compared to 11% during the three months ended March 31, 2011.

•

In Nevada, net new home orders per average sales location increased to 10.0 during the three months ended March 31, 2012 from 4.2 during the same period in 2011. In Nevada, the cancellation rate decreased to 8% during the three months ended March 31, 2012 from 25% during the three months ended March 31, 2011.

On a consolidated basis, the Company’s cancellation rate decreased to approximately 9% during the three months ended March 31, 2012 compared to approximately 15% during the three months ended March 31, 2011.

The Company continues to operate cautiously, particularly with the potential impact of (i) upward trending mortgage rates, as the current level of low mortgage rates is not expected to remain in the long-term; (ii) increased costs and standards related to FHA loans, which continue to be a significant source of homebuyer financing; and (iii) an increase in the cost of building materials and sub-contractor labor costs.

On February 24, 2012, the Company received the proceeds from the Plan as discussed elsewhere herein. The Company received $50.0 million in cash related to the issuance of its Convertible Preferred Stock, $10.0 million related to the issuance of its Class C Common Stock, $21.0 million in cash and $4.0 million of land option value related to the assignment of an option to purchase certain real estate, related to the issuance of its Class B Common Stock, offset by certain fees and payments related to the Plan, for a net of $67.7 million in cash. The Plan allowed the Company to restructure its debt from $563.5 million as of December 31, 2011, to $384.5 million principal outstanding as of February 24, 2012, which subsequently reduces the Company’s interest exposure. The Company provides for its ongoing cash requirements with the proceeds identified above, as well as from internally generated funds from the sales of homes and/or land sales. During the successor period from February 25, 2012 through March 31, 2012, the Company used cash flows for operations of $4.3 million. In addition, the Company has the option to use additional outside borrowings, form new joint ventures with venture partners that provide a substantial portion of the capital required for certain projects, buying land via lot options or land banking arrangements. The Company has financed, and may in the future finance, certain projects and land acquisitions with construction loans secured by real estate inventories, seller-provided financing and land banking transactions. The management of the Company continues to focus on generating positive cash flow, reducing overall debt levels and returning the Company to profitability by growing the Company through additional land acquisitions.

The Company continues to review acquisitions of select land positions where it makes strategic and economic sense to do so, targeting finished lots in core coastal markets, near high employment job centers or transportation corridors. Management also continues to evaluate owned lots and land parcels to determine if values support holding the parcels for future projects or selling projects at current values.

Amended Term Loan

California Lyon is a party to that certain Amended Term Loan Agreement.

The Amended Term Loan Agreement provides for a first lien secured term loan of $235.0 million, secured by substantially all of the assets of California Lyon, Parent (excluding stock in California Lyon) and certain wholly-owned subsidiaries of Parent. The Amended Term Loan is guaranteed by Parent and certain wholly-owned subsidiaries of Parent.

The Amended Term Loan bears interest at a rate of 10.25% per annum. Based on the current outstanding balance of the Amended Term Loan, interest payments are $24.1 million annually. The Amended Term Loan is scheduled to mature on January 31, 2015. In addition, there is no prepayment penalty associated with the Amended Term Loan.

The Amended Term Loan Agreement restricts the ability of California Lyon to permit the indebtedness outstanding under the Amended Term Loan Agreement to exceed the borrowing base, with “borrowing base” being calculated as 67.5% (which percentage will be adjusted down to (x) 65% from the first year anniversary of the Amended Term Loan Agreement to the second anniversary of the Amended Term Loan Agreement and (y) 60% from and after the second year anniversary of the Amended Term Loan Agreement) of the sum of (i) unrestricted cash, (ii) escrow receivables and (iii) eligible real property collateral valuation, each as defined in the Amended Term Loan Agreement. The Amended Term Loan Agreement also contains covenants that, subject to certain exceptions, limit the ability of California Lyon, Parent and their respective subsidiaries to, among other things: (i) incur liens; (ii) incur additional indebtedness; (iii) transfer or dispose of assets; (iv) merge, consolidate or alter their line of business; (v) guarantee obligations; (vi) engage in affiliated party transactions; (vii) declare or pay dividends or make other distributions or repurchase stock; (viii) make advances, loans or investments; (ix) repay debt (including under the indenture governing the Notes); and (x) make expenditures outside of the Company’s primary business.

The Amended Term Loan Agreement contains customary events of default, including, without limitation, and subject to certain grace periods as set forth therein, failure to pay when due amounts under the Amended Term Loan Agreement; failure to comply with certain agreements or covenants contained in the Amended Term Loan Agreement or other loan documents related to the Amended Term Loan Agreement; default in respect of other indebtedness with an aggregate principal amount of more than $10.0 million; certain insolvency and bankruptcy events; and the occurrence of certain change of control transactions.

The Company’s covenant compliance for the Amended Term Loan at March 31, 2012 is detailed in the table set forth below:

Covenant and Other Requirements	Actual at March 31, 2012	Covenant Requirements at March 31, 2012
Ratio of Term Loan to Borrowing Base	64.1%	≤ 67.5%

As of March 31, 2012, the Company is not in default with the covenants under the Amended Term Loan.

The foregoing summary is not a complete description of the Amended Term Loan and is qualified in its entirety by reference to the Amended Term Loan Agreement.

12% Senior Subordinated Secured Notes due 2017

The outstanding principal amount of the Notes is $75.0 million and the Notes mature in February 2017. The Notes are senior subordinated secured obligations of California Lyon and are unconditionally guaranteed on a senior subordinated secured basis by Parent and by certain of Parent’s existing and future restricted subsidiaries. The Notes and the guarantees rank senior to all of California Lyon’s and the guarantors’ debt that is expressly subordinated to the Notes and the guarantees, but are subordinated to all of the Company’s and the guarantors’ indebtedness under the Amended Term Loan Agreement, and effectively subordinated to any future secured indebtedness of California Lyon and the guarantors that is secured on a first-lien basis, to the extent of the value of the assets securing that indebtedness.

Cash interest of 8% on the outstanding principal amount of the Notes, or $6 million per year, is due in semi-annual installments in arrears on June 15 and December 15 of each year. The remaining interest of 4% on the outstanding principal amount of the Notes is payable in kind semi-annually in arrears by increasing the principal amount of the Notes. The Notes are redeemable at the option of California Lyon at any time, in whole or in part, at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest, if any. All guarantees of the Notes are full and unconditional and all guarantees are joint and several. There are no significant restrictions under the indenture governing the Notes on the ability of the Company or any guarantor to obtain funds from subsidiaries by dividend or loan.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur certain additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Company’s restricted subsidiaries (other than California Lyon) to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of the Company’s and California Lyon’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the Indenture. In addition, there is no prepayment penalty associated with the Notes.

DIP Credit Agreement

Effective as of December 19, 2011, California Lyon entered into that certain Debtor-In-Possession (DIP) Credit Agreement which provided the Company with a debtor-in-possession facility during the Chapter 11 Cases. The DIP loan was for a maximum of $30.0 million, and had a stated interest rate of 10.25%. As of December 31, 2011, there were no outstanding amounts under the DIP agreement. In January 2012, the Company borrowed $5.0 million under the facility, which was repaid in full upon confirmation of the Plan on February 24, 2012.

Construction Notes Payable

At December 31, 2011, the Company had two construction notes payable totaling $16.0 million. One of the notes totaling $9.0 million matured in January 2012, with interest at rates based on either LIBOR or prime with an interest rate floor of 6.5%. However, in conjunction with the Plan, the construction note payable was renegotiated to mature January 2013 with a one year extension to December 2013. Interest on the note is paid monthly at a rate based on LIBOR or prime, with a floor of 5.5%, and the principal is repaid ratably in quarterly installments, beginning March 31, 2012 and continuing through maturity. As of March 31, 2012, the outstanding principal balance was $7.9 million.

The other construction note had a remaining balance at December 31, 2011 of $7.0 million, and was not renegotiated in conjunction with the Plan. The note will mature in May 2015. The loan pays interest monthly at a fixed rate of 10.0%, with quarterly principal payments of $500,000. During 2011, the Company paid $2.0 million in principal towards this loan. As of March 31, 2012, the outstanding principal balance was $6.5 million. As part of the Company’s adoption of ASC 852, the loan was valued at $6.3 million as of February 24, 2012, the date of the confirmation of the Plan.

Land Acquisition Note Payable

In October 2011, the Company secured an acquisition note payable in conjunction with the acquisition of a parcel of land in Northern California. The acquisition price of the land was $56.0 million, and the loan was for $55.0 million. The note was scheduled to mature in October 2012, and carried an interest rate of 1.5% per month, which was paid monthly on the loan. In May 2012, the Company sold the parcel of land and repaid the note in full. As part of the Company’s adoption of ASC 852, the loan was valued at $56.3 million as of February 24, 2012, the confirmation date of the Plan.

Seller Financing

At December 31, 2011, the Company had $3.0 million of notes payable outstanding related to a land acquisition for which seller financing was provided. The note bore interest at 7% and matured in March 2012. Interest is calculated on the principal balance outstanding and is accrued and paid to the seller at the time each residential unit is closed. In addition, the Company makes an annual interest payment on the outstanding principal balance related to any remaining residential units. In March 2012, the seller note was paid in full.

Land Banking Arrangements

As a method of acquiring land in staged takedowns, thereby minimizing the use of funds from the Company’s available cash or other corporate financing sources and limiting the Company’s risk, the Company transfers its right in such purchase agreements to entities owned by third parties, or land banking arrangements. These entities use equity contributions and/or incur debt to finance the acquisition and development of the land being purchased. The entities grant the Company an option to acquire lots in staged takedowns. In consideration for this option, the Company makes a non-refundable deposit of 15% to 25% of the total purchase price. The Company is under no obligation to purchase the balance of the lots, but would forfeit remaining deposits and could be subject to penalties if the lots were not purchased. The Company does not have legal title to these entities or their assets and has not guaranteed their liabilities. These land banking arrangements help the Company manage the financial and market risk associated with land holdings. The use of these land banking arrangements is dependent on, among other things, the availability of capital to the option provider, general housing market conditions and geographic preferences.

The Company participates in one land banking arrangement that is not a variable interest entity in accordance with FASB ASC Topic 810, Consolidation, or ASC 810, but is consolidated in accordance with FASB ASC Topic 470, Debt, or ASC 470. Under the provisions of ASC 470, the Company has determined it is economically compelled, based on certain factors, to purchase the land in the land banking arrangements. Therefore, the Company has recorded the remaining purchase price of the land of $47.4 million as of December 31, 2011, which is included in real estate inventories not owned and liabilities from inventories not owned in the accompanying balance sheet.

Summary information with respect to the Company’s land banking arrangements is as follows as of the periods presented:

	March 31, 2012	December 31, 2011
Total number of land banking projects	1	1

Total number of lots	625	625

Total purchase price	161,465	$161,465

Balance of lots still under option and not purchased:
Number of lots	225	225

Purchase price	46,158	$47,408

Forfeited deposits if lots are not purchased	26,484	$25,234

Joint Venture Financing

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. As described more fully in Critical Accounting Policies—Variable Interest Entities, certain joint ventures have been determined to be variable interest entities in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these joint ventures have been consolidated with the Company’s financial statements for the periods presented. Because the Company did not consolidate or de-consolidate any variable interest entities as a result of adoption, the adoption of ASC 810 did not affect the Company’s consolidated net income. The financial statements of joint ventures in which the Company is not considered the primary beneficiary are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method because the Company has a 50% or less voting or economic interest (and thus such joint ventures are not controlled by the Company). Based upon current estimates, substantially all future development and construction costs incurred by the joint ventures will be funded by the venture partners or from the proceeds of construction financing obtained by the joint ventures.

As of March 31, 2012 and December 31, 2011, the Company’s had no investment in and advances to unconsolidated joint ventures. As of December 31, 2011, these joint ventures had repaid all financing from construction lenders.

Assessment District Bonds

In some jurisdictions in which the Company develops and constructs property, assessment district bonds are issued by municipalities to finance major infrastructure improvements and fees. Such financing has been an important part of financing master-planned communities due to the long-term nature of the financing, favorable interest rates when compared to the Company’s other sources of funds and the fact that the bonds are sold, administered and collected by the relevant government entity. As a landowner benefited by the improvements, the Company is responsible for the assessments on its land. When the Company’s homes or other properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments. See Note 12 of “Notes to Consolidated Financial Statements” for the year ended December 31, 2011.

Cash Flows—Comparison of Three Months Ended March 31, 2012 to Three Months Ended March 31, 2011

Net cash used in operating activities decreased to a use of $21.6 million during the 2012 period from a use of $23.2 million during the 2011 period. The change was primarily a result of (i) an increase in real estate inventories-owned of $7.1 million during the 2012 period compared to an increase of $12.3 million during the 2011 period, (ii) a decrease in other assets of $2.5 million during the 2011 period with no comparable amount during the 2012 period, and (iii) an increase in accounts payable of $3.5 million during the 2012 period compared to an increase in accounts payable of $1.6 million during the 2011 period.

Net cash provided by financing activities increased to $72.6 million during the 2012 period from a use of $2.8 million during the 2011 period. The change was primarily a result of proceeds from reorganization of $31.0 million and proceeds from the issuance of preferred stock of $50.0 million, offset by an increase in principal payments on notes payable to $4.8 million during the 2012 period compared to $1.4 million during the 2011 period and an increase in payments for deferred loan costs to $2.5 million during the 2012 period with no comparable amount during the 2011 period.

Based on the aforementioned, the Company believes they have sufficient cash and sources of financing for at least twelve months.

Cash Flows—Comparison of Years Ended December 31, 2011 and 2010

Net cash provided by (used in) operating activities decreased from a source of $24.1 million in the 2010 period to a use of $(38.7) million in the 2011 period. The decrease was primarily due to (i) net loss of $192.9 million in the 2011 period compared to net loss of $135.5 million in the 2010 period, (ii) impairment loss on real estate assets of $128.3 million in the 2011 period compared to $111.9 million in the 2010 period, (iii) gain on retirement of debt of $5.6 million in the 2010 period with no comparable amount in the 2011 period, (iv) increase in cash flows related to the net change in income tax refunds receivable of $107.4 million in the 2010 period with no comparable amount in the 2011 period, (v) increase in cash flows related to the net change in real estate inventories owned of $18.2 million in the 2011 period compared to a decrease in cash flows from real estate inventories owned of $66.3 million in the 2010 period and (vi) a decrease in cash flows related to the net change in other assets of $4.4 million in the 2011 period compared to an increase in cash flows of $15.9 million in the 2010 period. Due to the November 2009 legislation as discussed above, the Company recorded a federal income tax benefit of $101.9 million for the year ended December 31, 2009, which the Company received in the first quarter of 2010.

Net cash provided by investing activities decreased to a source of $1.3 million in the 2011 period from a source of $3.9 million in the 2010 period. The change was primarily a result of a decrease in distributions of capital from unconsolidated joint ventures to $1.4 million in the 2011 period from $4.2 million in the 2010 period.

Net cash used in financing activities decreased to a use of $13.9 million in the 2011 period from a use of $74.3 million in the 2010 period, primarily as a result of the decrease in net proceeds received from borrowings on notes payable of $7.1 million in the 2010 period with no comparable amount in the 2011 period, a decrease in the net cash paid for the redemption of Old Senior Notes of $31.3 million in the 2010 period, with no comparable amount in the 2011 period and a decrease in the net cash paid for principal payments on notes payable of $11.5 million in the 2011 period, compared to $52.8 million in the 2010 period.

Cash Flows—Comparison of Years Ended December 31, 2010 and 2009

Net cash provided by operating activities increased to $24.1 million in the 2010 period from $12.9 million in the 2009 period. The increase was primarily due to (i) net loss of $135.5 million in the 2010 period compared to net loss of $21.0 million in the 2009 period, (ii) impairment loss on real estate assets of $111.9 million in the 2010 period compared to $45.3 million in the 2009 period, (iii) gain on retirement of debt of $5.6 million in the 2010 period compared to $78.1 million in the 2009 period, (iv) increase in cash flows related to the net change in income tax refunds receivable to $107.4 million in the 2010 period from $41.6 million in the 2009 period, (v) decrease in cash flows related to the net change in real estate inventories owned of $66.3 million in the 2010 period compared to an increase in cash flows from real estate inventories owned of $130.4 million in the 2009 period and (vi) an increase in cash flows related to the net change in other assets of $15.9 million in the 2010 period compared to a decrease in cash flows of $7.7 million in the 2009 period. Due to the November 2009 legislation as discussed above, the Company recorded a federal income tax benefit of $101.9 million for the year ended December 31, 2009, which the Company received in the first quarter of 2010, compared to a benefit of $0.4 million for the year ended December 31, 2010 when the legislation was no longer applicable.

The increase in impairment loss on real estate assets is described in “Results of Operations” above. The gain on retirement of debt is attributable to the Old Senior Notes redemption transactions that occurred during 2010 and 2009. The details of the transactions are more fully detailed above.

Net cash provided by investing activities increased to a source of $3.9 million in the 2010 period from a source of $2.7 million in the 2009 period. The change was primarily a result of an increase in distributions of capital from unconsolidated joint ventures of $4.2 million in the 2010 period compared to $0.1 million in the 2009 period, offset by a decrease of $2.1 million in proceeds from the sale of Company assets in the 2009 period.

Net cash provided by (used in) financing activities increased to a use of $(74.3) million in the 2010 period from a source of $35.0 million in the 2009 period, primarily as a result of the decrease in net proceeds received from the issuance of the Old Term Loan of $193.9 million in the 2009 period with no comparable amount in the 2010 period and the decrease in net proceeds from borrowings on notes payable of $113.5 million in the 2009 period with no comparable amount in the 2010 period, offset by a decrease in the net cash paid for the redemption of Old Senior Notes of $31.3 million in the 2010 period, compared to $77.0 million in the 2009 period and a decrease in the net cash paid for principal payments on notes payable of $52.8 million in the 2010 period, compared to $187.7 million in the 2009 period.

Contractual Obligations and Off-Balance Sheet Arrangements

The Company enters into certain off-balance sheet arrangements including joint venture financing, option agreements, land banking arrangements and variable interests in consolidated and unconsolidated entities. These arrangements are more fully described above and in Notes 6 and 7 of “Notes to Consolidated Financial Statements.” In addition, the Company is party to certain contractual obligations, including land purchases and project commitments, which are detailed in Note 6 of “Notes to Consolidated Financial Statements.”

The Company’s contractual obligations consisted of the following at March 31, 2012 (in thousands):

		Payments due by period(4)
	Total(1)	Less than 1 year (2012)	1-3 years (2013-2014)	3-5 years (2015-2016)	More than 5 years
Other notes payable	$76,828	$63,550	$13,278	$—	—
Term Loan	303,248	18,066	48,175	237,007	—
Senior Subordinated Notes	124,299	4,870	12,766	13,819	92,844
Operating leases	2,328	1,130	1,076	122	—
Surety Bonds	55,216	36,287	18,874	55	—
Purchase obligations
Land purchases and option commitments(2)	74,211	35,449	23,946	14,816	—
Project commitments(3)	49,458	41,133	8,325	—	—

Total	$685,588	$200,485	$126,440	$265,819	92,844

(1)	The summary of contractual obligations above includes interest on all interest-bearing obligations. Interest on all fixed rate interest-bearing obligations is based on the stated rate and is calculated to the stated maturity date. Interest on all variable rate interest bearing obligations is based on the rates effective as of March 31, 2012 and is calculated to the stated maturity date.
(2)	Represents the Company’s obligations in land purchases, lot option agreements and land banking arrangements. If the Company does not purchase the land under contract, it will forfeit its non-refundable deposit related to the land.
(3)	Represents the Company’s homebuilding project purchase commitments for developing and building homes in the ordinary course of business.
(4)	The Company has no contractual obligations beyond 2017.

Inflation

The Company’s revenues and profitability may be affected by increased inflation rates and other general economic conditions. In periods of high inflation, demand for the Company’s homes may be reduced by increases in mortgage interest rates. Further, the Company’s profits will be affected by its ability to recover through higher sales prices, increases in the costs of land, construction, labor and administrative expenses. The Company’s ability to raise prices at such times will depend upon demand and other competitive factors.

Critical Accounting Policies

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those which impact its most critical accounting policies. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Management believes that the following accounting policies are among the most important to a portrayal of the Company’s financial condition and results of operations and require among the most difficult, subjective or complex judgments:

Consequences of Chapter 11 Cases—Debtor in Possession Accounting

Accounting Standards Codification Topic 852-10-45, Reorganizations-Other Presentation Matters, which is applicable to companies in Chapter 11 proceedings, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for the periods subsequent to the filing of the Chapter 11 Cases distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Amounts that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statement of operations for the year ended December 31, 2011 and all subsequent periods. The balance sheet must distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided or used by reorganization items must be disclosed separately in the statement of cash flows. The Company applied ASC 852-10-45 effective on December 19, 2011 and segregated those items as outlined above for the reporting periods subsequent to such date through February 24, 2012.

Fresh Start Accounting

As required by U.S. GAAP, in connection with our emergence from the Chapter 11 Cases, we adopted the fresh start accounting provisions of ASC 852, reorganizations, effective February 24, 2012. Under ASC 852, reorganizations, the reorganization value represents the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the Company immediately after restructuring. The reorganization value is allocated to the respective fair value of assets. The excess reorganization value over the fair value of the identified tangible and intangible assets is recorded as goodwill. Liabilities, other than deferred taxes, are stated at present values of amounts expected to be paid. Fair values of assets and liabilities represent our best estimates based on our appraisals and valuations. Where the foregoing were not available, industry data and trends or references to relevant market rates and transactions were used. These estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond our reasonable control. Moreover, the market value of our capital stock may differ materially from the fresh start equity valuation.

Real Estate Inventories and Cost of Sales

Real estate inventories are carried at cost net of impairment losses, if any. Real estate inventories consist primarily of deposits to purchase land, raw land, lots under development, homes under construction, completed homes and model homes of real estate projects. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The estimation process involved in determining relative fair values and sales values is inherently uncertain because it involves estimates of current market values for land parcels before construction as well as future sales values of individual homes within a phase. The Company’s estimate of future sales values is supported by the Company’s budgeting process. The estimate of future sales values is inherently uncertain because it requires estimates of current market conditions as well as future market events and conditions. Additionally, in determining the allocation of costs to a particular land parcel or individual home, the Company relies on project budgets that are based on a variety of assumptions, including assumptions about construction schedules and future costs to be incurred. It is possible that actual results could differ from budgeted amounts for various reasons, including construction delays, increases in costs which have not yet been committed, or unforeseen issues encountered during construction that fall outside the scope of contracts obtained. While the actual results for a particular construction project are accurately reported over time, a variance between the budget and actual costs could result in the understatement or overstatement of costs and a related impact on gross margins in a specific reporting period. To reduce the potential for such distortion, the Company has set forth procedures which have been applied by the Company on a consistent basis, including assessing and revising project budgets on a monthly basis, obtaining commitments from subcontractors and vendors for future costs to be incurred, reviewing the adequacy of warranty accruals and historical warranty claims experience, and utilizing the most recent information available to estimate costs. The variances between budget and actual amounts identified by the Company have historically not had a material impact on its consolidated results of operations. Management believes that the Company’s policies provide for reasonably dependable estimates to be used in the calculation and reporting of costs. The Company relieves its accumulated real estate inventories through cost of sales by the budgeted amount of cost of homes sold, as described more fully below in the section entitled “Sales and Profit Recognition.”

Impairment of Real Estate Inventories

The Company accounts for its real estate inventories in accordance with FASB ASC Topic 360, Property, Plant & Equipment. ASC Topic 360 requires impairment losses to be recorded on real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated by real estate inventories are less than the carrying amount of such assets. Indicators of impairment include a decrease in demand for housing due to softening market conditions, competitive pricing pressures which reduce the average sales price of homes, which includes sales incentives for homebuyers, slowing sales absorption rates, a decrease in home values in the markets in which the Company operates, significant decreases in gross margins and a decrease in project cash flows for a particular project.

For land and land under development, homes completed and under construction and model homes, the Company estimates expected cash flows at the project level by maintaining current budgets using recent historical information and current market assumptions. The Company updates project budgets and cash flows of each real estate project on a quarterly basis to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the carrying amount (net book value) of the asset. If the undiscounted cash flows are more than the net book value of the project, then there is no impairment. If the undiscounted cash flows are less than the net book value of the asset, then the asset is deemed to be impaired and is written-down to its fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties (i.e., other than a forced or liquidation sale). Management determines the estimated fair value of each project by determining the present value of estimated future cash flows at discount rates that are commensurate with the risk of each project. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of future revenues and costs, current market yields as well as future events and conditions. As described more fully above in the section entitled “Real Estate Inventories and Cost of Sales,” estimates of revenues and costs are supported by the Company’s budgeting process.

Under FASB ASC Topic 360, the Company is required to make certain assumptions to estimate undiscounted future cash flows of a project, which include: (i) estimated sales prices, including sales incentives, (ii) anticipated sales absorption rates and sales volume, (iii) project costs incurred to date and the estimated future costs of the project based on the project budget, (iv) the carrying costs related to the time a project is actively selling until it closes the final unit in the project, and (v) alternative strategies including selling the land to a third-party or temporarily suspending development on the project. Each project has different assumptions and is based on management’s assessment of the current market conditions that exist in each project location. Interest incurred allocated to each project is included in future cash flows at effective borrowing rates of 11% for the reporting periods ended March 31, June 30, September 30 and December 31, 2011, which would yield discount rates of 21% to 29% for the 2011 period. Interest incurred allocated to each project is included in future cash flows at effective borrowing rates of 11% for the reporting periods ended March 31, June 30, September 30 and December 31, 2010, which would yield discount rates of 21% to 29% for the 2010 period. Interest allocated to each project for cash flows in 2012 and beyond is 11% based on the Company’s current capital structure.

The assumptions and judgments used by the Company in the estimation process to determine the future undiscounted cash flows of a project and its fair value are inherently uncertain and require a substantial degree of judgment. The realization of the Company’s real estate inventories is dependent upon future uncertain events and market conditions. Due to the subjective nature of the estimates and assumptions used in determining the future cash flows of a project, the continued decline in the current housing market, the uncertainty in the banking and credit markets, actual results could differ materially from current estimates.

These estimates are dependent on specific market or sub-market conditions for each subdivision. While the Company considers available information to determine what it believes to be its best estimates as of the end of a reporting period, these estimates are subject to change in future reporting periods as facts and circumstances change. Local market-specific conditions that may impact these estimates for a subdivision include:

•	historical subdivision results, and actual operating profit, base selling prices and home sales incentives;

•	forecasted operating profit for homes in backlog;

•	the intensity of competition within a market or sub-market, including publicly available home sales prices and home sales incentives offered by our competitors;

•	increased levels of home foreclosures;

•	the current sales pace for active subdivisions;

•	subdivision specific attributes, such as location, availability of lots in the sub-market, desirability and uniqueness of subdivision location and the size and style of homes currently being offered;

•	changes by management in the sales strategy of a given subdivision; and

•	current local market economic and demographic conditions and related trends and forecasts.

These and other local market-specific conditions that may be present are considered by personnel in the Company’s homebuilding divisions as they prepare or update the forecasted assumptions for each subdivision. Quantitative and qualitative factors other than home sales prices could significantly impact the potential for future impairments. The sales objectives can differ among subdivisions, even within a given sub-market. For example, facts and circumstances in a given subdivision may lead the Company to price its homes with the objective of yielding a higher sales absorption pace, while facts and circumstances in another subdivision may lead the Company to price its homes to minimize deterioration in home gross margins, even though this could result in a slower sales absorption pace. Furthermore, the key assumptions included in estimated future undiscounted cash flows may be interrelated. For example, a decrease in estimated base sales price or an increase in home sales incentives may result in a corresponding increase in sales absorption pace. Additionally, a decrease in the average sales price of homes to be sold and closed in future reporting periods for one subdivision that has not been generating what management believes to be an adequate sales absorption pace may impact the estimated cash flow assumptions of a nearby subdivision. Changes in key assumptions, including estimated construction and land development costs, absorption pace, selling strategies or discount rates could materially impact future cash flow and fair value estimates. Due to the number of possible scenarios that would result from various changes in these factors, the Company does not believe it is possible to develop a sensitivity analysis with a level of precision that would be meaningful to an investor.

Management assesses land deposits for impairment when estimated land values are deemed to be less than the agreed upon contract price. The Company considers changes in market conditions, the timing of land purchases, the ability to renegotiate with land sellers the terms of the land option contract in question, the availability and best use of capital, and other factors. If land values are determined to be less than the contract price, the future project will not be purchased. The Company records abandoned land deposits and related pre-acquisition costs to cost of sales-land in the consolidated statement of operations in the period that it is abandoned.

The following table summarizes inventory impairment charges recorded during the years ended December 31, 2011, 2010 and 2009:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in thousands)
Inventory impairments related to:
Land under development and homes completed and under construction	$34,835	$80,197	$31,916
Land held for future development or sold	93,479	31,663	13,353

Total inventory impairments	$128,314	$111,860	$45,269

Number of projects impaired during the year	16	14	13

Number of projects assessed for impairment during the year	42	73	67

During the year ended December 31, 2011, the Company recorded impairment loss on real estate assets of $128.3 million, compared to $111.9 million during the year ended December 31, 2010.

During the year ended December 31, 2011, impairment loss related to land under development and homes completed and under construction resulted from projected cash flows with the strategy of selling the lots on a finished or unfinished basis, or building out the project. During the 2011 period, the Company adjusted discount rates to a range of 18% to 22%, which were also validated by the third party valuation firm, discussed below.

The Company engaged a third-party valuation firm to assist with the analysis of the fair value of the entity, and respective assets and liabilities in connection with its reorganization. Since the valuation was completed near December 31, 2011, management used such valuation to evaluate the book value as of December 31, 2011.

These charges were included in impairment loss on real estate assets in the accompanying consolidated statements of operations (See Note 4 of “Notes to Consolidated Financial Statements” for the year ended December 31, 2011 for a detail of impairment by segment). The impairment charges recorded during the periods noted above stemmed from lower home prices which were driven by increased incentives and discounts resulting from weakened demand experienced during 2007 through 2011. The Company may incur further impairment on real estate inventories in the future, if the homebuilding industry continues to experience the deteriorating market conditions identified above. In addition, the Company may incur impairments in the future if it is unable to hold its temporarily suspended projects until market conditions improve.

Sales and Profit Recognition

A sale is recorded and profit recognized when a sale is consummated, the buyer’s initial and continuing investments are adequate, any receivables are not subject to future subordination, and the usual risks and rewards of ownership have been transferred to the buyer in accordance with the provisions of FASB ASC Topic 976-605-25, Real Estate. When it is determined that the earnings process is not complete, profit is deferred for recognition in future periods. The profit recorded by the Company is based on the calculation of cost of sales which is dependent on the Company’s allocation of costs which is described in more detail above in the section entitled “Real Estate Inventories and Cost of Sales.”

Variable Interest Entities

Certain land purchase contracts and lot option contracts are accounted for in accordance with FASB ASC Topic 810, Consolidation, or ASC 810. In addition, all joint ventures are reviewed and analyzed under this guidance to determine whether or not these arrangements are accounted for under the principles of ASC 810 or other accounting rules. Under ASC 810, a variable interest entity, or VIE is created when (i) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) the entity’s equity holders as a group either (a) lack direct or indirect ability to make decisions about the entity through voting or similar rights, (b) are not obligated to absorb expected losses of the entity if they occur or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE pursuant to this guidance, the enterprise that absorbs a majority of the expected losses, receives a majority of the entity’s expected residual returns, or both, is considered the primary beneficiary and must consolidate the VIE. Expected losses and residual returns for VIEs are calculated based on the probability of estimated future cash flows as defined in ASC 810. Based on the provisions of ASC 810, whenever the Company enters into a land purchase contract or an option contract for land or lots with an entity and makes a non-refundable deposit, or enters into a joint venture, a VIE may be created and the arrangement is evaluated under this guidance. In order to (i) evaluate whether the equity investment at risk is not sufficient to permit the entity to finance its activities without additional financial support from other parties, (ii) calculate expected losses, expected residual returns and the probability of estimated future cash flows, and (iii) determine whether the Company is the primary beneficiary, the Company must exercise significant judgment regarding the interpretation of the terms of the underlying agreements in light of ASC 810 and make assumptions regarding future events that may or may not occur. The terms of these agreements are subject to various interpretations and the assumptions used by the Company are inherently uncertain. The use by the Company of different interpretations and/or assumptions could affect the Company’s evaluation as to whether or not land purchase contracts, lot option contracts or joint ventures are VIEs and whether or not the Company is the primary beneficiary of the VIE.

The Company’s accounting policies are more fully described in Note 1 of “Notes to Consolidated Financial Statements” for the year ended December 31, 2011.

Related Party Transactions

See “Certain Relationships and Related Party Transactions” and Note 11 of “Notes to Consolidated Financial Statements” for the year ended December 31, 2011 for a description of the Company’s transactions with related parties.

Recently Issued Accounting Standards

See Note 1 of “Notes to Consolidated Financial Statements” for a description of the recently issued accounting standards.

Quantitative and Qualitative Disclosures About Market Risk

The Company’s exposure to market risk for changes in interest rates relates to the Company’s floating rate debt with a total outstanding balance at December 31, 2011 of $9.0 million where the interest rate is variable based upon certain bank reference or prime rates. The average prime rate during the year ended December 31, 2011 was 3.25%. If variable interest rates were to increase by 10%, there would be no impact on the Company’s consolidated financial statements because the outstanding debt has an interest rate floor of 6.5%.

The Company does not utilize swaps, forward or option contracts on interest rates, foreign currencies or commodities, or other types of derivative financial instruments as of or during the year ended December 31, 2011. The Company does not enter into or hold derivatives for trading or speculative purposes.

MANAGEMENT AND DIRECTORS

Executive Officers and Directors

The following table sets forth certain information concerning the directors and executive officers of William Lyon Homes, or the Company, as of March 31, 2012. Each director holds office until the Company’s next Annual Meeting and until his successor is duly elected and qualified. The executive officers of the Company are chosen annually by the board of directors and each holds office until his or her successor is chosen and qualified or until his or her death, resignation or removal. Officers serve at the discretion of the board of directors, subject to rights, if any, under contracts of employment. There are no family relationships between any director or executive officer and any other director or executive officer of the Company, except for General William Lyon and William H. Lyon, who are father and son.

Name	Age	Position
General William Lyon	89	Chairman of the Board of Directors and Chief Executive Officer
William H. Lyon	38	Director, President and Chief Operating Officer
Matthew R. Zaist	37	Executive Vice President
Colin T. Severn	41	Vice President, Chief Financial Officer and Corporate Secretary
Richard S. Robinson	65	Senior Vice President of Finance
Mary J. Connelly	60	Senior Vice President and Nevada Division President
W. Thomas Hickcox	59	Senior Vice President and Arizona Division President
Brian W. Doyle	48	Senior Vice President and California Region President
Cynthia E. Hardgrave	64	Vice President of Tax and Internal Audit
Maureen L. Singer	49	Vice President of Human Resources
Douglas K. Ammerman (a, b, c)	60	Director
Gary H. Hunt (a, b, c)	63	Director
Matthew R. Niemann (a, b, c)	48	Director
Nathaniel Redleaf (c)	27	Director
Lynn Carlson Schell (a, b, c)	52	Director

(a)	Member of the Audit Committee
(b)	Member of the Compensation Committee
(c)	Member of the Nominating and Corporate Governance Committee

The following is a biographical summary of the experience of our directors and executive officers:

General William Lyon was elected director and Chairman of the Board of The Presley Companies, the predecessor of the Company, in 1987 and has served in that capacity since November 1999. General Lyon is the Company’s Chief Executive Officer. General Lyon also served as the Chairman of the Board, President and Chief Executive Officer of the former William Lyon Homes, which sold substantially all of its assets to the Company in 1999 and subsequently changed its name to Corporate Enterprises, Inc. In recognition of his distinguished career in real estate development, General Lyon was elected to the California Building Industry Foundation Hall of Fame in 1985. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity National Financial, Inc. and Woodside Credit LLC, and is Chairman of the Board of Directors of Commercial Bank of California. Since 2005, General Lyon has served on the Board of Leaders of USC’s Marshall School of Business. General Lyon has received countless awards and honors for his tremendous and sustained success in the building industry and his extensive public service record.

General Lyon provides our board of directors with extensive senior leadership and industry and operational experience and therefore is well-suited to serve as our Chairman of the Board. Through his experience, his knowledge of our operations and the markets in which we compete, and his professional relationships within our industry, General Lyon is exceptionally qualified to identify important matters for board review and deliberation and is instrumental in assisting the board of directors in determining our corporate strategy. In addition, by serving as both our Chairman of the Board and Chief Executive Officer, General Lyon serves as an invaluable bridge between management and the board of directors and ensures that they act with a common purpose.

William H. Lyon, President and Chief Operating Officer, son of General William Lyon, worked full time with the former William Lyon Homes from November 1997 through November 1999 as an assistant project manager, has been employed by the Company since November 1999 and has been a member of the board of directors since January 25, 2000. Since joining the Company, Mr. Lyon has been employed as an assistant project manager and project manager and has participated in a training program designed to expose him to the many facets of real estate development. From February 2003 until February 2005, he served as the Company’s Director of Corporate Affairs. In February 2005, he was appointed Vice President and Chief Administrative Officer of the Company. Effective on March 1, 2007, Mr. Lyon was appointed as Executive Vice President and Chief Administrative Officer. Effective on March 18, 2009, Mr. Lyon was appointed as President and Chief Operating Officer of the Company. Mr. Lyon is a member of the Board of Directors of Commercial Bank of California, Pretend City Children’s Museum in Irvine, CA and The Bowers Museum in Santa Ana, CA. Mr. Lyon received a dual B.S. in Industrial Engineering and Product Design from Stanford University in 1997.

With over a decade of service with our Company, Mr. Lyon brings to our board of directors significant executive and real estate development and homebuilding industry experience, as well as an in-depth understanding of the Company’s business model and operations.

Matthew R. Zaist, Executive Vice President, joined William Lyon Homes in 2000 as the Company’s CIO. Since joining the Company, Mr. Zaist has served in a number of operational roles including Corporate Vice President—Business Development & Operations. Prior to that Mr. Zaist served as Project Manager and Director of Land Acquisition for the Company’s Southern California Region. In his current role, Mr. Zaist oversees the overall management of the operations of the Company, is responsible for all new real estate acquisitions, while also serving as a member of the Company’s Land Committee. Mr. Zaist was appointed Executive Vice President in January 2010. Mr. Zaist is a member of the Executive Committee for the University of Southern California’s Lusk Center for Real Estate. Prior to joining William Lyon Homes, Mr. Zaist was a principal with American Management Systems (now CGI) in their State & Local Government practice. Mr. Zaist holds a B.S. from Rensselaer Polytechnic Institute.

Colin T. Severn, Vice President, Chief Financial Officer and Corporate Secretary, joined the Company in December 2003, and served in the role of Financial Controller until April 3, 2009. Since April 3, 2009, Mr. Severn served as Vice President, Corporate Controller and Corporate Secretary until his promotion to Chief Financial Officer by approval of the board of directors of the Company on August 11, 2009. Mr. Severn oversees the Company’s accounting and finance, treasury, and investor relations functions. Mr. Severn is a member of the Company’s Land Committee. Mr. Severn is a CPA (inactive) and has more than 16 years of experience in real estate accounting and finance, including positions with an international accounting firm, and other real estate and homebuilding companies. Mr. Severn holds a B.A. in Business Administration with concentrations in Accounting and Finance from California State University, Fullerton.

Richard S. Robinson, Senior Vice President of Finance, has held this title and served in this capacity since joining the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Mr. Robinson had served since May 1997 as Senior Vice President, and as Vice President—Treasurer and other administrative positions at The William Lyon Company or one of its subsidiaries or affiliates since his hire in June 1979. His experience in residential real estate development and homebuilding finance totals more than 30 years.

Mary J. Connelly, Senior Vice President and Nevada Division President, has held this title and served in this capacity since joining The Presley Companies in May 1995, after eight years’ association with Gateway Development, six of which were served as Managing Partner in Nevada. Ms. Connelly was Vice President of

Finance for the Company’s San Diego Division from 1985 to 1987, and she has more than 25 years of experience in the real estate development and homebuilding industry. She received her bachelor’s degree in Arts Business Administration with a concentration in accounting from the University of California, Los Angeles and Cal State University, Fullerton and her Masters of Science in Business Administration from the University of California, Irvine.

W. Thomas Hickcox, Senior Vice President and Arizona Division President, has held this title and served in this capacity since joining the Company in May 2000. Mr. Hickcox was previously President of Continental Homes in Phoenix, Arizona, with 16 years of service at that company. Mr. Hickcox has more than 25 years of experience in the real estate development and homebuilding industry. He received his bachelor’s degree in finance from Indiana University.

Brian W. Doyle, Senior Vice President and California Region President, joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Mr. Doyle had served as Director of Sales and Marketing for the Southern California Division after his hire in November 1997. In January 2006, Mr. Doyle became Vice President and Division Manager for the San Diego Division. In January 2008, Mr. Doyle became Division President for the San Diego/Inland Division. In February 2009, Mr. Doyle became the Southern California Division President and in 2010, was promoted to California Region President. Mr. Doyle has more than 23 years of experience in the real estate development and homebuilding industry.

Cynthia E. Hardgrave, Vice President of Tax and Internal Audit, joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Ms. Hardgrave had served in various tax management positions since her hire in July 1989. She has served in her current capacity since she joined the Company. Ms. Hardgrave is a CPA and has more than 25 years of experience in real estate tax and audit, including at Ernst & Whinney, as Controller at Munson Properties, as a sole proprietor and consultant and as Tax Manager at Sparks & Company. She received her B.A. in Business Administration from California State University, Fullerton.

Maureen L. Singer, Vice President of Human Resources, joined the Company in 2003 as Director of Human Resources, and was promoted to Vice President in 2007. Ms. Singer is responsible for all aspects of human resources including employee relations, compensation, benefits, compliance and staffing. Prior to joining the Company, she worked for Automatic Data Processing for over 16 years. Ms. Singer has more than 20 years of experience and holds a B.A. in Business Administration from California State University, Fullerton.

Douglas K. Ammerman was appointed to the board of directors on February 27, 2007. Mr. Ammerman’s business career includes almost three decades of service with KPMG, independent public accountants, until his retirement in 2002. He was the Managing Partner of the Orange County office and was a National Partner in Charge—Tax. He is a certified public accountant (inactive). Since 2005, Mr. Ammerman has served as a member of the Board of Directors of Fidelity National Financial (a company listed on the New York Stock Exchange), where he also serves as Chairman of the Audit Committee. He also is a member of the Board of Directors of El Pollo Loco, where he also serves as Chairman of the Audit Committee. From 2005 through March of this year, Mr. Ammerman served as a member of the Board of Directors of Quiksilver (a company listed on the New York Stock Exchange), where he served as Chairman of the Audit Committee and a member of both the Compensation and Nominating and Corporate Governance committees. Mr. Ammerman has served as a director of The Pacific Club for twelve years and is a past president. He also has served as a director of the UCI Foundation for fourteen years. Mr. Ammerman is a member of the Audit Committee of Stantec and a member of the Audit Committee of William Lyon Homes. Mr. Ammerman holds a B.A. in Accounting from California State University, Fullerton, and a master’s degree in Business Taxation from University of Southern California. Mr. Ammerman recently received the Distinguished Alumni Award from the University of Southern California (2010) and the Director of the Year Award from the Forum for Corporate Directors (2011).

With nearly three decades of accounting experience, as well as significant executive and board experience, Mr. Ammerman provides our board of directors with operational, financial and strategic planning insights.

Mr. Ammerman developed his finance and accounting expertise while holding positions such as Managing Partner and National Partner at KPMG. With this experience, Mr. Ammerman possesses the financial acumen requisite to serve as our Audit Committee Financial Expert and provides the board with valuable insight into finance and accounting related matters.

Gary H. Hunt joined the board of directors on October 17, 2005 with over 30 years of experience in real estate. He spent 25 years with The Irvine Company, one of the nation’s largest master planning and land development organizations, serving 10 years as its Executive Vice President and member of its Board of Directors and Executive Committee. Mr. Hunt led the company’s major entitlement, regional infrastructure, planning, legal and strategic government relations, as well as media and community relations activities.

As a founding Partner in 2001 and now the Vice Chairman of California Strategies, LLC, Mr. Hunt serves as a Senior Advisor to the largest master-planned community and real estate developers in the Western United States, including Tejon Ranch, DMB Pacific Ventures, Five Point Communities, Lennar, Kennecott Land Company, Lewis Group of Companies, Newhall Land, Strategic Hotels and Resorts REIT, Inland American Trust REIT, to name a few. Mr. Hunt also works or has worked with major national financial institutions, including Morgan Stanley, Alvarez & Marsal Capital Group, LLC, and regional banks, to manage projects through the current real estate macro-economic restructuring and re-entitlement period.

Mr. Hunt currently serves on the boards of Glenair Corporation, University of California, Irvine Foundation and is Vice Chairman of CT Realty. He formally was a member and lead independent director of Grubb & Ellis Corporation and for sixteen months served as interim President and CEO.

Matthew R. Niemann was appointed to the board of directors on February 25, 2012. Mr. Niemann is a Managing Director and Head of Houlihan Lokey Capital’s Real Estate Strategic Advisory Group. He is a senior member of Houlihan Lokey’s Financial Restructuring business, and first joined the firm in 1999. Before rejoining Houlihan Lokey in 2008, Mr. Niemann spent three years with Cerberus Capital and served as senior managing director and chief strategic officer of GMAC ResCap (a Cerberus portfolio company) in charge of strategy for its $5.0 billion portfolio of builder and developer real estate investments. Mr. Niemann has been involved as a principal or advisor in a wide range of M&A, financing, restructuring and real estate transactions throughout his career, and is a frequent speaker and regularly testifies as an expert in these areas. Earlier in his career, Mr. Niemann was with KPMG and PricewaterhouseCoopers and practiced law for several years in the Corporate, Banking & Real Estate practice of Bryan Cave in St. Louis. Mr. Niemann holds a law and finance degree from St. Louis University, where he served on the Law Review. He was a guest lecturer at the Kellogg Graduate School of Management at Northwestern University in Chicago; a member of the Ph.D. Dissertation Committee at Webster University; and has also served on the Board of Directors and Executive Committee (Treasurer) of the Ronald McDonald Houses of Greater St. Louis.

With extensive experience as an attorney, financial advisor and investment principal, Mr. Niemann brings to the board of directors demonstrated leadership skills and expertise in capital markets, real estate investment and finance.

Nathaniel Redleaf was appointed to the board of directors on February 25, 2012. Since 2006, he has served in an analyst capacity at Luxor Capital Group, a diversified investment fund with several billion dollars under management. Mr. Redleaf’s investment practice focuses primarily on the homebuilding, commercial real estate, finance and gaming sectors. Mr. Redleaf currently serves as a member of the board of directors of Innovate Managed Holdings LLC and Eastland Tire Australia Pty. He holds a degree in Political Economy of Industrial Societies from UC Berkeley.

With his investment practice focusing primarily on the homebuilding and other-related sectors, Mr. Redleaf brings to our board of directors valuable experience in real estate investment and finance.

Lynn Carlson Schell was appointed to the board of directors on February 25, 2012. Ms. Carlson Schell currently serves as the Managing Principal and Chief Executive Officer of Shelter Corporation and The Waters Senior Living, directing the firm’s strategic planning and long-term growth. Since founding Shelter Corporation in 1993, Ms. Carlson

Schell has developed or acquired multi-family and senior housing consisting of over 15,000 units and comprising $800 million of real estate. Ms. Carlson Schell’s core accomplishments include her leadership role in driving Shelter Corporation’s development of affordable housing and spearheading its successful diversification into senior living communities with the 1998 formation of The Waters Senior Living. In 2009, Ms. Carlson Schell was honored as an Industry Leader by the Minneapolis/St. Paul Business Journal. Prior to founding Shelter Corporation, Ms. Carlson Schell spent nine years working as an associate and senior developer with Can-American Corporation. She was responsible for residential, condominium and apartment developments in the Midwest and Florida. Ms. Carlson Schell currently serves as Treasurer of the Twin Cities Chapter of the Young Presidents’ Organization as well as the chair of the board of directors at the Friends of the Hennepin County Library Foundation. She also serves on the board of directors of the Walker Art Center.

With over thirty years of real estate and executive experience, as well as significant board experience, Ms. Carlson Schell provides our board of directors with operational, financial and strategic planning insights.

On December 19, 2011, the Company and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court for the District of Delaware to seek approval of the Prepackaged Joint Plan of Reorganization, or the Plan. At that time, the officers listed above served as executive officers of the Company in their respective capacities. Post-emergence from bankruptcy on February 25, 2012, such officers continued to serve as executive officers of the Company.

Board of Directors

Our board of directors currently consists of seven directors, who were all appointed pursuant to the Plan. In accordance with the Plan, the initial directors were appointed as follows: (i) Mr. Niemann was appointed by the holders of at least 66 2/3% of the Class A Common Stock, (ii) General William Lyon and William H. Lyon were appointed by the holders of at least a majority of the Class B Common Stock, (iii) Ms. Schell and Mr. Redleaf were appointed by the holders of at least a majority of the Class C Common Stock and Convertible Preferred Stock, voting as a single class, and (iv) Douglas K. Ammerman and Gary H. Hunt were appointed by the holders of (a) 66 2/3% of the Class A Common Stock, (b) a majority of the Class B Common Stock and (c) a majority of the Convertible Preferred Stock and the Class C Common Stock voting as a class. The current directors will hold office until the annual meeting of stockholders to be held in 2013 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. We are not aware of any understandings between the directors or any other persons pursuant to which such individuals were elected as directors or are to be selected as a director or nominee in the future; however, pursuant to our Amended and Restated Certificate of Incorporation and as described below, certain classes of stockholders have the right to elect certain of our directors.

Our bylaws provide that, prior to the later of the Conversation Date (as defined in “Description of Capital Stock”) and the date on which all of the shares of our Class B Common Stock have been converted into shares of our Class A Common Stock, or the Specified Date, our board of directors shall consist of seven members and shall be elected by the stockholders of record entitled to vote for such directors as set forth in the Certificate of Incorporation. Directors are elected by the holders of record of a plurality of the votes entitled to vote for such directors, and each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

Our Certificate of Incorporation provides that prior to the earlier to occur of (i) the Conversion Date and (ii) the conversion in full of all shares of Class B Common Stock into Class A Common Stock, the board of directors will consist of the following seven members: (i) one Class A Director; (ii) two Class B/D Directors; (iii) two Class C Directors; (iv) one Class C Independent Director; and (v) one Class A/B/C Independent Director.

Such directors will be elected, appointed and removed in the following manner:

•	the Class A Director will be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock, voting together as a class;

•	the Class B/D Directors will be elected (and may be removed with or without cause, at any time) by the holders of the Class B Common Stock and Class D Common Stock, voting together as a class;

•

the Class C Directors will be elected (and may be removed with or without cause, at any time) by the holders of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class;

•

the Class C Independent Director will be elected (and may be removed with or without cause, at any time) by the holders of a majority of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class; and

•

the Class A/B/C Independent Director will be elected (and may be removed with or without cause, at any time) by the holders of (i) 66 2/3% of the Class A Common Stock, voting separately as a class, (ii) the majority of the Class B Common Stock, voting separately as a class, and (iii) the majority of the Class C Common Stock and Convertible Preferred Stock, voting together as a separate class.

From and after the date of the first annual meeting, no individual may be nominated or appointed as a Class C Independent Director or Class A/B/C Independent Director, nor may any individual serve as a Class C Independent Director or Class A/B/C Independent Director, unless such individual is independent at the time of nomination and appointment and continues to be independent throughout such individual’s period of service.

On or following the Conversion Date while any shares of Class B Common Stock remain outstanding, the board of directors will consist of seven members, and such directors will be elected, appointed and removed in the following manner:

•	three directors will be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock, voting together as a class;

•	two directors will be elected (and may be removed with or without cause, at any time) by the holders of the Class B Common Stock, voting together as a class;

•

one director will be elected (and may be removed with or without cause, at any time), by the holders of the Class A Common Stock, voting together as a class; provided, however, that no individual may be nominated or appointed as such director, nor may any individual serve as such director, unless such individual is independent at the time of nomination and appointment and continues to be independent throughout such individual’s period of service; and

•

one director will be elected (and may be removed with or without cause, at any time), by the holders of (i) the majority of the Class A Common Stock, voting separately as a class, and (ii) the majority of the Class B Common Stock, voting separately as a class; provided, however, that no individual may be nominated or appointed as such director, nor may any individual serve as such director, unless such individual is independent at the time of nomination and appointment and continues to be independent throughout such individual’s period of service.

Following the conversion in full of all shares of Class B Common Stock and prior to the Conversion Date, the number of members of the board of directors will be fixed at seven, and such directors will be elected, appointed and removed in the following manner:

•	three directors will be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock and the Class D Common Stock, voting together as a separate class;

•	two directors will be elected (and may be removed with or without cause, at any time) by the holders of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class;

•

one director will be elected (and may be removed with or without cause, at any time), by the holders of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class; provided, however, that no individual may be nominated or appointed as such director pursuant to, nor may any individual serve as such director, unless such individual is independent at the time of nomination and appointment and continues to be independent throughout such individual’s period of service; and

•

one director will be elected (and may be removed with or without cause, at any time), by the holders of (i) the majority of the Class A Common Stock, voting together as a separate class, and (ii) the majority of the Class C Common Stock and the Convertible Preferred Stock, voting together separately as a class; provided, however, that no individual may be nominated or appointed as such director, nor may any individual serve as such director, unless such individual is independent at the time of nomination and appointment and continues to be independent throughout such individual’s period of service.

From and after the Specified Date, the board of directors will consist of one or more members. The number of directors will be fixed and may be changed from time to time by resolution duly adopted by the board of directors or the stockholders, and all of the directors will be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock. Except as provided in the Certificate of Incorporation, directors will be elected by the holders of record of a plurality of the votes cast at annual meetings of stockholders, and each director so elected will hold office until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. For additional information regarding voting rights of our stockholders, see “Description of Capital Stock.”

As the Company intends for its securities to be quoted on the Over-the-Counter Bulletin Board and not one of the national securities exchanges, it is not subject to any director independence requirements. However, based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, with us, our senior management and our independent registered public accounting firm, our board of directors has determined that all but two of our directors, General William Lyon and William H. Lyon, are independent directors under standards established by the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE.

Prior to the Specified Date, vacancies may be filled by the vote of the stockholders entitled to appoint such directors. From and after the Specified Date, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any annual or special meeting held in accordance with the Certificate of Incorporation, and the directors so chosen will hold office until the next annual or special meeting called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

The board of directors seeks to ensure that the board of directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the board of directors to satisfy its oversight responsibilities effectively. New directors are approved by the board of directors after recommendation by the Nominating and Corporate Governance Committee, or the Nominating and Corporate Governance Committee. In the case of a vacancy on the board of directors, the board of directors approves a Director to fill the vacancy following the recommendation of a candidate by the Chairman of the Board. In identifying candidates for director, the Nominating and Corporate Governance Committee and the board of directors take into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing board of directors or additional qualifications that may be required when selecting new board members that may be made in connection with annual assessments prepared by each director of the effectiveness of the board of directors and of each committee of the board of directors on which he or she serves, (2) the requisite expertise and sufficiently diverse backgrounds of the board of directors’ overall membership composition, (3) the independence of outside directors and other possible conflicts of interest of existing and potential members of the board of directors and (4) all other factors it considers appropriate.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the board of directors focused primarily on the information discussed in each of the directors’ individual biographies set forth above. Although diversity may be a consideration in the selection of directors, the Company and the board of directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.

Board Meetings

Our board of directors held twenty-one meetings during fiscal year 2011. During fiscal year 2011, all incumbent directors attended at least 75% of the combined total of (i) all board of directors meetings and (ii) all meetings of committees of the board of directors of which the incumbent director was a member. The board has a policy that all directors attend the annual meeting of stockholders, absent unusual circumstances. All directors attended the 2011 annual meeting.

Committees of the Board of Directors

We currently have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The charters of all three of our standing board committees are available on our website, www.lyonhomes.com, under the Company—Governance section. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Audit Committee

The Company has a standing Audit Committee, which is chaired by Douglas Ammerman and consists of Messrs. Ammerman, Hunt and Niemann and Ms. Schell. The board of directors has determined that each of these directors is independent as defined by the applicable rules of the NYSE and the SEC, and that each member of the Audit Committee meets the financial literacy and experience requirements of the applicable SEC and NYSE rules. In addition, the board of directors has determined that Mr. Ammerman is an “audit committee financial expert” as defined by the SEC. The Audit Committee met three times in 2011.

Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary responsibilities and functions of our Audit Committee are, among other things, as follows:

•

approve in advance all auditing services, including the provision of comfort letters in connection with securities offerings and various non-audit services permitted by applicable law to be provided to the Company by its independent auditors;

•	evaluate our independent auditor’s qualifications, independence and performance;

•	determine and approve the engagement and compensation of our independent auditor;

•	meet with our independent auditor to review and approve the plan and scope for each audit and review and recommend action with respect to the results of such audit;

•

annually evaluate our independent auditor’s internal quality-control procedures and all relationships between the independent auditor and the Company which may impact their objectivity and independence;

•	monitor the rotation of partners and managers of the independent auditor as required;

•	review our consolidated financial statements;

•	review our critical accounting policies and estimates, including any significant changes in the Company’s selection or application of accounting principles;

•

review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•	resolve any disagreements between management and the independent auditor regarding financial reporting;

•	review and discuss with the Company’s independent auditor and management the Company’s audited financial statements, including related disclosures;

•	discuss with our management and our independent auditor the results of our annual audit and the review of our audited financial statements;

•	meet periodically with our management and internal audit team to consider the adequacy of our internal controls and the objectivity of our financial reporting; and

•

establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

The Company has a standing Compensation Committee, which is chaired by Matthew R. Niemann and consists of Messrs. Hunt, Ammerman, and Niemann and Ms. Schell. Our board of directors has determined that each of these directors is independent under NYSE rules and qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Compensation Committee met once in 2011.

Pursuant to its charter, the primary responsibilities and functions of our Compensation Committee are, among other things, as follows:

•	evaluate the performance of executive officers in light of certain corporate goals and objectives and determine and approve their compensation packages;

•	recommend to the board of directors new compensation programs or arrangements if deemed appropriate;

•	recommend to the board of directors compensation programs for directors based on the practices of similarly situated companies;

•	counsel management with respect to personnel compensation policies and programs;

•	review and approve all equity compensation plans of the Company;

•	oversee the Company’s assessment of any risks arising from its compensation programs and policies likely to have a material adverse effect on the Company; and

•	prepare an annual report on executive compensation for inclusion in our proxy statement.

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee, which is chaired by Gary H. Hunt and consists of Messrs. Hunt, Ammerman, Niemann and Redleaf and Ms. Schell. Our board of directors has determined that each of these directors is independent under NYSE rules. The Nominating and Corporate Governance Committee did not meet in 2011.

Pursuant to its charter, the primary responsibilities and functions of our Nominating and Corporate Governance Committee are, among other things, as follows:

•	establish standards for service on our board of directors and nominating guidelines and principles;

•	identify, screen and review qualified individuals to be nominated for election to our board of directors and to fill vacancies or newly created board positions;

•	assist the board of directors in making determinations regarding director independence as well as the financial literacy and expertise of Audit Committee members and nominees;

•	establish criteria for committee membership and recommend directors to serve on each committee;

•	consider and make recommendations to our board of directors regarding its size and composition, committee composition and structure and procedures affecting directors;

•	conduct an annual evaluation and review of the performance of existing directors;

•	review and monitor compliance with, and the effectiveness of, the Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics; and

•

monitor our corporate governance principles and practices and make recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Board Leadership Structure

Our board of directors has carefully considered our board leadership structure and determined that it is in the best interests of the Company and our securityholders to have our Chief Executive Officer lead our board as Chairman, together with Mr. Hunt serving as lead independent director. Our board believes our leadership structure, with its emphasis on board independence together with strong board and committee involvement, provides sound and robust oversight of management.

Given General Lyon’s long standing association with the Company and his extensive knowledge of and experience with the home building industry, the board of directors believes that General Lyon’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its securityholders. General Lyon possesses detailed and in-depth knowledge of the home building industry and the issues facing the Company and is thus best positioned to develop agendas that ensure that the board of directors’ time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s securityholders and employees.

Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, the Company has not established this approach as a policy.

Furthermore, Mr. Hunt serves as our lead independent director, and has served in such role since May 2012. As the board’s lead independent director, Mr. Hunt holds a critical role in assuring effective corporate governance and in managing the affairs of our board of directors. Among other responsibilities, Mr. Hunt:

•	presides over executive sessions of the board of directors and over board meetings when the Chairman of the Board is not in attendance;

•

consults with the Chairman of the Board and other board members on corporate governance practices and policies, and assuming the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Chairman of the Board to assume such leadership;

•	meets informally with other outside directors between board meetings to assure free and open communication within the group of outside directors;

•	assists the Chairman of the Board in preparing the board agenda so that the agenda includes items requested by non-management members of our board of directors;

•	administers the annual board evaluation and reporting the results to the Nominating and Corporate Governance Committee; and

•	assumes other responsibilities that the non-management directors might designate from time to time.

Board Risk Oversight

The board of directors is actively involved in oversight of risks that could affect the Company. The board of directors satisfies this responsibility through full reports by each committee chair (principally, the Audit Committee chair) regarding such committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of particular risks within the Company.

The Audit Committee is primarily responsible for overseeing the risk management function at the Company on behalf of the board of directors. In carrying out its responsibilities, the Audit Committee works closely with management. The Audit Committee meets at least quarterly with members of management and, among things, receives an update on management’s assessment of risk exposures (including risks related to liquidity, credit and operations, among others). The Audit Committee chair provides periodic reports on risk management to the full board of directors.

In addition to the Audit Committee, the other committees of the board of directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by the Company’s executive compensation programs. The Company does not believe that risks relating to its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Code of Ethics and Business Conduct

The board of directors has adopted a Code of Business Conduct and Ethics, or the Code of Ethics, that is applicable to all directors, employees and officers of the Company. The Code of Ethics constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. The Company intends to disclose future amendments to certain provisions of the Code of Ethics, or waivers of such provisions applicable to the Company’s directors and executive officers, on the Company’s website at www.lyonhomes.com.

The Code of Ethics is available on the Company’s website at www.lyonhomes.com. In addition, printed copies of the Code of Ethics are available upon written request to Investor Relations, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are Douglas K. Ammerman, Gary H. Hunt, Matthew R. Niemann and Lynn Carlson Schell. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s named executive officers has ever served as a director or member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served in either of those capacities for the Company.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our board of directors by writing to the Company, c/o William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660, Attention: Board of Directors.

Director Compensation

In 2011, outside directors received an annual fee of $60,000 per year, payable $15,000 per calendar quarter, and $2,500 for each board meeting attended in person and $1,500 for each meeting attended via teleconference. In addition, the chairperson of the Audit Committee of the board of directors receives a fee of $10,000 per year, payable $2,500 per calendar quarter, to serve in such capacity, the chairperson of each other committee of the board of directors receives a fee of $7,500 per year, payable $1,875 per calendar quarter, to serve in such capacity, and other committee members receive a fee of $2,000 per year, payable $500 per calendar quarter, per committee for service on committees of the board of directors.

The following table sets forth information concerning the compensation of the directors during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas K. Ammerman	$110,500	—	—	—	—	—	$110,500
Harold H. Greene(1)	118,500	—	—	—	—	—	118,500
Gary H. Hunt	120,000	—	—	—	—	—	120,000
Alex Meruelo(1)	104,500	—	—	—	—	—	104,500

(1)	Board members prior to the confirmation of the Plan on February 24, 2012, at which time new board members were appointed.

Under the Company’s Non-Qualified Retirement Plan for Outside Directors, each outside director is eligible to receive $2,000 per month beginning on the first day of the month following death, disability or retirement at age 72; or, in the case of an outside director who ceases participation in the plan prior to death, disability or retirement at age 72 but has completed at least ten years of service as a director, eligibility for benefit payments pursuant to the plan begins on the first day of the month following the latter of (a) the day on which such person attains the age of 65, or (b) the day on which such person’s service terminates after completing at least ten years of service as a director. The monthly payments will continue for a number of months equal to the number of months the outside director served as a director and are payable to the director’s beneficiary in the event of the director’s death. If a retired outside director receiving payments under the plan resumes his status as a director or becomes an employee, the payments under the plan are suspended during the period of such service.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the material elements of the compensation programs and policies in place for the Company’s named executive officers, or NEOs, during 2011. For the fiscal year ended December 31, 2011, the Company had five NEOs, as follows:

•	General William Lyon, Chairman of the Board and Chief Executive Officer;

•	William H. Lyon, President and Chief Operating Officer;

•	Matthew R. Zaist, Executive Vice President;

•	Colin T. Severn, Vice President, Chief Financial Officer and Corporate Secretary; and

•	Brian W. Doyle, Senior Vice President and California Region President.

Compensation Philosophy and Objectives

The goals of the Company’s compensation program are to provide significant rewards for successful performance and to encourage retention of top executives who may have attractive opportunities at other companies, given the highly competitive homebuilding industry. At the same time, the Company tries to keep its selling, general and administrative, or SG&A, costs at competitive levels when compared with other major homebuilders.

The Company’s compensation decisions are made by the Compensation Committee, which is composed entirely of independent outside members of the Company’s board of directors. The Compensation Committee receives recommendations from the Company’s senior executives and consults with outside independent compensation consultants as it deems appropriate. The Compensation Committee and its consultants also consider publicly available information on the executive compensation of other major homebuilders. Members of the Company’s executive team are involved in the compensation process by assembling data to present to the Compensation Committee and, if necessary, working with the outside independent compensation consultants to give them the information necessary to enable them to complete their reports.

Elements of Compensation

Base Salary

The Company’s Compensation Committee generally reviews the base salary of the Company’s NEOs annually. In view of the Company’s desire to reward performance and loyalty while keeping SG&A costs competitive, the Company does not regard salary as the principal component of the compensation of its NEOs. The table below shows the annual base salary for each NEO as of December 31, 2011.

Name	Annual Base Salary ($)
General William Lyon	1,000,000
Colin T. Severn	200,000
William H. Lyon	500,000
Matthew R. Zaist	350,000
Brian W. Doyle	275,000

Annual Bonuses

Near the beginning of each year, the Compensation Committee sets objective performance criteria for the bonuses of NEOs for that year. The Company believes that the uniformity of the objective performance criteria over the past several years has helped to reward productivity and loyalty by stabilizing the goalposts for bonuses over changing economic times.

An NEO’s right to receive a bonus is conditioned on his being actively employed by the Company on the date of payment, except in the case of a termination of employment without cause or for good reason. Bonuses for a particular year will be paid out over two years, with 75% paid following the determination of the bonus, and 25% paid one year later, conditioned on continued employment to the date of payment, except in the case of a termination of employment without cause or for good reason. These provisions help ensure the loyalty and continued service of the Company’s NEOs.

In 2011, the Compensation Committee established the 2011 Key Employee Bonus Program pursuant to which Messrs. Zaist, Severn and Doyle were eligible for bonuses upon the Company’s achievement of a certain number of residential home closings. The Compensation Committee selected residential home closings as the applicable performance measure for the 2011 Key Employee Bonus Program because residential home closings represent a key operational performance metric that drives Company performance, thereby creating a clear link between executive actions and results. In addition, the Compensation Committee believes that this performance measure is important to sustaining the long-term financial performance of the Company. The target bonus for each eligible NEO is shown in the table below. As the sole equityholders of the Company, General William Lyon and William H. Lyon elected not to participate in the 2011 Key Employee Bonus Program, delaying participation in the Company’s annual bonus programs until the Company becomes more profitable.

PARTICIPANT	TARGET BONUS ($)
Matthew R. Zaist	245,000
Colin T. Severn	120,000
Brian W. Doyle	205,000

Portions of the target bonus were earned during each quarter of 2011 based on the Company’s performance during such quarter, with 15% of the target bonus being earned in each of the first, second and third quarters and the remaining 55% of the target bonus being earned in the fourth quarter. Based on the percentage of residential home closings achieved relative to the forecasted home deliveries contained in the Company’s business plan during the applicable quarter, each eligible NEO could earn a percentage of his target bonus for such quarter, as calculated pursuant to the table below:

PERCENTAGE OF CLOSINGS ACHIEVED	PERCENTAGE OF TARGET BONUS EARNED (%)
Less than 50%	0
>50% to 80%	80
>80% to 90%	90
>90% to 110%	100
>110% to 120%	110
>120%	120

Relative to the forecasted home deliveries contained in the Company’s business plan, the Company’s actual achievement in each quarter of 2011 is shown in the table below:

QUARTER	PERCENTAGE OF CLOSINGS ACHIEVED (%)	PERCENTAGE OF TARGET BONUS EARNED (%)
Q1	109.0	100
Q2	94.0	100
Q3	96.1	100
Q4	99.5	100

As a result of the Company’s performance, each eligible NEO earned a quarterly bonus equal to his target bonus for such quarter, and 75% of each quarterly bonus was paid on or before July 1, 2011, August 15, 2011, November 15, 2011, or March 1, 2012, for each respective quarter, with the remaining 25% of each quarterly bonus to be paid in 2013.

Project Completion Bonus Plan

Effective May 4, 2010, the Company adopted its Project Completion Bonus Plan. Under the Project Completion Bonus Plan, with respect to certain projects, subject to the terms of the Project Completion Bonus Plan and subject to the participant remaining in continuous service with the Company throughout the applicable project, each NEO (other than Messrs. Lyon and Lyon) is entitled to receive a bonus (in addition to any other bonus which such participant may receive) equal to the applicable percentage of the Net Profits (as defined in the Project Completion Bonus Plan) from each of the Company’s projects:

PARTICIPANT	APPLICABLE PERCENTAGE (%)
Matthew R. Zaist	0.875
Colin T. Severn	0.5
Brian W. Doyle	(1)

(1)	Mr. Doyle is entitled to receive 1.25% of the net profits from each of the Company’s projects within the Northern and Southern California divisions and 0.25% of the net profits from each of the Company’s projects outside of California.

The Compensation Committee selected Net Profits from completed projects as the applicable performance measure for the Project Completion Bonus Plan because this measure represents the key indicator of the Company’s short-term and long-term financial health. The Compensation Committee believes that this performance measure will align the interests of key executives with the interests of the Company’s shareholders and will encourage key executives of the Company to remain in the service of the Company while working diligently to complete the Company’s projects through the sale of all parcels of real property in the Company’s projects to unrelated parties. Accordingly, under the Project Completion Bonus Plan, each participant who remains in the service of the Company through the completion of certain projects, and who meets the requirements for payment, will receive a bonus measured by the net profits of the projects. If the participant is not in continuous service from the commencement of the applicable project through the date of the completion of the applicable project, and until the date on which the bonus with respect to such applicable project is paid, the participant will forfeit any bonuses otherwise earned under the plan.

During 2011, the Company awarded, in aggregate, the following bonuses under the Project Completion Bonus Plan to its eligible NEOs:

Name	Aggregate Bonus Paid ($)
Matthew R. Zaist	79,620
Colin T. Severn	45,497
Brian W. Doyle	113,743

Long-Term Equity-Based Compensation

The Company did not have any outstanding equity awards during the fiscal year ended December 31, 2011.

Retirement Savings

The Company has established a 401(k) retirement savings plan for its employees, including the NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts, up to a statutorily prescribed limit, to the 401(k) plan. For 2011, the prescribed annual limit was $16,500, plus up to an additional $5,500 “catch-up” contribution available for eligible participants over age 50. In March 2011, the Company made a matching contribution of 50% of eligible employees’ deferrals for 2010, up to a maximum of 3% of the individual’s eligible compensation during 2010. The Company elected not to provide a matching contribution with respect to employee deferrals made in 2011. The Company believes that providing a vehicle for tax-preferred retirement savings through the 401(k) plan adds to the overall desirability of its executive compensation package and further incents the Company’s employees, including the NEOs, in accordance with the Company’s compensation policies.

Employment Agreements and Severance Benefits

Effective July 1, 2011, the Company entered into executive employment agreements with Messrs. Zaist, Severn and Doyle. The employment agreements provide for an employment term of 12 months from the date of the agreements. Each executive is entitled to a fixed base salary and is eligible to earn quarterly bonuses under the 2011 Key Employee Bonus Program discussed above. Each executive’s salary and target bonus percentage is set forth in the table below:

Name	Base Salary	Target Bonus Percentage (as a percentage of base salary)
Matthew R. Zaist	$350,000	70%
Colin T. Severn	$200,000	60%
Brian W. Doyle	$275,000	75%

In addition, each executive is eligible to participate in the Company’s Project Completion Bonus Plan discussed above.

In the event of the termination of the executive’s employment prior to the expiration of the term due to death or disability, or by the Company for “cause” or by the executive without “good reason,” the executive would be entitled to the base salary through the date of termination.

In the event of the termination of the executive’s employment prior to the expiration of the term by the Company without “cause” or by the executive for “good reason,” the executive would be entitled to receive (i) a lump sum payment equal to 1.5 times the amount of the executive’s annual base salary, plus the previously deferred bonuses for the fiscal year of termination that had not been paid as well as amounts owing under any grant under the Company’s Project Completion Bonus Plan, (ii) any bonuses that would have been payable under the Company’s bonus program if the executive had remained employed through the end of the scheduled term (other than deferred amounts already earned), (iii) the deferred portion of the executive’s 2010 bonus and (iv) any payments related to grants under the Company’s Project Completion Bonus Plan attributable to projects that have not been completed by the executive’s termination date. The receipt of the foregoing amounts is conditional upon the executive executing a release in favor of the Company. In addition, the executive is entitled to receive reimbursement for certain health benefits coverage through the earlier of the end of the originally scheduled term of employment (but not less than 6 months after the date of termination) and the date when the executive becomes covered under another group health or disability plan.

For purposes of the agreements, “good reason” includes (i) a material breach of the agreement by the Company (including a material reduction in authority or duties), (ii) a relocation of the executive or the Company outside a specified area and (iii) the occurrence of a “change of control” of the Company.

Under the agreements, the executives are subject to a non-compete covenant that lasts for the period following termination during which the executive is receiving severance benefits as well as restrictions on soliciting Company employees during the 18-month period following the executive’s termination of employment. These non-compete and non-solicitation covenants do not apply if the executive has been terminated without “cause” or has terminated his employment for “good reason.”

The agreements also provide that the executives will be indemnified to the maximum extent permitted by applicable law.

Compensation Decisions in 2012

Following our emergence from the recent Chapter 11 restructuring, the Company has taken the following compensation-related actions in fiscal year 2012:

•

Effective February 25, 2012, the Company entered into employment agreements with each of General William Lyon and William H. Lyon. On March 6, 2012, we filed a Current Report on Form 8-K that includes copies of the employment agreements and a summary of the material terms of each agreement.

•

In March 2012, the Compensation Committee retained Christenson Advisors as its compensation consultant to advise the Compensation Committee with respect to various elements of our executive compensation pay structure.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its other NEOs, other than its chief financial officer. However, remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. Because the Company no longer has a class of publicly traded equity securities outstanding, the Company is no longer subject to Section 162(m), and therefore it is not a factor in the Company’s compensation decisions.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are those amounts of compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for the NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all of its employees and other service providers, including the NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the 2011, 2010 and 2009 fiscal years earned by, awarded to or paid to the NEOs.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
General William Lyon	2011	1,000,000	(3)	—	—	—	—	—	—	1,000,000
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	2010	1,000,000		—	—	—	—	—	—	1,000,000
	2009	1,000,000		—	—	—	—	—	—	1,000,000

Colin T. Severn	2011	200,000		—	—	—	165,497	—	—	365,497
Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial Officer)	2010	200,000		—	—	—	137,330	—	—	337,330
	2009	160,577		5,000	—	—	130,000	—	—	295,577

William H. Lyon	2011	490,385	(3)(4)	—	—	—	—	—	—	490,385
Director, President and Chief Operating Officer	2010	486,538		—	—	—	—	—	—	486,538
	2009	347,692		—	—	—	—	—	—	347,692

Matthew R. Zaist	2011	330,769	(3)(5)	—	—	—	324,620	—	—	655,389
Executive Vice President	2010	225,000		—	—	—	187,328	—	—	412,328
	2009	143,452		5,000	—	—	160,000	—	—	308,452

Brian W. Doyle	2011	267,308	(5)	—	—	—	318,743	—	—	586,051
Senior Vice President and California Region President	2010	221,154		—	—	—	204,665	—	—	425,819
	2009	197,692		5,000	—	—	140,000	—	—	342,692

(1)	The annual base salary for each of our NEOs is disclosed in “—Elements of Compensation—Base Salary” above.
(2)	Includes bonuses earned in 2011 pursuant to the 2011 Key Employee Bonus Program and the Project Completion Bonus Plan, each as discussed in “—Elements of Compensation” above.
(3)	Pursuant to the terms of the Company’s reorganization, the biweekly salaries paid to the NEOs as part of the December 23, 2011 payroll were capped at $11,725. The salary amounts earned by Messrs. Lyon, Lyon and Zaist in excess of such cap were paid to the respective executives as part of the March 2, 2012 payroll, the first payroll following the Company’s emergence from its reorganization.
(4)	Reflects Mr. Lyon’s annual base salary of $500,000 with $9,615 in foregone salary in 2011 resulting from one week of unpaid vacation.
(5)	Effective February 28, 2011, Mr. Zaist’s base salary was increased from $225,000 to $350,000 and Mr. Doyle’s base salary was increased from $225,000 to $275,000.

Grants of Plan-Based Awards
No equity awards were granted during 2011.

Outstanding Equity Awards at Fiscal Year-End

No equity awards were outstanding as of December 31, 2011.

Options Exercised and Stock Vested

No exercises of stock options and no vesting of stock occurred during the fiscal year ended December 31, 2011.

Pension Benefits

The NEOs did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by the Company during the fiscal year ended December 31, 2011.

Nonqualified Deferred Compensation

The NEOs did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by the Company during the fiscal year ended December 31, 2011.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments to certain of our NEOs upon a termination by us without cause or the executive’s resignation for good reason. The amounts shown assume that such termination was effective as of December 30, 2011, the last business day of fiscal year 2011, and are only estimates of the amounts that would be paid to such executives. The actual amounts to be paid can be determined only at the time of such termination of employment.

Name and Position	Salary Continuation ($)(1)	Unpaid Bonuses ($)(2)	Benefits Continuation ($)(3)	Total
Matthew R. Zaist	525,000	162,315	9,051	696,366
Executive Vice President

Colin T. Severn	300,000	79,500	13,064	392,564
Vice President, Chief Financial Officer and Corporate Secretary

Brian W. Doyle	412,500	135,815	13,064	561,379
Senior Vice President and California Region President

(1)	Represents an amount equal to the NEO’s annual salary in effect on the date of termination, multiplied by 1.5, paid in a lump sum.
(2)	Represents amounts earned by the NEO pursuant to the 2011 Key Employee Bonus Program that had not been paid prior to the date of termination.
(3)	Represents the value of the continuation of health benefits for a period of six months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of August 1, 2012, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our capital stock, (ii) each of our named executive officers and directors and (iii) all officers and directors as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise noted below, the address of each stockholder below is c/o William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660.

		CLASS A COMMON STOCK(1)		CLASS B COMMON STOCK(1)			CLASS C COMMON STOCK(1)		CONVERTIBLE PREFERRED STOCK(1)		PERCENT OF TOTAL VOTING POWER(2)(3)
NAME	TITLE	Number	Percent of Class	Number		Percent of Class	Number	Percent of Class	Number	Percent of Class
Named Executive Officers and Directors:
General William Lyon	Director, Chairman of Board & Chief Executive Officer	—	—	47,201,842	(4)	100%	—	—	—	—	41.0%
Colin T. Severn	Vice President, Chief Financial Officer and Corporate Secretary	—	—	—		—	—	—	—	—	—
William H. Lyon	Director, President & Chief Operating Officer	—	—	47,201,842	(4)	100%	—	—	—	—	41.0%
Matthew R. Zaist	Executive Vice President	—	—	—		—	—	—	—	—	—
Brian W. Doyle	Vice President and Southern California Region President	—	—	—		—	—	—	—	—	—
Douglas K. Ammerman	Director	—	—	—		—	—	—	—	—	—
Gary H. Hunt	Director	—	—	—		—	—	—	—	—	—
Matthew R. Niemann	Director	—	—	—		—	—	—	—	—	—
Nathaniel Redleaf	Director	—	—	—		—	—	—	—	—	—
Lynn Carlson Schell	Director	—	—	—		—	—	—	—	—	—
All executive officers and directors as a group (15 individuals)		—	—	47,201,842	(4)	100%	—	—	—	—	41.0%
5% Stockholders:
Entities affiliated with Luxor Capital Group LP(5)		21,427,135	39.1%	—		—	15,445,838	95.9%	61,509,204	94.9%	42.7%
Investment vehicles managed by affiliates of Colony Capital, LLC(6)		10,000,000	18.3%	—		—	—	—	—	—	4.3%

*	Denotes less than 1.0% of beneficial ownership.
(1)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Each share of Class A Common Stock and Class C Common Stock are entitled to one vote per share. Each share of Class B Common Stock is entitled to two votes per share. Each share of Convertible Preferred Stock has the right to one vote for each share of Class C Common Stock into which such share could be converted. The current conversion ratio for Convertible Preferred Stock into Class C Common Stock is one to one.
(3)	Calculation of total voting power includes 15,737,294 shares of Class B Common Stock issuable upon the exercise of a warrant held by Lyon Shareholder 2012, LLC, or Lyon LLC, or the Class B Warrant. The Class B Warrant is exercisable at any time prior to February 24, 2017.
(4)	Represents 31,464,548 shares of Class B Common Stock and the Class B Warrant, held by Lyon Shareholder 2012, LLC, or Lyon LLC. The members of Lyon LLC are William Lyon (our Chief Executive Officer and Chairman of the Board), Trustee of the William and Willa Dean Lyon Family Trust established October 29, 1985, and William Harwell Lyon (our President and Director), Trustee of the William Harwell Lyon Separate Property Trust established July 28, 2000. The managers of Lyon LLC are William Lyon and William Harwell Lyon. These individuals may be deemed to have shared voting and investment power of the securities held by Lyon LLC. Each of these individuals disclaims beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein. The address of Lyon LLC is 4490 Von Karman Avenue, Newport Beach, California 92660.
(5)	Luxor Capital Group, LP acts as the investment manager of proprietary private investment funds and separately managed accounts that own the shares, collectively referred to as the “Luxor Investors.” Luxor Management, LLC is the general partner of Luxor Capital Group, LP. Christian Leone is the managing member of Luxor Management, LLC. Luxor Capital Group, LP, Luxor Management, LLC and Christian Leone are deemed to have shared voting and dispositive power over the securities held by each of the Luxor Investors. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 29th Floor, New York City, New York 10036.
(6)	Information regarding investment vehicles managed by affiliates of Colony Capital, LLC will be set forth in an amendment to this registration statement.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

At present, there is no established public trading market for any of our common stock. We intend to have a registered broker-dealer apply to have our common stock quoted on the Over-the-Counter Bulletin Board. However, we cannot offer any assurance about the development or an active trading market or as to whether the market price of our common stock will equal or exceed the price paid for them.

Historical Trading of our Common Stock on the New York Stock Exchange and the OTC Bulletin Board

The Company’s predecessor, The Presley Companies, or Presley, was formed in 1956. In 1987, General William Lyon, our Chairman of the Board and Chief Executive Officer, purchased 100% of the stock of Presley, which subsequently went public in 1991 and was listed on the New York Stock Exchange, or the NYSE, under the symbol “PDC.” In 1999, Presley acquired William Lyon Homes, Inc. and changed its name to William Lyon Homes and its ticker symbol to “WLS.” Our common stock was traded on the NYSE until June 13, 2006. We were taken private by way of a tender offer by General William Lyon. Over-the-counter trading of the Company’s common stock (OTC Pink sheets: WLSM.PK) was also discontinued and the Company continued as a privately held company.

Holders

As of August 1, 2012, there are 989 holders of record for our Class A Common Stock, one holder of record for our Class B Common Stock and related warrant, twelve holders of record for our Class C Common Stock and twelve holders of record for our Convertible Preferred Stock.

Convertible Common Equity and Warrants

The issued and outstanding 31,464,548 shares of Class B Common Stock, 16,110,366 shares of Class C Common Stock and 64,831,831 shares of Convertible Preferred Stock are convertible into Class A Common Stock. The issued and outstanding shares of Convertible Preferred Stock are also convertible into Class C Common Stock. See “Description of Capital Stock” below.

Additionally, the holders of Class B Common Stock hold a warrant to purchase 15,737,294 shares of Class B Common Stock at an exercise price of $2.07 per share. The expiration date of the Class B Warrant is February 15, 2017.

Dividends

Holders of our Convertible Preferred Stock are entitled to receive cumulative dividends at a rate of 6% per annum consisting of (i) cash dividends at the rate of 4% paid quarterly in arrears, and (ii) accreting dividends accruing at the rate of 2% per annum. Such dividend rights are described more fully in “Description of Capital Stock” below. With the exception of the dividends to be paid out to holders of our Convertible Preferred Stock, the Company does not intend to declare or pay cash dividends in the foreseeable future. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors. The payment of cash dividends is restricted under the terms of our Amended and Restated Senior Secured Term Loan Agreement and the indenture governing the Notes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our board of directors plans to adopt a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons.” For purposes of this policy, “related persons” will include our executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or more of our voting securities.

Our related person transactions policy will require:

•

that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a “related person transaction,” and any material amendment or modification to a related person transaction, be evaluated and approved or ratified by our audit committee or by the disinterested members of the audit committee; and

•

that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the compensation committee of our board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•

management must disclose to the audit committee or the disinterested members of the audit committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the audit committee or the disinterested members of the audit committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•

management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of Sarbanes-Oxley.

In addition, the related person transaction policy will provide that the audit committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986, as amended.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements, see “Compensation Discussion and Analysis—Employment Agreements and Severance Benefits.”

Indemnification Agreements and Liability Insurance Policy

The company has entered into indemnification agreements with certain of our executive officers and each of our directors pursuant to which the company has agreed to indemnify such executive officers and directors against liability incurred by them by reason of their services as an executive officer or director to the fullest extent allowable under applicable law. We also provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

Certain Relationships and Transactions

We describe below transactions and series of similar transactions that have occurred this year or during our last three fiscal years to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

The following persons and entities that participated in the transactions listed in this section were related persons at or immediately following the time of the transaction.

General William Lyon. General Lyon is our Chief Executive Officer and Chairman of our board of directors.

William H. Lyon. Mr. Lyon is our President and Chief Operating Officer and a member of our board of directors.

Matthew R. Niemann. Mr. Niemann is a member of our board of directors.

Luxor Capital Group LP. Entities affiliated with Luxor Capital Group LP hold over 5% of our outstanding capital stock.

Colony Capital, LLC. Entities affiliated with Colony Capital, LLC hold over 5% of our outstanding Class A Common Stock.

Payments Made to an Entity Where a Company Director is an Officer and Shareholder

Matthew R. Niemann, a member of our board of directors, serves as Managing Director and Head of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.’s, or Houlihan, Real Estate Advisory Group and owns shares of Houlihan. Houlihan received payments from the Company in 2011 and 2012 for services performed on behalf of creditors during the recent Chapter 11 restructuring. The Company paid $1.2 million to Houlihan.

Transactions with Certain Beneficial Owners

On February 22, 2012, in connection with the consummation of the principal transactions contemplated by the Company’s Prepackaged Joint Plan of Reorganization, or the Plan, entities affiliated with Luxor Capital Group LP, or Luxor, acquired 21,427,135 shares of Parent’s Class A Common Stock, 15,445,838 shares of Parent’s Class C Common Stock and 61,509,204 shares of Parent’s Convertible Preferred Stock. As of August 1, 2012, Luxor holds approximately 42.7% of the total voting power of Parent’s outstanding capital stock. See Note 2 of “Notes to Consolidated Financial Statements” for additional information. Nathaniel Redleaf, one of Parent’s directors, has served in an analyst capacity at Luxor Capital Group LP since 2006.

On June 28, 2012, California Lyon consummated the purchase of certain real property (comprising approximately 165 acres) in San Diego County, California; San Bernardino County, California; Maricopa County, Arizona; and Clark County, Nevada, representing seven separate residential for sale developments, comprising over 1,000 lots. The aggregate purchase price of the property was $21,500,000. The Company paid $11,000,000 cash, and issued 10,000,000 shares of Class A Common Stock of Parent, or approximately 18.3% of

Parent’s outstanding Class A Common Stock, to investment vehicles managed by affiliates of Colony Capital, LLC, or Colony, for consideration of the property. As of August 1, 2012, Colony holds approximately 4.3% of the total voting power of Parent’s outstanding capital stock.

California Lyon is a party to that certain Amended and Restated Senior Secured Term Loan Agreement, or the Amended Term Loan Agreement, dated February 25, 2012, with ColFin WLH Funding, LLC, as Administrative Agent and as a lender. ColFin WLH Funding, LLC is an affiliate of Colony. At March 31, 2012, the outstanding principal amount of the Amended Term Loan was $235.0 million. The Amended Term Loan bears interest at a rate of 10.25% per annum. Based on the outstanding balance of the Amended Term Loan as of March 31, 2012, interest payments are $24.1 million annually.

Sale of Real Estate Project to Affiliate of General William Lyon and William H. Lyon

In October 2008, the Company was contracted by and for Frank T. Suryan, Jr. (see Note 11 of “Notes to Consolidated Financial Statements” for further description of the relationship between General William Lyon, William H. Lyon and Frank T. Suryan) to build apartment units for a contract price of $13.5 million, which includes the Company’s contractor fee of $0.5 million. The Company accounts for this transaction based on the percentage of completion method, and recorded construction services revenue of $12.6 million and construction services costs of $11.6 million during the year ended December 31, 2009. No construction service revenue or costs relating to this transaction were recorded for the years ended December 31, 2011 and 2010.

Agreements with Entities Controlled by General William Lyon and William H. Lyon

For the years ended December 31, 2011, 2010 and 2009, the Company incurred reimbursable on-site labor costs of $318,000, $217,000 and $197,000, respectively, for providing customer service to real estate projects developed by entities controlled by General William Lyon and William H. Lyon, of which $24,000 and $38,000 was due to the Company at December 31, 2011 and 2010, respectively. The Company earned fees of $130,000, $24,000 and $36,000, respectively, for tax and accounting services performed for entities controlled by General William Lyon and William H. Lyon during the years ended December 31, 2011, 2010 and 2009.

The Company earned fees of $362,000, $426,000 and $123,000 during the years ended December 31, 2011, 2010 and 2009, respectively, related to a Human Resources and Payroll Services contract between William Lyon Homes, Inc, and an entity controlled by General William Lyon and William H. Lyon. Effective April 1, 2011, the Company and this entity amended the Human Resources and Payroll Services contract to provide that the affiliate will now pay to the Company a base monthly fee of $21,335 and a variable monthly fee equal to $23 multiplied by the number of active employees employed by such entity (which will initially result in a variable monthly fee of approximately $8,000). The amended contract also provides that the Company will be reimbursed by such affiliate for a pro rata share of any bonuses paid to the Company’s Human Resources staff (other than any bonus paid to the Vice President of Human Resources). The Company believes that the compensation being paid to it for the services provided to the affiliate is at a market rate of compensation, and that as a result of the fees that are paid to the Company under this contract, the overall cost to the Company of its Human Resources department will be reduced.

Rent Paid to a Trust of which William H. Lyon is the Sole Beneficiary

In each of the three years ended December 31, 2011, 2010 and 2009, the Company incurred charges of $0.8 million related to rent on the Company’s corporate office, from a trust of which William H. Lyon is the sole beneficiary. As of March 31, 2012, the Company has made rental payments totaling $459,000. The trust holds a 99% interest in the office property, with the remaining 1% held by William H. Lyon.

Charges Incurred Related to the Charter, Use and Sale of Aircraft

Effective September 1, 2004, the Company entered into an aircraft consulting and management agreement with an affiliate, or the Affiliate, of General William Lyon to operate and manage the Company’s aircraft. The terms of the agreement provide that the Affiliate shall consult and render its advice and management services to the Company with respect to all functions necessary to the operation, maintenance and administration of the aircraft. The Company’s business plan for the aircraft includes (i) use by Company executives for traveling on Company business to the Company’s divisional offices and other destinations, (ii) charter service to outside third parties and (iii) charter service to General William Lyon personally. Charter services for outside third parties are contracted for at market rates. As compensation to the Affiliate for its management and consulting services under the agreement, the Company pays the Affiliate a fee equal to (i) the amount equal to 107% of compensation paid by the Affiliate for the pilots supplied pursuant to the agreement, (ii) $50 per operating hour for the aircraft and (iii) $9,000 per month for hangar rent. In addition, all maintenance work, inspections and repairs performed by the Affiliate on the aircraft are charged to the Company at the Affiliate’s published rates for maintenance, inspection and repairs in effect at the time such work is completed. The total expenses incurred by the Company and paid to the Affiliate under the agreement amounted to $0.8 million during the year ended December 31, 2009, with no related fees earned during the years ended December 31, 2011 and 2010.

Effective July 1, 2006, General William Lyon entered into a time sharing agreement, or the Agreement, with the Company pertaining to his personal use of the aircraft. The agreement calls for General William Lyon to reimburse the company for all costs incurred by the Company during his personal flights plus a surcharge on fuel consumption of two times the cost. Pursuant to the Agreement, the Company had earned revenue of $53,000 for charter services provided to General William Lyon personally, for the year ended December 31, 2009, with no related revenue earned during the years ended December 31, 2011 and 2010.

Presley CMR, Inc., a California corporation, or Presley CMR, and wholly owned subsidiary of California Lyon, entered into an Aircraft Purchase and Sale Agreement, or PSA, with an affiliate of General William Lyon to sell the aircraft described above. The PSA provides for an aggregate purchase price for the Aircraft of $8.3 million (which value was the appraised fair market value of the Aircraft), which consists of: (i) cash in the amount of $2.1 million which was paid at closing and (ii) a promissory note from the affiliate in the amount of

$6.2 million, which is included in receivables in the accompanying consolidated balance sheet. The closing of this sale occurred on September 9, 2009. The Company recorded a loss on the sale of the Aircraft totaling $3.0 million, which is included in other loss in the accompanying statement of operations for the year ending December 31, 2009.

Certain Family Relationships

William H. Lyon, one of the Company’s directors and the President and Chief Operating Officer of the Company, is the son of General William Lyon. General William Lyon is the Company’s Chairman of the board of directors and the Chief Executive Officer. Mr. Lyon’s compensation is disclosed in the Summary Compensation Table above.

SELLING SECURITYHOLDERS

Information regarding the selling securityholders will be set forth in an amendment to this registration statement or by prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 540,000,000 shares of common stock, $0.01 par value per share, and 80,000,000 shares of preferred stock. Our common stock is comprised of four classes, 340,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock, 120,000,000 shares of Class C Common Stock and 30,000,000 shares of Class D Common Stock. The following summary of our common stock and preferred stock is not complete and may not contain all the information you should consider before investing in the capital stock. This description is subject to and qualified in its entirety by provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and by provisions of applicable Delaware law. References to the “Company” herein solely refer to William Lyon Homes.

Common Stock

As of August 1, 2012, we had 102,368,169 shares of common stock outstanding and held of record, including: (i) 54,793,255 shares of Class A Common Stock, (ii) 31,464,548 of Class B Common Stock and (iii) 16,110,366 of Class C Common Stock. We have not issued any shares of our Class D Common Stock. All of our outstanding shares of common stock have been validly issued and fully paid and are nonassessable. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock. Holders of our common stock have no preference, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.

Conversion Generally. Our common stock is subject to both mandatory and optional conversion upon the earlier of (i) the date on which (a) the holders of a majority of the shares of Class A Common Stock then outstanding, voting separately as a class, and (b) the holders of a majority of the shares of Class C Common Stock and Convertible Preferred Stock then outstanding, voting separately as a class, vote in favor of such conversion; and (ii) upon the occurrence of (a) the Company closing a sale of its Class A Common Stock in a firmly underwritten public offering pursuant to an effective registration statement filed under the Securities Act, where the gross proceeds to the Company are not less than $25,000,000 and the offering price per share to the public equals or exceeds 130% of the then-prevailing Convertible Preferred Conversion Price (as defined below); or (b) if the Class A Common Stock is listed on a national securities exchange, then the date on which the thirty-day volume weighted average trading price equals or exceeds 130% of the then-prevailing Convertible Preferred Conversion Price (as defined below) and the average daily trading volume equals or exceeds $4,000,000, or the Conversion Date. The number of shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock and Class C Common Stock is subject to customary adjustments for stock splits, stock dividends and transactions with similar effect.

Mandatory Conversion. Upon the occurrence of the Conversion Date, each share of Class C Common Stock and Class D Common Stock will automatically convert into one share of Class A Common Stock, and each share of Class B Common Stock will automatically convert into one share of Class A Common Stock, if a majority of the shares of Class B Common Stock then outstanding vote in favor of such conversion. If, at any time (whether before, on or after the Conversion Date), any share of Class B Common Stock is not owned, beneficially or of record, by either General William Lyon or William H. Lyon, their sibling, spouses and lineal descendants, any entities wholly owned by one or more of the foregoing persons, or any trusts or other estate planning vehicles for the benefit of any of the foregoing, then such share of Class B Common Stock will automatically convert into one share of Class A Common Stock.

Optional Conversion. Holders of Class B Common Stock and Class C Common Stock may elect to convert any or all of their shares into Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock.

Status of Converted Stock. In the event any shares of Class B Common Stock, Class C Common Stock or Class D Common Stock are converted into shares of Class A Common Stock, the shares of Class B Common

Stock, Class C Common Stock or Class D Common Stock so converted will be cancelled and will no longer be issuable by the Company. In addition, following the conversion of all of the outstanding shares of our Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively, into shares of Class A Common Stock, the Company will no longer issue any further shares of Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively, and will no longer have any authorized Class B Common Stock, Class C Common Stock or Class D Common Stock, as applicable.

Voting. On all matters on which the holders of our common stock are entitled to vote, prior to the occurrence of both the Conversion Date and the conversion of all Class B Common Stock, each share of common stock is entitled to one vote per share, with the exception of our Class B Common Stock, which is entitled to two votes per share. Following both the Conversion Date and the conversion of all Class B Common Stock, each share of Class A Common Stock is entitled to one vote per share. See “Risk Factors–Risks Related to Ownership of Our Capital Stock and this Offering–Concentration of ownership of the voting power of our capital stock may prevent other stockholders from influencing corporate decisions and create perceived conflicts of interest.” Holders of our capital stock do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to prevent other stockholders from influencing corporate decisions. Prior to the Conversion Date, stockholders may take action at annual or special meetings or by means of written consent. From and after the Conversion Date, all actions of stockholders must be taken at a special or annual meeting.

Any amendment to our certificate of incorporation (whether by merger, consolidation or otherwise) or any share exchange of all of the outstanding stock of the Company for securities of another entity, or consolidation or merger involving the Company, or to which the Company is otherwise a party, with or into any other corporation or other entity or person, the sale or disposition of substantially all of the assets of the Company, the conversion of the Company into another form or entity or for any dissolution or liquidation of the Company, requires the vote or consent of (i) 66 2/3% of our Class A Common Stock, voting separately as a class, (ii) the majority of voting power of our Class B Common Stock and Class D Common Stock, voting together as a separate class, except that if all authorized and issued shares of Class B Common Stock are converted or if no shares of Class B Common Stock are authorized or outstanding, in which case an amendment to our certificate of incorporation will require the vote or consent of 66 2/3% of the voting power of our Class A Common Stock and our Class D Common Stock, voting together as a separate class, and, in either case, (iii) the majority of our Class C Common Stock and Convertible Preferred Stock, voting together as a separate class.

National Securities Exchange or Initial Public Offering. On or prior to the third anniversary of the date of first issuance of our Class A Common Stock, we are required to use best efforts to cause our Class A Common Stock to become listed on a national securities exchange, and subject to certain exceptions, to complete a qualifying initial public offering.

Dividend Rights. Subject to applicable law, any contractual restrictions, and the rights of the holders of any outstanding series of preferred stock, if any, holders of our common stock are entitled to receive such dividends and other distributions that the board of directors may declare from time to time in its sole discretion. Any dividends declared by the board of directors on a share of our common stock will be declared in equal amounts with respect to each share of every class of common stock. If dividends are declared on our common stock that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for our common stock, the dividends payable to the holders of each class of our common stock will be paid only in kind for the same class of common stock (or in securities convertible into, or exercisable or exchangeable for in kind shares) and such dividends will be paid in the same number of shares (or fraction thereof) of common stock (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on an in kind per share basis.

Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, subject to the rights of the holders of any outstanding series of preferred stock, if any, and after payment on the debts and other liabilities of the Company, holders of our common stock are entitled to receive the assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of Class A Common Stock that such holders would have held if all shares of Class B Common Stock, Class C Common Stock and Class D Common Stock were converted into Class A Common Stock prior to any such dissolution, liquidation or winding up of the Company.

Warrants

On February 25, 2012, in connection with the issuance of Class B Common Stock and subject to the terms of the Class B Common Stock and Warrant Purchase Agreement, we issued to the holders of Class B Common Stock a warrant to purchase 15,737,294 shares of Class B Common Stock, or the Class B Warrant, at an exercise price of $2.07 per share. The expiration date of the Class B Warrant is February 15, 2017.

Preferred Stock

As of February 25, 2012, there were 64,831,831 shares of Convertible Preferred Stock, $0.01 par value per share, or the Convertible Preferred Stock, outstanding. Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 80,000,000 shares of preferred stock, in one or more series and with such rights, preferences, privileges and restrictions, including voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation rates, liquidation preferences and conversion rights, as our board of directors may determine without further action by the holders of common stock. Any such issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A Common Stock, may adversely affect the voting and other rights of the holders of our common stock, and could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. See “Risk Factors—Risks Related to Ownership of Our Capital Stock and this Offering—Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.”

Dividend Rights. Holders of Convertible Preferred Stock, in preference to the holders of our common stock, are entitled to receive cumulative dividends at a rate of 6% per annum paid consisting of (i) cash dividends at the rate of 4% of the Base Amount per share and (ii) accreting dividends accruing at a rate of 2% of the then applicable base amount per share; or, together, the Convertible Preferred Dividends. The base amount is calculated as the sum of the Convertible Preferred Original Issue Price and the amount of any and all accrued but unpaid Convertible Preferred Dividends on such shares. In the event that the Company declares or pays any dividends upon any common stock (whether payable in cash, securities, other property or otherwise), the Company will also declare and pay to the holders of the Convertible Preferred Stock at the same time that it declares and pays such dividends to the holders of such common stock the dividends declared and paid with respect to such common stock as if all of the outstanding Convertible Preferred Stock had been converted into such common stock immediately prior to the record date for such dividend. Any such dividends will be in addition to the Convertible Preferred Dividends.

Mandatory Conversion. Upon the occurrence of the Conversion Date, each share of Convertible Preferred Stock will automatically convert into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $0.771226, or the Convertible Preferred Original Issue Price, by the then applicable conversion price, or the Convertible Preferred Conversion Price. At August 1, 2012, the then applicable Convertible Preferred Conversion Price was equal to the Convertible Preferred Original Issue Price of $0.771226. In connection with any such conversion, the Company will also pay (i) any accrued but unpaid Convertible Preferred Dividends on any shares of Convertible Preferred Stock being converted (including, without limitation, any accreting dividends not previously paid), which amounts will be paid in cash out of funds legally available therefor if such payment would not violate any covenants imposed by agreements entered into in good faith governing the indebtedness of the Company and its subsidiaries, or, to the extent not so permitted or so available, in shares of Class A Common Stock, based on the fair market value of such common stock at such time, and (ii) in cash, the value of any fractional share of Class A Common Stock otherwise issuable to any such Convertible Preferred Stockholder.

Optional Conversion. Holders of Convertible Preferred Stock may elect to convert any and all of their Convertible Preferred shares into such number of fully paid and non-assessable shares of Class C Common Stock as is determined by dividing the Convertible Preferred Original Issue Price by the Convertible Preferred Conversion Price applicable to Class C Common Stock. In connection with any such conversion, the Company must pay to electing holder(s) (i) any accrued but unpaid Convertible Preferred Dividends on any shares of Convertible Preferred Stock being converted (including, without limitation, any accreting dividends not previously paid), which amounts will be paid in cash out of funds legally available therefor if such payment would not violate any covenants imposed by agreements entered into in good faith governing the indebtedness of the Company, or, to the extent not so permitted or not available, in shares of Class C Common Stock, based on the fair market value of such common stock at such time, and (ii) in cash, the value of any fractional share of Class C Common Stock otherwise issuable to such holder(s) of our Convertible Preferred Stock.

Status of Converted Stock. In the event any shares of Convertible Preferred Stock are converted, such shares will be cancelled and will no longer be issuable by the Company. In addition, following the conversion of all of the outstanding shares of Convertible Preferred Stock into shares of Class A Common Stock or Class C Common Stock, as applicable, the Company will no longer issue any further shares of Convertible Preferred Stock and will no longer have any authorized Convertible Preferred Stock.

Conversion Price Adjustments of Convertible Preferred Stock for Certain Splits and Combinations. In the event the Company subdivides or effects a stock split of its Class A Common Stock or Class C Common Stock or makes a distribution of common stock on any such shares of common stock, the Convertible Preferred Conversion Price with respect to a conversion of Convertible Preferred Stock into Class A Common Stock or Class C Common Stock, respectively, in effect immediately prior to such subdivision, stock split or such distribution will be proportionately decreased and, in case the Company will at any time combine the outstanding shares of, or effect a reverse stock split on its Class A Common Stock or Class C Common Stock, the Convertible Preferred Conversion Price with respect to a conversion of Convertible Preferred Stock into Class A Common Stock or Class C Common Stock, respectively, in effect immediately prior to such combination or reverse stock split will be proportionately increased.

Voting. Each share of Convertible Preferred Stock has the right to one vote for each share of Class C Common Stock into which such share could be converted, and to participate in the election and removal of directors in accordance with the guidelines contained in our certificate of incorporation. See “Management and Directors—Board of Directors” for a discussion of voting rights with respect to the election of directors. In addition, the affirmative vote of the holders of at least a majority of the outstanding shares of Convertible Preferred Stock is required for the Company to take action with respect to certain matters, including the authorization and/or issuance of senior classes of preferred stock and the amendment of our certificate of incorporation or bylaws so as to adversely affect the rights of such holders.

Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after payment on the debts and other liabilities of the Company but prior and in preference to any distributions or payments to holders of common stock or junior preferred stock, holders of our Convertible Preferred Stock are entitled to be paid out of the assets of the Company an amount per share equal to the greater of (i) all accrued but unpaid Convertible Preferred Dividends per share of Convertible Preferred Stock, plus an amount equal to the Convertible Preferred Original Issue Price per share and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive had it converted its convertible preferred stock immediately prior to any such dissolution, liquidation or winding up of the Company.

Redemption Rights. To the extent not previously converted to common stock, the Company will redeem all then outstanding shares of Convertible Preferred Stock on the fifteenth anniversary of the date of first issuance at a price per share payable in cash and equal to the Convertible Preferred Original Issue Price plus accrued and unpaid Convertible Preferred Dividends in respect thereof.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Delaware Anti-Takeover Law

Delaware Anti-Takeover Statute. We are not currently subject to Section 203 of the Delaware General Corporation Law, which we refer to as the DGCL, an anti-takeover law. However, this may soon change if, following this registration process, our common stock and/or preferred stock shares are listed on a securities exchange or traded over-the-counter. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a merger or other business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

(1) prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to certain exclusions; or

(3) on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the Delaware General Corporation Law, or the DGCL, defines an “interested stockholder” as:

(1) any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation;

(2) any entity or person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

(3) the affiliates or associates of any such entities or persons.

The provisions of Section 203 of the DGCL described above could have the following effects on the Company, among others:

(1) delaying, deferring or preventing a change in control;

(2) delaying, deferring or preventing the removal of existing management;

(3) deterring potential acquirers from making an offer to the stockholders of the Company; and

(4) limiting any opportunity of stockholders of the Company to realize premiums over prevailing market prices of the common stock in connection with offers by potential acquirers.

This could be the case even if a majority of the Company’s stockholders might benefit from a change of control or offer.

Special Meetings of Stockholders. Prior to the Conversion Date, special meetings of the stockholders may be called by the board of directors, the Chairman of the Board, the President, or by holders of more than 50% of the shares of any class of the Company’s common stock or preferred stock (excluding Class D Common Stock). On and after the Conversion Date, special meetings of the stockholders may be called by the board of directors, the Chairman of the Board or the President.

No Action by Written Consent. Prior to the Conversion Date, any action which may be taken at an annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. On and after the Conversion Date, stockholders will no longer be entitled to take action by written consent, and all actions of stockholders must be taken at a special or annual meeting.

Registration Rights Agreements

On the effective date of the Prepackaged Joint Plan of Reorganization, or the Plan, we entered into registration rights agreements with each of the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Preferred Stock, or the Registration Rights Agreements. Pursuant to the Registration Rights Agreements, we have prepared and filed, at our expense, this registration statement covering the resale of the shares of our capital stock issued in connection with the Plan. Under the Registration Rights Agreement, we are further required to use commercially reasonable efforts to cause the shares to be listed or quoted on a securities exchange or automated interdealer quotation system.

On June 28, 2012, in connection with the purchase of certain real property, or the Colony Transaction, the Company issued 10,000,000 shares of Class A Common Stock as consideration for the property to investment vehicles managed by affiliates of Colony Capital, LLC. In connection with the Colony Transaction, the Company agreed that the holders of the 10,000,000 shares of Class A Common Stock would be entitled to the same rights and benefits as the holders of Class A Common Stock under that certain Class A Common Stock Registration Rights Agreement, dated as of February 25, 2012. Therefore, this registration statement covers the resale of the 10,000,000 shares issued in connection with the Colony Transaction.

DESCRIPTION OF THE NOTES

As used below in this “Description of the Notes” section, the “Issuer” means William Lyon Homes, Inc., a California corporation, and its successors, but not any of its subsidiaries, and the “Parent” means William Lyon Homes, a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer issued the notes (the “Notes”), described in this “Description of the Notes” under an Indenture (the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes:

•	are senior subordinated secured obligations of the Issuer;

•

are secured on a second-priority basis by Liens on substantially all assets of the Issuer and the Guarantors other than the Excluded Assets, with such Liens subordinate in priority to the Liens securing the Issuer’s obligations under the Senior Secured Term Loan and any other permitted prior liens;

•

are subordinated in right of payment (as further described below under the heading “Security Documents and Intercreditor Agreement”) and junior, to the extent of the value of the Collateral, to the Issuer’s obligations under the Senior Secured Term Loan, which are secured on a first-priority basis by the same assets of the Issuer that secure the Notes;

•

are pari passu in right of payment with all other senior Indebtedness of the Issuer, other than the Indebtedness under the Senior Secured Term Loan (which Indebtedness is senior in right of payment to the Notes (as further described below under the heading “Security Documents and Intercreditor Agreement”));

•	are senior in right of payment to any future subordinated Indebtedness of the Issuer, if any; and

•	are unconditionally guaranteed by the Guarantors.

See “Risks Related to the Notes—Your right to receive payments on the Notes is subordinated pursuant to the terms of the Intercreditor Agreement to the prior payment of obligations under the Amended Term Loan.

The Note Guarantees

The Issuer’s obligations under the Notes and the Indenture are jointly and severally guaranteed (the “Note Guarantees”) by the Guarantors.

The Note Guarantees:

•	are a senior subordinated secured obligation of that Guarantor;

•

are secured on a second-priority basis by Liens on substantially all of the assets of that Guarantor other than the Excluded Assets, with such Liens subordinate in priority to the Liens securing that Guarantor’s guarantee of the obligations under the Senior Secured Term Loan and any other permitted prior liens;

•

are subordinated in right of payment (as further described below under the heading “Security Documents and Intercreditor Agreement”) and junior, to the extent of the value of the Collateral, to that Guarantor’s guarantee of the Senior Secured Term Loan, which are secured on a first-priority basis by the same assets of that Guarantor that secure the Notes;

•

are pari passu in right of payment with all other senior Indebtedness of that Guarantor, other than such Guarantor’s guarantee of Indebtedness under the Senior Secured Term Loan (which guarantee is senior in right of payment (as further described below under the heading “Security Documents and Intercreditor Agreement”)); and

•	are senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The Notes are also structurally subordinated to all existing and future obligations, including Indebtedness, of Joint Ventures and any Unrestricted Subsidiaries. Claims of creditors of Joint Ventures and Unrestricted Subsidiaries, including trade creditors and holders of Indebtedness, will generally have priority as to the assets of those Joint Ventures and Unrestricted Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

Not all of our Subsidiaries guarantee the Notes. Unrestricted Subsidiaries are not Guarantors. In addition, under certain circumstances, our Joint Ventures could become non-Guarantor Restricted Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

As of the date of the Indenture, all of the Parent’s Subsidiaries (other than Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, 242 Cerro Plata, LLC, Silver Creek Preserve and Nobar Water Company), including the Issuer, are “Restricted Subsidiaries,” and the Parent and all of the Restricted Subsidiaries (other than the Issuer and Consolidated Joint Ventures and Restricted Joint Ventures that are not wholly-owned Restricted Subsidiaries) are Guarantors. Under the circumstances described below under the subheading “—Material Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Parent is permitted to designate some of its other Subsidiaries (other than the Issuer) as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” is:

•	an Unrestricted Subsidiary will generally not be subject to the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is Designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Parent for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Parent and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See “—Material Covenants—Limitations on Asset Sales.” In addition, the Indenture provides that any Subsidiary Guarantor that is Designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such Designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

See “Risks Related to the Notes—Fraudulent transfer and other laws may permit a court to void the issuance of the Notes and the Note Guarantees, and if that occurs, you may not receive any payments on the Note Guarantees.”

Principal, Maturity and Interest

The Issuer issued Notes in an initial aggregate principal amount of $75 million on the Issue Date. The Notes are in denominations of $1.00 and integral multiples of $1.00. The Notes will mature on the fifth anniversary of the Issue Date.

The Notes bear interest at a fixed annual rate of 12% per annum, consisting of a 4% PIK interest component and an 8% cash interest component. Interest on overdue principal and interest will accrue at a rate that is 2% higher than the applicable interest rate on the Notes. The PIK interest component will accrete and be added to principal semi-annually in arrears. The cash interest component will be payable semi-annually in arrears. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Security

The obligations of the Issuer with respect to the Notes, the obligations of the Guarantors under the guarantees and the performance of all other obligations of the Parent and the Restricted Subsidiaries under the Note Documents are secured by second-priority Liens in the Collateral granted to the Collateral Trustee for the benefit of the Holders. The Collateral consists of substantially all of the property and assets, in each case, that are held by the Parent and the Restricted Subsidiaries, to the extent that such assets secure the Senior Secured Term Loan and to the extent that a second-priority security interest is able to be granted or perfected therein.

Security Documents and Intercreditor Agreement

The Issuer, the Guarantors (including the Parent), and the Collateral Trustee entered into the Security Documents defining the terms of the security interests that secure the Notes. These security interests secure the payment and performance when due of all of the obligations of the Issuer under the Notes, the Indenture and the Security Documents, as provided in the Security Documents.

The Collateral Trustee, Trustee, Administrative Agent, the Issuer and the Guarantors (including the Parent) entered into an Intercreditor Agreement (as the same may be amended from time to time, the “Intercreditor Agreement”).

Pursuant to the terms of the Intercreditor Agreement, there will be payment subordination of the Notes to all obligations (other than principal in excess of the Cap Amount) under the Senior Secured Term Loan (and any refinancings or amendments thereof as provided below), including, but not limited to, principal (up to the Cap

Amount) and interest, fees, costs, charges and expenses, indemnification amounts, amounts owed by the Guarantors and postpetition interest, fees, costs, charges and expenses, in each case whether incurred before or after an insolvency proceeding and whether or not such amounts are allowed by the applicable bankruptcy court or other tribunal (the “Senior Obligations”). For the avoidance of doubt, the Cap Amount shall not apply to interest, fees, costs, charges and expenses, indemnification amounts, amounts owed by the Guarantors (as defined in the Senior Secured Term Loan) and postpetition interest, fees, costs, charges and expenses, in each case whether incurred before or after an insolvency proceeding and whether or not such amounts are allowed by the applicable bankruptcy court or other tribunal.

Further, pursuant to the terms of the Intercreditor Agreement, no payments of any kind will be made on the Notes, by set-off or in any other manner, other than, Permitted Junior Payments (as defined below), unless and until all of the Senior Obligations under the Senior Secured Term Loan have been indefeasibly paid in full in cash. “Permitted Junior Payments” is defined in the Intercreditor Agreement and includes permitted scheduled interest payments on the Notes and, if the maturity date of the Senior Secured Term Loan is extended beyond the Maturity Date of the Notes, scheduled payments of principal on the Notes. Notwithstanding the foregoing, no such payments will be permitted to be paid (x) during the pendency of an insolvency proceeding and (y) during the continuation of certain specified defaults under the Senior Secured Term Loan (which defaults shall include any payment, insolvency, judgment or cross-default events of default, events of default related to breaches of any covenants relating to the Borrowing Base (as defined in the Senior Secured Term Loan), Excluded Assets (as defined in the Senior Secured Term Loan) or Distributions (as defined in the Senior Secured Term Loan) and certain other material events of default to be agreed in the definitive Intercreditor Agreement); provided that the Issuer may continue to make any scheduled interest payment on the Notes in kind (and not in cash or other property) by capitalizing and adding such interest payment to the outstanding principal amount of the Notes.

The Intercreditor Agreement provides that the Senior Obligations have absolute lien priority over the Notes (including no Lien in favor of the Notes not pledged to Administrative Agent), with the Notes having only “silent” rights during the Standstill Period (as defined below), including the right to file proofs of claims, join (but not exercise control over) a foreclosure action initiated by Administrative Agent and the right to protect, enforce and secure second Lien position, but waiver of all other voting or consent rights. Any Liens securing obligations under the Notes will be pari passu in all respects on the collateral securing obligations under the Senior Secured Term Loan in excess of the Senior Obligations.

Pursuant to the terms of the Intercreditor Agreement, the Holders are not be permitted to enforce any of their rights and remedies under the Notes Documents, the Security Documents or at law for the period beginning on the date that Administrative Agent receives written notice from the Trustee that an Event of Default has occurred and is continuing and ending 360-days thereafter (the “Standstill Period”); provided, that, during the pendency of an insolvency proceeding the Holders shall have the right to propose a plan of reorganization that indefeasibly pays off the Senior Obligations in full in cash and to pursue rights and remedies as unsecured creditors. During the Standstill Period, the Administrative Agent will have the exclusive right to determine the time and method by which the security interests in the Collateral will be enforced. At the end of the Standstill Period, the Holders will be permitted to exercise any and all rights and remedies under the Note Documents.

If at any time the Administrative Agent sells the Collateral, after the indefeasible satisfaction in full in cash of the Senior Obligations, the Trustee in accordance with the provisions of the Indenture and Security Documents will distribute the cash proceeds (after payment of the costs of enforcement and collateral administration and other amounts owed to the Trustee) of the Collateral received by it under the Security Documents for the ratable benefit of the Holders. The proceeds from the sale of the Collateral remaining after the indefeasible satisfaction in full in cash of the Senior Obligations may not be sufficient to satisfy the obligations owed to the Holders. By its nature, some of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable.

If the Parent or any Restricted Subsidiary is subject to any insolvency or liquidation proceedings, the Trustee and the Holders agree that:

(1)	the lenders under the Senior Secured Term Loan will be entitled to post petition interest and reasonable fees, costs and expenses incurred in any insolvency proceeding and no Holder nor the Trustee nor the Collateral Trustee will object to the payment of such post-petition interest and reasonable fees, costs, charges and expenses;

(2)	the Holders will not object to debtor-in-possession financing provided by the lenders under the Senior Secured Term Loan (or any debtor-in-possession financing to which the lenders under the Senior Secured Term Loan do not object) in an amount not in excess of a cap to be agreed upon in the Intercreditor Agreement and so long as (i) interest rate, fees and advance rate of any such debtor-in-possession are commercially reasonable under the circumstances, (ii) any such debtor-in-possession does not compel any debtor to seek confirmation of a specific plan of reorganization for which all, substantially all or any material portion of the material terms are set forth in the debtor-in-possession documentation, (iii) any debtor-in-possession documentation does not expressly require the liquidation of the Collateral prior to a default under the debtor-in-possession documentation and (iv) in the event the Administrative Agent and the lenders under the Senior Secured Term Loan receive adequate protection in the form of a superpriority claim and replacement Liens on assets of the debtors (the “Subject Assets”), the Holders and the Trustee will not object to the grant of such adequate protection and the Holders will receive adequate protection in the form of a superpriority claim and replacement Liens on the Subject Assets, junior only to the amount of such debtor-in-possession financing and the Senior Secured Term Loan up to the Cap Amount, to the extent it is determined by the applicable bankruptcy court judge that the Trustee and the Holders are entitled to receive such adequate protection;

(3)	the Holders will not provide any debtor-in-possession financing secured by Liens senior to or pari passu with the Liens securing the Senior Secured Term Loan or with a superpriority claim that is senior to or pari passu with any superpriority claim of the lenders under the Senior Secured Term Loan and the Administrative Agent;

(4)	there are customary limitations on the rights and powers of the Notes and the Holders, including that they will not vote in favor of any plan of reorganization unless it provides for the indefeasible payment in full in cash of the Senior Obligations and they will not credit bid on the Collateral unless such bid provides for the indefeasible payment in full in cash of the Senior Obligations.

Pursuant to the terms of the Intercreditor Agreement, the Holders have the right, at their sole option and election, to purchase, or cause the repurchase of, the outstanding obligations not in excess of the Cap Amount under the Senior Secured Term Loan at par at such times and on such other terms described in the definitive Intercreditor Agreement.

The Intercreditor Agreement provides that no amendment, modification, supplement or waiver to the provisions thereof will be effective without the prior written approval of the Administrative Agent acting as directed by the requisite holders in aggregate principal amount of the outstanding obligations under the Senior Secured Term Loan and the Collateral Trustee as directed by the holders of a majority in aggregate principal amount of the outstanding obligations under the Notes.

Release of Collateral

Upon the release of the Lien on any Collateral securing the Senior Secured Term Loan during the term of the Senior Secured Term Loan, the Lien on such Collateral securing the Notes will be automatically released without the necessity of any consent from, or notice to, the Holders.

Optional Redemption

At any time the Issuer, at its option, may redeem the Notes, in whole or in part, at 100% of the principal amount outstanding, together with accrued and unpaid interest thereon, if any, to the redemption date.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee as follows:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

•	if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No individual Note shall be redeemed in part. In addition, if a partial redemption is made, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Material Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).

Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)	Indebtedness of the Parent and any Restricted Subsidiary under the Senior Secured Term Loan the principal amount of which shall not to exceed the Cap Amount, except by an amount equal to accrued interest, discounts, premiums thereon and fees and expenses incurred in connection with a refinancing of thereof;

(2)	the Notes and the Note Guarantees issued on the Issue Date;

(3)	Indebtedness of the Parent and the Guarantors to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above and in clauses (7), (14) and (15) below, and after giving effect to the intended use of proceeds of the Notes);

(4)	Indebtedness of the Parent and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)	Indebtedness of the Parent owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Parent or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Parent or the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Parent or the Issuer’s obligations under the Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)	Indebtedness in respect of bid, performance or surety bonds issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7)	Purchase Money Indebtedness incurred by the Parent or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $15.0 million;

(8)	Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)	Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clause (1), (2) or (3) above or this clause (11);

(12)	the guarantee by the Parent or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to clause (8), (13), or (15) hereof or, in the case of the guarantee by a Restricted Subsidiary that is not a Guarantor, pursuant to the Ratio Exception) of a Restricted Subsidiary, in the case of the Parent, or of the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this covenant;

(13)	Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;

(14)	Indebtedness of the Parent or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million at any time outstanding;

(15)	Indebtedness of Consolidated Joint Ventures in an aggregate amount at any time outstanding not to exceed $115.0 million less the aggregate amount of liabilities that would constitute Indebtedness of the Parent and the Restricted Subsidiaries but for clause (c) of the last paragraph of the definition of “Indebtedness” on the date of determination; and

(16)	Any other Indebtedness permitted under the Senior Secured Term Loan.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Ratio Exception, the Parent shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Senior Secured Term Loan on the Issue Date shall be deemed to have been incurred under clause (1) above and (b) Indebtedness of Joint Ventures on the date they became or become Consolidated Joint Ventures shall be deemed to have been incurred under clause (15) above.

Limitations on Restricted Payments

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)	a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)	the Parent cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

(3)	the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3) or (5) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)	50% of Consolidated Net Income for the period (taken as one accounting period) from the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)	100% of the aggregate net cash proceeds received by the Parent either (x) as contributions to the common equity of the Parent after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than to the extent any such proceeds are used to redeem Notes in accordance with the second paragraph under “—Optional Redemption,” plus

(c)	the aggregate amount by which Indebtedness of the Parent or any Restricted Subsidiary is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) of Indebtedness issued subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange), plus

(d)	in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (including, for avoidance of doubt, any Joint Venture becoming a Consolidated Joint Venture which is a Restricted Subsidiary), the lesser of (i) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced, plus

(f)	$5.0 million.

The foregoing provisions will not prohibit:

(1)	the payment by the Parent or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2)	so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)	so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Parent or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4)	so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year;

(5)	(i) regularly scheduled cash distributions in respect of the New Preferred Shares not to exceed 4% per annum; and (ii) distributions of any accrued and unpaid cash dividends in respect of the New Preferred Shares that have accrued at a rate not to exceed 6% per annum, reduced by the amount of distributions paid in cash, upon conversion of the New Preferred Shares; or

(6)	repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof;

provided that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Issuer) to:

(a)	pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)	make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(c)	transfer any of its assets to the Parent or any other Restricted Subsidiary;

except for:

(1)	encumbrances or restrictions existing under or by reason of applicable law;

(2)	encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3)	non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)	encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Senior Secured Term Loan) as in effect on that date;

(5)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6)	restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7)	any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(8)	encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(9)	customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)	Purchase Money Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)	Non-Recourse Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(12)	customary restrictions in other Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness;” provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (4) above; and

(13)	any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments or refinancings are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary; and

(2)	the Parent delivers to the Trustee:

(a)

with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary in excess of $2.0 million, an Officers’ Certificate of the Parent certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b)	with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary of $10.0 million or more, the certificates described in the preceding clause (a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Parent or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1)	transactions exclusively between or among (a) the Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Parent (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)	reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;

(3)	the allocation of employee services among the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent);

(4)	loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(5)	any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

(6)	Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments” and Permitted Investments (other than any Permitted Investment made in accordance with clause (13) of the definition of “Permitted Investments” to the extent that such Permitted Investment is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Parent beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Parent));

(7)	licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); or

(8)	sales or other dispositions of Qualified Equity Interests for cash by the Parent to an Affiliate.

Limitations on Liens

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any assets now owned or hereafter acquired by the Parent or such Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), or any proceeds, income or profits therefrom securing any Indebtedness, except Permitted Liens.

Limitations on Asset Sales

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)	the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)	at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)	the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)	the amount of any obligations received from such transferee that are within 60 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c)	the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) received by the Parent or any Restricted Subsidiary to be used by it in the Permitted Business.

If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Parent or any Restricted Subsidiary engages in an Asset Sale, the Parent or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)	repay any Indebtedness under the Senior Secured Term Loan;

(2)	repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(3)	invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Parent or any Restricted Subsidiary in the Permitted Business.

Limitations on Designation of Unrestricted Subsidiaries

The Parent may designate any Subsidiary of the Parent (other than the Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)	the Parent would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)	has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (i) are no less favorable to the Parent or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or such Restricted Subsidiary or (ii) would be permitted as (a) an Affiliate Transaction under and in compliance with “—Limitations on Transactions with Affiliates”, (b) an Asset Sale under and in compliance with “—Limitations on Asset Sales”, (c) a Permitted Investment or (d) an Investment under and in compliance with “—Limitations on Restricted Payments”;

(3)	is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Parent shall be in default of the applicable covenant.

Notwithstanding the foregoing, the Parent may Designate a Subsidiary as an Unrestricted Subsidiary without complying with the first two paragraphs of this covenant if (a) such Subsidiary is a Consolidated Joint Venture and (b) such Designation is made within 30 days of such Joint Venture becoming a Subsidiary. Any such Unrestricted Subsidiary shall, however, be required subsequent to such Designation to comply with the immediately preceding paragraph; provided that such Unrestricted Subsidiary shall not be deemed to be in violation of the requirements set forth in the second paragraph of this covenant to the extent that the Indebtedness, obligation, agreement or other arrangement that would otherwise violate such paragraph was in existence at the time such Joint Venture became a Subsidiary as in effect at such time.

The Parent may not Designate the Issuer as an Unrestricted Subsidiary. As of the Issue Date, the Parent shall be deemed to have Designated Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, 242 Cerro Plata, LLC, Silver Creek Preserve and Nobar Water Company as Unrestricted Subsidiaries.

The Parent may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)	all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent delivered to the Trustee and certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

Neither the Parent nor the Issuer will, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Parent’s or the Issuer’s jurisdiction of incorporation, as the case may be, to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Issuer or the Issuer and the Restricted Subsidiaries that are Subsidiaries of the Issuer (taken as a whole), as the case may be, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)	either:

(a)	the Parent or the Issuer, as the case may be, will be the surviving or continuing Person; or

(b)	the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer or the Parent, as the case may be, under the Notes or the Parent’s Note Guarantee, as applicable, and the Indenture; provided that, in the case of the Issuer, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

(3)	immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(4)	immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Parent or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Parent immediately prior to such transaction (disregarding the effect of fees, commissions, discounts, taxes and other amounts payable in respect of such transaction) and (b) the Parent or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Parent or the Issuer, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “—Note Guarantees,” no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

(1)	either:

(a)	such Subsidiary Guarantor will be the surviving or continuing Person; or

(b)	the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Note Guarantee of such Subsidiary Guarantor and the Indenture; and

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Parent or the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Parent or the Issuer, as the case may be.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Parent or the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary (other than the Issuer) may merge into the Parent or another Restricted Subsidiary.

Additional Note Guarantees

If (a) the Parent or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary, (ii) a Joint Venture that has become a Restricted Subsidiary because of a change in GAAP relating to consolidation and (iii) any Subsidiary that is a project financed special purpose entity) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, to the extent the obligations under the Senior Secured Term Loan have not been repaid or refinanced, and the lenders under the Senior Secured Term Loan have received a guaranty from such Restricted Subsidiary, the Parent shall cause such Restricted Subsidiary to:

(1)	execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)	deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business and businesses necessary, reasonably related or ancillary thereto.

Payments for Consent

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided, that neither Parent nor any of its Restricted Subsidiaries will be required to make any payments for consents so long as the Senior Secured Term Loan is outstanding.

Further Assurances

The Parent will, and will cause the Guarantors to, do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Holders, duly created, enforceable and perfected security interests upon all Collateral, including any property or assets that are acquired or otherwise become Collateral, in each case, as contemplated by, and with the Lien priority required under, the Indenture, the Security Documents and the Intercreditor Agreement.

Upon the reasonable request of the Collateral Trustee, at any time or from time to time, Parent will, and Parent will cause each of the Guarantors to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions, as may reasonably be required, or which the Collateral Trustee may reasonably request, to create, perfect, ensure the priority of, protect, assure or enforce the security interests and benefits intended to be conferred upon the Collateral Trustee and the Holders by Parent or such Restricted Subsidiary as contemplated by the Security Documents.

The Collateral Trustee will be named as additional insured (as a second priority lienholder) on all liability insurance policies of the Parent and the Guarantors, and, upon the indefeasible payment in full in cash of all of the Senior Obligations, the Collateral Trustee will be named as loss payee on all property and casualty insurance policies of the Parent and the Guarantors.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Parent will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file these reports.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

The Issuer will also deliver to the trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under the indenture, or, if a Default has occurred, what action the Issuer and/or Guarantors are taking or propose to take with respect thereto.

Events of Default

Each of the following is an “Event of Default”:

(1)	failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)	failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)	failure by the Parent or the Issuer to comply with any of its agreements or covenants described above under “—Material Covenants—Limitations on Mergers, Consolidations, Etc.”;

(4)	failure by the Parent or the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)	default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b)	results in the acceleration of such Indebtedness prior to its express final maturity, or

(c)	results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

(6)	one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)	the Parent, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case,

(b)	consents to the entry of an order for relief against it in an involuntary case,

(c)	consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)	makes a general assignment for the benefit of its creditors;

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Parent, the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)	appoints a Custodian of the Parent, the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent, the Issuer or any Significant Subsidiary, or

(c)	orders the liquidation of the Parent, the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(9)	the Note Guarantee of the Parent or any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee);

(10)	except as permitted by the Security Documents or the Intercreditor Agreement, any Security Document ceases for any reason to be fully enforceable;

(11)	except as permitted by the Security Documents or the Intercreditor Agreement, any Lien ceases to be valid, enforceable and of the same effect and priority purported to be created thereby on any material portion of the Collateral, or the Parent or any Restricted Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable; or

(12)	failure by the Parent or any Restricted Subsidiary to comply with any agreement or covenant in the Security Documents and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 90 days after becoming aware of the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Material Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)	has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)	has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)	has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request; provided, that only the Collateral Trustee will have the right to institute any proceeding with respect to the Collateral.

However, such limitations (other than the limitation that only the Collateral Trustee will have the right to institute any proceeding with respect to the Collateral) do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section); provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Collateral Trustee upon any property subject to such Lien.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1)	rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture, any Security Document or any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound,

(6)	the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)	(a)all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)	the Issuer has paid all sums payable by it under the Indenture,

(c)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d)	the Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes are issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions and the Intercreditor Agreement, the Indenture, the Notes or the Security Documents may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that without the consent of each Holder affected, the Issuer, the Guarantors and the Trustee may not:

(1)	change the maturity of any Note;

(2)	reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)	reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(4)	make any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions to subordinate the Notes or any Note Guarantee to other Indebtedness in a manner that adversely affects the Holders;

(6)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)	impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8)	release the Parent from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9)	make any change in these amendment and waiver provisions.

Without the consent of the Holders of at least 66%% in the aggregate outstanding principal amount of the Notes then outstanding, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder) release all or substantially all of the Collateral from the Liens created by the Security Documents, except as specifically provided for in the Security Documents.

Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Note Guarantees, the Notes or the Security Documents, in each case subject to the Intercreditor Agreement, without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder, to comply with SEC rules and regulations or changes to applicable law, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act or to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture, any of the Security Documents or the Intercreditor Agreement.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes, Security Documents or the Indenture or of any Guarantor under its Note Guarantee or Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The Securities and Exchange Commission takes the position that this waiver will not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date (other than a Consolidated Joint Venture or a Restricted Joint Venture), Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Administrative Agent” means Colfin WLH Funding, LLC in its capacity as “Administrative Agent” under the Senior Secured Term Loan and any successor thereto in such capacity.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “—Material Covenants—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means

(1)	an Investment by the Parent or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Parent or any Restricted Subsidiary, or

(2)	the acquisition by the Parent or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Parent or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Parent or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)	transfers of cash or Cash Equivalents;

(2)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the provisions described under “—Material Covenants—Limitations on Mergers, Consolidations, Etc.”;

(3)	Permitted Investments and Restricted Payments permitted under the covenant described under “—Material Covenants—Limitations on Restricted Payments”;

(4)	the creation or realization of any Permitted Lien;

(5)	transactions in the ordinary course of business, including, without limitation, dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(6)	dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business; and

(7)	any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.0 million.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Cap Amount” means the sum of (a) the greater of (1) 120% of the outstanding principal amount of the obligations under the Senior Secured Term Loan on the closing date of the Senior Secured Term Loan and

(2) 65% of the Borrowing Base (as defined in the Senior Secured Term Loan) and (b) an aggregate principal amount not to exceed $25,000,000 for protective advances permitted under the Senior Secured Term Loan and the loan documents executed in connection therewith.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(2)	demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)	commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Parent or an Affiliate of the Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s;

(4)	repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5)	investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Collateral” means all property subject or purported to be subject, from to time, to a Lien under any Security Documents.

“Collateral Trustee” means the Trustee in its capacity as “Collateral Trustee” under the Indenture and under the Security Documents and any successor thereto in such capacity.

“Consolidated Amortization Expense” for any period means the amortization expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of

(1)	Consolidated Net Income, plus

(2)	in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than the Issuer) only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)	Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)	Consolidated Depreciation Expense,

(d)	Consolidated Interest Expense and interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”, and

(e)	all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3)	the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Parent or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)	any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Exchange Act of 1934, as amended) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Parent or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Parent or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)	notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Parent and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”) of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)	imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2)	commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)	the net costs associated with Hedging Obligations,

(4)	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)	the interest portion of any deferred payment obligations,

(6)	all other non-cash interest expense,

(7)	the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Parent or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Parent or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent and the Restricted Subsidiaries, expressed as a decimal,

(8)	all interest payable with respect to discontinued operations, and

(9)	all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Parent or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”).

“Consolidated Joint Venture” means a Joint Venture in existence on the Issue Date which has become or becomes a Subsidiary because of a change in GAAP relating to consolidation.

“Consolidated Joint Venture Indebtedness” means Indebtedness of Consolidated Joint Ventures included on the consolidated balance sheet of the Parent and its Restricted Subsidiaries.

“Consolidated Net Income” for any period means the net income (or loss) of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)	the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Parent or any of its Restricted Subsidiaries during such period;

(2)	except to the extent includible in the consolidated net income of the Parent pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

(3)	the net income of any Restricted Subsidiary (other than the Issuer) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4)	that portion of the net income of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor and is not a Wholly-Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Parent or the Restricted Subsidiaries;

(5)	for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Parent or the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(6)	other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent or any Restricted Subsidiary or (b) any Asset Sale by the Parent or any Restricted Subsidiary; and

(7)	other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Parent or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Material Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries (other than Cerro Plata Associates, LLC and 242 Cerro Plata,

LLC) and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Material Covenants— Limitations on Designation of Unrestricted Subsidiaries;” and “Designate” and “Designated” shall have correlative meanings.

“Designation Amount” has the meaning given to this term in the covenant described under “—Material Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Developed Land” means all Entitled Land of the Parent, its Restricted Subsidiaries (other than Consolidated Joint Ventures) and the Restricted Joint Ventures which is undergoing active development or is ready for vertical construction.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes.

“Entitled Land” means all land of the Parent, its Restricted Subsidiaries (other than Consolidated Joint Ventures) and the Restricted Joint Ventures (a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Parent for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the board of directors of the Parent or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). Notwithstanding the foregoing, the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness shall not be deemed to be a guarantee for purposes of this definition; provided that (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership was a Joint Venture which became a Subsidiary and which was Designated as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Material Covenants—Limitations on Designation of Unrestricted Subsidiaries”), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute guarantees but for this sentence on the date of determination exceeds $115.0 million less the aggregate amount of Indebtedness outstanding under clause (15) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be deemed to be guarantees by the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue Date. “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means the Parent and each Restricted Subsidiary of the Parent (other than the Issuer and Joint Ventures that have become Restricted Subsidiaries as a result of changes in GAAP), and each other Person that is required to become a Guarantor by the terms of the Indenture, in each case, until such Person is released from its Note Guarantee. On the Issue Date, the Guarantors were the Parent, California Equity Funding, Inc., a California corporation, PH-LP Ventures, a California corporation, Duxford Financial, Inc., a California corporation, Sycamore CC, Inc., a California corporation, Presley CMR, Inc., a California corporation, William Lyon Southwest, Inc., an Arizona corporation, PH-Reilly Ventures, a California corporation, HSP, Inc., a California corporation, PH Ventures-San Jose, a California corporation, WLH Enterprises, a California Gen Partnership (formerly The Ranch Golf Club Co., formerly Carmel Mountain Ranch), Presley Homes, a California corporation, and Lyon East Garrison Company I, LLC, a California limited liability company.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Parent or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)	the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)	all Capitalized Lease Obligations of such Person;

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)	all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);

(9)	all Attributable Indebtedness;

(10)	to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12)	the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly-Owned Restricted Subsidiaries).

Notwithstanding the foregoing, the following shall not be considered Indebtedness: (a) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities, (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business, (c) the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness; provided that, in the case of this clause (c), (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership is a Consolidated Joint Venture which was Designated as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Material Covenants—Limitations on Designation of Unrestricted Subsidiaries”), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute Indebtedness but for this clause (c) on the date of determination exceeds $115.0 million less the aggregate amount of Indebtedness outstanding under clause (15) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be considered Indebtedness of the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue Date, (d) completion guarantees entered into in the ordinary course of business and (e) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Parent who

(1)	is independent with respect to the transaction at issue;

(2)	does not have any material financial interest in the Parent or any of its Affiliates (other than as a result of holding securities of the Parent); and

(3)	has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Parent or any of its Affiliates, other than customary directors’ fees and indemnity and insurance arrangements for serving on the board of directors of the Parent or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Parent’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s board of directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Parent and its Affiliates; provided, however, that the prior rendering of service to the Parent or an Affiliate of the Parent shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“interest” means, with respect to the Notes, interest on the Notes.

“Investments” of any Person means, without duplication:

(1)	all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)	all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)	all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Material Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the board of directors of the Parent. Notwithstanding the foregoing, redemptions of Equity Interests of the Parent shall be deemed not to be Investments.

“Issue Date” means February 25, 2012 the date on which the Notes were originally issued.

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries owns, directly or indirectly, at least 10% of the Equity Interests.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)	brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)	provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)	appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate of the Parent delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“New Preferred Shares” means the shares of Convertible Preferred Stock issued by Parent on the Issue Date convertible into shares of Class C Common Stock of Parent.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

“Note Documents” means the Indenture, the Notes, the Note Guarantees and the Security Documents.

“Officer” of any Person means any of the following of such Person: the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

“Parent” means William Lyon Homes, a Delaware corporation.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantee of such Guarantor, as applicable.

“Permitted Business” means the businesses engaged in by the Parent and its Subsidiaries on the Issue Date as described in this section “Description of the Notes” and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Investment” means:

(1)	Investments by the Parent or any Restricted Subsidiary in (a) the Issuer or any Guarantor or (b) in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Issuer or a Guarantor;

(2)	Investments in the Parent by any Restricted Subsidiary;

(3)	loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2.0 million at any one time outstanding;

(4)	Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Material Covenants—Limitations on Additional Indebtedness”;

(5)	Cash Equivalents;

(6)	receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)	Investments made by the Parent or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Material Covenants—Limitations on Asset Sales”;

(9)	lease, utility and other similar deposits in the ordinary course of business;

(10)	Investments made by the Parent or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(11)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

(12)	Investments in existence on the Issue Date;

(13)	completion guarantees entered into in the ordinary course of business;

(14)	the Designation of a Subsidiary as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “—Material Covenants—Limitations on Designation of Unrestricted Subsidiaries”; and

(15)	other Investments in an aggregate amount not to exceed $5.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clause (15) above shall be deemed to be reduced:

(a)	upon the disposition or repayment of or return on any Investment made pursuant to clause (15) above, by an amount equal to the return of capital with respect to such Investment to the Parent or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (including, for avoidance of doubt, any Joint Venture becoming a Consolidated Joint Venture which is a Restricted Subsidiary), by an amount equal to the lesser of (x) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (15) above.

“Permitted Liens” means the following types of Liens:

(1)	(a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(5)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and setoff;

(6)

bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7)	leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(8)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9)	Liens securing all of the Notes and Liens securing any Note Guarantee;

(10)	Liens in favor of the Trustee under and as permitted by the Indenture;

(11)	Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(12)	Liens in favor of the Issuer or a Guarantor;

(13)	Liens securing Indebtedness under the Senior Secured Term Loan incurred pursuant to clause (1) of “—Material Covenants—Limitations on Additional Indebtedness”;

(14)	without limiting any other clause in this definition of “Permitted Liens,” Liens securing Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all Consolidated Indebtedness of the Parent and the Restricted Subsidiaries secured by Liens (including all Indebtedness permitted to be secured by the other provisions of this definition, but excluding Non-Recourse Indebtedness) shall not exceed 30% of Consolidated Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof);

(15)	Liens securing Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(16)	Liens securing Purchase Money Indebtedness permitted to be incurred under the Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(17)	Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directed Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary;

(18)	Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Parent or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19)	Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Parent or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(20)	Liens securing Consolidated Joint Venture Indebtedness permitted to be incurred under the Indenture; provided that, with respect to Indebtedness of any particular Consolidated Joint Venture, such Liens do not extend to assets other than those of the Consolidated Joint Venture;

(21)	[Intentionally Omitted];

(22)	Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(23)	attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(24)	easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Parent and its Subsidiaries;

(25)	zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Parent and its Subsidiaries or the value of such real property for the purpose of such business;

(26)	Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;

(27)	any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture; and

(28)	any other Liens permitted under the Senior Secured Term Loan.

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)	as to which neither the Parent nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than, in the case of clause (a) or (b), obligations of the Parent or any Restricted Subsidiary arising as a result of being the general partner of such Unrestricted Subsidiary to the extent such obligations do not constitute Indebtedness of the Parent or such Restricted Subsidiary in accordance with the definition of “Indebtedness”; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Parent or any Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Parent other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Parent or financed, directly or indirectly, using funds (1) borrowed from the Parent or any Subsidiary of the Parent until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Parent or any Subsidiary of the Parent (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests; provided, however, that cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.

“Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Material Covenants—Limitations on Additional Indebtedness.”

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redesignation” has the meaning given to such term in the covenant described under “—Material Covenants— Limitations on Designation of Unrestricted Subsidiaries.”

“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Parent or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1)	if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2)	the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(3)	the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(4)	the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured;

provided, that, the foregoing restrictions shall not apply to the refinancing of the Senior Secured Term Loan, which refinancing shall be governed by the Intercreditor Agreement.

“Restricted Joint Venture” means a partnership formed after the Issue Date which, at the time of its formation, constituted a Joint Venture (whether or not it subsequently becomes a Restricted Subsidiary) and of which the Issuer or any Guarantor is a general partner, to the extent that (i) the Indebtedness of such partnership is secured by assets whose Fair Market Value on the date of determination exceed the amount of such Indebtedness and (ii) the general partner has not otherwise guaranteed or assumed such Indebtedness.

“Restricted Payment” means any of the following:

(1)	the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)	the redemption of any Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

(3)	any Investment other than a Permitted Investment; or

(4)	any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Material Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Parent.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture, in each case which are subject to the terms and conditions of the Intercreditor Agreement.

“Senior Secured Term Loan” means the Amended and Restated Senior Secured Term Loan Agreement, dated as of the Issue Date, by and among the Issuer, Colfin WLH Funding, LLC, as administrative agent, and Colfin WLH Funding, LLC, as arranger, and the lenders party thereto or their assigns, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, modified or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Significant Subsidiary” means (1) any Restricted Subsidiary (other than the Issuer) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary (other than the Issuer) that, when aggregated with all other Restricted Subsidiaries (other than the Issuer) that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent.

“Subsidiary Guarantor” means any Guarantor other than the Parent.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit” means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Parent, any Restricted Subsidiary (other than Consolidated Joint Ventures) or any Restricted Joint Venture for sale in the ordinary course of business.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in accordance with the covenant described under “—Material Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

The Notes are represented by one or more global Notes (the “Global Notes”) in definitive form. The Global Notes were deposited on the Issue Date with, or on behalf of, the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the Notes in denominations of $1.00 and integral multiples thereof through its book-entry facilities.

DTC has advised us as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Société Anònyme, Luxembourg (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of the Notes will not be entitled to have the Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Notes (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form. In addition, if (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days or (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Neither we nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

DESCRIPTION OF OTHER INDEBTEDNESS

Amended Senior Secured Term Loan

On February 25, 2012, pursuant to the Prepackaged Joint Plan of Reorganization, or the Plan, William Lyon Homes, Inc., or California Lyon, a wholly-owned subsidiary of William Lyon Homes, or Parent, entered into the Amended and Restated Senior Secured Term Loan Agreement, or the Amended Term Loan Agreement, with ColFin WLH Funding, LLC, as administrative agent and as a lender, and the other lenders party thereto. The Amended Term Loan Agreement amended and restated in its entirety the existing Senior Secured Term Loan Agreement entered into by California Lyon and ColFin WLH Funding, LLC on October 20, 2009, as amended.

Principal Amount. The aggregate principal amount of the loans extended under the Amended Term Loan Agreement is $235.0 million, or the Amended Term Loan.

Interest. The interest rate applicable to the Amended Term Loan is 10.25% per annum.

Maturity. The maturity date for the Amended Term Loan is January 31, 2015.

Security. The Amended Term Loan obligations are secured by first-priority liens on substantially all of the assets of California Lyon, Parent (excluding stock in California Lyon) and certain wholly-owned subsidiaries of Parent.

Guarantee. The Amended Term Loan is guaranteed by Parent and certain wholly-owned subsidiaries of Parent.

Covenants. The Amended Term Loan Agreement contains covenants that, subject to certain exceptions, limit the ability of California Lyon, Parent and their respective subsidiaries to, among other things:

•	incur liens;

•	incur additional indebtedness;

•	transfer or dispose of assets;

•	merge, consolidate or alter our line of business;

•	guarantee obligations;

•	engage in affiliated party transactions;

•	declare or pay dividends or make other distributions or repurchase stock;

•	make advances, loans or investments;

•	repay debt (including under California Lyon’s 12% Senior Subordinated Secured Notes due 2017); and

•	make expenditures outside of the Company’s primary business.

Events of Default. The Amended Term Loan Agreement contains customary events of default, including, without limitation, and subject to certain grace periods as set forth therein, failure to pay when due amounts under the Amended Term Loan Agreement; failure to comply with certain agreements or covenants contained in the Amended Term Loan Agreement or other loan documents related to the Amended Term Loan Agreement; default in respect of other indebtedness with an aggregate principal amount of more than $10.0 million; certain insolvency and bankruptcy events; and the occurrence of certain change of control transactions.

Construction Notes Payable

At December 31, 2011, the Company had two construction notes payable totaling $16.0 million. One of the notes totaling $9.0 million matured in January 2012, with interest at rates based on either LIBOR or prime with an interest rate floor of 6.5%. However, in conjunction with the Plan, the construction note payable was renegotiated to mature January 2013 with a one year extension to December 2013. Interest on the note is paid monthly at a rate based on LIBOR or prime, with a floor of 5.5%, and the principal is repaid ratably in quarterly installments, beginning March 31, 2012 and continuing through maturity. As of March 31, 2012, the outstanding principal balance was $7.9 million.

The other construction note had a remaining balance at December 31, 2011 of $7.0 million, and was not renegotiated in conjunction with the Plan. The note will mature in May 2015. The loan pays interest monthly at a fixed rate of 10.0%, with quarterly principal payments of $500,000. During 2011, the Company paid $2.0 million in principal towards this loan. As of March 31, 2012, the outstanding principal balance was $6.5 million.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors may sell the capital stock and the notes, if applicable, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The capital stock and the notes may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our capital stock or notes may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange

•	privately negotiated transactions;

•	sales pursuant to Rule 144 of the Securities Act of 1933, as amended, or the Securities Act;

•	with broker-dealers who may agree with the selling securityholder to sell a specified number of shares at a stipulated price per share;

•	in an underwritten offering;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In connection with the sale of the capital stock or the notes, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the capital stock or the notes short and deliver these securities to close out such short positions, or loan or pledge the capital stock or the notes to broker-dealers who in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the capital stock or the notes offered by them hereby will be the purchase price of the capital stock or the notes less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the notes or capital stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

While there is currently no public trading market for the capital stock and the Notes, we intend to apply for the listing of our securities on the Over-the-Counter Bulletin Board in the future. However, we cannot offer any assurance about the development of an active trading market or as to whether the market price of our securities will equal or exceed the price paid for them.

In order to comply with the securities laws of some states, if applicable, the capital stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders and any broker-dealers or agents that participate in the sale of the capital stock or the notes may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Profits on the sale of the capital stock or the notes by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling securityholders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling securityholders and any other person participating in a distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the capital stock or the notes by the selling securityholders.

A selling securityholder may decide not to sell any notes or capital stock described in this prospectus. We cannot assure holders that any selling securityholder will use this prospectus to sell any or all of the capital stock or the notes. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the capital stock and the notes by other means not described in this prospectus.

With respect to a particular offering of the capital stock and the notes, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

•	the specific notes or capital stock to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling securityholders.

We entered into registration rights agreements for the benefit of holders of the capital stock and the notes to register their capital stock and the notes under applicable federal and state securities laws under certain circumstances and at certain times. The registration rights agreements provide that the selling securityholders and the Company will indemnify each other and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the capital stock and the notes, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the capital stock and the notes to the public, but each selling securityholder will be responsible for payment, if any, of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences to you of the acquisition, ownership and disposition of the Notes, Class A Common Stock, Class C Common Stock, and Convertible Preferred Stock offered pursuant to this prospectus and our Class A and Class C Common Stock into which certain of our capital stock may be converted. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, nor does it address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date of this prospectus. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the Notes, Convertible Preferred Stock or common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who purchase our Notes, Convertible Preferred Stock and common stock offered pursuant to this prospectus and who hold our Notes, Convertible Preferred Stock and common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations, partnerships or other pass-through entities;

•	traders in securities that elect to mark to market;

•	holders subject to the alternative minimum tax;

•	regulated investment companies and real estate investment trusts;

•	broker-dealers or dealers in securities or currencies;

•	United States expatriates;

•	persons subject to the alternative minimum tax;

•	persons holding our stock as a hedge against currency risks or as a position in a straddle; or

•	U.S. holders (as defined below) whose functional currency is not the United States dollar.

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds our Notes, Convertible Preferred Stock or common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding our Notes, Convertible Preferred Stock or common stock and the partners in such partnerships should consult their tax advisors regarding the specific U.S. federal income tax consequences to them.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR NOTES, CONVERTIBLE PREFERRED STOCK OR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our Notes, Convertible Preferred Stock or common stock who, for United States federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “non-U.S. holder” is any beneficial owner of our Notes, Convertible Preferred Stock or common stock that is not a “U.S. holder.”

Taxation of U.S. Holders

Distributions on Our Convertible Preferred Stock and Common Stock. If we make cash or other property distributions on our Convertible Preferred Stock or common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. These distributions may be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2013 generally will qualify for taxation at special rates if such holders meet certain holding period and other applicable requirements. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in the Convertible Preferred Stock or common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares will be taxable as capital gain realized on the sale or other disposition of the Convertible Preferred Stock or common stock and will be treated as described under “—Sale or Other Taxable Dispositions of Our Notes, Convertible Preferred Stock, or Common Stock” below. Although it is not entirely clear under applicable law, we intend to take the position that accrued and unpaid amounts, including the PIK dividends on the Convertible Preferred Stock that are not currently paid in cash, including any such accrued amounts that are received on liquidation or conversion of the shares, should not be treated as distributions for purposes of the rules described above. U.S. holders should consult their tax advisors regarding the specific tax treatment of such accrued amounts, including PIK dividends.

In addition, a corporate U.S. holder may be required to reduce its basis in stock with respect to certain “extraordinary dividends,” as provided under Section 1059 of the Internal Revenue Code. U.S. holders should consult their tax advisors in determining the application of these rules in light of their particular circumstances.

Adjustments to Conversion Rate. The conversion rate of our Convertible Preferred Stock is subject to adjustment under specified circumstances. In certain circumstances, if we make adjustments to the conversion rate and pay distributions of cash or other property on other stock or securities which may be outstanding from time to time, U.S. holders of Convertible Preferred Stock may be deemed to have received a distribution which may be taxable as a dividend to the extent of our current and accumulated earnings and profits, even though such holder has not received any cash or property as a result of such adjustments. In addition, the failure to provide for such an adjustment in certain circumstances may also result in a deemed dividend distribution to U.S. holders who hold our Convertible Preferred Stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. The tax consequences of the receipt of a distribution from us are described above under “—Distributions on Our Convertible Preferred Stock and Common Stock.” Because constructive distributions deemed received by a U.S. holder would not be paid in cash from which any applicable withholding could be satisfied, if we pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against actual payments of cash or shares of common stock payable to such U.S. holder.

Interest and OID on the Notes. The Notes were issued with original issue discount (“OID”) for United States federal income tax purposes in an amount equal to the excess of the “stated redemption price at maturity” of the Notes over their issue price. We have taken the position that the “issue price” of a Note is its stated principal amount. A debt instrument’s “stated redemption price at maturity” is defined as the sum of all payments provided by the debt instrument other than payment of “qualified stated interest,” which generally is stated interest that is unconditionally payable at least annually in cash or property (other than notes of the issuer) at a single fixed rate over the entire term of the instrument. Because a portion of the interest accruing on the Notes will be PIK interest, such portion of the interest on the Notes will not be qualified stated interest, and thus, such amount will be included in the stated redemption price at maturity of the Notes.

Because the Notes were issued with OID, subject to the rules described below under “—Acquisition Premium,” a U.S. holder (whether a cash or accrual method taxpayer) generally must include OID in gross income (as ordinary income) as it accrues on a constant yield to maturity basis, without regard to the receipt of cash payments attributable to this income. Thus, a U.S. holder of a Note will be required to include amounts in income in advance of the receipt of cash payments to which income is attributable. The amount of OID includible in gross income by a U.S. holder of a Note for a taxable year will be the sum of the daily portions of OID with respect to the Note for each day during that taxable year on which the U.S. holder holds the note. The daily portion is determined by allocating to each day in an “accrual period” a pro rata portion of the OID allocable to that accrual period. An accrual period for a Note may be of any length and may vary in length of time over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of any accrual period.

The OID allocable to any accrual period will generally equal the product of the adjusted issue price of the Note as of the beginning of such period and the Note’s yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period. The adjusted issue price of a Note as of the beginning of any accrual period will equal its issue price, increased by the amount of OID accrued for each prior accrual period, and decreased by the amount of any payments made on the Note (other than payments of qualified stated interest). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price of the Note at the beginning of the final accrual period. A U.S. holder’s tax basis in a Note will be increased by the amount of OID that is included in the holder’s gross income. The yield to maturity on the Notes is the discount rate that, when used in computing the present value of all payments to be made under the Notes as of the issue date, produces an amount equal to their issue price.

A U.S. holder will not be required to recognize any additional income upon the receipt of any payment on the Notes that represent accrued OID, but will be required to reduce its tax basis in the Notes by the amount of such payment. The rules regarding OID are complex, and U.S. holders are encouraged to consult their tax advisors regarding their application.

Market Discount. If a U.S. holder purchases a Note in the secondary market at a cost that is less than its revised issue price by more than a statutorily define de minimis amount, the note will be treated as “market discount” for United States federal income tax purposes. In general, the “revised issue price” of a Note will be such Note’s adjusted issue price, as defined above under “—Interest and OID on the Notes.” Under the market discount rules of the Internal Revenue Code, a U.S. holder is required to treat any payment of principal on a Note, and any gain on the sale, exchange, retirement or other disposition of a Note, as ordinary income to the extent of the accrued market discount that has not previously been included in income by such holder. If such Note is disposed of by the U.S. holder in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income by the U.S. holder as if the holder had sold the Note at its then fair market value. In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election may be revoked only with the consent of the IRS. With respect to Notes with market discount, a U.S. holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the Notes. A U.S. holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. holder’s tax basis in a Note will be increased by the amount of market discount included in the holder’s income under the election.

Acquisition Premium. If a U.S. holder purchases a Note at an “acquisition premium,” the amount of OID that the U.S. holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date and (b) greater than the Note’s adjusted issue price. If a Note is purchased at an acquisition premium, the U.S. holder reduces the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the Note immediately after its acquisition by the U.S. holder over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date over the Note’s adjusted issue price. As an alternative to reducing the amount of OID that otherwise would be included in income by this fraction, the U.S. holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

Election to Treat All Interest as OID. U.S. holders may elect to include in gross income all interest that accrues on a Note, including any OID, market discount, de minimis market discount and unstated interest, as adjusted by acquisition premium, by using the constant yield method described above under the heading “—Interest and OID on the Notes.” This election for a Note with market discount will result in a deemed election to accrue market discount in income currently for the Note and for all other debt instruments acquired by the U.S. holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the consent of the IRS. A U.S. holder’s tax basis in a Note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Sale or Other Taxable Dispositions of Our Notes, Convertible Preferred Stock or Common Stock. If a U.S. holder sells or disposes of the Notes or shares of Convertible Preferred Stock (other than pursuant to a conversion described below) or common stock, it generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the Notes (which will generally be equal to the U.S. holder’s initial basis in the Notes, increased by the amount of OID or market discount previously included in income by the U.S. holder with respect to the Notes) or shares, as applicable, for United States federal income tax purposes. This gain or loss generally will be long-term capital gain or loss if the holder has held the Notes, Convertible Preferred Stock or common stock, as applicable, for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Convertible Preferred Stock and Class C Common Stock into Class A and Class C Common Stock. A U.S. holder generally will not recognize gain or loss upon the conversion of our Convertible Preferred Stock into our Class A or Class C Common Stock or upon the conversion of our Class C Common Stock into Class A Common Stock, as applicable, except that any cash received in lieu of fractional shares will be treated as described below. A U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Convertible Preferred Stock or Class C Common Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

Cash received upon conversion of our Convertible Preferred Stock in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Convertible Preferred Stock for more than one year at the time of conversion.

In the event a U.S. holder’s Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Backup Withholding and Information Reporting. We report to U.S. holders of our Notes, Convertible Preferred Stock and common stock and the IRS the amount of interest and principal paid on the Notes, dividends paid on the Convertible Preferred Stock and common stock, and the proceeds received upon the sale, redemption or other taxable disposition of such Notes, Convertible Preferred Stock or common stock during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a holder may be subject to backup withholding with respect to interest paid on the Notes, dividends paid on our Convertible Preferred Stock and common stock, and proceeds received from a disposition of such Notes, Convertible Preferred Stock and common stock. Backup withholding applies only if the U.S. holder is not otherwise exempt and:

•

such holder fails to furnish its taxpayer identification number (“TIN”), which for an individual is ordinarily his or her social security number, in the manner required by the Internal Revenue Code and applicable Treasury Regulations;

•	we or our agent (or other payor) are notified by the IRS that the TIN such holder furnished is incorrect;

•

in the case of interest and dividend payments, such holder has been notified by the IRS that it is subject to backup withholding because it did not report all of its reportable interest or dividends on its tax returns;

•

in the case of interest and dividend payments, such holder has failed to certify under penalty of perjury that it has furnished a correct TIN and that it is not subject to backup withholding under the Internal Revenue Code; or

•	such holder otherwise fails to comply with applicable certification requirements.

Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s United States federal income tax liability, provided the required information is furnished to the IRS. Certain persons are exempt from backup withholding. U.S. holders are encouraged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure to obtain such exemption.

Taxation of Non-U.S. Holders

Distributions on Our Convertible Preferred Stock and Common Stock. Distributions that are treated as dividends (see “—Taxation of U.S. Holders—Distributions on Our Convertible Preferred Stock and Common Stock”) generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our Convertible Preferred Stock or common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the Convertible Preferred Stock or common stock are effectively connected with such holder’s United States trade or business, the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our Convertible Preferred Stock or common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

In general, the rules applicable to distributions to non-U.S. holders discussed above are also applicable to deemed distributions to non-U.S. holders that may result from adjustments to the conversion rate of the Convertible Preferred Stock. See “—Taxation of U.S. Holders—Adjustments to Conversion Rate.” We will satisfy any withholding obligation with respect to such deemed dividends by applying such withholding against actual payments of cash, shares of common stock, or sales proceeds otherwise paid to a non-U.S. holder.

Interest Payments on the Notes. Payments of interest (including accrued OID) on a Note to any non-U.S. holder generally will be subject to United States federal withholding tax at a rate of 30%. However, subject to the discussion of backup withholding below, such payments will generally not be subject to U.S. federal income or withholding tax if the following requirements are satisfied:

•	the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of stock of California Lyon;

•	the non-U.S. holder is not a controlled foreign corporation related to us through stock ownership;

•	such interest payments are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States; and

•	we or our paying agent receives:

•

from the non-U.S. holder, a properly completed Form W-8BEN (or the appropriate successor form), which provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is a non-U.S. person; or

•

from a security cleaning organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business ( a “financial institution”) and holds the Notes on behalf of the non-U.S. holder, certification under penalties of perjury that such a Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of the Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) is furnished to the payor, or the non-U.S. holder holds its Notes directly through a “qualified intermediary” and certain conditions are satisfied.

Even if a non-U.S. holder cannot satisfy the foregoing requirements, payments of interest, including accrued OID, will not be subject to the withholding tax if such non-U.S. holder provides us or our agent with a properly executed (i) IRS Form W-8BEN (or applicable successor form) claiming an exemption from or reduction of the withholding tax under the benefit of a tax treaty between the United States and the non-U.S. holder’s country of residence, or (ii) IRS Form W-8ECI stating that interest, including accrued OID, paid on a Note is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a Note is effectively connected with its conduct of that trade or business (and if required by an applicable income tax treaty, such interest is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States), such interest generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale or Other Taxable Dispositions of Our Notes, Convertible Preferred Stock and Common Stock. Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of the Notes, Convertible Preferred Stock or common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

in the case of our Convertible Preferred Stock or common stock, such stock constitutes a “United States real property interest,” or USRPI, within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA, by reason of our status as a “United States real property holding corporation,” or USRPHC, for United States federal income tax purposes.

Gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).

With respect to the third bullet point above, we believe we are and will remain a USRPHC for United States federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests, it is possible we may not remain a USRPHC in the future. As a USRPHC, if a class of our stock is regularly traded on an established securities market, such stock will be treated as a USRPI only with respect to a non-U.S. holder that actually or constructively holds more than five percent of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. If a class of securities is not regularly traded on an established securities market but is convertible into a class of stock (“convertible securities”), such convertible securities will be not treated as a USRPI if the class of stock into which it is convertible is “regularly traded” on an established securities market (“regularly traded class of stock”) and the applicable non-U.S. holder has not, at the time it acquired the convertible securities, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held such convertible securities (and in certain cases other direct or indirect interests in our stock) that have a fair market value in excess of five percent of the fair market value of all of the outstanding shares of such regularly traded class of stock. As of the date of this prospectus, we are not able to determine whether our Convertible Preferred Stock or any class of our common stock is or will be regularly traded on an established securities market, and no assurance can be given that any class of our stock will become or remain regularly traded in the future.

If gain on the sale or other taxable disposition of our stock were subject to taxation under FIRPTA as a sale of USRPI, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of our stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price unless an exception applies.

Any amount paid to a non-U.S. holder on a sale, redemption or other taxable disposition of a Note which represents accrued and unpaid interest generally will be treated interest and may be subject to the rules as described above under “—Interest Payments on the Notes.”

Conversion of Convertible Preferred Stock and Class C Common Stock into Class A and Class C Common Stock. Except as provided below, a non-U.S. holder generally will not recognize gain or loss upon the conversion of our Convertible Preferred Stock into our Class A or Class C Common Stock or upon the conversion of our Class C Common Stock into Class A Common Stock, as applicable, provided that such Convertible Preferred Stock or Class C Common Stock does not constitute a USRPI. Even if such Convertible Preferred Stock or Class C Common Stock does constitute a USRPI, provided our Class A or Class C Common Stock into which it is convertible also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon such a conversion. A non-U.S. holder’s basis and holding period in the common stock received upon conversion of Convertible Preferred Stock or Class C Common Stock will generally be the same as the non-U.S. holder’s basis and holding period in the Convertible Preferred Stock or Class C Common Stock so converted (although a non-U.S. holder’s basis in Class A or Class C common stock received upon conversion of Convertible Preferred Stock will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock treated as exchanged for cash). Cash received upon conversion in lieu of a fractional Class A or Class C Common Stock share generally will be treated as a payment in a taxable exchange for such fractional common share. See “—Sale or Other Taxable Dispositions of Our Notes, Convertible Preferred Stock and Common Stock.” Non-U.S. holders should consult their tax advisors regarding the application of these rules in light of their particular circumstances.

Backup Withholding Tax and Information Reporting. We must report annually to each non-U.S. holder of the Notes, Convertible Preferred Stock and common stock and to the IRS the amount of payments on the Notes, Convertible Preferred Stock or common stock paid to such holder and the amount of any tax withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a non-U.S. holder of the Notes, Convertible Preferred Stock or common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax Relating to Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our Convertible Preferred Stock or common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, the IRS has issued Proposed Treasury Regulations providing that the withholding provisions described above will generally apply to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2015.

The Proposed Treasury Regulations described above will not be effective until they are issued in their final form, and as of the date of this prospectus, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all. Prospective investors should consult their tax advisors regarding these withholding provisions.

LEGAL MATTERS

The validity of the capital stock and the Notes offered by this prospectus has been passed upon for us by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

The Company’s audited consolidated financial statements as of December 31, 2011 and 2010 and for the three years then ended, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Windes & McClaughry Accountancy Corporation, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Windes & McClaughry Accountancy Corporation, an independent registered public accounting firm, or Windes, audited our financial statements for the year ended December 31, 2009 through the year ended December 31, 2011. Windes’ reports for each of the years ended December 31, 2010 and December 31, 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2010 and December 31, 2011, and through the current date there were no disagreements between Windes and us on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Windes, would have caused Windes to make reference to such disagreements in the firm’s reports on our financial statements for such periods. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during our two most recent fiscal years or the interim period preceding Windes’ dismissal.

On April 24, 2012, the board of directors of the Company based on the recommendation of the Audit Committee, formally engaged KPMG LLP, or KPMG, as the Company’s independent registered public accounting firm. Upon its completion of its audit of the Company’s financial statements for the fiscal year ended December 31, 2011, Windes was dismissed as the Company’s independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2010 and December 31, 2011, and the subsequent interim period through April 24, 2012, neither the Company nor anyone operating on its behalf has consulted with KPMG regarding (i) either the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” involving the Company, within the meaning of Item 304(a)(1)(v) of Regulation S-K. Furthermore, KPMG has not provided the Company a written report or oral advice that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

We have provided Windes with a copy of the foregoing disclosure and have requested that Windes furnish us with a letter addressed to the SEC stating whether or not Windes agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter from Windes, in which Windes agrees with the above statements, is filed at exhibit 16.1 to the registration statement of which this prospectus is a part.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission under the Securities Act with respect to the capital stock and notes described herein. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the capital stock and notes, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. That registration statement can be read at the SEC web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.” We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

A copy of the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

FINANCIAL STATEMENTS

William Lyon Homes

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

William Lyon Homes

We have audited the accompanying consolidated balance sheets of William Lyon Homes (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, equity (deficit) and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of William Lyon Homes as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 2, the Company filed for protection under Chapter 11 of the Bankruptcy Code on December 19, 2011 and emerged from bankruptcy on February 24, 2012. Accordingly, the accompanying consolidated financial statements as of December 31, 2011 and for the year then ended, which includes the impact of the period from December 19, through December 31, 2011, have been prepared in accordance with Accounting Standards Codification Topic 852, Reorganizations. The Company applied debtor in possession reporting for the period described above resulting in a lack of comparability with the prior financial statements.

/S/ WINDES & MCCLAUGHRY

Irvine, California

August 9, 2012

WILLIAM LYON HOMES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents—Note 1 and 8	$20,061	$71,286
Restricted cash—Note 1	852	641
Receivables—Note 5	13,732	18,499
Real estate inventories—Notes 3 and 6
Owned	398,534	488,906
Not owned	47,408	55,270
Deferred loan costs	8,810	12,404
Other assets—Note 1	7,554	1,998

	$496,951	$649,004

LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Accounts payable	$1,436	$6,904
Accrued expenses	2,082	41,722
Liabilities from inventories not owned	47,408	55,270
Notes payable—Notes 7 and 8	74,009	30,541
Senior Secured Term Loan due October 20, 2014—Notes 7 and 8	206,000	206,000
7 5/8% Senior Notes due December 15, 2012—Notes 7 and 8	—	66,704
10 3/4% Senior Notes due April 1, 2013—Notes 7 and 8	—	138,619
7 1/2% Senior Notes due February 15, 2014—Notes 7 and 8	—	77,867

	330,935	623,627

Liabilities subject to compromise—Note 1
Accounts payable	3,946	—
Accrued expenses	48,457	—
7 5/8% Senior Notes due December 15, 2012—Notes 7 and 8	66,704	—
10 3/4% Senior Notes due April 1, 2013—Notes 7 and 8	138,912	—
7 1/2% Senior Notes due February 15, 2014—Notes 7 and 8	77,867	—

	335,886	—

Commitments and contingencies—Note 12
Equity (deficit)
Stockholders’ equity (deficit)—Note 9
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at December 31, 2011 and 2010	—	—
Additional paid-in capital	48,867	48,867
Accumulated deficit	(228,383)	(35,053)

	(179,516)	13,814
Non-controlling interest—Note 3	9,646	11,563

	(169,870)	25,377

	$496,951	$649,004

See accompanying notes to consolidated financial statements.

WILLIAM LYON HOMES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Operating revenue
Home sales	$207,055	$266,865	$253,874
Lots, land and other sales	—	17,204	21,220
Construction services—Note 1	19,768	10,629	34,149

	226,823	294,698	309,243

Operating costs
Cost of sales—homes	(184,489)	(225,751)	(219,486)
Cost of sales—lots, land and other	(4,234)	(20,426)	(131,640)
Impairment loss on real estate assets—Note 6	(128,314)	(111,860)	(45,269)
Construction services—Note 1	(18,164)	(7,805)	(28,486)
Sales and marketing	(16,848)	(19,746)	(17,636)
General and administrative	(22,411)	(25,129)	(21,027)
Other—Note 11	(3,983)	(2,740)	(6,580)

	(378,443)	(413,457)	(470,124)

Equity in income (loss) of unconsolidated joint ventures	3,605	916	(420)

Operating loss	(148,015)	(117,843)	(161,301)
Gain on retirement of debt—Note 7	—	5,572	78,144
Interest expense, net of amounts capitalized—Note 7	(24,529)	(23,653)	(35,902)
Other income (expense), net—Note 11	838	57	(3,802)

Loss before reorganization items	(171,706)	(135,867)	(122,861)

Reorganization items—Note 2	(21,182)	—	—

Loss before (provision) benefit for income taxes	(192,888)	(135,867)	(122,861)

(Provision) benefit for income taxes—Note 10	(10)	412	101,908

Net loss	(192,898)	(135,455)	(20,953)
Less: net (income) loss—non-controlling interest	(432)	(1,331)	428

Net loss attributable to William Lyon Homes	$(193,330)	$(136,786)	$(20,525)

See accompanying notes to consolidated financial statements.

WILLIAM LYON HOMES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

(in thousands)

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Non- Controlling Interest	Total
	Shares	Amount
Balance—December 31, 2008	1	$—	$48,867	$122,258	$43,416	$214,541
Cancellation of consolidated land banking arrangement determined to be a variable interest entity	—	—	—	—	(27,684)	(27,684)
Cash distributions to members of consolidated entities, net	—	—	—	—	(7,705)	(7,705)
Net loss	—	—	—	(20,525)	(428)	(20,953)

Balance—December 31, 2009	1	$—	$48,867	$101,733	$7,599	$158,199
Cash contributions from members of consolidated entities, net	—	—	—	—	2,633	2,633
Net (loss) income	—	—	—	(136,786)	1,331	(135,455)

Balance—December 31, 2010	1	$—	$48,867	$(35,053)	$11,563	$25,377
Cash distributions to members of consolidated entities, net	—	—	—	—	(2,349)	(2,349)
Net (loss) income	—	—	—	(193,330)	432	(192,898)

Balance—December 31, 2011	1	$—	$48,867	$(228,383)	$9,646	$(169,870)

See accompanying notes to consolidated financial statements.

WILLIAM LYON HOMES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Operating activities
Consolidated net loss	$(192,898)	$(135,455)	$(20,953)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,875	3,718	3,213
Impairment loss on real estate assets	128,314	111,860	45,269
Equity in (income) loss of unconsolidated joint ventures	(3,605)	(916)	420
Gain on retirement of debt	—	(5,572)	(78,144)
Loss on sale of fixed asset	83	122	3,009
Provision (benefit) for income taxes	10	(412)	(101,908)
Net changes in operating assets and liabilities:
Restricted cash	(211)	3,711	727
Receivables	4,767	(2,205)	19,879
Income tax refunds receivable	—	107,401	41,615
Real estate inventories—owned	18,151	(66,317)	130,436
Other assets	(4,422)	15,898	(7,658)
Accounts payable	(1,522)	(4,142)	(5,285)
Accrued expenses	8,807	(3,572)	(17,693)

Net cash (used in) provided by operating activities	(38,651)	24,119	12,927

Investing activities
Net proceeds from sale of fixed asset	—	—	2,063
Investment in and advances to unconsolidated joint ventures	—	(194)	(194)
Distributions from unconsolidated joint ventures	1,435	4,183	840
Purchases of property and equipment	(128)	(64)	(23)

Net cash provided by investing activities	1,307	3,925	2,686

Financing activities
Proceeds from borrowings on notes payable, net	—	7,087	113,467
Principal payments on notes payable, Net	(11,532)	(52,797)	(187,718)
Net proceeds from Senior Secured Term Loan	—	—	193,904
Net cash paid for repurchase of Senior Notes	—	(31,268)	(76,991)
Non-controlling interest (distributions) contributions, net	(2,349)	2,633	(7,705)

Net cash (used in) provided by financing activities	(13,881)	(74,345)	34,957

Net (decrease) increase in cash and cash equivalents	(51,225)	(46,301)	50,570
Cash and cash equivalents—beginning of year	71,286	117,587	67,017

Cash and cash equivalents—end of year	$20,061	$71,286	$117,587

See accompanying notes to consolidated financial statements.

WILLIAM LYON HOMES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Supplemental disclosures of non-cash investing and financing activities:
Net change in real estate inventories—not owned and liabilities from inventories not owned	$7,862	$10,652	$24,809

Distributions of real estate from unconsolidated joint ventures	$800	$—	$—

Note Payable issued in conjunction with land acquisition	$55,000	$—	$—

Decrease in real estate inventories owned and related notes payable in variable interest entity	$—	$—	$56,151

Issuance of note receivable related to sale of aircraft	$—	$—	$6,188

Net (decrease) increase in real estate inventories—not owned and non-controlling interest	$—	$—	$27,684

See accompanying notes to consolidated financial statements.

WILLIAM LYON HOMES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Summary of Significant Accounting Policies

Operations

William Lyon Homes, a Delaware corporation, and its subsidiaries (the “Company”) are primarily engaged in designing, constructing and selling single family detached and attached homes in California, Arizona and Nevada.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all majority-owned and controlled subsidiaries and joint ventures, and certain joint ventures and other entities which have been determined to be variable interest entities in which the Company is considered the primary beneficiary (see Note 3). Investments in joint ventures which have not been determined to be variable interest entities in which the Company is considered the primary beneficiary are accounted for using the equity method because the Company has a 50% or less voting or economic interest (and thus such joint ventures are not controlled by the Company). The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Consequences of Chapter 11 Cases—Debtor in Possession Accounting

ASC 852-10-45, Reorganizations-Other Presentation Matters, which is applicable to companies in Chapter 11 proceedings, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for the periods subsequent to the filing of the Chapter 11 Cases (defined below) distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Amounts that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statement of operations. The balance sheet must distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided or used by reorganization items must be disclosed separately in the statement of cash flows. The Company applied ASC 852-10-45 effective on December 19, 2011 and segregated those items as outlined above for the reporting period ended December 31, 2011.

Real Estate Inventories and Related Indebtedness

Real estate inventories are carried at cost net of impairment losses, if any. Real estate inventories consist primarily of land deposits, raw land, lots under development, finished lots, homes under construction, completed homes and model homes of real estate projects. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The Company relieves its real estate inventories through cost of sales for the estimated cost of homes sold. Selling expenses and other marketing costs are expensed in the period incurred. A provision for warranty costs relating to the Company’s limited warranty plans is included in cost of sales and accrued expenses at the time the sale of a home is recorded. The Company generally reserves one percent of the sales price of its homes against the possibility of future charges relating to its one-year limited warranty and similar potential claims. Factors that affect the Company’s warranty liability include the number of homes under warranty, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. Substantially all of the Company’s warranty liability was subject to compromise at December 31, 2011. Changes in the Company’s warranty liability during the years ended December 31, 2009, 2010 and 2011 are as follows (in thousands):

	December 31,
	2011	2010	2009
Warranty liability, beginning of year	$16,341	$21,365	$26,394
Warranty provision during year	2,380	2,574	2,429
Warranty payments during year	(4,699)	(8,277)	(8,727)
Warranty charges related to pre-existing warranties during year	292	679	1,269

Warranty liability, end of year	$14,314	$16,341	$21,365

Interest incurred on the Company’s debt for the years ended December 31, 2011, 2010 and 2009 is capitalized to qualifying real estate projects under development. Any additional interest charges related to real estate projects not under development are expensed in the period incurred. During the years ended December 31, 2011 and 2010, the Company recorded $24.5 million and $23.7 million, respectively, of interest expense. Per ASC 852, during the Chapter 11 proceeding, interest is accrued only to the extent that it will be paid during the proceeding or that it is probable that it will be an allowed claim. Therefore, the Company did not accrue interest on the Senior Notes and therefore did not capitalize interest related to unsecured debt, which amounts were immaterial.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives ranging from three to fifteen years. Leasehold improvements are stated at cost and are amortized using the straight-line method over the shorter of either their estimated useful lives or term of the lease. As of December 31, 2011 and 2010, the net book value of property, plant and equipment was $1.0 million and $1.2 million, respectively, with accumulated depreciation of $3.2 million and $4.8 million respectively, all of which is included in “Other assets” in the accompanying consolidated balance sheet.

Deferred Loan Costs

Deferred loan costs are amortized over the term of the applicable loans using a method which approximates the effective interest method.

Sales and Profit Recognition

A sale is recorded and profit recognized when a sale is consummated, the buyer’s initial and continuing investments are adequate, any receivables are not subject to future subordination, and the usual risks and rewards of ownership have been transferred to the buyer in accordance with the provisions of FASB ASC Topic 360-20, Property, Plant and Equipment, Real Estate Sales. When it is determined that the earnings process is not complete, profit is deferred for recognition in future periods.

Construction Services

The Company accounts for construction management agreements using the Percentage of Completion Method in accordance with FASB ASC Topic 605 Revenue Recognition. Under ASC 605, the Company records revenues and expenses as work on a contract progresses, and based on the percentage of costs incurred to date compared to the total estimated costs of the contract. Based on the provisions of ASC 605, the Company has recorded construction services revenues and expenses of $19.8 million and $18.2 million, respectively, for the year ended December 31, 2011, $10.6 million and $7.8 million, respectively, for the year ended December 31, 2010, and $34.1 million and $28.5 million, respectively, for the year ended December 31, 2009, in the accompanying consolidated statement of operations.

The Company entered into construction management agreements to build, sell and market homes. For such services, the Company will receive fees (generally 3 to 5 percent of the sales price, as defined) and may, under certain circumstances, receive additional compensation if certain financial thresholds are achieved.

Financial Instruments

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash investments, receivables, and deposits. The Company typically places its cash investments in investment grade short-term instruments. Deposits, included in other assets, are due from municipalities or utility companies and are generally collected from such entities through fees assessed to other developers.

The Company is an issuer of, or subject to, financial instruments with off-balance sheet risk in the normal course of business which exposes it to credit risks. These financial instruments include letters of credit and obligations in connection with assessment district bonds. These off-balance sheet financial instruments are described in more detail in Note 12.

Cash and Cash Equivalents

Short-term investments with a maturity of three months or less when purchased are considered cash equivalents. The Company’s cash and cash equivalents balance exceeds federally insurable limits as of December 31, 2011. The Company monitors the cash balances in its operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or lack of access to cash in its operating accounts.

Restricted Cash

Restricted cash consists of deposits made by the Company to a bank account as collateral for the use of letters of credit to guarantee the Company’s financial obligations under certain land banking arrangements and other contractual arrangements in the normal course of business. Under the terms of the Term Loan disclosed in Note 7, all of the Company’s standby letters of credit are secured by cash.

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2011 and 2010 and revenues and expenses for each of the three years in the period ended December 31, 2011. Accordingly, actual results could differ from those estimates. The significant accounting policies using estimates include real estate inventories and cost of sales, impairment of real estate inventories, warranty reserves, loss contingencies, sales and profit recognition, and accounting for variable interest entities. The current economic environment increases the uncertainty inherent in these estimates and assumptions.

Impact of New Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 amends ASC 820, Fair Value Measurements (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the ASC 820 disclosure requirements, particularly for Level 3 fair value measurements. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. Our adoption of ASU 2011-04 is not expected to have a material effect on our consolidated financial statements.

In June 2011, the FASB issued an update to existing guidance on the presentation of comprehensive income. This update requires the presentation of the components of net income and other comprehensive income either in a single continuous statement or in two separate but consecutive statements. In addition, companies are also required to present reclassification adjustments for items that are reclassified from other comprehensive income to net income on the face of the financial statements. In December 2011, the FASB issued an accounting update to defer the effective date for presentation of reclassification of items out of accumulated other comprehensive income to net income. These updates are effective for fiscal years and interim periods beginning after December 15, 2011 with early adoption permitted. We do not anticipate the FASB update to have a material effect on our results of operations, financial position or cash flows.

Reclassifications

Certain balances have been reclassified in order to conform to current year presentation.

Note 2—Chapter 11 Proceedings and Plans of Management

On December 19, 2011, the Company and certain of its direct and indirect wholly-owned subsidiaries (collectively with the Company, the (“Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), to seek approval of the Prepackaged Joint Plan of Reorganization (the “Plan”). The Chapter 11 Petitions are being jointly administered under the caption In re William Lyon Homes, et al., Case No. 11-14019 (the “Chapter 11 Cases”). The Company operated as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company obtained the Bankruptcy Court’s approval to, among other things, continue to honor prepetition obligations to customers and to otherwise continue customer practices in the ordinary course of business, sell homes free and clear of all liens, use cash collateral, honor homeowner warranties, meet payroll obligations and provide employee benefits.

(Unaudited)

On February 24, 2012, the Company received the proceeds from the Plan as discussed elsewhere herein. The Company received $50.0 million in cash related to the issuance of its Convertible Preferred Stock, $10.0 million related to the issuance of its Class C Common Stock, $21.0 million in cash and $4.0 million of land option value related to the assignment of an option to purchase certain real estate, related to the issuance of its Class B Common Stock, offset by certain fees and payments related to the Plan, for a net of $67.7 million in cash. The Plan allowed the Company to restructure its debt from $563.5 million as of December 31, 2011, to $384.5 million principal outstanding as of February 24, 2012, which subsequently reduces the Company’s interest exposure. The Company provides for its ongoing cash requirements with the proceeds identified above, as well as from internally generated funds from the sales of homes and/or land sales. During the successor period from February 25, 2012 through March 31, 2012, the Company used cash flows for operations of $4.3 million. In addition, the Company has the option to use additional outside borrowings, form new joint ventures with venture partners that provide a substantial portion of the capital required for certain projects, buying land via lot options or land banking arrangements. The Company has financed, and may in the future finance, certain projects and land acquisitions with construction loans secured by real estate inventories, seller-provided financing and land banking transactions. The management of the Company continues to focus on generating positive cash flow, reducing overall debt levels and returning the Company to profitability by growing the Company through additional land acquisitions.

Loan Defaults Preceding Chapter 11 Cases

Not applicable.

Liabilities Subject to Compromise

Liabilities subject to compromise refers to pre-petition obligations which may be impacted by the Chapter 11 Cases. These amounts represent the Company’s current estimate of known or potential pre-petition obligations to be resolved in connection with the Chapter 11 Cases.

Reorganization Costs

Reorganization costs include legal and professional fees incurred in connection with the Chapter 11 Cases. During the period ended December 31, 2011, cash paid for reorganization costs was approximately $20,182,000 and approximately $1,000,000 was accrued for as of December 31, 2011.

The Plan (Unaudited)

On February 10, 2012, the Bankruptcy Court confirmed the Plan. On February 25, 2012, the Company and certain of its subsidiaries consummated the principal transactions contemplated by the Plan, including:

•

the issuance of 44,793,255 shares of Parent’s new Class A Common Stock, $0.01 par value per share, or Class A Common Stock, and $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, in exchange for the outstanding principal due on the outstanding 7 5/8% Senior Notes due 2012, 10 1/4% Senior Notes due 2013 and 7 1/2% Senior Notes due 2014;

•

the amendment of the Secured Term Loan due 2014, to the Amended Term Loan Agreement, which resulted, among other things, in the increase in the principal amount outstanding under the prior loan agreement from $206.0 million to $235.0 million, the reduction in the interest rate from 14% to 10 1/4%, and the elimination of any prepayment penalty;

•

the issuance, in exchange for aggregate cash consideration of $25 million, of 31,464,548 shares of new Class B Common Stock, $0.01 par value per share, or Class B Common Stock, and a warrant to purchase 15,737,294 shares of Class B Common Stock;

•

the issuance of 64,831,831 shares of new Convertible Preferred Stock, $0.01 par value per share, or Convertible Preferred Stock, and 12,966,366 shares of new Class C Common Stock, $0.01 par value per share, or Class C Common Stock, in exchange for aggregate cash consideration of $60 million; and

•

the issuance of an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling securityholders to backstop the offering of Class C shares and shares of Convertible Preferred Stock in connection with the Plan.

Fresh Start Accounting and Effects of the Plan (Unaudited)

As required by U.S. GAAP, effective as of February 24, 2012, we adopted fresh start accounting following the guidance of FASB ASC 852. Fresh start accounting results in the Company becoming a new entity for financial reporting purposes. Accordingly, our consolidated financial statements for periods prior to February 25, 2012 are not comparable to consolidated financial statements presented on or after February 25, 2012. Fresh start accounting was required upon emergence from Chapter 11 because holders of voting shares immediately before confirmation of the Plan received less than 50% of the emerging entity and the reorganization value of our assets immediately before confirmation of our Plan was less than our post-petition liabilities and allowed claims. Fresh start accounting results in a new basis of accounting and reflects the allocation of our estimated fair value to underlying assets and liabilities. Our estimates of fair value are inherently subject to significant uncertainties and contingencies beyond our reasonable control. Accordingly, there can be no assurance that the estimates, assumptions, valuations, appraisals and financial projections will be realized, and actual results could vary materially. Moreover, the market value of our common stock may differ materially from the equity valuation for accounting purposes. In addition, the cancellation of debt income and the allocation of the attribute reduction for tax purposes is an estimate and will not be finalized until the 2012 tax return is filed. Any change resulting from this estimate could impact deferred taxes.

Under ASC 852, the Successor Company must determine a value to be assigned to the equity of the emerging company as of the date of adoption of fresh-start accounting, which for us is February 24, 2012, the date the Debtors emerged from Chapter 11. To facilitate the adoption of fresh start accounting, the Company engaged a third party valuation firm to assist with assessing enterprise value, and the allocation of value to the assets and liabilities of the Company. To calculate enterprise value, the Company used the discounted cash flow analysis, considering a weighted average cost of capital of 16.5%, and utilized a Gordon Growth model with a 3% growth rate to calculate terminal value. The analysis resulted in an enterprise value of $485.0 million, which was used as the enterprise value for fresh start accounting.

The estimated enterprise value and the equity value are highly dependent on the achievement of the future financial results contemplated in the projections that were set forth in the Plan and related disclosure statement. The estimates and assumptions made in the valuation are inherently subject to significant uncertainties. The primary assumptions for which there is a reasonable possibility of the occurrence of a variation that would have significantly affected the reorganization value include the assumptions regarding the number of homes sold, average sales prices, operating expenses, the amount and timing of construction costs and the discount rate utilized.

Fresh-start accounting reflects the value of the Successor Company as determined in the confirmed Plan. Under fresh-start accounting, asset values are remeasured and allocated based on their respective fair values in conformity with the purchase method of accounting for business combinations in FASB ASC Topic 805, “Business Combinations” (“FASB ASC 805”). Liabilities existing as of February 24, 2012, the Effective Date, other than deferred taxes, were recorded at the present value of amounts expected to be paid using appropriate risk adjusted interest rates. Deferred taxes were determined in conformity with applicable accounting standards. Predecessor accumulated depreciation, accumulated amortization and retained deficit were eliminated.

In conjunction with the adoption of fresh start accounting, certain intangible assets including, the value of the Company’s homes in backlog, construction services contracts and management fee contracts related to the joint venture projects were recorded at their estimated fair values as of February 24, 2012 in the amount of $9.5 million. The Company’s backlog was valued using the With/Without Method of the Income Approach to estimate the fair value of the backlog. This asset is amortized on a straight line basis, as homes in backlog as of February 24, 2012, are closed or the contract is cancelled.

The construction services contracts and management fees on the joint ventures were valued using the Multi-period Excess Earnings method of the Income Approach to estimate the fair value. Since these assets are valued based on expected cash flows related to home closings, the asset is amortized on a straight line basis, as homes under the contracts close.

The following unaudited fresh start condensed consolidated balance sheet presents the implementation of the Plan and the adoption of fresh start accounting as of the Effective Date. Reorganization adjustments have been recorded within the condensed consolidated balance sheet to reflect the effects of the Plan, including discharge of liabilities subject to compromise and the adoption of fresh start accounting in accordance with FASB ASC 852.

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

(Unaudited)

	February 24, 2012
	Predecessor	Plan of Reorganization Adjustments		Fresh Start Accounting Adjustments		Successor
ASSETS
Cash and cash equivalents	$12,787	$67,746	(a)	$—		$80,533
Restricted cash	852	—		—		852
Receivables	12,790	—		(996	)(m)	11,794
Real estate inventories
Owned	405,632	4,029	(b)	(1,198	)(m)	408,463
Not owned	46,158	—		—		46,158
Property & equipment, net	962	—		(421	)(m)	541
Deferred loan costs	8,258	(5,767	)(c)	—		2,491
Goodwill	—	—		14,209	(m)	14,209
Intangibles	—	—		9,470	(m)	9,470
Other assets	6,307	47	(d)	—		6,354

	$493,746	$66,055		$21,064		$580,865

LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Accounts payable	$10,000	$—		$—		$10,000
Accrued expenses	31,391	—		221	(m)	31,612
Liabilities from inventories not owned	46,158	—		—		46,158
Notes payable	78,394	(5,000	)(f)	1,100	(m)	74,494
Senior Secured Term Loan due 2015	206,000	29,000	(g)	—		235,000
Senior Subordinated Secured Notes due 2017	—	75,000	(h)	—		75,000

	371,943	99,000		1,321		472,264

Liabilities subject to compromise
Accrued expenses	15,297	(15,297	)(e)	—		—
7 5/8% Senior Notes due December 15, 2012	66,704	(66,704	)(e)	—		—
10 3/4% Senior Notes due April 1, 2013	138,964	(138,964	)(e)	—		—
7 1/2% Senior Notes due February 15, 2014	77,867	(77,867	)(e)	—		—

	298,832	(298,832)		—		—

Commitments and contingencies
Redeemable convertible preferred stock	—	56,386	(i)	—		56,386
Equity (deficit):
Stockholders’ equity (deficit)
Common stock, Class A	—	448	(j)	—		448
Common stock, Class B	—	315	(j)	—		315
Common stock, Class C	—	161	(j)	—		161
Common stock, Class D	—	—		—		—
Additional paid-in capital	48,867	(21,177	)(k)	15,501	(n)	43,191

Accumulated deficit	(235,584)	229,754	(l)	5,830	(n)	—

	(186,717)	209,501		21,331		44,115
Noncontrolling interest	9,688	—		(1,588	)(m)	8,100

	(177,029)	209,501		19,743		52,215

	$493,746	$66,055		$21,064		$580,865

Notes to Plan of Reorganization and Fresh Start Accounting Adjustments:

a	Reflects net cash received from the issuance of new equity, reduced by the repayment of DIP financing, payment of fees and other costs.

b	Reflects contribution of land option deposit in lieu of cash for Class B Common Stock.

c	Reflects the write-off of the remaining deferred loan cost of the Old Notes net of capitalization of deferred loan costs related to the Amended Term Loan.

d	Reflects prepaid property taxes to obtain title on the second lien notes. Deferred tax assets are not reflected on the balance sheet as they have been fully reserved.

e	Reflects the extinguishment of liabilities subject to compromise (“LSTC”) at emergence. LSTC was comprised of $283.5 million of Old Notes and $15.3 million of related accrued interest. The holders of the Old Notes received common stock of the successor entity.

f	Reflects repayment of amounts outstanding under the DIP Credit Agreement pursuant to the Plan.

g	Reflects the additional principal added to the Amended Term Loan in accordance with the Plan.

h	Reflects the issue of Senior Subordinated Secured Notes in accordance with the Plan.

i	Reflects the fair value of the Convertible Preferred Stock issued pursuant to the Plan.

j	Reflects the issuance of 92.4 million shares in new common stock at $0.01 par value and the extinguishment of 1,000 shares ($0.01 par) of Old Common Stock.

k	Reflects an adjustment of $48.9 million to additional paid-in capital (“APIC”) relating to old common stock and $27.7 million relating to the issuance of new common stock.

l	Reflects the net impact of Plan adjustments on retained earnings due to the gain on extinguishment of debt and other reorganization items.

m	Reflects fair value adjustments resulting from fresh-start accounting.

n	Reflects the net impact of the gain on revaluation of assets resulting from fresh-start accounting and the elimination of the Predecessor’s historical accumulated deficit, resulting in Successor’s preferred stock and equity value of $100.5 million.

Reconciliation of enterprise value to the reorganized value of the Company’s assets and determination of goodwill:

Total enterprise value	$485,000
Add: liabilities (excluding debt and equity)	87,765
Add: noncontrolling interest	8,100

Reorganization value of assets	580,865
Fair value of assets (excluding goodwill)	566,656

Reorganization value in excess of fair value (goodwill)	$14,209

Note 3—Variable Interest Entities and Non-controlling Interests

The FASB issued guidance now codified as ASC 810, Consolidation, which addresses the consolidation of variable interest entities (“VIEs”). Under this guidance, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. The primary beneficiary is an enterprise that has the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could be potentially significant to the VIE.

A VIE is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity through voting or similar rights, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur.

Based on the provisions of this guidance, the Company has concluded that under certain circumstances when the Company (i) enters into option agreements for the purchase of land or lots from an entity and pays a non-refundable deposit, (ii) enters into land banking arrangements or (iii) enters into arrangements with a financial partner for the formation of joint ventures which engage in homebuilding and land development activities, a VIE may be created under condition (ii) (b) or (c) of the previous paragraph. The Company may be deemed to have provided subordinated financial support, which refers to variable interests that will absorb some or all of an entity’s expected losses if they occur. For each VIE created, in order to determine if the Company is the primary beneficiary, the Company considers various factors including, but not limited to, voting rights, risks, involvement in the operations of the VIE, ability to make major decisions, contractual obligations including distributions of income and loss, and computations of expected losses and residual returns based on the probability of future cash flow. If the Company has been determined to be the primary beneficiary of the VIE, the assets, liabilities and operations of the VIE are consolidated with the Company’s financial statements.

Joint Ventures

Certain joint ventures have been determined to be VIEs under ASC 810 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these VIEs have been consolidated with the Company’s financial statements. The Company did not recognize any gain or loss on initial consolidation of the VIE since the joint ventures were previously accounted for on an unconsolidated basis using the equity method of accounting.

The joint ventures which have been determined to be VIEs are each engaged in homebuilding and land development activities. Certain of these joint ventures have not obtained construction financing from outside lenders, but are financing their activities through equity contributions from each of the joint venture partners. Creditors of these VIEs have no recourse against the general credit of the Company. The liabilities of each VIE are restricted to VIE assets. Additionally, the creditors of the Company have no access to the assets of the VIEs. Income allocations and cash distributions to the Company are based on predetermined formulas between the Company and their joint venture partners as specified in the applicable partnership or operating agreements. The Company generally receives, after partners’ priority returns and return of partners’ capital, approximately 50% of the profits and cash flows from the joint ventures.

As of December 31, 2011, the assets and liabilities of the consolidated VIEs totaled $14.0 million and $1.3 million, respectively. In addition, the Company’s interest in the consolidated VIEs is $3.1 million and the member’s interest in the consolidated VIEs is $9.6 million, which is reported as non-controlling interest on the accompanying consolidated balance sheet.

As of December 31, 2010, the assets and liabilities of the consolidated VIEs totaled $15.4 million and $0.8 million, respectively. In addition, the Company’s interest in the consolidated VIEs is $3.1 million and the member’s interest in the consolidated VIEs is $11.6 million, which is reported as non-controlling interest on the accompanying consolidated balance sheet.

Land Banking Arrangements

The Company enters into purchase agreements with various land sellers. As a method of acquiring land in staged takedowns, thereby minimizing the use of funds from the Company’s available cash or other corporate financing sources and limiting the Company’s risk, the Company transfers the Company’s right in such purchase agreements to entities owned by third parties (“land banking arrangements”). These entities use equity contributions and/or incur debt to finance the acquisition and development of the previous land being purchased.

The entities grant the Company an option to acquire lots in staged takedowns. In consideration for this option, the Company makes a non-refundable deposit of 15% to 25% of the total purchase price. The Company is under no obligation to purchase the balance of the lots, but would forfeit remaining deposits and could be subject to penalties if the lots were not purchased. The Company does not have legal title to these entities or their assets and has not guaranteed their liabilities. These land banking arrangements help the Company manage the financial and market risk associated with land holdings. FASB ASC Topic 810, requires the consolidation of the assets, liabilities and operations of the Company’s land banking arrangements that are VIEs, of which none existed at December 31, 2011.

The Company participates in one land banking arrangement, which is not a VIE in accordance with FASB ASC Topic 810, but is consolidated in accordance with FASB ASC Topic 470, Debt. Under the provisions of FASB ASC Topic 470, the Company has determined it is economically compelled, based on certain factors, to purchase the land in the land banking arrangement. The Company has recorded the remaining purchase price of the land of $47.4 million, which is included in real estate inventories not owned and liabilities from inventories not owned in the accompanying consolidated balance sheet as of December 31, 2011.

Summary information with respect to the Company’s consolidated land banking arrangement is as follows as of December 31, 2011 (dollars in thousands):

Total number of land banking projects	1

Total number of lots	625

Total purchase price	$161,465

Balance of lots still under option and not purchased:
Number of lots	225

Purchase price	$47,408

Forfeited deposits if lots are not purchased	$25,234

During the year ended December 31, 2009, the Company abandoned its option deposit in three of its consolidated land banking arrangements in which land purchase commitments were required. Management of the Company determined that the remaining purchase prices of the lots in the arrangements were priced above market values at that time. In two of these arrangements, the Company reduced real estate inventories-not owned and the related non-controlling interest $27.7 million for the remaining purchase price of the lots. In the other arrangement, the Company reduced real estate inventories-not owned and liabilities from inventories-not owned $9.3 million for the remaining purchase price for the lots. However, during the year ended December 31, 2009 the Company evaluated the purchase price of the 51 lots under option, and after the write-off of the $9.3 million deposit, the residual value became economically viable and the Company purchased the lots.

Note 4—Segment Information

The Company operates one principal homebuilding business. In accordance with FASB ASC Topic 280, Segment Reporting, the Company has determined that each of its operating divisions is an operating segment.

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer, chief operating officer and executive vice president have been identified as the chief operating decision makers. The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment.

The Company’s homebuilding operations design, construct and sell a wide range of homes designed to meet the specific needs of each of it markets. In accordance with the aggregation criteria defined in ASC 280, the Company’s homebuilding operating segments have been grouped into four reportable segments: Southern California, consisting of an operating division with operations in Orange, Los Angeles, San Bernardino and San Diego counties; Northern California, consisting of an operating division with operations in Contra Costa, Sacramento, San Joaquin, Santa Clara, Solano and Placer counties; Arizona, consisting of an operating division in the Phoenix metropolitan area; and Nevada consisting of an operations in the Las Vegas, metropolitan area.

Corporate develops and implements strategic initiatives and supports the Company’s operating divisions by centralizing key administrative functions such as finance and treasury, information technology, risk management and litigation, and human resources.

Segment financial information relating to the Company’s homebuilding operations was as follows (in thousands):

	Year Ended December 31,
	2011	2010	2009
Homebuilding revenues:
Southern California	$130,737	$206,241	$179,282
Northern California	54,141	56,095	43,211
Arizona	20,074	16,595	51,215
Nevada	21,871	15,767	35,535

Total homebuilding revenues	$226,823	$294,698	$309,243

	Year Ended December 31,
	2011	2010	2009
Homebuilding pretax (loss) income:
Southern California	$(26,406)	$(83,176)	$(57,716)
Northern California	(6,307)	(41)	(37,853)
Arizona	(95,184)	(26,887)	(21,451)
Nevada	(30,500)	(21,449)	(70,915)
Corporate	(34,491)	(4,314)	65,074

Total homebuilding pretax (loss) income	$(192,888)	$(135,867)	$(122,861)

Homebuilding pretax (loss) income includes the following pretax inventory and impairment charges recorded in the following segments (in thousands):

	Year Ended December 31, 2011
	Southern California	Northern California	Arizona	Nevada	Total
Inventory impairments	$17,962	$2,074	$87,607	$20,671	$128,314

	Year Ended December 31, 2010
	Southern California	Northern California	Arizona	Nevada	Total
Inventory impairments	$70,801	$3,103	$22,409	$15,547	$111,860

	Year Ended December 31, 2009
	Southern California	Northern California	Arizona	Nevada	Total
Inventory impairments	$19,518	$6,144	$—	$19,607	$45,269

Homebuilding pretax (loss) income includes the following pretax loss on sales of lots, land and other recorded in the following segments (in thousands):

	Year Ended December 31, 2011
	Southern California(1)	Northern California(1)	Arizona	Nevada(1)	Total
(Loss) gain on sales of lots, land and other
Operating revenue	$—	$—	$—	$—	$—
Operating costs	(1,912)	(2,297)	—	(25)	(4,234)

Loss on sales of lots, land and other	$(1,912)	$(2,297)	$—	$(25)	$(4,234)

	Year Ended December 31, 2010
	Southern California(1)	Northern California	Arizona	Nevada(1)	Total
(Loss) gain on sales of lots, land and other
Operating revenue	$—	$17,204	$—	$—	$17,204
Operating costs	(6,001)	(14,334)	—	(91)	(20,426)

Loss on sales of lots, land and other	$(6,001)	$2,870	$—	$(91)	$(3,222)

	Year Ended December 31, 2009
	Southern California	Northern California(1)	Arizona	Nevada	Total
Loss on sales of lots, land and other
Operating revenue	$3,250	$—	$11,595	$6,375	$21,220
Operating costs	(27,294)	(29,410)	(25,588)	(49,348)	(131,640)

Loss on sales of lots, land and other	$(24,044)	$(29,410)	$(13,993)	$(42,973)	$(110,420)

(1)	Consists of write-off of land option deposits and pre-acquisition costs.

	December 31,
	2011	2010
Homebuilding assets:
Southern California	$182,781	$239,510
Northern California	105,298	60,542
Arizona	129,920	194,635
Nevada	42,183	58,827
Corporate(1)	36,769	95,490

Total homebuilding assets	$496,951	$649,004

(1)	Comprised primarily of cash and receivables.

Note 5—Receivables

Receivables consist of the following (in thousands):

	December 31,
	2011	2010
Secured promissory note from affiliate, sale of aircraft	$6,188	$6,188
Development costs receivable from municipality	3,100	3,100
Construction management fee receivable	1,207	779
Escrow proceeds receivable	1,388	4,328
First trust deed mortgage notes receivable	310	316
Property tax refund receivable	—	1,173
Other receivables	1,539	2,615

	$13,732	$18,499

Note 6—Real Estate Inventories and Impairment Loss on Real Estate Assets

Real estate inventories consist of the following (in thousands):

	December 31,
	2011	2010
Inventories owned:(1)
Land deposits	$26,939	$27,939
Land and land under development	267,348	298,677
Homes completed and under construction	90,824	114,592
Model homes	13,423	47,698

Total	$398,534	$488,906

Inventories not owned:(2)
Other land options contracts	$47,408	$55,270

Total inventories not owned	$47,408	$55,270

(1)	The Company temporarily suspended all development, sales and marketing activities at certain of its projects which were in various stages of development. Management of the Company concluded that this strategy was necessary under the prevailing market conditions at that time and would allow the Company to market the properties at some future time when market conditions may have improved. Certain of these projects were restarted in 2010 and 2011; and, as markets continue to improve, management continues to evaluate and analyze the marketplace to potentially activate temporarily suspended projects in 2012 and beyond. The Company has incurred costs related to these certain projects of $16.1 million as of December 31, 2011, of which $14.8 million is included in Land and land under development, $0.2 million is included in Homes completed and under construction and $1.1 million is included in Model homes. The Company may bring more of these projects to market in 2012.
(2)	Includes the consolidation of certain land banking arrangements which do not obligate the Company to complete the lot purchases, however, based on certain factors, the Company has determined it is economically compelled to purchase the land in the land banking arrangement. Amounts are net of deposits.

The Company accounts for its real estate inventories (including land, construction in progress, completed inventory, including models, and inventories not owned) under FASB ASC 360.

FASB ASC 360 requires impairment losses to be recorded on real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated by real estate inventories are less than the carrying amount of such assets. Indicators of impairment include a decrease in demand for housing due to softening market conditions, competitive pricing pressures which reduce the average sales prices of homes including an increase in sales incentives and decreased base pricing offered to buyers, slowing sales absorption rates, decreases in home values in the markets in which the Company operates, significant decreases in gross margins and a decrease in project cash flows for a particular project.

For land, construction in progress, completed inventory, including model homes, and inventories not owned, the Company estimates expected cash flows at the project level by maintaining current budgets using recent historical information and current market assumptions. The Company updates project budgets and cash flows of each real estate project on a quarterly basis to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the carrying amount (net book value) of the asset. If the undiscounted cash flows are more than the net book value of the project, then there is no impairment. If the undiscounted cash flows are less than the net book value of the asset, then the asset is deemed to be impaired and is written-down to its fair value.

Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties (i.e., other than a forced or liquidation sale). Management determines the estimated fair value of each project by determining the present value of estimated future cash flows at discount rates that are commensurate with the risk of each project and each domain, market or sub-market or may use recent appraisals if they more accurately reflect fair value. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of future revenues and costs, as well as future events and conditions. Estimates of revenues and costs are supported by the Company’s budgeting process, and are based on recent sales in backlog, pricing required to get the desired pace of sales, pricing of competitive projects, incentives offered by competitors and current estimates of costs of development and construction or current appraisals.

The Company engaged a third-party valuation firm to assist with the analysis of the fair value of the entity, and respective assets and liabilities in connection with its reorganization. Since the valuation was completed near December 31, 2011, management used such valuation to evaluate the book value as of December 31, 2011.

Under the provisions of FASB ASC 360, the Company is required to make certain assumptions to estimate undiscounted future cash flows of a project, which include: (i) estimated sales prices, including sales incentives, (ii) anticipated sales absorption rates and sales volume, (iii) project costs incurred to date and the estimated future costs of the project based on the project budget, (iv) the carrying costs related to the time a project is actively selling until it closes the final unit in the project, and (v) alternative strategies including selling the land to a third-party or temporarily suspending development at the project. Each project has different assumptions and is based on management’s assessment of the current market conditions that exist in each project location. The Company’s assumptions include moderate absorption increases in certain projects beginning in 2013. In addition, the Company has assumed some moderate reduction in sales incentives in certain projects in certain markets beginning in 2013.

The assumptions and judgments used by the Company in the estimation process to determine the future undiscounted cash flows of a project and its fair value are inherently uncertain and require a substantial degree of judgment. The realization of the Company’s real estate inventories is dependent upon future uncertain events and market conditions. Due to the subjective nature of the estimates and assumptions used in determining the future cash flows of a project, actual results could differ materially from current estimates.

Management assesses land deposits for impairment when estimated land values are deemed to be less than the agreed upon contract price. The Company considers changes in market conditions, the timing of land purchases, the ability to renegotiate with land sellers the terms of the land option contracts in question, the availability and best use of capital, and other factors. The Company records abandoned land deposits and related preacquisition costs in cost of sales -lots, land and other in the consolidated statement of operations in the period that it is abandoned.

The following table summarizes inventory impairments recorded during the years ended December 31, 2011, 2010 and 2009:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in thousands)
Inventory impairments related to:
Land under development and homes completed and under construction	$34,835	$80,197	$31,916
Land held for future development or sold	93,479	31,663	13,353

Total inventory impairments	$128,314	$111,860	$45,269

Number of projects impaired during the year	16	14	13

Number of projects assessed for impairment during the year	42	73	67

The impairment loss related to land under development and homes completed and under construction incurred during the year ended December 31, 2011, resulted from (i) in certain projects, a decrease in home sales prices related to increased incentives and (ii) a decrease in sales absorption rates which increased the length of time of the project and increased period costs related to the project.

The impairment loss related to land held for future development or sold incurred during the year ended December 31, 2011, resulted from the reduced value of the land in the project. The Company values land held for future development using, (i) projected cash flows with the strategy of selling the land, on a finished or unfinished basis, or building out the project, (ii) considering recent, legitimate offers received, (iii) prices for land in recent comparable sales transactions, and other factors. For three of the Company’s projects which are entitled land categorized as “land held for future development” in the table above, the Company engaged a third-party valuation firm to value the land of each project, on an as-is basis, using several factors including the existing land sale market and market comparables as a barometer for each project.

The impairment loss related to land under development and homes completed and under construction incurred during the year ended December 31, 2010, resulted from (i) in certain projects, a decrease in home sales prices related to increased incentives, (ii) in certain projects, increased future costs for outside broker expense and sales and marketing expense, (iii) in certain projects, the decision by the Company to cancel certain land option agreements to purchase lots in projects where sales were deteriorating and the underlying value of the land to be purchased was less than the purchase price using a residual land value approach, (iv) in certain projects, the needs to preserve the liquidity of the Company and, therefore, canceling certain land option agreements, and (v) in certain other projects, the renegotiations of the land purchase schedule for land under option, to delay the required purchases, to allow markets to recover, and reduce the amount of lots to be purchased over time. The extended time of the project increased carry costs that lead to the future undiscounted cash flows of the project being less than the current book value of the land.

These charges were included in impairment loss on real estate assets in the accompanying consolidated statements of operations (See Note 4 of “Notes to Consolidated Financial Statement” for a detail of impairment by segment). The impairment charges recorded during the periods noted above stemmed from lower home prices which were driven by increased incentives and discounts resulting from weakened demand. The Company may incur impairment on real estate inventories in the future, if the markets in which the Company operates continue to experience the deteriorating market conditions.

On December 24, 2009, the Company consummated the sale of certain real property (comprising approximately 165 acres) in San Bernardino County, California; San Diego County, California; Clark County, Nevada; and Maricopa County, Arizona, for an aggregate sales price of $13.6 million. The approximate book value of these properties on the closing date as reflected on the consolidated balance sheet of the Company and its subsidiaries was approximately $84.2 million. During 2009, the Company entered into these transactions to generate cash flow, to reduce overall debt and to re-invest the cash by purchasing land in certain of its improving markets. The best economic value to the company of these lots was to sell them in their current condition as opposed to holding the lots and eventually building and selling homes. The Company continues to evaluate its options and the marketplace with respect to developing lots.

Note 7—Notes Payable and Senior Notes

Notes payable and Senior Notes consist of the following (in thousands):

	December 31,
	2011	2010
Notes payable:
Construction notes payable	$74,009	$30,541

Senior Notes:
Senior Secured Term Loan due October 20, 2014	206,000	206,000
7 5/8% Senior Notes due December 15, 2012(1)	66,704	66,704
10 3/4% Senior Notes due April 1, 2013(1)	138,912	138,619
7 1/2% Senior Notes due February 15, 2014(1)	77,867	77,867

	489,483	489,190

	$563,492	$519,731

(1)	Classified as Liabilities subject to compromise on the accompanying balance sheet for the year ended December 31, 2011.

During the year ended December 31, 2011, the Company incurred interest related to the above debt of $61.4 million and capitalized $36.9 million, resulting in net interest expense of $24.5 million on the accompanying consolidated statement of operations. During the year ended December 31, 2010, the Company incurred interest related to the above debt of $62.8 million and capitalized $39.1 million, resulting in net interest expense of $23.7 million on the accompanying consolidated statement of operations. During the year ended December 31, 2009, the Company incurred interest related to the above debt of $48.8 million and capitalized $12.9 million, resulting in net interest expense of $35.9 million on the accompanying consolidated statement of operations.

Maturities of the notes payable and Senior Notes are as follows. The maturities in this table are based on the amended terms of the notes in accordance with the Company’s reorganization:

Year Ended December 31,	(in thousands)
2012	$60,695
2013	10,999
2014	2,000
2015	235,800
2016	—

Term Loan (Predecessor)

William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of the Company (“California Lyon”) is a party to a Senior Secured Term Loan Agreement (the “Term Loan Agreement”), dated

October 20, 2009, with ColFin WLH Funding, LLC, as Administrative Agent (“Admin Agent”), ColFin WLH Funding, LLC, as Initial Lender and Lead Arranger (“ColFin”) and the other Lenders who may become assignees of ColFin (collectively, with ColFin, the “Lenders”). As of December 31, 2011, the Term Loan outstanding balance was $206.0 million.

The Term Loan Agreement provides for a first lien secured loan of $206.0 million, secured by substantially all of the assets of California Lyon, the Company (excluding stock in California Lyon) and certain wholly-owned subsidiaries. The Term Loan is guaranteed by the Company.

Under the Term Loan Agreement, California Lyon is restricted from future borrowings, and, if necessary, will be required to repay existing borrowings in order to maintain required loan-to-value ratios such that: (i) the aggregate amount of outstanding loans under the Term Loan Agreement may not exceed 60% of the aggregate value of the properties securing the facility, with valuation based on the lower of appraised value (if any) and discounted net present value of the cash flows, and (ii) the aggregate amount of secured debt may not exceed 60% of the aggregate value of the properties owned by California Lyon and its subsidiaries, with valuation based on the lower of appraised value (if any) and discounted net present value of the cash flows. California Lyon is currently in compliance with the above requirements.

The Term Loan had interest at a rate of 14.0% and was scheduled to mature on October 20, 2014. However, California Lyon has also agreed that, upon any repayment of any portion of the principal amount under the Term Loan (whether or not at maturity), California Lyon will also pay an exit fee equal to the difference (if positive) between (x) the interest that would have been accrued and been then payable on the repaid portion if the interest rate under the Term Loan Agreement were 15.625% and (y) the internal rate of return realized by the Lenders on such repaid portion, taking into account all cash amounts actually received by the Lenders with respect thereto, including the loan fee and interest payments, other than any make whole payments described below. Based on the current outstanding balance of the Term Loan, interest payments are $28.8 million annually.

Upon any prepayment of any portion of the Term Loan prior to its scheduled maturity (other than any prepayment required in connection with a payment of all or any portion of the outstanding principal balance of any of the Indentures), the Term Loan Agreement provides that California Lyon to make a “make whole payment” equal to an amount, if positive, of the present value of all future payments of interest which would become due with respect to such prepaid amount from the date of prepayment thereof through and including the maturity date, discounted at a rate of 14%.

The Term Loan Agreement requires that the Company’s Minimum Tangible Net Worth (as defined therein) not fall below $75.0 million at the end of any two consecutive fiscal quarters. The Term Loan Agreement also contains covenants that limit the ability of California Lyon and the Company to, without prior approval from Lenders, among other things: (i) incur liens; (ii) incur additional indebtedness; (iii) transfer or dispose of assets; (iv) merge, consolidate or alter their line of business; (v) guarantee obligations; (vi) engage in affiliated party transactions; (vii) declare or pay dividends or make other distributions or repurchase stock; (viii) make advances, loans or investments; (ix) repurchase debt (including under the indentures governing the Senior Notes); and (x) engage in change-of-control transactions.

The Term Loan Agreement contains customary events of default, including, without limitation, failure to pay when due amounts in respect of the loan or otherwise under the Term Loan Agreement; failure to comply with certain agreements or covenants contained in the Term Loan Agreement for a period of 10 days (or, in some cases, 30 days) after the administrative agent’s notice of such non-compliance; acceleration of more than $10.0 million of certain other indebtedness; and certain insolvency and bankruptcy events.

Under the Term Loan, the Company is required to comply with a number of covenants, the most restrictive of which require the Company to maintain:

•	A tangible net worth, as defined, of at least $75.0 million;

•

A minimum borrowing base such that the indebtedness under the Term Loan does not exceed 60% of the Borrowing Base, with the “Borrowing Base” being calculated as (1) the discounted cash flows of each project securing the loan (collateral value), plus (2) restricted cash and (3) escrow proceeds receivable, as defined;

•

Total secured indebtedness (including the indebtedness under the Term Loan and under all other Construction Notes payable) less than or equal to the Maximum Permitted Secured Indebtedness under the Term Loan Agreement.

•	Excluded Assets Test

As of December 31, 2010, the Company’s Tangible Net Worth was $13.0 million, after recording non-cash impairment charges of $111.9 million during the year ended December 31, 2010. In order to avoid breaching these covenants and obligations, and thereby causing defaults and cross-defaults, the Company completed a series of transactions to provide for financial covenant relief. The Company obtained Waiver No. 1 on April 20, 2011, from the lender of the Term Loan, which waived the Lender’s rights to enforce their remedies for breach of the tangible net worth covenant until July 19, 2011. On July 18, prior to Waiver No. 1 expiring, the Company then obtained a similar waiver by entering the Waiver No. 2, which terminated September 16, 2011. The Company then obtained a similar waiver, the Waiver No. 3 on September 15, 2011. Such waiver was extended pursuant to the Amendment to Waiver No. 3 on October 7, 2011 and finally terminated on October 27, 2011.

Based on the factors discussed above, the Company was in technical default of the term loan as of December 31, 2011, due to (a) expiration of the tangible net worth covenant waiver on October 27, 2011 and (b) a cross default under the senior notes indentures, as described below. However, in connection with the reorganization, the loan was amended as described below.

Amended Term Loan (Successor) (Unaudited)

The Amended Term Loan will consist of a loan in the initial aggregate principal amount of $235.0 million. The terms of the Amended Term Loan will amend and restate the terms of the Term Loan Agreement to, among other things: (i) extend the maturity of the Term Loan Agreement to January 31, 2015, (ii) reduce the interest rate to 10 1/4% per annum, and (iii) eliminate or modify certain financial covenants, whereas only the Borrowing Base Covenant, described in the section above, remains, with an adjustment to the Borrowing Base rate that brings it to 67.5% in 2012, 65% in 2013 and 60% through maturity.

The obligations of Reorganized California Lyon under the Amended Term Loan will be guaranteed by Reorganized Parent and such other guarantors. The obligations of (a) California Lyon under the Amended Term Loan and (b) Parent and the other guarantors under the related guarantees will be secured by, among other things, a first priority lien on and security interest in substantially all of the properties and assets of California Lyon, Parent and the other guarantors, other than specified “Excluded Assets”. In conjunction with the renegotiated Amended Term Loan, the Company paid the lender and it’s agents a $2.35 million restructuring fee on February 24, 2012, and the Company has agreed to pay an administrative fee in connection with the Amended Term Loan Agreement, in an amount equal to 0.10% per annum of the principal amount of the Amended Term Loan, payable quarterly in advance until Maturity.

Senior Notes (Predecessor)

On December 31, 2011, the Senior Notes had the following principal amounts outstanding (in thousands):

December 31, 2011
7 5/8% Senior Notes due December 15, 2012	$66,704
10 3/4% Senior Notes due April 1, 2013	138,912
7 1/2% Senior Notes due February 15, 2014	77,867

$283,483

7 5/8% Senior Notes

On November 22, 2004, California Lyon issued $150.0 million principal amount of the 7 5/8% Senior Notes. Of the initial $150.0 million, $66.7 million in aggregate principal amount remained outstanding as of December 31, 2011, due to redemptions as described below.

Interest on the 7 5/8% Senior Notes is payable semi-annually on December 15 and June 15 of each year. Based on the current outstanding principal amount of the 7 5/8% Senior Notes, the Company’s semi-annual interest payments were $2.5 million.

10 3/4% Senior Notes

On March 17, 2003, California Lyon issued $250.0 million of the 10 3/4% Senior Notes at a price of 98.493% to the public, resulting in net proceeds to the Company of approximately $246.2 million. The redemption price reflected a discount to yield 11% under the effective interest method, and the notes have been reflected net of the unamortized discount in the consolidated balance sheet. Of the initial $250.0 million, $138.9 million aggregate principal amount remained outstanding as of December 31, 2011, due to redemptions as described below.

Interest on the 10 3/4% Senior Notes is payable on April 1 and October 1 of each year. Based on the current outstanding principal amount of the 10 3/4% Senior Notes, the Company’s semi-annual interest payments are $7.4 million.

10 3/4% Senior Notes Indenture Interest Payment Default

On October 31, 2011, California Lyon did not make the scheduled interest payment on the 10 3/4% Senior Notes within the 30-day grace period specified in the 10 3/4% Senior Notes Indenture, resulting in an event of default under the 10 3/4% Senior Notes Indenture, and a cross-default under the Term Loan Agreement. In the event that Holders of the 10 3/4% Senior Notes exercised their right to accelerate the 10 3/4% Senior Notes, a cross-default under the other Prepetition Indentures would have resulted. Since the Company was in negotiations with certain holders of the Senior Notes to reorganize and restructure the debt of the Company, the 10 3/4% Senior Notes were not accelerated.

7 1/2% Senior Notes

On February 6, 2004, California Lyon issued $150.0 million principal amount of the 7 1/2% Senior Notes, resulting in net proceeds to the Company of approximately $147.6 million. Of the initial $150.0 million, $77.9 million aggregate principal amount remained outstanding as of December 31, 2011, due to redemptions as described below.

Interest on the 7 1/2% Senior Notes is payable on February 15 and August 15 of each year. Based on the current outstanding principal amount of 7 1/2% Senior Notes, the Company’s semi-annual interest payments are $2.9 million.

General Terms of the Senior Notes

The Senior Notes were senior unsecured obligations of California Lyon and were unconditionally guaranteed on a senior unsecured basis by the Company, and by all of the Company’s existing and certain of its future restricted subsidiaries. The Senior Notes and the guarantees rank senior to all of the Company’s and the guarantors’ debt that is expressly subordinated to the Senior Notes and the guarantees, but are effectively subordinated to all of the Company’s and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness.

Upon a change of control as described in the respective indentures governing the Senior Notes (the “Senior Notes Indentures”), California Lyon would have been required to offer to purchase the Senior Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

Under the Senior Notes Indentures, if the Company’s consolidated tangible net worth fell below $75.0 million for any two consecutive fiscal quarters, California Lyon would have been required to make an offer to purchase up to 10% of each class of Senior Notes originally issued at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any. Any such offer to purchase must be made within 65 days after the second quarter ended for which the Company’s tangible net worth is less than $75.0 million. However, California Lyon may reduce the principal amount of the notes to be purchased by the aggregate principal amount of all notes previously redeemed.

The Company had determined and calculated that California Lyon’s redemptions of Senior Notes during the period from 2008 to 2010 would reduce California Lyon’s repurchase obligations, as follows: California Lyon would not be obligated to repurchase any of the 7 5/8% Senior Notes, as a result of California Lyon’s previous redemption of $83.3 million in aggregate principal amount of the 7 5/8% Senior Notes; California Lyon would not be obligated to repurchase any of the 10 3/4% Senior Notes, as a result of California Lyon’s previous redemption of $110.7 million in aggregate principal amount of the 10 3/4% Senior Notes; and California Lyon would not be obligated to repurchase any of the 7 1/2% Senior Notes, until March 13, 2013, at which time the Company would be required to offer to purchase $2.9 million of principal outstanding, as a result of California Lyon’s previous redemption of $72.1 million in aggregate principal amount of the 7 1/2% Senior Notes.

California Lyon is 100% owned by the Company. Each subsidiary guarantor is 100% owned by California Lyon or the Company. All guarantees of the Senior Notes are full and unconditional and all guarantees are joint and several. There are no significant restrictions under the Senior Notes Indentures on the ability of the Company or any guarantor to obtain funds from subsidiaries by dividend or loan.

The Senior Notes Indentures contain covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Company’s restricted subsidiaries (other than California Lyon) to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of the Company’s and California Lyon’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the Senior Notes Indentures.

Restructured Senior Notes (Successor) (Unaudited)

In conjunction with the Plan, as discussed in Note 2, the Company and certain of its subsidiaries consummated the principal transactions contemplated by the Plan, including the issuance of 44,793,255 shares of new Class A Common Stock, $0.01 par value per share, or Class A Common Stock, and $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, in exchange for the outstanding principal due on the outstanding 7 5/8% Senior Notes due 2012, 10 1/4% Senior Notes due 2013 and 7 1/2% Senior Notes due 2014.

12% Senior Subordinated Secured Notes due 2017

The outstanding principal amount of the notes is $75.0 million and mature in February 2017. The Notes are senior subordinated secured obligations of California Lyon and are unconditionally guaranteed on a senior subordinated secured basis by Parent and by certain of Parent’s existing and future restricted subsidiaries. The Notes and the guarantees rank senior to all of California Lyon’s and the guarantors’ debt that is expressly subordinated to the Notes and the guarantees, but are subordinated to all of the Company’s and the guarantors’ indebtedness under the Amended Term Loan Agreement, and effectively subordinated to any future secured indebtedness of California Lyon and the guarantors that is secured on a first-lien basis, to the extent of the value of the assets securing that indebtedness.

Cash interest of 8% on the outstanding principal amount of the Notes, or $6 million per year, is due in semi-annual installments in arrears on June 15 and December 15 of each year. The remaining interest of 4% on the outstanding principal amount of the Notes is payable in kind semi-annually in arrears by increasing the principal amount of the Notes. The Notes are redeemable at the option of California Lyon at any time, in whole or in part, at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest, if any. All guarantees of the Notes are full and unconditional and all guarantees are joint and several. There are no significant restrictions under the indenture governing the Notes, on the ability of the Company or any guarantor to obtain funds from subsidiaries by dividend or loan.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur certain additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Company’s restricted subsidiaries (other than California Lyon) to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of the Company’s and California Lyon’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the Indenture. In addition, there is no prepayment penalty associated with the Notes.

GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS

The following consolidating financial information includes:

(1) Consolidating balance sheets as of December 31, 2011 and 2010; consolidating statements of operations for the years ended December 31, 2011 and 2010; and consolidating statements of cash flows for the years ended December 31, 2011 and 2010, of (a) William Lyon Homes, as the parent, (b) William Lyon Homes, Inc., as the subsidiary issuer, (c) the guarantor subsidiaries, (d) the non-guarantor subsidiaries and (e) William Lyon Homes, Inc. on a consolidated basis; and

(2) Elimination entries necessary to consolidate William Lyon Homes, as the parent, with William Lyon Homes, Inc. and its guarantor and non-guarantor subsidiaries.

William Lyon Homes owns 100% of all of its guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for these subsidiaries as of December 31, 2011.

CONSOLIDATING BALANCE SHEET

(DEBTOR-IN-POSSESSION)

December 31, 2011

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
ASSETS
Cash and cash equivalents	$—	$14,333	$47	$5,681	$—	$20,061
Restricted cash	—	852	—	—	—	852
Receivables	—	9,897	310	3,525	—	13,732
Real estate inventories
Owned	—	278,939	—	119,595	—	398,534
Not owned	—	47,408	—	—	—	47,408
Deferred loan costs	—	8,810	—	—	—	8,810
Other assets	—	6,671	159	724	—	7,554
Investments in subsidiaries	(179,516)	(85,714)	—	—	265,230	—
Intercompany receivables	—	—	203,517	12	(203,529)	—

	$(179,516)	$281,196	$204,033	$129,537	$61,701	$496,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities not subject to compromise:
Accounts payable	$—	$1,436	$—	$—	$—	$1,436
Accrued expenses	—	2,082	—	—	—	2,082
Liabilities from inventories not owned	—	47,408	—	—	—	47,408
Notes payable	—	3,010	—	70,999	—	74,009
Senior Secured Term Loan	—	206,000	—	—	—	206,000
Intercompany payables	—	71,459	—	132,070	(203,529)	—

	—	331,395	—	203,069	(203,529)	330,935
Liabilities subject to compromise:
Accounts payable	—	2,560	38	1,348	—	3,946
Accrued expenses	—	47,051	218	1,188	—	48,457
7 5/8% Senior Notes	—	66,704	—	—	—	66,704
10 3/4% Senior Notes	—	138,912	—	—	—	138,912
7 1/2% Senior Notes	—	77,867	—	—	—	77,867

	—	333,094	256	2,536	—	335,886

Total liabilities	—	664,489	256	205,605	(203,529)	666,821
Equity (deficit)
Stockholders’ equity (deficit)	(179,516)	(383,293)	203,777	(85,714)	265,230	(179,516)
Non-controlling interest	—	—	—	9,646	—	9,646

	$(179,516)	$281,196	$204,033	$129,537	$61,701	$496,951

CONSOLIDATING BALANCE SHEET

December 31, 2010

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
ASSETS
Cash and cash equivalents	$—	$69,499	$131	$1,656	$—	$71,286
Restricted cash	—	641	—	—	—	641
Receivables	—	15,034	316	3,149	—	18,499
Real estate inventories
Owned	—	478,010	—	10,896	—	488,906
Not owned	—	55,270	—	—	—	55,270
Deferred loan costs	—	12,404	—	—	—	12,404
Other assets	—	1,842	156	—	—	1,998
Investments in subsidiaries	13,814	3,286	—	—	(17,100)	—
Intercompany receivables	—	—	203,480	12	(203,492)	—

	$13,814	$635,986	$204,083	$15,713	$(220,592)	$649,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$6,221	$27	$656	$—	$6,904
Accrued expenses	—	41,435	216	71	—	41,722
Liabilities from inventories not owned	—	55,270	—	—	—	55,270
Notes payable	—	30,541	—	—	—	30,541
Senior Secured Term Loan	—	206,000	—	—	—	206,000
7 5/8% Senior Notes	—	66,704	—	—	—	66,704
10 3/4% Senior Notes	—	138,619	—	—	—	138,619
7 1/2% Senior Notes	—	77,867	—	—	—	77,867
Intercompany payables	—	203,355	—	137	(203,492)	—

Total liabilities	—	826,012	243	864	(203,492)	623,627
Equity
Stockholders’ equity (deficit)	13,814	(190,026)	203,840	3,286	(17,100)	13,814
Non-controlling interest	—	—	—	11,563	—	11,563

	$13,814	$635,986	$204,083	$15,713	$(220,592)	$649,004

CONSOLIDATING STATEMENT OF OPERATIONS

(DEBTOR-IN-POSSESSION)

Year Ended December 31, 2011

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Sales	$—	$176,992	$19,954	$10,109	$—	$207,055
Construction services	—	19,768	—	—	—	19,768
Management fees	—	468	—	—	(468)	—

	—	197,228	19,954	10,109	(468)	226,823

Operating costs
Cost of sales	—	(162,148)	(18,225)	(8,818)	468	(188,723)
Impairment loss on real estate assets	—	(70,742)	—	(57,572)	—	(128,314)
Construction services	—	(18,164)	—	—	—	(18,164)
Sales and marketing	—	(14,528)	(1,318)	(1,002)	—	(16,848)
General and administrative	—	(22,070)	(340)	(1)	—	(22,411)
Other	—	(2,979)	—	(1,004)	—	(3,983)

	—	(290,631)	(19,883)	(68,397)	468	(378,443)

Equity in income of unconsolidated joint ventures	—	3,605	—	—	—	3,605
Loss from subsidiaries	(193,330)	(59,588)	—	—	252,918	—

Operating (loss) income	(193,330)	(149,386)	71	(58,288)	252,918	(148,015)
Interest expense, net of amounts capitalized	—	(23,639)	—	(890)	—	(24,529)
Other income (expense), net	—	1,018	(131)	(49)	—	838

Loss before reorganization items	(193,330)	(172,007)	(60)	(59,227)	252,918	(171,706)
Reorganization items	—	(21,182)	—	—	—	(21,182)

Loss before provision for income taxes	(193,330)	(193,189)	(60)	(59,227)	252,918	(192,888)
Provision for income taxes	—	(10)	—	—	—	(10)

Consolidated net (loss) income	(193,330)	(193,199)	(60)	(59,227)	252,918	(192,898)
Less: Net income from noncontrolling interest	—	—	—	(432)	—	(432)

Net (loss) income attributable to William Lyon Homes	$(193,330)	$(193,199)	$(60)	$(59,659)	$252,918	$(193,330)

CONSOLIDATING STATEMENT OF OPERATIONS

Year Ended December 31, 2010

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Sales	$—	$263,864	$16,595	$3,610	$—	$284,069
Construction services	—	10,629	—	—	—	10,629
Management fees	—	165	—	—	(165)	—

	—	274,658	16,595	3,610	(165)	294,698

Operating costs
Cost of sales	—	(228,542)	(16,167)	(1,633)	165	(246,177)
Impairment loss on real estate assets	—	(111,860)	—	—	—	(111,860)
Construction services	—	(7,805)	—	—	—	(7,805)
Sales and marketing	—	(17,953)	(1,208)	(585)	—	(19,746)
General and administrative	—	(24,795)	(313)	(21)	—	(25,129)
Other	—	(2,740)	—	—	—	(2,740)

	—	(393,695)	(17,688)	(2,239)	165	(413,457)

Equity in income of unconsolidated joint ventures	—	916	—	—	—	916

Loss from subsidiaries	(136,786)	(1,053)	12	—	137,827	—

Operating (loss) income	(136,786)	(119,174)	(1,081)	1,371	137,827	(117,843)
Gain on retirement of debt	—	5,572	—	—	—	5,572
Interest expense, net of amounts capitalized	—	(23,653)	—	—	—	(23,653)
Other income (expense), net	—	280	(235)	12	—	57

(Loss) income before benefit from income taxes	(136,786)	(136,975)	(1,316)	1,383	137,827	(135,867)
Benefit from income taxes	—	412	—	—	—	412

Consolidated net (loss) income	(136,786)	(136,563)	(1,316)	1,383	137,827	(135,455)
Less: net income from non-controlling interest	—	—	—	(1,331)	—	(1,331)

Net loss attributable to William Lyon Homes	$(136,786)	$(136,563)	$(1,316)	$52	$137,827	$(136,786)

CONSOLIDATING STATEMENT OF OPERATIONS

Year Ended December 31, 2009

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Sales	$—	$229,854	$39,619	$5,621	$—	$275,094
Construction services	—	34,149	—	—	—	34,149
Management fees	—	1,127	—	—	(1,127)	—

	—	265,130	39,619	5,621	(1,127)	309,243

Operating costs
Cost of sales	—	(308,639)	(38,142)	(5,472)	1,127	(351,126)
Impairment loss on real estate assets	—	(45,269)	—	—	—	(45,269)
Construction services	—	(28,486)	—	—	—	(28,486)
Sales and marketing	—	(14,820)	(2,308)	(508)	—	(17,636)
General and administrative	—	(20,733)	(276)	(18)	—	(21,027)
Other	—	(6,496)	(84)	—	—	(6,580)

	—	(424,443)	(40,810)	(5,998)	1,127	(470,124)

Equity in loss of unconsolidated joint ventures	—	(420)	—	—	—	(420)

Loss from subsidiaries	(20,525)	(4,780)	(411)	—	25,716	—

Operating loss	(20,525)	(164,513)	(1,602)	(377)	25,716	(161,301)
Gain on retirement of debt	—	78,144	—	—	—	78,144
Interest expense, net of amounts capitalized	—	(35,902)	—	—	—	(35,902)
Other income (expense), net	—	1,159	(4,990)	29	—	(3,802)

Loss before benefit from income taxes	(20,525)	(121,112)	(6,592)	(348)	25,716	(122,861)
Benefit from income taxes	—	101,908	—	—	—	101,908

Consolidated net loss	(20,525)	(19,204)	(6,592)	(348)	25,716	(20,953)
Less: net loss from non-controlling interest	—	—	—	428	—	428

Net loss attributable to William Lyon Homes	$(20,525)	$(19,204)	$(6,592)	$80	$25,716	$(20,525)

CONSOLIDATING STATEMENT OF CASH FLOWS

(DEBTOR-IN-POSSESSION)

Year Ended December 31, 2011

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net (loss) income	$(193,330)	$(193,199)	$(60)	$(59,227)	$252,918	$(192,898)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	—	3,827	48	—	—	3,875
Impairment loss on real estate assets	—	70,742	—	57,572	—	128,314
Equity in loss (income) of unconsolidated joint ventures	—	(3,605)	—	—	—	(3,605)
Loss on disposition of fixed asset	—	—	83	—	—	83
Equity in loss of subsidiaries	193,330	59,588	—	—	(252,918)	—
Provision for income taxes	—	10	—	—	—	10
Net changes in operating assets and liabilities:
Restricted cash	—	(211)	—	—	—	(211)
Receivables	—	5,137	6	(376)	—	4,767
Real estate inventories — owned	—	184,422	—	(166,271)	—	18,151
Other assets	—	(4,417)	(3)	(2)	—	(4,422)
Accounts payable	—	(2,225)	11	692	—	(1,522)
Accrued expenses	—	7,688	2	1,117	—	8,807

Net cash (used in) provided by operating activities	—	127,757	87	(166,495)	—	(38,651)

Investing activities
Investment in and advances to unconsolidated joint ventures	—	1,435	—	—	—	1,435
Purchases of property and equipment	—	725	(131)	(722)	—	(128)
Investments in subsidiaries	—	29,412	—	—	(29,412)	—

Net cash provided by (used in) investing activities	—	31,572	(131)	(722)	(29,412)	1,307

Financing activities
Principal payments on notes payable, net	—	(82,531)	—	70,999	—	(11,532)
Noncontrolling interest distributions, net	—	—	—	(2,349)	—	(2,349)
Proceeds from restructuring, net	—	—	—	—	—	—
Proceeds from preferred stock	—	—	—	—	—	—
Advances to affiliates	—	—	(3)	(29,341)	29,344	—
Intercompany receivables/payables	—	(131,964)	(37)	131,933	68	—

Net cash (used in) provided by financing activities	—	(214,495)	(40)	171,242	29,412	(13,881)

Net decrease in cash and cash equivalents	—	(55,166)	(84)	4,025	—	(51,225)
Cash and cash equivalents at beginning of period	—	69,499	131	1,656	—	71,286

Cash and cash equivalents at end of period	$—	$14,333	$47	$5,681	$—	$20,061

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 2010

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net (loss) income	$(136,786)	$(136,563)	$(1,316)	$1,383	$137,827	$(135,455)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	—	3,626	92	—	—	3,718
Impairment loss on real estate assets	—	111,860	—	—	—	111,860
Equity in income of unconsolidated joint ventures	—	(916)	—	—	—	(916)
Equity in loss of subsidiaries	136,786	1,053	(12)	—	(137,827)	—
Gain on retirement of debt	—	(5,572)	—	—	—	(5,572)
Loss on sale of fixed asset	—	—	122	—	—	122
Benefit from income taxes	—	(412)	—	—	—	(412)
Net changes in operating assets and liabilities:
Restricted cash	—	3,711	—	—	—	3,711
Receivables	—	(2,435)	4	226	—	(2,205)
Income tax refund receivable	—	107,401	—	—	—	107,401
Real estate inventories-owned	—	(63,655)	—	(2,662)	—	(66,317)
Other assets	—	15,837	61	—	—	15,898
Accounts payable	—	(2,693)	(15)	(1,434)	—	(4,142)
Accrued expenses	—	(3,379)	(181)	(12)	—	(3,572)

Net cash provided by (used in) operating activities	—	27,863	(1,245)	(2,499)	—	24,119

Investing activities
Net change in investments in and advances to unconsolidated joint ventures	—	3,989	—	—	—	3,989
Purchases of property and equipment	—	101	(165)	—	—	(64)
Investment in subsidiaries	—	(361)	12	—	349	—

Net cash provided by (used in) investing activities	—	3,729	(153)	—	349	3,925

Financing activities
Proceeds from borrowings on notes payable	—	7,087	—	—	—	7,087
Principal payments on notes payable	—	(52,797)	—	—	—	(52,797)
Net cash paid for repurchase of senior notes	—	(31,268)	—	—	—	(31,268)
Noncontrolling interest contributions, net	—	—	—	2,633	—	2,633
Intercompany receivables/payables	—	(362)	1,437	37	(1,112)	—
Advances to affiliates	—	—	(19)	(744)	763	—

Net cash (used in) provided by financing activities	—	(77,340)	1,418	1,926	(349)	(74,345)

Net (decrease) increase in cash and cash equivalents	—	(45,748)	20	(573)	—	(46,301)
Cash and cash equivalents at beginning of year	—	115,247	111	2,229	—	117,587

Cash and cash equivalents at end of year	$—	$69,499	$131	$1,656	$—	$71,286

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 2009

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net loss	$(20,525)	$(19,204)	$(6,592)	$(348)	$25,716	$(20,953)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	—	2,266	947	—	—	3,213
Impairment loss on real estate assets	—	45,269	—	—	—	45,269
Equity in loss of unconsolidated joint ventures	—	420	—	—	—	420
Equity in loss of subsidiaries	20,525	4,780	411	—	(25,716)	—
Gain on retirement of debt	—	(78,144)	—	—	—	(78,144)
Loss on sale of fixed asset	—	—	3,009	—	—	3,009
Benefit from income taxes	—	(101,908)	—	—	—	(101,908)
Net changes in operating assets and liabilities:
Restricted cash	—	727	—	—	—	727
Receivables	—	482	13,483	5,914	—	19,879
Income tax refund receivable	—	41,615	—	—	—	41,615
Real estate inventories-owned	—	121,941	—	8,495	—	130,436
Other assets	—	(8,680)	1,022	—	—	(7,658)
Accounts payable	—	(164)	(252)	(4,869)	—	(5,285)
Accrued expenses	—	(16,811)	(863)	(19)	—	(17,693)

Net cash (used in) provided by operating activities	—	(7,411)	11,165	9,173	—	12,927

Investing activities
Net change in investments in and advances to unconsolidated joint ventures	—	646	—	—	—	646
Net proceeds from sale of fixed asset	—	—	2,063	—	—	2,063
Purchases of property and equipment	—	94	(117)	—	—	(23)
Investment in subsidiaries	—	(1,081)	(411)	—	1,492	—

Net cash (used in) provided by investing activities	—	(341)	1,535	—	1,492	2,686

Financing activities
Proceeds from borrowings on notes payable	—	102,115	11,352	—	—	113,467
Principal payments on notes payable	—	(170,097)	(17,621)	—	—	(187,718)
Net cash paid for repurchase of senior notes	—	(76,991)	—	—	—	(76,991)
Proceeds from senior secured term loan	—	193,904	—	—	—	193,904
Noncontrolling interest contributions, net	—	—	—	(7,705)	—	(7,705)
Intercompany receivables/payables	—	14,783	(9,116)	(294)	(5,373)	—
Advances to affiliates	—	—	(102)	(3,779)	3,881	—

Net cash provided by (used in) financing activities	—	63,714	(15,487)	(11,778)	(1,492)	34,957

Net increase (decrease) in cash and cash equivalents	—	55,962	(2,787)	(2,605)	—	50,570
Cash and cash equivalents at beginning of year	—	59,285	2,898	4,834	—	67,017

Cash and cash equivalents at end of year	$—	$115,247	$111	$2,229	$—	$117,587

DIP Credit Agreement

Effective as of December 19, 2011, California Lyon entered into that certain Debtor-In-Possession (DIP) Credit Agreement which provided the Company with a debtor-in-possession facility during the Chapter 11 cases. The DIP loan was for a maximum of $30.0 million, and had a stated interest rate of 10.25%. As of December 31, 2011, there were no outstanding amounts under the DIP agreement. In January 2012, the Company borrowed $5.0 million under the facility, which was repaid in full upon confirmation of the Plan.

Construction Notes Payable

As of December 31, 2011, the Company had three construction notes payable with outstanding principal totaling $71.0 million. The first note matured July 1, 2011 and bears interest at rates based on either LIBOR or prime with an interest rate floor of 6.5%. The outstanding principal balance of the note was $9.0 million as of December 31, 2011. Interest is calculated on the average daily balance and is paid following the end of each month. While the Company was previously required to maintain minimum tangible net worth of $90.0 million under this note, the Company and the lender have amended the note to eliminate the tangible net worth covenant in exchange for a principal payment of $2.0 million, which was made in April 2011. During the second quarter, the Company negotiated with the lender to extend the maturity of the loan to July 2012 in exchange for a principal payment of $2.0 million, which was paid on July 1, 2011. Additionally, the Company made a principal payment of $0.9 Million in September 2011, which decreased the interest rate floor to 6.0%. During the fourth quarter, the Company negotiated with the lender to extend the maturity of the loan to July 2013 and to decrease the interest rate floor to 5.5%.

The second construction note had a remaining balance at December 31, 2011 of $7.0 million, which will mature in May 2015. The loan bears interest payable monthly at a fixed rate of 12.5%, with quarterly principal payments of $500,000. The interest rate decreases to 10.0% when the principal balance is reduced to $7.5 million.

In October 2011, the Company secured an acquisition note payable in conjunction with the acquisition of a parcel of land in Northern California. The acquisition price of the land was $56.0 million, and the loan was for $55.0 million. The note was scheduled to mature in October 2012, and carried an interest rate of 1.5% per month, which was paid monthly on the loan. In May 2012, the Company sold the parcel of land and repaid the note in full.

Seller Financing

At December 31, 2011, the Company had $3.0 million of notes payable outstanding related to a land acquisition for which seller financing was provided, which is included in notes payable in the accompanying consolidated balance sheet. The seller financing note is due at various dates through 2012 and bears interest at 7.0%. Interest is calculated on the principal balance outstanding and is accrued and paid to the seller at the time each residential unit is closed. In addition, the Company makes an annual interest payment on the outstanding principal balance related to any remaining residential units.

Prime Interest Rates

The prime interest rates at December 31, 2011, 2010 and 2009 were 3.25%, 3.25% and 3.25%, respectively. The weighted-average prime interest rates for each of the three years ended December 31, 2011, 2010 and 2009 were 3.25%, 3.25% and 3.25%, respectively.

Note 8—Fair Value of Financial Instruments

In accordance with FASB ASC Topic 820 Fair Value Measurements and Disclosure, the Company is required to disclose the estimated fair value of financial instruments. As of December 31, 2011, the Company used the following assumptions to estimate the fair value of each type of financial instrument for which it is practicable to estimate:

•	Cash and Cash Equivalents—The carrying amount is a reasonable estimate of fair value. The Company’s cash balances primarily consist of short-term liquid investments and demand deposits.

•

Construction Notes Payable—For certain notes, the carrying amount is a reasonable estimate of fair value because the maturities occur within one year. Certain other notes were discounted at an interest rate that is commensurate with market rates of similar secured real estate financing.

•	Seller Financing—The carrying amount is a reasonable estimate of fair value because the note has a short term maturity. The note was repaid in full in March 2012.

•	Senior Secured Term Loan—The fair value of the term loan is based on the balance of the Amended Term Loan pursuant to the Plan.

•	Senior Notes Payable—The Senior Notes are traded over the counter and their fair values were based upon quotes from industry sources, as of December 31, 2011.

The estimated fair values of financial instruments are as follows (in thousands):

	December 31, 2011		December 31, 2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$20,061	$20,061	$71,286	$71,286
Financial liabilities:
Construction notes payable	$70,999	$70,999	$22,899	$22,899
Seller financing	$3,010	$3,010	$7,642	$7,642
Senior Secured Term Loan due 2014	$206,000	$235,000	$206,000	$230,800
7 5/8% Senior Notes due 2012	$66,704	$20,469	$66,704	$56,785
10 3/4% Senior Notes due 2013	$138,912	$40,614	$138,619	$119,933
7 1/2% Senior Notes due 2014	$77,867	$21,742	$77,867	$56,049

Effective January 1, 2008, the Company implemented the requirements of FASB ASC Topic 820 for the Company’s financial assets and liabilities. FASB ASC Topic 820 establishes a framework for measuring fair value, expands disclosures regarding fair value measurements and defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820 requires the Company to maximize the use of observable market inputs, minimize the use of unobservable market inputs and disclose in the form of an outlined hierarchy the details of such fair value measurements. FASB ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to a fair value measurement are considered to be observable or unobservable in a marketplace. The three levels of the hierarchy are as follows:

•	Level 1—quoted prices for identical assets or liabilities in active markets;

•

Level 2—quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3—valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Non-financial Instruments

The Company adopted FASB ASC Topic 820 in 2008, however, disclosure of certain non-financial portions of the statement were deferred until the 2009 reporting period. These non-financial homebuilding assets are those assets for which the Company recorded valuation adjustments during 2011 on a nonrecurring basis. See Note 6, “Real Estate Inventories” for further discussion of the valuation of real estate inventories.

The following table summarizes the fair-value measurements of its non-financial assets for the year ended December 31, 2011:

	Fair Value Hierarchy	Fair Value at Measurement Date(1)	Impairment Charges for the Year Ended December 31, 2011(1)
	(in thousands)
Land under development and homes completed and under construction(2)	Level 3	$94,751	$34,835
Inventory held for future development(3)	Level 3	$74,146	$93,479

(1)	Amounts represent the aggregate fair values for communities where the Company recognized noncash inventory impairment charges during the year ended December 31, 2011.
(2)	In accordance with FASB ASC 360-10-35, inventory under this caption with a carrying value of $129.6 million was written down to its fair value of $94.8 million, resulting in total impairments of $34.8 million for the year ended December 31, 2011.
(3)	In accordance with FASB ASC 360-10-35, inventory under this caption with a carrying value of $167.6 million was written down to its fair value of $74.1 million, resulting in total impairments of $93.5 million for the year ended December 31, 2011.

The following table summarizes the fair-value measurements of its non-financial assets for the year ended December 31, 2010:

	Fair Value Hierarchy	Fair Value at Measurement Date(1)	Impairment Charges for the Year Ended December 31, 2010(1)
	(in thousands)
Land under development and homes completed and under construction(2)	Level 3	$122,270	$80,197
Inventory held for future development (3)	Level 3	$48,445	$31,663

(1)	Amounts represent the aggregate fair values for communities where the Company recognized noncash inventory impairment charges during the year ended December 31, 2010.
(2)	In accordance with FASB ASC 360-10-35, inventory under this caption with a carrying value of $202.5 million was written down to its fair value of $122.3 million, resulting in total impairments of $80.2 million for the year ended December 31, 2010.
(3)	In accordance with FASB ASC 360-10-35, inventory under this caption with a carrying value of $80.1 million was written down to its fair value of $48.4 million, resulting in total impairments of $31.7 million for the year ended December 31, 2010.

Fair values determined to be Level 3 include the use of internal assumptions, estimates and financial forecasts. Valuations of these items are therefore sensitive to the assumptions used. Fair values represent the Company’s best estimates as of the measurement date, based on conditions existing and information available at the date of issuance of the consolidated financial statements. Subsequent changes in conditions or information available may change assumptions and estimates, as outlined in more detail within “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Fair values determined using Level 3 inputs, were primarily based on the estimated future cash flows discounted for inherent risk associated with each asset. These discounted cash flows are impacted by: the risk-free rate of return; expected risk premium based on estimated land development; construction and delivery timelines; market risk from potential future price erosion; cost uncertainty due to development or construction cost increases; and other risks specific to the asset or conditions in the market in which the asset is located at the time the assessment is made.

In addition, for the year ended December 31, 2011, the Company engaged a third-party valuation advisor to assess values of market comparables on land held for future development. These factors are specific to each community and may vary among communities.

Note 9—Stockholders’ Equity

The Company’s equity consisted solely of 1,000 shares of common stock outstanding as of December 31, 2011. On May 18, 2006, General William Lyon purchased all of the outstanding shares of the common stock of the Company not already owned by him for $109.00 net per share in cash.

Upon confirmation of the Plan as described in Note 2, the Company issued the following shares, and cancelled the 1,000 shares outstanding prior to the confirmation:

•	44,793,255 shares of Class A Common Stock

•	31,464,548 shares of Class B Common Stock

•	16,110,366 shares of Class C Common Stock

•	64,831,831 shares of Convertible Preferred Stock

Incentive Compensation Plans

In 2009, the Compensation Committee did not establish a bonus plan at the beginning of the year, due to the state of the economy and the industry. Management believed it was in the best interests of the Company to wait until the end of 2009 to determine bonus awards based on the Company’s operating results and cash position, as well as individual employee performance. The Compensation Committee approved bonuses to employees and named executive officers on a subjective basis based on the recommendations of the CEO and COO.

In 2010, the Compensation Committee established a bonus plan at the recommendation of the CEO and COO to improve the likelihood of employee retention. The plan established a maximum bonus for the CEO and COO equal to the greater of 50% of salary or 3% of pre-tax, pre-bonus income, with a target bonus of 0% of salary. The plan established a maximum bonus for the EVP equal to 300% of salary, with a target bonus of 100% of salary, and for the VP—CFO, a maximum bonus equal to 250% of salary, with a target bonus of 85% of salary, and for the regional and divisional presidents a maximum bonus equal to 300% of salary, with a target bonus of 150% of salary. The intent of this plan was to allow annual adjustment of the target bonus within the parameters established by the plan based on the expected performance of the Company, changes in the homebuilding market and trends in industry compensation.

Also in 2010, the Compensation Committee approved a project completion bonus program, as discussed below, which replaced the Company’s policy of awarding bonuses based on divisional or Company-wide pre-tax, pre-bonus income, and awards bonuses based on the net profit of a project, from inception to the close out of the final unit. The CEO and COO are the only executive officers whose bonus is directly tied to the performance of the Company.

Project Completion Bonus Plan

Effective May 4, 2010, the Company adopted its Project Completion Bonus Plan (the “Plan”). Under the Plan, with respect to any project, subject to the terms of the Plan and subject to the participant remaining in continuous service with the Company throughout the applicable project, a participant will be entitled to receive a bonus (in addition to any other bonus which such participant may receive) equal to the applicable percentage of the net profits (as defined in the Plan) from the applicable project, generally as follows:

PARTICIPANT	APPLICABLE PERCENTAGE	APPLICABLE PROJECTS
Executive Vice President	0.875%	All Projects
Chief Financial Officer	0.5%	All Projects
Senior Vice President of Finance	0.5%	All Projects
Division/Region President	1.25%	Projects in President’s division
Division/Region President	0.25%	Projects in all other divisions
Senior Vice President of Operations	0.75%	Projects in Senior Vice President’s division
Senior Vice President of Operations	0.125%	Projects in all other divisions

The purpose of the Plan is to align the interests of key executives with the interests of the Company’s shareholders. The Company believes this can be accomplished by encouraging key executives of the Company to remain in the service of the Company while working diligently to complete the Company’s projects through the sale, to unrelated parties in the ordinary course of business, of all of the parcels of real property in such projects. Accordingly, under this Plan, each participant who remains in the service of the Company through the completion of certain projects, and who meets the requirements for payment, will receive a bonus measured by the net profits of the projects.

Provided that a participant remains in the continuous service of the Company from the date of the commencement of an applicable project through the date of the completion of the applicable project and thereafter until the date of payment, the participant shall receive a bonus equal to the applicable percentage of the net profits from the project. If the participant is not in continuous service from the commencement of the applicable project through the date of the completion of the applicable project, and until the date on which the bonus with respect to such applicable project is paid, the participant’s entitlement to receive the bonus shall be forfeited.

Note 10—Income Taxes

Income taxes are accounted for under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which are now codified as FASB ASC Topic 740, Income Taxes. Income taxes are accounted for using an asset and liability approach. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. A valuation allowance is provided to reduce net deferred tax assets to an amount that is more likely than not to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be considered “more-likely-than-not” to be sustained upon examination by taxing authorities. The Company has taken positions in certain taxing jurisdictions for which it is more likely than not that previously unrecognized tax benefits will be recognized. In addition, the Company has elected to recognize interest and penalties related to uncertain tax positions in the income tax provision.

Since inception, the Company has operated solely within the United States.

On December 19, 2011, the Parent and certain of its subsidiaries filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware. On February 25, 2012, the group of companies emerged from the Chapter 11 bankruptcy proceedings.

The following summarizes the benefit (provision) for income taxes (in thousands):

	Year Ended December 31,
	2011	2010	2009
Current
Interest on uncertain tax positions	$—	$75	$108
Federal	—	347	101,810
State	(10)	(10)	(10)

	$(10)	$412	$101,908

Income taxes differ from the amounts computed by applying the applicable federal statutory rates due to the following (in thousands):

	Year Ended December 31,
	2011	2010	2009
Benefit for federal income taxes at the statutory rate	$67,662	$48,019	$42,852
Provision for state income taxes, net of federal income tax benefits	(6)	(6)	(6)
Valuation allowance	(66,265)	(47,949)	60,015
Nondeductible items-reorganization costs	(1,379)	—	—
Nondeductible items-other	(22)	—	—
Other	—	348	(953)

	$(10)	$412	$101,908

Temporary differences giving rise to deferred income taxes consist of the following (in thousands):

	December 31,
	2011	2010
Deferred tax assets
Reserves deducted for financial reporting purposes not allowable for tax purpose	$102,216	$52,539
Compensation deductible for tax purposes when paid	970	586
State income tax provisions deductible when paid for federal tax purposes	3	3
Effect of book/tax differences for joint ventures	1,563	2,046
Effect of book/tax differences for capped interest/G&A	891	—
Other	318	320
AMT credit carryover	2,698	2,698
Net operating loss	99,586	76,374
Valuation allowance	(202,322)	(125,773)

	5,923	8,793
Deferred tax liabilities
Effect of book/tax differences for joint ventures	(5,923)	(6,027)
Effect of book/tax differences for capped interest/G&A	—	(2,766)

	(5,923)	(8,793)

	$—	$—

At December 31, 2011, the Company had gross federal and state net operating loss carryforwards totaling approximately $177.3 million and $440.4 million, respectively. Federal net operating loss carryforwards begin to expire in 2028 and state net operating loss carryforwards begin to expire in 2013. In addition, as of December 31, 2010, the Company had unused built-in losses of $7.9 million which expired in 2011.

In connection with the Company’s emergence from the Chapter 11 bankruptcy proceedings, the Company experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code, or the IRC, as of February 25, 2012. Section 382 of the IRC contains rules that limit the ability of a company that undergoes an “ownership change” to utilize its net operating loss carryforwards and certain built-in losses or deductions recognized during the five-year period after the ownership change. The Company is able to retain a portion of its U.S. federal and state net operating loss and tax credit carryforwards, or the Tax Attributes, in connection with the ownership change. However the IRC, Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its Tax Attributes against future U.S. taxable income in the event of a change in ownership. In the Company’s situation, the limitation under the IRC will generally be based on the value of the equity (for purposes of the applicable tax rules) on or immediately following the time of emergence. As a result, the Company’s future U.S. taxable income may not be fully offset by the Tax Attributes if such income exceeds the Company’s annual limitation, and the Company may incur a tax liability with respect to such income. In addition, subsequent changes in ownership for purposes of the IRC could further diminish the Company’s ability to utilize Tax Attributes.

In assessing the benefits of the deferred tax assets, management considers whether it is “more likely than not” that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers taxable income in carry back years, the scheduled reversal of deferred tax liabilities, tax planning strategies and projected future taxable income in making this assessment. As of December 31, 2011, due to uncertainties surrounding the realization of the cumulative federal and state deferred tax assets, the Company has a full valuation allowance against the deferred tax assets. The valuation allowances for the years ending December 31, 2011, 2010 and 2009 were $202.3 million, $125.8 million and $71.2 million, respectively.

On November 6, 2009, an expanded carry back election was signed into law as part of the Worker, Homeownership, and Business Assistance Act of 2009. As a result of this legislation, the Company elected to carry back for five years the taxable losses generated in 2009. As of December 31, 2009, the Company recorded an income tax refund receivable and the related income tax benefit of $101.8 million. The Company received the tax refund during the first quarter of 2010.

As of December 31, 2010, the Company received an additional refund related to the 2009 loss carry back of $347,000 and recorded the related income tax benefit as of December 31, 2010.

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”) which is now codified as FASB ASC Topic 740, Income Taxes. FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be considered “more-likely-than-not” to be sustained upon examination by taxing authorities. The Company has taken positions in certain taxing jurisdictions for which it is more likely than not that previously unrecognized tax benefits will be recognized. The Company records interest and penalties related to uncertain tax positions as a component of the provision for income taxes. At January 1, 2008, and for the years ended December 31, 2008 through December 31, 2011, the Company has no unrecognized tax benefits.

In compliance with the Company’s election to recognize interest income (expense) and penalties related to uncertain tax positions in the income tax provision, $75,000 and $108,000 of interest income related to the income tax refund receivable, recorded under the provisions of FASB ASC 740, is included in the benefit from income taxes for the twelve months ended December 31, 2010 and December 31, 2009, respectively.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is subject to U.S. federal income tax examination for calendar tax years ending 2008 through 2011. The Company is subject to various state income tax examinations for calendar tax years ending 2007 through 2011.

Note 11—Related Party Transactions

On December 27, 2007, the Company sold certain land in San Diego County, California for $12.0 million in cash to a limited liability company owned indirectly by Frank T. Suryan, Jr. as Trustee for the Suryan Family Trust. Mr. Suryan is Chairman and Chief Executive Officer of Lyon Capital Ventures, a company wholly owned by Frank T. Suryan, Jr., General William Lyon, Chairman and Chief Executive Officer of the Company, and a trust whose sole beneficiary is William H. Lyon, President and Chief Operating Officer of the Company. The Company received a report from a third-party valuation and financial advisory services firm as to the reasonableness of the sales price in the transaction. Further, the transaction was unanimously approved by all independent members of the Board of Directors. Prior to the sale, the net book value of this land (as reflected on the Company’s financial statements) was approximately $18.7 million resulting in a loss on the transaction of $6.7 million. In October 2008, in a separately negotiated transaction from the sale of the land to the Company owned indirectly by the Suryan Family Trust (the “Owner”), the Company was contracted by and for the Owner to build apartment units for a contract price of $13.5 million, which includes the Company’s contractor fee of $0.5 million. As described in Note 1—Construction Services, the company accounts for this transaction based on the percentage of completion method, and recorded construction services revenue of $12.6 million and construction services costs of $11.6 million during the year ended December 31, 2009.

For the years ended December 31, 2011, 2010 and 2009, the Company incurred reimbursable on-site labor costs of $318,000, $217,000 and $197,000, respectively, for providing customer service to real estate projects developed by entities controlled by General William Lyon and William H. Lyon, of which $24,000 and $38,000 was due to the Company at December 31, 2011 and 2010, respectively. The Company earned fees of $130,000, $24,000 and $36,000, respectively, for tax and accounting services performed for entities controlled by General William Lyon and William H. Lyon during the years ended December 31, 2011, 2010 and 2009.

The Company earned fees of $362,000, $426,000 and $123,000 during the years ended December 31, 2011, 2010 and 2009, respectively, related to a Human Resources and Payroll Services contract between the Company and an entity controlled by General William Lyon and William H. Lyon. Effective April 1, 2011, the Company and this entity amended the Human Resources and Payroll Services contract to provide that the affiliate will now pay to the Company a base monthly fee of $21,335 and a variable monthly fee equal to $23 multiplied by the number of active employees employed by such entity (which will initially result in a variable monthly fee of approximately $8,000). The amended contract also provides that the Company will be reimbursed by such affiliate for a pro rata share of any bonuses paid to the Company’s Human Resources staff (other than any bonus paid to the Vice President of Human Resources). The Company believes that the compensation being paid to it for the services provided to the affiliate is at a market rate of compensation, and that as a result of the fees that are paid to the Company under this contract, the overall cost to the Company of its Human Resources department will be reduced.

In each of the three years ended December 31, 2011, 2010 and 2009, the Company incurred charges of $0.8 million related to rent on the Company’s corporate office, from a trust of which William H. Lyon is the sole beneficiary.

Effective September 1, 2004, the Company entered into an aircraft consulting and management agreement with an affiliate (the “Affiliate”) of General William Lyon to operate and manage the Company’s aircraft. The terms of the agreement provide that the Affiliate shall consult and render its advice and management services to the Company with respect to all functions necessary to the operation, maintenance and administration of the aircraft. The Company’s business plan for the aircraft includes (i) use by Company executives for traveling on Company business to the Company’s divisional offices and other destinations, (ii) charter service to outside third parties and (iii) charter service to General William Lyon personally. Charter services for outside third parties are contracted for at market rates. As compensation to the Affiliate for its management and consulting services under the agreement, the Company pays the Affiliate a fee equal to (i) the amount equal to 107% of compensation paid by the Affiliate for the pilots supplied pursuant to the agreement, (ii) $50 per operating hour for the aircraft and (iii) $9,000 per month for hangar rent. In addition, all maintenance work, inspections and repairs performed by the Affiliate on the aircraft are charged to the Company at the Affiliate’s published rates for maintenance, inspection and repairs in effect at the time such work is completed. The total expenses incurred by the Company and paid to the Affiliate under the agreement amounted to $0.8 million during the year ended December 31, 2009.

Effective July 1, 2006, General William Lyon entered into a time sharing agreement (“the Agreement”) with the Company pertaining to his personal use of the aircraft. The agreement calls for General William Lyon to reimburse the company for all costs incurred by the Company during his personal flights plus a surcharge on fuel consumption of two times the cost. Pursuant to the Agreement, the Company earned revenue of $53,000 for charter services provided to General William Lyon personally, for the year ended December 31, 2009.

On September 3, 2009, Presley CMR, Inc., a California corporation (“Presley CMR”) and wholly owned subsidiary of California Lyon, entered into an Aircraft Purchase and Sale Agreement (“PSA”) with an affiliate of General William Lyon to sell the aircraft described above. The PSA provides for an aggregate sales price for the Aircraft of $8.3 million (which value was the appraised fair market value of the Aircraft), which consists of: (i) cash in the amount of $2.1 million which was paid at closing and (ii) a promissory note from the affiliate in the amount of $6.2 million, which is included in receivables in the accompanying consolidated balance sheet. The closing of this sale occurred on September 9, 2009. The Company recorded a loss on the sale of the Aircraft totaling $3.0 million, which is included in other loss in the accompanying statement of operations for the year ended December 31, 2009.

Note 12—Commitments and Contingencies

The Company’s commitments and contingent liabilities include the usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

The Company is a defendant in various lawsuits related to its normal business activities. In the opinion of management, disposition of the various lawsuits will have no material effect on the consolidated financial statements of the Company.

In some jurisdictions in which the Company develops and constructs property, assessment district bonds are issued by municipalities to finance major infrastructure improvements. As a land owner benefited by these improvements, the Company is responsible for the assessments on its land. When properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments. Assessment district bonds issued after May 21, 1992 are accounted for under the provisions of FASB ASC Topic 970-470, Real Estate—Debt, and recorded as liabilities in the Company’s consolidated balance sheet, if the amounts are fixed and determinable.

The Company also had outstanding performance and surety bonds of $57.5 million at December 31, 2011 related principally to its obligations for site improvements at various projects. The Company does not believe that draws upon these bonds, if any, will have a material effect on the Company’s financial position, results of operations or cash flows. The surety bonds are collateralized with certificates of deposit, which are recorded as restricted cash on the accompanying balance sheet.

The Company has provided unsecured environmental indemnities to certain lenders, joint venture partners and land sellers. In each case, the Company has performed due diligence on the potential environmental risks including obtaining an independent environmental review from outside environmental consultants. These indemnities obligate the Company to reimburse the guaranteed parties for damages related to environmental matters. There is no term or damage limitation on these indemnities; however, if an environmental matter arises, the Company could have recourse against other previous owners.

See Note 7, “Notes Payable and Senior Notes” for additional information relating to the Company’s guarantee arrangements.

Note 13—Subsequent Events (Unaudited)

As described in Note 2, the Company emerged from bankruptcy on February 24, 2012. The impact of the bankruptcy is outlined in that Note, which addresses, among other things, new equity, restricted debt, accounting policy for the reorganization period and the impact of the bankruptcy on the December 31, 2011 financial statements and the application of Fresh Start Accounting after year end. Additional information related to the Senior Secured Term Loan and the Senior Notes is outlined in Note 7.

Subsequent to year end modifications to other debt instruments were as follows:

Notes Payable

Construction Notes Payable

At December 31, 2011, the Company had two construction notes payable totaling $16.0 million. One of the notes totaling $9.0 million matured in January 2012, with interest at rates based on either LIBOR or prime with an interest rate floor of 6.5%. However, in conjunction with the Plan, the construction note payable was renegotiated to mature January 2013 with an option to extend for one year to December 2013. Interest on the note is paid monthly at a rate based on LIBOR or prime, with a floor of 5.5%, and the principal is repaid ratably in quarterly installments, beginning March 31, 2012 and continuing through maturity. As of March 31, 2012, the outstanding principal balance was $7.9 million.

The other construction note had a remaining balance at December 31, 2011 of $7.0 million, and was not renegotiated in conjunction with the Plan. The note will mature in May 2015. The loan pays interest monthly at a fixed rate of 10.0%, with quarterly principal payments of $500,000. During 2011, the Company paid $2.0 million in principal towards this loan. As part of the Company’s adoption of ASC 852, the loan was valued at $6.3 million as of February 24, 2012, the date of the confirmation of the Plan. As of March 31, 2012, the outstanding principal balance was $6.3 million.

Land Acquisition Note Payable

In October 2011, the Company secured an acquisition note payable in conjunction with the acquisition of a parcel of land in Northern California. The acquisition price of the land was $56.0 million, and the loan was for $55.0 million. The note was scheduled to mature in October 2012, and carried an interest rate of 1.5% per month, which was paid monthly on the loan. As part of the Company’s adoption of ASC 852, Reorganizations, the loan was valued at $56.3 million as of February 24, 2012, the confirmation date of the plan. In May 2012, the Company sold the parcel of land and repaid the note in full.

Seller Financing

At December 31, 2011, the Company had $3.0 million of notes payable outstanding related to a land acquisition for which seller financing was provided. The note bore interest at 7% and matured in March 2012. Interest is calculated on the principal balance outstanding and is accrued and paid to the seller at the time each residential unit is closed. In addition, the Company makes an annual interest payment on the outstanding principal balance related to any remaining residential units. In March 2012, the seller note was paid in full.

DIP Credit Agreement

Effective as of December 19, 2011, California Lyon entered into that certain Debtor-In-Possession (DIP) Credit Agreement which provided the Company with a debtor-in-possession facility during the Chapter 11 Cases.

The DIP loan was for a maximum of $30.0 million, and had a stated interest rate of 10.25%. As of December 31, 2011, there were no outstanding amounts under the DIP agreement. In January 2012, the Company borrowed $5.0 million under the facility, which was repaid in full upon confirmation of the Plan on February 24, 2012.

Redeemable Convertible Preferred Stock

Preferred Stock

As of March 31, 2012, there were 64,831,831 shares of Convertible Preferred Stock, $0.01 par value per share, or the Convertible Preferred Stock, outstanding, which was issued in exchange for aggregate cash consideration of $50.0 million. In conjunction with the application of fresh start accounting, the value of the Convertible Preferred Stock is $56.4 million. Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 80,000,000 shares of preferred stock, in one or more series and with such rights, preferences, privileges and restrictions, including voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation rates, liquidation preferences and conversion rights, as our board of directors may determine without further action by the holders of common stock.

Upon the occurrence of the Conversion Date, each share of Convertible Preferred Stock will automatically convert into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $0.771226, or the Convertible Preferred Original Issue Price, by the then applicable conversion price, or the Convertible Preferred Conversion Price. At August 1, 2012, the then applicable Convertible Preferred Conversion Price was equal to the Convertible Preferred Original Issue Price of $0.771226. In connection with any such conversion, the Company will also pay (i) any accrued but unpaid Convertible Preferred Dividends on any shares of Convertible Preferred Stock being converted (including, without limitation, any accreting dividends not previously paid), which amounts will be paid in cash out of funds legally available therefore if such payment would not violate any covenants imposed by agreements entered into in good faith governing the indebtedness of the Company and its subsidiaries, or, to the extent not so permitted or so available, in shares of Class A Common Stock, based on the fair market value of such common stock at such time, and (ii) in cash, the value of any fractional share of Class A Common Stock otherwise issuable to any such Convertible Preferred Stockholder.

Dividends

Holders of our Convertible Preferred Stock are entitled to receive cumulative dividends at a rate of 6% per annum consisting of (i) cash dividends at the rate of 4% paid quarterly in arrears, and (ii) accreting dividends accruing at the rate of 2% per annum. With the exception of the dividends to be paid out to holders of our Convertible Preferred Stock, the Company does not intend to declare or pay cash dividends in the foreseeable future. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors. The payment of cash dividends is restricted under the terms of our Amended and Restated Senior Secured Term Loan Agreement and the indenture governing the Notes.

Equity

Common Stock

As of March 31, 2012, the Company had 92,368,169 shares of common stock outstanding. In conjunction with the Plan as discussed in Notes 2, 3 and 4, the Company issued the following shares of common stock: (i) 44,793,255 shares of Class A Common Stock, $0.01 par value per share, in exchange for old senior notes claims, as described above, (ii) 31,464,548 shares of Class B, $0.01 par value per share, in exchange for aggregate consideration of $25 million, and a warrant to purchase 15,737,294 shares of Class B Common Stock, at $2.07 per share, (iii) 12,966,366 shares of Class C Common Stock, $0.01 par value per share, in exchange for cash consideration of $10.0 million, and (iv) the issuance of an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling security holders to backstop the offering of shares of Class C Common Stock and shares of Convertible Preferred Stock in connection with the Plan.

Upon the occurrence of the Conversion Date, each share of Class C Common Stock will automatically convert into one share of Class A Common Stock, and each share of Class B Common Stock will automatically convert into one share of Class A Common Stock, if a majority of the shares of Class B Common Stock then outstanding vote in favor of such conversion. If, at any time (whether before, on or after the Conversion Date), any share of Class B Common Stock is not owned, beneficially or of record, by either General William Lyon or William H. Lyon, their sibling, spouses and lineal descendants, any entities wholly owned by one or more of the foregoing persons, or any trusts or other estate planning vehicles for the benefit of any of the foregoing, then such share of Class B Common Stock will automatically convert into one share of Class A Common Stock.

All of the Company’s outstanding shares of common stock have been validly issued and fully paid and are non-assessable. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock. Holders of the Company’s common stock have no preference, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of the Company’s securities. In conjunction with the adoption of fresh start accounting, the Company allocated the fair market value of the common stock of $44.1 million as of February 24, 2012.

Warrants

The holders of Class B Common Stock hold a warrant to purchase 15,737,294 shares of Class B Common Stock at an exercise price of $2.07 per share. The expiration date of the Class B Warrant is February 15, 2017.

The Company follows the guidance in ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

Land Sale

On May 22, 2012, the Company consummated the sale of a 27-acre parcel in Palo Alto and Mountain View, California, known as the former Mayfield Mall for a sales price of $90.0 million.

Land Purchase

On June 28, 2012, the Company consummated the purchase of certain real property (comprising of approximately 165 acres) in San Diego County, California; San Bernardino County, California; Maricopa County, Arizona; and Clark County, Nevada, representing seven separate residential for sale developments, comprising of over 1,000 lots. The aggregate purchase price of the property was $21,500,000. The Company paid $11,000,000 cash, and issued 10,000,000 shares of Class A Common Stock, to investment vehicles managed by affiliates of Colony Capital, LLC as consideration for the property.

Note 14—Unaudited Summarized Quarterly Financial Information

Summarized unaudited quarterly financial information for the years ended December 31, 2011, 2010, and 2009 is as follows (in thousands except per common share amounts):

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Sales	$38,800	$63,121	$59,730	$65,172
Cost of sales	(31,885)	(51,121)	(46,635)	(54,849)

Gross (loss) profit	6,915	12,000	13,095	10,323
Other income, costs and expenses, net	(18,092)	(23,085)	(52,795)	(141,249)

(Loss) income before benefit from income taxes	(11,177)	(11,085)	(39,700)	(130,926)
Provision for income taxes	—	(10)	—	—

Consolidated net (loss) income	(11,177)	(11,095)	(39,700)	(130,926)
Less: net loss (income)—non-controlling interest	(48)	(76)	66	(374)

Net (loss) income	$(11,225)	$(11,171)	$(39,634)	$(131,300)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Sales	$43,163	$86,692	$75,253	$89,590
Cost of sales	(31,362)	(72,368)	(62,134)	(80,313)

Gross (loss) profit	11,801	14,324	13,119	9,277
Other income, costs and expenses, net	(20,320)	(18,983)	(21,161)	(123,924)

(Loss) income before benefit from income taxes	(8,519)	(4,659)	(8,042)	(114,647)
Benefit from income taxes	65	—	—	347

Consolidated net (loss) income	(8,454)	(4,659)	(8,042)	(114,300)
Less: net loss (income)—non-controlling interest	(30)	121	29	(1,451)

Net (loss) income	$(8,484)	$(4,538)	$(8,013)	$(115,751)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Sales	$69,339	$77,407	$67,213	$95,284
Cost of sales	(95,124)	(60,501)	(49,025)	(146,476)

Gross profit	(25,785)	16,906	18,188	(51,192)
Other income, costs and expenses, net	(43,408)	22,770	(29,908)	(30,432)

Loss before benefit from income taxes	(69,193)	39,676	(11,720)	(81,624)
Benefit from income taxes	22	—	56	101,830

Consolidated net loss	(69,171)	39,676	(11,664)	20,206
Less: net loss (income)—non-controlling interest	170	(289)	27	520

Net loss	$(69,001)	$39,387	$(11,637)	$20,726

(Unaudited)

FINANCIAL STATEMENTS

William Lyon Homes

Index to Financial Statements

Contents

Page

Financial Statements (unaudited) as of March 31, 2012 and for the period from January 1, 2012 through February 24, 2012, the period from February 25, 2012 through March 31, 2012, and for the three months ended March 31, 2011

Condensed Consolidated Balance Sheets	F-52
Condensed Consolidated Statements of Operations	F-53
Condensed Consolidated Statements of Equity (Deficit)	F-54
Condensed Consolidated Statements of Cash Flows	F-55
Notes to Condensed Consolidated Financial Statements	F-56

WILLIAM LYON HOMES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	Successor	Predecessor
	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Cash and cash equivalents—Notes 1 and 11	$71,075	$20,061
Restricted cash—Note 1	853	852
Receivables	11,941	13,732
Real estate inventories—Notes 7
Owned	408,549	398,534
Not owned	46,158	47,408
Deferred loan costs, net	2,419	8,810
Goodwill—Note 8	14,209	—
Intangibles, net of accumulated amortization of $1,402 as of March 31, 2012—Note 9	8,068	—
Other assets, net	7,168	7,554

	$570,440	$496,951

LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Accounts payable	$8,893	$1,436
Accrued expenses	32,730	2,082
Liabilities from inventories not owned—Note 14	46,158	47,408
Notes payable—Note 10	70,317	74,009
Senior Secured Term Loan due January 31, 2015—Note 10	235,000	206,000
Senior Subordinated Secured Notes due 2017—Note 10	75,000	—

	468,098	330,935

Liabilities subject to compromise
Accounts payable	—	3,946
Accrued expenses	—	48,457
7 5/8% Senior Notes due December 15, 2012—Note 10	—	66,704
10 3/4% Senior Notes due April 1, 2013—Note 10	—	138,912
7 1/2% Senior Notes due February 15, 2014—Note 10	—	77,867

	—	335,886

Commitments and contingencies—Note 14

Redeemable Convertible Preferred Stock:
Redeemable convertible preferred stock, par value $.01 per share; 80,000,000 shares authorized; 64,831,831 shares issued and outstanding at March 31, 2012	56,386	—

Equity (deficit):
Stockholders’ equity (deficit)
Common stock (Predecessor), par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at December 31, 2011	—	—
Common stock, Class A, par value $.01 per share; 340,000,000 shares authorized; 44,793,255 shares issued and outstanding at March 31, 2012	448	—
Common stock, Class B, par value $.01 per share; 50,000,000 shares authorized; 31,464,548 shares issued and outstanding at March 31, 2012	315	—
Common stock, Class C, par value $.01 per share; 120,000,000 shares authorized; 16,110,366 shares issued and outstanding at March 31, 2012	161	—
Common stock, Class D, par value $.01 per share; 30,000,000 shares authorized; no shares outstanding at March 31, 2012	—	—
Additional paid-in capital	43,191	48,867
Accumulated deficit	(5,351)	(228,383)

	38,764	(179,516)
Noncontrolling interest—Note 5	7,192	9,646

	45,956	(169,870)

	$570,440	$496,951

See accompanying notes to condensed consolidated financial statements.

WILLIAM LYON HOMES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Successor	Predecessor
	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012	Three Months Ended March 31, 2011
Operating revenue
Home sales	$15,109	$16,687	$36,574
Construction services—Note 1	3,195	8,883	2,226

	18,304	25,570	38,800

Operating costs
Cost of sales—homes	(13,063)	(14,598)	(31,885)
Construction services—Note 1	(2,896)	(8,223)	(1,837)
Sales and marketing	(1,093)	(1,944)	(4,089)
General and administrative	(3,615)	(3,302)	(7,200)
Other	(599)	(187)	(562)

	(21,266)	(28,254)	(45,573)

Equity in income of unconsolidated joint ventures	—	—	207

Operating loss	(2,962)	(2,684)	(6,566)
Interest expense, net of amounts capitalized	(1,714)	(2,507)	(4,778)
Other income, net—Note 12	47	230	167

Loss before reorganization items and benefit from income taxes	(4,629)	(4,961)	(11,177)
Reorganization items, net—Note 3	(353)	233,458	—

(Loss) income before benefit from income taxes	(4,982)	228,497	(11,177)

Benefit from income taxes—Note 13	—	—	—

Net (loss) income	(4,982)	228,497	(11,177)
Less: Net income attributable to noncontrolling interest	(77)	(114)	(48)

Net (loss) income attributable to William Lyon Homes	$(5,059)	$228,383	$(11,225)
Preferred stock dividends	(292)	—	—

Net (loss) income attributable to common stockholders	$(5,351)	$228,383	$(11,225)

(Loss) income per common share:
Basic	$(0.06)	$228,383	$(11,225)
Diluted	$(0.06)	$228,383	$(11,225)
Weighted average common shares outstanding:
Basic	92,368,169	1,000	1,000
Diluted	92,368,169	1,000	1,000
Weighted average additional common shares outstanding if preferred shares converted to common shares	64,831,831	—	—

See accompanying notes to condensed consolidated financial statements.

WILLIAM LYON HOMES

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

(in thousands)

(unaudited)

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Non- Controlling Interest	Total
	Shares	Amount
Balance—December 31, 2011 (Predecessor)	1	$—	$48,867	$(228,383)	$9,646	$(169,870)
Net (loss) income	—	—	—	(7,201)	114	(7,087)
Cash distributions from members of consolidated entities, net	—	—	—	—	(72)	(72)

Balance—February 24, 2012 (Predecessor)	1	—	48,867	(235,584)	9,688	(177,029)
Cancellation of predecessor common stock	(1)	—	—	—	—	—
Plan of reorganization and fresh start valuation adjustments	—	—	—	186,717	(1,588)	185,129
Elimination of predecessor accumulated deficit	—	—	(48,867)	48,867	—	—

Balance—February 24, 2012 (Predecessor)	—	—	—	—	8,100	8,100
Issuance of new common stock in connection with emergence from Chapter 11	92,368	924	43,191	—	—	44,115

Balance—February 24, 2012 (Successor)	92,368	924	43,191	—	8,100	52,215
Net (loss) income	—	—	—	(5,059)	77	(4,982)
Cash distributions from members of consolidated entities, net	—	—	—	—	(985)	(985)
Preferred stock dividends	—	—	—	(292)	—	(292)

Balance—March 31, 2012 (Successor)	92,368	$924	$43,191	$(5,351)	$7,192	$45,956

See accompanying notes to condensed consolidated financial statements.

WILLIAM LYON HOMES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Successor	Predecessor
	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012	Three Months Ended March 31, 2011
Operating activities
Net (loss) income	$(4,982)	$228,497	$(11,177)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,490	586	962
Equity in income of unconsolidated joint ventures	—	—	(207)
Reorganization items:
Cancellation of debt	—	(298,831)	—
Plan implementation and fresh start adjustments	—	49,302	—
Write off of deferred loan costs	—	8,258	—
Net changes in operating assets and liabilities:
Restricted cash	(1)	—	—
Receivables	(146)	941	1,638
Real estate inventories—owned	(86)	(7,047)	(12,277)
Other assets	(289)	206	(2,455)
Accounts payable	(1,107)	4,618	1,622
Accrued expenses	825	(3,851)	(1,321)

Net cash used in operating activities	(4,296)	(17,321)	(23,215)

Investing activities
Distributions of income from unconsolidated joint ventures	—	—	166
Purchases of property and equipment	—	—	(3)

Net cash provided by investing activities	—	—	163

Financing activities
Principal payments on notes payable	(4,176)	(616)	(1,426)
Proceeds from reorganization	—	30,971	—
Proceeds from issuance of preferred stock	—	50,000	—
Proceeds from debtor in possession financing	—	5,000	—
Principal payment of debtor in possession financing	—	(5,000)	—
Payments for deferred loan costs	—	(2,491)	—
Noncontrolling interest distributions, net	(985)	(72)	(1,361)

Net cash (used in) provided by financing activities	(5,161)	77,792	(2,787)

Net (decrease) increase in cash and cash equivalents	(9,457)	60,471	(25,839)
Cash and cash equivalents—beginning of period	80,532	20,061	71,286

Cash and cash equivalents—end of period	$71,075	$80,532	$45,447

Supplemental disclosures of non-cash investing and financing activities:
Net change in real estate inventories not owned and liabilities from inventories not owned	$—	$—	$7,862

Accrued preferred stock dividends	$292	$—	$—

Land contributed in lieu of cash for common stock	$—	$4,029	$—

See accompanying notes to condensed consolidated financial statements.

WILLIAM LYON HOMES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1—Basis of Presentation and Significant Accounting Policies

Operations

William Lyon Homes, a Delaware corporation, and subsidiaries (the “Company”) are primarily engaged in designing, constructing and selling single family detached and attached homes in California, Arizona and Nevada.

Basis of Presentation

The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. The consolidated financial statements do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. The condensed consolidated financial statements included herein should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2011 included in Form S-1. However, we applied the accounting under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852 (“ASC 852”), “Reorganizations,” as of February 24, 2012 (see Note 3). Therefore, our condensed consolidated balance sheet as of March 31, 2012, which is referred to as that of the “Successor”, includes adjustments resulting from the reorganization and application of ASC 852 and is not comparable to our balance sheet as of December 31, 2011, which is referred to as that of the “Predecessor”. References to the “Successor” in the unaudited condensed consolidated financial statements and the notes thereto refer to the Company after giving effect to the reorganization and application of ASC 852. References to the “Predecessor” refer to the Company prior to the reorganization and application of ASC 852.

The interim condensed consolidated financial statements have been prepared in accordance with the Company’s accounting practices. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a presentation in accordance with U.S. generally accepted accounting principles have been included. Operating results for the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through March 31, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of March 31, 2012 and December 31, 2011 and revenues and expenses for the period from January 1, 2012 through February 24, 2012, the period from February 25, 2012 through March 31, 2012 and the three months ended March 31, 2011. Accordingly, actual results could differ from those estimates. The significant accounting policies using estimates include real estate inventories and cost of sales, impairment of real estate inventories, warranty reserves, loss contingencies, sales and profit recognition, accounting for variable interest entities and fresh start accounting. The current economic environment increases the uncertainty inherent in these estimates and assumptions.

The condensed consolidated financial statements include the accounts of the Company and all majority-owned and controlled subsidiaries and joint ventures, and certain joint ventures and other entities which have been determined to be variable interest entities in which the Company is considered the primary beneficiary (see Note 5). Investments in joint ventures which have not been determined to be variable interest entities in which the Company is considered the primary beneficiary are accounted for using the equity method because the Company has a 50% or less voting and economic interest (and thus such joint ventures are not controlled by the Company). The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Real Estate Inventories

Real estate inventories are carried at cost net of impairment losses, if any. Real estate inventories consist primarily of land deposits, raw land, lots under development, finished lots, homes under construction, completed homes and model homes of real estate projects. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The Company relieves its accumulated real estate inventories through cost of sales for the estimated cost of homes sold. Selling expenses and other marketing costs are expensed in the period incurred. A provision for warranty costs relating to the Company’s limited warranty plans is included in cost of sales and accrued expenses at the time the sale of a home is recorded. The Company generally reserves one to one and one quarter percent of the sales price of its homes against the possibility of future charges relating to its one-year limited warranty and similar potential claims. Factors that affect the Company’s warranty liability include the number of homes under warranty, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. Changes in the Company’s warranty liability for the period from January 1, 2012 through February 24, 2012, from February 25, 2012 through March 31, 2012, and during the three months ended March 31, 2011 are as follows (in thousands):

	Successor	Predecessor
	Period From February 25 through March 31, 2012	Period From January 1 through February 24, 2012	Three Months Ended March 31, 2011
Warranty liability, beginning of period	$14,000	$14,314	$16,341
Warranty provision during period	166	187	432
Warranty payments during period	(353)	(845)	(1,428)
Warranty charges related to pre-existing warranties during period	88	199	379
Fresh start adjustment	—	145	—

Warranty liability, end of period	$13,901	$14,000	$15,724

Interest incurred under the Term Loan, the Senior Subordinated Notes, and other notes payable, as more fully discussed in Note 10, is capitalized to qualifying real estate projects under development. Any additional interest charges related to real estate projects not under development are expensed in the period incurred. During the period from February 25, 2012 through March 31, 2012, the period from January 1, 2012 through February 24, 2012, and the three months ended March 31, 2011, the Company incurred interest of $4.2 million, $7.1 million and $14.7 million, respectively. During the period from February 25, 2012 through March 31, 2012, the period from January 1, 2012 through February 24, 2012, and the three months ended March 31, 2011, the Company capitalized interest of $2.5 million, $4.6 million and $9.9 million, respectively. During the period from February 25, 2012 through March 31, 2012, the period from January 1, 2012 through February 24, 2012, and the three months ended March 31, 2011, the Company recorded $1.7 million, $2.5 million and $4.8 million, respectively, of interest expense. During the period from February 25, 2012 through March 31, 2012, the period from January 1, 2012 through February 24, 2012, and the three months ended March 31, 2011, the Company paid interest of $1.2 million, $8.9 million and $11.1 million, respectively.

Construction Services

The Company accounts for construction management agreements using the Percentage of Completion Method in accordance with FASB ASC Topic 605, Revenue Recognition (“ASC 605”). Under ASC 605, the Company records revenues and expenses as work on a contracted project progresses, and based on the percentage of costs incurred to date compared to the total estimated costs of the contract. Based on the provisions of ASC 605, the Company has recorded construction services revenues and expenses of $8.9 million and $8.2 million, respectively, for the period from January 1, 2012 through February 24, 2012, $3.2 million and $2.9 million, respectively, for the period from February 25, 2012 through March 31, 2012 and $2.2 million and $1.8 million respectively, for the three months ended March 31, 2011, in the accompanying consolidated statement of operations.

The Company entered into construction management agreements to build, sell and market homes in certain communities. For such services, the Company will receive fees (generally 3 to 5 percent of the sales price, as defined) and may, under certain circumstances, receive additional compensation if certain financial thresholds are achieved.

Cash and Cash Equivalents

Short-term investments with a maturity of three months or less when purchased are considered cash equivalents. The Company’s cash and cash equivalents balance exceeds federally insurable limits as of March 31, 2012. The Company monitors the cash balances in its operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or lack of access to cash in its operating accounts.

Restricted Cash

Restricted cash consists of deposits made by the Company to a bank account as collateral for the use of letters of credit to guarantee the Company’s financial obligations under certain other contractual arrangements in the normal course of business. Under the terms of the Term Loan disclosed in Note 10, all of the Company’s standby letters of credit are secured by cash and cash equivalents.

Impact of New Accounting Pronouncements

In 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This ASU represents the converged guidance of the FASB and the IASB (the Boards) on fair value measurement and results in common requirements for measuring fair value and for disclosing information about fair value measurements, including a consistent meaning of the term “fair value.” Our adoption of these new provisions of ASU 2011-04 on January 1, 2012 did not have an impact on our condensed consolidated financial statements.

Reclassifications

Certain balances have been reclassified in order to conform to current year presentation.

Note 2—Emergence from Chapter 11

On December 19, 2011, William Lyon Homes (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries filed voluntary petitions, under chapter 11 of Title 11 of the United States Code, as amended (the “Chapter 11 Petitions”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to seek approval of the Prepackaged Joint Plan of Reorganization (the “Plan”) of the

Company and certain of its subsidiaries. The Chapter 11 Petitions are jointly administered under the caption In re William Lyon Homes, et al., Case No. 11-14019 (the “Chapter 11 Cases”). The sole purpose of the Chapter 11 Cases was to restructure the Company’s debt obligations and strengthen its balance sheet.

On February 10, 2012, the Bankruptcy Court confirmed the Plan. On February 24, 2012, the Company and its subsidiaries consummated the principal transactions contemplated by the Plan, including:

•

the issuance of 44,793,255 shares of the Company’s new Class A Common Stock, $0.01 par value per share (“Class A Common Stock”) and $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017 (“Second Lien Notes”) issued by the Company’s wholly-owned subsidiary, William Lyon Homes, Inc. (“Borrower”) in exchange for the claims held by the holders of the formerly outstanding notes of Borrower;

•

the amendment of the Borrower’s loan agreement with ColFin WLH Funding, LLC and certain other lenders which resulted, among other things, in the increase in the principal amount outstanding under the loan agreement, the reduction in the interest rate payable under the loan agreement, and the elimination of any prepayment penalty under the loan agreement;

•

the issuance, in exchange for aggregate cash and real estate consideration of $25 million, of 31,464,548 shares of the Company’s new Class B Common Stock, $0.01 par value per share (“Class B Common Stock”) and warrants to purchase 15,737,294 shares of Class B Common Stock;

•

the issuance of 64,831,831 shares of Parent’s new Convertible Preferred Stock, $0.01 par value per share, or Convertible Preferred Stock, and 12,966,366 shares of Parent’s new Class C Common Stock, $0.01 par value per share, or Class C Common Stock, in exchange for aggregate cash consideration of $60 million; and

•

the issuance of an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling securityholders to backstop the offering of shares of Class C Common Stock and Convertible Preferred Stock in connection with the Plan.

Note 3—Fresh Start Accounting and Effects of the Plan

As required by U.S. GAAP, effective as of February 24, 2012, we adopted fresh start accounting following the guidance of FASB ASC 852. Fresh start accounting results in the Company becoming a new entity for financial reporting purposes. Accordingly, our consolidated financial statements for periods prior to February 25, 2012 are not comparable to consolidated financial statements presented on or after February 25, 2012. Fresh start accounting was required upon emergence from Chapter 11 because holders of voting shares immediately before confirmation of the Plan received less than 50% of the emerging entity and the reorganization value of our assets immediately before confirmation of our Plan was less than our post-petition liabilities and allowed claims. Fresh start accounting results in a new basis of accounting and reflects the allocation of our estimated fair value to underlying assets and liabilities. Our estimates of fair value are inherently subject to significant uncertainties and contingencies beyond our reasonable control. Accordingly, there can be no assurance that the estimates, assumptions, valuations, appraisals and financial projections will be realized, and actual results could vary materially. Moreover, the market value of our common stock may differ materially from the equity valuation for accounting purposes. In addition, the cancellation of debt income and the allocation of the attribute reduction for tax purposes is an estimate and will not be finalized until the 2012 tax return is filed. Any change resulting from this estimate could impact deferred taxes.

Under ASC 852, the Successor Company must determine a value to be assigned to the equity of the emerging company as of the date of adoption of fresh-start accounting, which for us is February 24, 2012, the date the Debtors emerged from Chapter 11. To facilitate the adoption of fresh start accounting, the Company engaged a third party valuation firm to assist with assessing enterprise value, and the allocation of value to the assets and liabilities of the Company. To calculate enterprise value, the Company used a discounted cash flow analysis, considering a weighted average cost of capital of 16.5%, and utilized the Gordon Growth model with a 3% growth rate to calculate terminal value. The analysis resulted in an enterprise value of $485.0 million, which was used as the enterprise value for fresh start accounting.

The estimated enterprise value and the equity value are highly dependent on the achievement of the future financial results contemplated in the projections that were set forth in the disclosure statement to the Plan. The estimates and assumptions made in the valuation are inherently subject to significant uncertainties. The primary assumptions for which there is a reasonable possibility of the occurrence of a variation that would have significantly affected the reorganization value include the assumptions regarding the number of homes sold, average sales prices, operating expenses, the amount and timing of construction costs and the discount rate utilized.

Fresh-start accounting reflects the value of the Successor Company as determined in the confirmed Plan. Under fresh-start accounting, asset values are remeasured and allocated based on their respective fair values in conformity with the purchase method of accounting for business combinations in FASB ASC Topic 805, “Business Combinations” (“FASB ASC 805”). Liabilities existing as of February 24, 2012, the Effective Date, other than deferred taxes, were recorded at the present value of amounts expected to be paid using appropriate risk adjusted interest rates. Deferred taxes were determined in conformity with applicable accounting standards. Predecessor accumulated depreciation, accumulated amortization and retained deficit were eliminated.

In conjunction with the adoption of fresh start accounting, certain intangible assets including, the value of the Company’s homes in backlog, construction services contracts and management fee contracts related to the joint venture projects were recorded at their estimated fair values as of February 24, 2012 in the amount of $9.5 million. The Company’s backlog was valued using the With/Without Method of the Income Approach to estimate the fair value of the backlog. This asset is amortized on a straight line basis, as homes in backlog as of February 24, 2012, are closed or the contract is cancelled.

The construction services contracts and management fees on the joint ventures were valued using the Multi-period Excess Earnings method of the Income Approach to estimate the fair value. Since these assets are valued based on expected cash flows related to home closings, the asset is amortized on a straight line basis, as homes under the contracts close.

The following fresh start condensed consolidated balance sheet presents the implementation of the Plan and the adoption of fresh start accounting as of the Effective Date. Reorganization adjustments have been recorded within the condensed consolidated balance sheet to reflect the effects of the Plan, including discharge of liabilities subject to compromise and the adoption of fresh start accounting in accordance with FASB ASC 852.

WILLIAM LYON HOMES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

(Unaudited)

	February 24, 2012
	Predecessor	Plan of Reorganization Adjustments		Fresh Start Accounting Adjustments		Successor
ASSETS
Cash and cash equivalents	$12,787	$67,746	(a)	$—		$80,533
Restricted cash	852	—		—		852
Receivables	12,790	—		(996	)(m)	11,794
Real estate inventories
Owned	405,632	4,029	(b)	(1,198	)(m)	408,463
Not owned	46,158	—		—		46,158
Property & equipment, net	962	—		(421	)(m)	541
Deferred loan costs	8,258	(5,767	)(c)	—		2,491
Goodwill	—	—		14,209	(m)	14,209
Intangibles	—	—		9,470	(m)	9,470
Other assets	6,307	47	(d)	—		6,354

	$493,746	$66,055		$21,064		$580,865

LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Accounts payable	$10,000	$—		$—		$10,000
Accrued expenses	31,391	—		221	(m)	31,612
Liabilities from inventories not owned	46,158	—		—		46,158
Notes payable	78,394	(5,000	)(f)	1,100	(m)	74,494
Senior Secured Term Loan due 2015	206,000	29,000	(g)	—		235,000
Senior Subordinated Secured Notes due 2017	—	75,000	(h)	—		75,000

	371,943	99,000		1,321		472,264

Liabilities subject to compromise
Accrued expenses	15,297	(15,297	)(e)	—		—
7 5/8% Senior Notes due December 15, 2012	66,704	(66,704	)(e)	—		—
10 3/4% Senior Notes due April 1, 2013	138,964	(138,964	)(e)	—		—
7 1/2% Senior Notes due February 15, 2014	77,867	(77,867	)(e)	—		—

	298,832	(298,832)		—		—

Commitments and contingencies
Redeemable convertible preferred stock	—	56,386	(i)	—		56,386
Equity (deficit):
Stockholders’ equity (deficit)
Common stock, Class A	—	448	(j)	—		448
Common stock, Class B	—	315	(j)	—		315
Common stock, Class C	—	161	(j)	—		161
Common stock, Class D	—	—		—		—
Additional paid-in capital	48,867	(21,177	)(k)	15,501	(n)	43,191

Accumulated deficit	(235,584)	229,754	(l)	5,830	(n)	—

	(186,717)	209,501		21,331		44,115
Noncontrolling interest	9,688	—		(1,588	)(m)	8,100

	(177,029)	209,501		19,743		52,215

	$493,746	$66,055		$21,064		$580,865

Notes to Plan of Reorganization and Fresh Start Accounting Adjustments:

a	Reflects net cash received from the issuance of new equity, reduced by the repayment of DIP financing, payment of fees and other costs.

b	Reflects contribution of land option deposit in lieu of cash for Class B Common Stock.

c	Reflects the write-off of the remaining deferred loan cost of the Old Notes net of capitalization of deferred loan costs related to the Amended Term Loan.

d	Reflects prepaid property taxes to obtain title on the second lien notes. Deferred tax assets are not reflected on the balance sheet as they have been fully reserved.

e	Reflects the extinguishment of liabilities subject to compromise (“LSTC”) at emergence. LSTC was comprised of $283.5 million of Old Notes and $15.3 million of related accrued interest. The holders of the Old Notes received common stock of the successor entity.

f	Reflects repayment of amounts outstanding under the DIP Credit Agreement pursuant to the Plan.

g	Reflects the additional principal added to the Amended Term Loan in accordance with the Plan.

h	Reflects the issue of Senior Subordinated Secured Notes in accordance with the Plan.

i	Reflects the fair value of the Convertible Preferred Stock issued pursuant to the Plan.

j	Reflects the issuance of 92.4 million shares in new common stock at $0.01 par value and the extinguishment of 1,000 shares ($0.01 par) of Old Common Stock.

k	Reflects an adjustment of $48.9 million to additional paid-in capital (“APIC”) relating to old common stock and $27.7 million relating to the issuance of new common stock.

l	Reflects the net impact of Plan adjustments on retained earnings due to the gain on extinguishment of debt and other reorganization items.

m	Reflects fair value adjustments resulting from fresh-start accounting.

n	Reflects the net impact of the gain on revaluation of assets resulting from fresh-start accounting and the elimination of the Predecessor’s historical accumulated deficit, resulting in Successor’s preferred stock and equity value of $100.5 million.

Reconciliation of enterprise value to the reorganized value of the Company’s assets and determination of goodwill:

Total enterprise value	$485,000
Add: liabilities (excluding debt and equity)	87,765
Add: noncontrolling interest	8,100

Reorganization value of assets	580,865
Fair value of assets (excluding goodwill)	566,656

Reorganization value in excess of fair value (goodwill)	$14,209

Note 4—Reorganization Items

In accordance with authoritative accounting guidance issued by the FASB, separate disclosure is required for reorganization items, such as certain expenses, provisions for losses and other charges directly associated with or resulting from the reorganization and restructuring of the business, which have been realized or incurred during the Chapter 11 Cases. Reorganization items were comprised of the following (in thousands):

	Successor	Predecessor
	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012
Cancellation of debt	$—	$298,831
Plan implementation and fresh start valuation adjustments	—	(49,302)
Professional fees	(353)	(7,813)
Write-off of Old Notes deferred loan costs	—	(8,258)

Total reorganization items, net	$(353)	$233,458

In addition to the amounts reflected in reorganization items in the above table, prior to the Petition Date, we incurred professional fees related to our reorganization of approximately $21.2 million that are included in reorganization items for the period ended December 31, 2011 in the Condensed Consolidated Statements of Operations.

Note 5—Variable Interest Entities and Noncontrolling Interests

The FASB issued guidance now codified as ASC 810, Consolidation, which addresses the consolidation of variable interest entities (“VIEs”). Under this guidance, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. The primary beneficiary is an enterprise that has the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could be potentially significant to the VIE.

A VIE is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity through voting or similar rights, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur.

Based on the provisions of this guidance, the Company has concluded that under certain circumstances when the Company (i) enters into option agreements for the purchase of land or lots from an entity and pays a non-refundable deposit, (ii) enters into land banking arrangements or (iii) enters into arrangements with a financial partner for the formation of joint ventures which engage in homebuilding and land development activities, a VIE may be created under condition (ii) (b) or (c) of the previous paragraph. The Company may be deemed to have provided subordinated financial support, which refers to variable interests that will absorb some or all of an entity’s expected losses if they occur. For each VIE created, in order to determine if the Company is the primary beneficiary, the Company considers various factors including, but not limited to, voting rights, risks, involvement in the operations of the VIE, ability to make major decisions, contractual obligations including distributions of income and loss, and computations of expected losses and residual returns based on the probability of future cash flow. If the Company has been determined to be the primary beneficiary of the VIE, the assets, liabilities and operations of the VIE are consolidated with the Company’s financial statements.

Joint Ventures

Certain joint ventures have been determined to be VIEs under ASC 810 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these VIEs have been consolidated with the Company’s financial statements. The Company did not recognize any gain or loss on initial consolidation of the VIE since the joint ventures were previously accounted for on an unconsolidated basis using the equity method of accounting.

The joint ventures which have been determined to be VIEs are each engaged in homebuilding and land development activities. Certain of these joint ventures have not obtained construction financing from outside lenders, but are financing their activities through equity contributions from each of the joint venture partners. Creditors of these VIEs have no recourse against the general credit of the Company. The liabilities of each VIE are restricted to the assets of each VIE. Additionally, the creditors of the Company have no access to the assets of the VIEs. Income allocations and cash distributions to the Company are based on predetermined formulas between the Company and their joint venture partners as specified in the applicable partnership or operating agreements. The Company generally receives, after partners’ priority returns and return of partners’ capital, approximately 50% of the profits and cash flows from the joint ventures.

As of March 31, 2012, the assets and liabilities of the consolidated VIEs totaled $13.2 million and $1.3 million, respectively. In addition, the Company’s interest in the consolidated VIEs is $3.1 million and the members’ interest in the consolidated VIEs is $8.8 million. The Company recorded a $1.6 million adjustment to members’ interest upon adoption of ASC 852. As of March 31, 2012, the noncontrolling interest was $7.2 million.

As of December 31, 2011, the assets and liabilities of the consolidated VIEs totaled $14.0 million and $1.3 million, respectively. In addition, the Company’s interest in the consolidated VIEs was $3.1 million and the members’ interest in the consolidated VIEs was $9.6 million, which is reported as noncontrolling interest on the accompanying consolidated balance sheet.

Note 6—Segment Information

The Company operates one principal homebuilding business. In accordance with FASB ASC Topic 280, Segment Reporting (“ASC 280”), the Company has determined that each of its operating divisions is an operating segment.

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer and chief operating officer have been identified as the chief operating decision makers. The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment.

The Company’s homebuilding operations design, construct and sell a wide range of homes designed to meet the specific needs in each of its markets. In accordance with the aggregation criteria defined by ASC 280, the Company’s homebuilding operating segments have been grouped into four reportable segments: Southern California, consisting of an operating division with operations in Orange, Los Angeles, San Bernardino and San Diego counties; Northern California, consisting of an operating division with operations in Contra Costa, Sacramento, San Joaquin, Santa Clara, Solano and Placer counties; Arizona, consisting of operations in the Phoenix, Arizona metropolitan area; and Nevada, consisting of operations in the Las Vegas, Nevada metropolitan area.

Corporate develops and implements strategic initiatives and supports the Company’s operating divisions by centralizing key administrative functions such as finance and treasury, information technology, risk management and litigation and human resources.

Segment financial information relating to the Company’s homebuilding operations was as follows (in thousands):

	Successor	Predecessor
	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012	Three Months Ended March 31, 2011
Homebuilding revenue:
Southern California	$5,501	$5,640	$20,141
Northern California	2,535	4,250	9,403
Arizona	3,788	4,316	3,453
Nevada	3,285	2,481	3,577

Total homebuilding revenue	$15,109	$16,687	$36,574

	Successor	Predecessor
	Period from February 25 through March 31, 2012	Period from January 1 through February 24, 2012	Three Months Ended March 31, 2011
(Loss) income before benefit from income taxes:
Southern California	$(986)	$(19,131)	$(2,532)
Northern California	(240)	6,195	(1,224)
Arizona	(468)	9,928	(777)
Nevada	(472)	(1,738)	(2,394)
Corporate	(2,816)	233,243	(4,250)

Total loss before benefit from income taxes	$(4,982)	$228,497	$(11,177)

	Successor	Predecessor
	March 31, 2012	December 31, 2011
Homebuilding assets:
Southern California	$168,412	$182,781
Northern California	115,274	105,298
Arizona	152,521	129,920
Nevada	39,500	42,183
Corporate(1)	94,733	36,769

Total homebuilding assets	$570,440	$496,951

(1)	Comprised primarily of cash and cash equivalents, restricted cash, receivables, deferred loan costs, other assets and unallocated goodwill.

Note 7—Real Estate Inventories

Real estate inventories consist of the following (in thousands):

	Successor	Predecessor
	March 31, 2012	December 31, 2011
Inventories owned:(1)
Deposits	$32,124	$26,939
Land and land under development	329,713	267,348
Homes completed and under construction	39,471	90,824
Model homes	7,241	13,423

Total	$408,549	$398,534

Inventories not owned:(2)
Other land options contracts—land banking arrangement	$46,158	$47,408

(1)	Beginning in 2008, the Company temporarily suspended all development, sales and marketing activities at certain projects which were in various stages of development. Management of the Company concluded that this strategy was necessary under the prevailing market conditions and would allow the Company to market the properties at some future time when market conditions may have improved. Certain of these projects were restarted beginning in 2010; and, as markets continue to improve, management continues to evaluate and analyze the marketplace to potentially activate temporarily suspended projects in 2012 and beyond. The Company has incurred and capitalized costs related to these certain projects of $55.2 million as of March 31, 2012, of which $35.2 million is included in Land and land under development and $20.0 million is included in Deposits. The Company may bring more of these projects to market in the latter half of 2012.
(2)	Represents the consolidation of a land banking arrangement which does not obligate the Company to purchase the lots, however, based on certain factors, the Company has determined it is economically compelled to purchase the lots in the land banking arrangement and has been consolidated. Amounts are net of deposits.

The Company accounts for its real estate inventories (including land, construction in progress, completed inventory, including models, and inventories not owned) under FASB ASC 360 Property, Plant, & Equipment (“ASC 360”).

ASC 360 requires impairment losses to be recorded on real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated by real estate inventories are less than the carrying amount of such assets. Indicators of impairment include a decrease in demand for housing due to softening market conditions, competitive pricing pressures which reduce the average sales prices of homes including an increase in sales incentives offered to buyers, slowing sales absorption rates, decreases in home values in the markets in which the Company operates, significant decreases in gross margins and a decrease in project cash flows for a particular project.

For land, construction in progress, completed inventory, including model homes, and inventories not owned, the Company estimates expected cash flows at the project level by maintaining current budgets using recent historical information and current market assumptions. The Company updates project budgets and cash flows of each real estate project on a quarterly basis to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the carrying amount (net book value) of the asset. If the undiscounted cash flows are more than the net book value of the project, then there is no impairment. If the undiscounted cash flows are less than the net book value of the asset, then the asset is deemed to be impaired and is written-down to its fair value.

Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties (i.e., other than a forced liquidation sale). Management determines the estimated fair value of each project by determining the present value of estimated future cash flows at discount rates that are commensurate with the risk of each project. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of future revenues and costs, as well as future events and conditions. Estimates of revenues and costs are supported by the Company’s budgeting process, and are based on recent sales in backlog, pricing required to get the desired pace of sales, pricing of competitive projects, incentives offered by competitors and current estimates of costs of development and construction.

Under the provisions of ASC 360, the Company is required to make certain assumptions to estimate undiscounted future cash flows of a project, which include: (i) estimated sales prices, including sales incentives, (ii) anticipated sales absorption rates and sales volume, (iii) project costs incurred to date and the estimated future costs of the project based on the project budget and pace of construction of the homes, (iv) the carrying costs related to the time a project is actively selling until it closes the final unit in the project, and (v) alternative strategies including selling the land to a third-party or temporarily suspending development of the project. Each project has different assumptions and is based on management’s assessment of the current market conditions that exist in each project location. The Company’s assumptions include moderate absorption increases in certain projects beginning in 2013. In addition, the Company has assumed some moderate reduction in sales incentives in certain projects.

The assumptions and judgments used by the Company in the estimation process to determine the future undiscounted cash flows of a project and its fair value are inherently uncertain and require a substantial degree of judgment. The realization of the Company’s real estate inventories is dependent upon future uncertain events and market conditions. Due to the subjective nature of the estimates and assumptions used in determining the future cash flows of a project, actual results could differ materially from current estimates.

Management assesses land held for future development for impairment when indicators of impairment exist. The Company values land held for future development using, (i) projected cash flows with the strategy of selling the land, on a finished or unfinished basis, or building out the project, (ii) considering recent, legitimate offers received, (iii) prices for land in recent comparable sales transactions, and other factors. In some instances, the Company engages a third-party valuation firm to value the land of each project, on an as-is basis, using several factors including the existing land sale market and market comparables as a barometer for each project.

Management assesses land deposits for impairment when estimated land values are deemed to be less than the agreed upon contract price. The Company considers changes in market conditions, the timing of land purchases, the ability to renegotiate with land sellers the terms of the land option contracts in question, the availability and best use of capital, and other factors. The Company records abandoned land deposits and related pre-acquisition costs in cost of sales-lots, land and other in the consolidated statements of operations in the period that it is abandoned.

As of February 24, 2012, the Company made fair value adjustments to inventory in accordance with fresh start accounting. During the period from February 25, 2012 through March 31, 2012 and the three months ended March 31, 2011, the Company did not record any impairments.

Note 8—Goodwill

Goodwill represents the excess of our enterprise value upon emergence over the fair value of our net tangible and identifiable intangible assets acquired. We recorded goodwill of $14.2 million as of February 24, 2012 in connection with fresh start accounting (refer to Note 2, Note 3 and Note 4 for further details relating to fresh start accounting and valuation of Goodwill). In accordance with the provisions of ASC 350, Intangibles, Goodwill and Other, goodwill amounts are not amortized, but rather are tested for impairment at the reporting unit level at least annually, or more frequently if there are indicators of impairment present. We have determined that we have four reporting segments and we will perform an annual goodwill impairment analysis during the fourth quarter of each fiscal year, with the first annual testing to be carried out in the fourth quarter of fiscal year 2012.

Note 9—Intangibles

The carrying value and accumulated amortization of intangible assets at March 31, 2012, by major intangible asset category, was as follows:

	Successor
	March 31, 2012
	Carrying Value	Accumulated Amortization	Net Carrying Amount
Construction management contracts	$4,640	$(169)	$4,471
Homes in backlog	4,030	(1,197)	2,833
Joint venture management fees	800	(36)	764

Total	$9,470	$(1,402)	$8,068

Amortization expense related to intangible assets for the period from February 25, 2012 through March 31, 2012 was $1.4 million. There was no amortization expense related to intangible assets for the period from January 1, 2012 through February 24, 2012 or prior.

Estimated future amortization expense related to intangible assets is as follows:

Total Amortization
2012 (from April 1 to December 31)	$4,261
2013	912
2014	1,244
2015	1,651
2016	—

Total	$8,068

Note 10—Senior Subordinated Secured Notes and Secured Indebtedness

Notes payable consist of the following (in thousands):

	Successor	Predecessor
	March 31, 2012	December 31, 2011
Notes payable:
Notes payable	$70,317	$74,009

Senior Notes:
Senior Secured Term Loan due October 20, 2014	235,000	206,000
Senior Subordinated Secured Notes due February 15, 2017	75,000	—
7 5/8% Senior Notes due December 15, 2012	—	66,704
10 3/4% Senior Notes due April 1, 2013	—	138,912
7 1/2% Senior Notes due February 15, 2014	—	77,867

	310,000	489,483

	$380,317	$563,492

Senior Secured Term Loan

William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of the Company (“California Lyon”) was a party to a certain Senior Secured Term Loan Agreement (the “Term Loan Agreement”), dated October 20, 2009, with ColFin WLH Funding, LLC, as Administrative Agent (“Admin

Agent”), ColFin WLH Funding, LLC, as Initial Lender and Lead Arranger (“ColFin”) and the other Lenders who may become assignees of ColFin (collectively, with ColFin, the “Lenders”). As of December 31, 2011, the Term Loan outstanding balance was $206.0 million.

The Term Loan Agreement provided for a first lien secured loan of $206.0 million, secured by substantially all of the assets of California Lyon, the Company (excluding stock in California Lyon) and certain wholly-owned subsidiaries. The Term Loan is guaranteed by the Company.

The Term Loan had interest at a rate of 14.0% and was scheduled to mature on October 20, 2014. However, California Lyon had also agreed that, upon any repayment of any portion of the principal amount under the Term Loan (whether or not at maturity), California Lyon would also pay an exit fee equal to the difference (if positive) between (x) the interest that would have been accrued and been then payable on the repaid portion if the interest rate under the Term Loan Agreement were 15.625% and (y) the internal rate of return realized by the Lenders on such repaid portion, taking into account all cash amounts actually received by the Lenders with respect thereto, including the loan fee and interest payments, other than any make whole payments described below.

Upon any prepayment of any portion of the Term Loan prior to its scheduled maturity (other than any prepayment required in connection with a payment of all or any portion of the outstanding principal balance of any of the Indentures), the Term Loan Agreement provided that California Lyon make a “make whole payment” equal to an amount, if positive, of the present value of all future payments of interest which would become due with respect to such prepaid amount from the date of prepayment thereof through and including the maturity date, discounted at a rate of 14%.

The Term Loan Agreement contained customary events of default, including, without limitation, failure to pay when due amounts in respect of the loan or otherwise under the Term Loan Agreement; failure to comply with certain agreements or covenants contained in the Term Loan Agreement for a period of 10 days (or, in some cases, 30 days) after the administrative agent’s notice of such non-compliance; acceleration of more than $10.0 million of certain other indebtedness; and certain insolvency and bankruptcy events.

Under the Term Loan, the Company was required to comply with a number of covenants, the most restrictive of which require the Company to maintain:

•	A tangible net worth, as defined, of at least $75.0 million;

•

A minimum borrowing base such that the indebtedness under the Term Loan does not exceed 60% of the Borrowing Base, with the “Borrowing Base” being calculated as (1) the discounted cash flows of each project securing the loan (collateral value), plus (2) restricted cash and (3) escrow proceeds receivable, as defined;

•

Total secured indebtedness (including the indebtedness under the Term Loan and under all other Construction Notes payable) less than or equal to the Maximum Permitted Secured Indebtedness under the Term Loan Agreement.

•	Excluded Assets Test

As of December 31, 2010, the Company’s Tangible Net Worth was $13.0 million, after recording non-cash impairment charges of $111.9 million during the year ended December 31, 2010. In order to avoid breaching these covenants and obligations, and thereby causing defaults and cross-defaults, the Company completed a series of transactions to provide for financial covenant relief. The Company obtained Waiver No. 1 on April 20, 2011, from the lender of the Term Loan, which waived the Lender’s rights to enforce their remedies for breach of the tangible net worth covenant until July 19, 2011. On July 18, 2011, prior to Waiver No. 1 expiring, the Company then obtained a similar waiver by entering the Waiver No. 2, which terminated September 16, 2011. The Company then obtained a similar waiver, the Waiver No. 3 on September 15, 2011. Such waiver was extended pursuant to the Amendment to Waiver No. 3 on October 7, 2011 and finally terminated on October 27, 2011.

Based on the factors discussed above, the Company was in technical default of the term loan as of December 31, 2011, due to (a) expiration of the tangible net worth covenant waiver on October 27, 2011 and (b) a cross default under the senior notes indentures, as described below.

Amended Senior Secured Term Loan

California Lyon is a party to that certain Amended and Restated Senior Secured Term Loan Agreement, or the Amended Term Loan Agreement, dated February 25, 2012, with ColFin WLH Funding, LLC, as administrative agent and as a lender, and the other lenders party thereto.

The Amended Term Loan Agreement provides for a first lien secured term loan of $235.0 million, secured by substantially all of the assets of California Lyon, Parent (excluding stock in California Lyon) and certain wholly- owned subsidiaries of Parent. The Amended Term Loan is guaranteed by Parent and certain wholly-owned subsidiaries of Parent.

The Amended Term Loan bears interest at a rate of 10.25% per annum. Based on the current outstanding balance of the Amended Term Loan, interest payments are $ 24.1 million annually. The Amended Term Loan is scheduled to mature on January 31, 2015. In addition, there is no pre-payment penalty associated with the Amended Term Loan.

The Amended Term Loan Agreement restricts the ability of California Lyon to permit the indebtedness outstanding under the Amended Term Loan Agreement to exceed the borrowing base, with “borrowing base” being calculated as 67.5% (which percentage will be adjusted down to (x) 65% from the first year anniversary of the Amended Term Loan Agreement to the second anniversary of the Amended Term Loan Agreement and (y) 60% from and after the second year anniversary of the Amended Term Loan Agreement) of the sum of (i) unrestricted cash, (ii) escrow receivables and (iii) eligible real property collateral valuation, each as defined in the Amended Term Loan Agreement. The Amended Term Loan Agreement also contains covenants that, subject to certain exceptions, limit the ability of California Lyon, Parent and their respective subsidiaries to, among other things: (i) incur liens; (ii) incur additional indebtedness; (iii) transfer or dispose of assets; (iv) merge, consolidate or alter their line of business; (v) guarantee obligations; (vi) engage in affiliated party transactions; (vii) declare or pay dividends or make other distributions or repurchase stock; (viii) make advances, loans or investments; (ix) repay debt (including under the indenture governing the Notes); and (x) make expenditures outside of the Company’s primary business.

The Amended Term Loan Agreement contains customary events of default, including, without limitation, and subject to certain grace periods as set forth therein, failure to pay when due amounts under the Amended Term Loan Agreement; failure to comply with certain agreements or covenants contained in the Amended Term Loan Agreement or other loan documents related to the Amended Term Loan Agreement; default in respect of other indebtedness with an aggregate principal amount of more than $10.0 million; certain insolvency and bankruptcy events; and the occurrence of certain change of control transactions.

The Company’s covenant compliance for the Amended Term Loan at March 31, 2012 is detailed in the table set forth below (dollars in millions):

Covenant and Other Requirements	Actual at March 31, 2012	Covenant Requirement at March 31, 2012
Ratio of Term Loan to Borrowing Base	64.1%	67.5%

As of March 31, 2012, the Company is not in default with the covenants under the Amended Term Loan.

Senior Notes

On December 31, 2011, the Senior Notes had the following principal amounts outstanding (in thousands):

December 31, 2011
7 5/8% Senior Notes due December 15, 2012	$66,704
10 3/4% Senior Notes due April 1, 2013	138,912
7 1/2% Senior Notes due February 15, 2014	77,867

$283,483

7 5/8% Senior Notes

On November 22, 2004, California Lyon issued $150.0 million principal amount of the 7 5/8% Senior Notes. Of the initial $150.0 million, $66.7 million in aggregate principal amount remained outstanding as of December 31, 2011.

10 3/4% Senior Notes

On March 17, 2003, California Lyon issued $250.0 million of the 10 3/4% Senior Notes at a price of 98.493% to the public, resulting in net proceeds to the Company of approximately $246.2 million. The redemption price reflected a discount to yield 11% under the effective interest method, and the notes have been reflected net of the unamortized discount in the consolidated balance sheet. Of the initial $250.0 million, $138.9 million aggregate principal amount remained outstanding as of December 31, 2011.

10 3/4% Senior Notes Indenture Interest Payment Default

On October 31, 2011, California Lyon did not make the scheduled interest payment on the 10 3/4% Senior Notes within the 30-day grace period specified in the 10 3/4% Senior Notes Indenture, resulting in an event of default under the 10 3/4% Senior Notes Indenture, and a cross-default under the Term Loan Agreement. In the event that Holders of the 10 3/4% Senior Notes exercised their right to accelerate the 10 3/4% Senior Notes, a cross-default under the other Prepetition Indentures would have resulted. Since the Company was in negotiations with certain holders of the Senior Notes to reorganize and restructure the debt of the Company, the holders did not exercise their right to accelerate the 10 3/4% Senior Notes.

7 1/2% Senior Notes

On February 6, 2004, California Lyon issued $150.0 million principal amount of the 7 1/2% Senior Notes, resulting in net proceeds to the Company of approximately $147.6 million. Of the initial $150.0 million, $77.9 million aggregate principal amount remained outstanding as of December 31, 2011.

General Terms of the Senior Notes

The Senior Notes were senior unsecured obligations of California Lyon and were unconditionally guaranteed on a senior unsecured basis by the Company, and by all of the Company’s existing and certain of its future restricted subsidiaries. The Senior Notes and the guarantees ranked senior to all of the Company’s and the guarantors’ debt that was expressly subordinated to the Senior Notes and the guarantees, but were effectively subordinated to all of the Company’s and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness.

The Senior Notes Indentures contained covenants that limited the ability of the Company and its restricted subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Company’s restricted subsidiaries (other than California Lyon) to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of the Company’s and California Lyon’s assets. These covenants were subject to a number of important exceptions and qualifications as described in the Senior Notes Indentures.

In conjunction with Plan, the Company and certain of its subsidiaries consummated the principal transactions contemplated by the Plan, including the issuance of 44,793,255 shares of new Class A Common Stock, $0.01 par value per share, or Class A Common Stock, and $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, in exchange for the outstanding principal due on the outstanding 7 5/8% Senior Notes due 2012, 10 1/4% Senior Notes due 2013 and 7 1/2% Senior Notes due 2014.

Senior Subordinated Secured Notes

The outstanding principal amount of the notes is $75.0 million and mature in February 2017. The Notes are senior subordinated secured obligations of California Lyon and are unconditionally guaranteed on a senior subordinated secured basis by Parent and by certain of Parent’s existing and future restricted subsidiaries. The Notes and the guarantees rank senior to all of California Lyon’s and the guarantors’ debt that is expressly subordinated to the Notes and the guarantees, but are subordinated to all of the Company’s and the guarantors’ indebtedness under the Amended Term Loan Agreement, and effectively subordinated to any future secured indebtedness of California Lyon and the guarantors that is secured on a first-lien basis, to the extent of the value of the assets securing that indebtedness.

Cash interest of 8% on the outstanding principal amount of the Notes, or $6 million per year, is due in semi-annual installments in arrears on June 15 and December 15 of each year. The remaining interest of 4% on the outstanding principal amount of the Notes is payable in kind semi-annually in arrears by increasing the principal amount of the Notes. The Notes are redeemable at the option of California Lyon at any time, in whole or in part, at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest, if any. All guarantees of the Notes are full and unconditional and all guarantees are joint and several. There are no significant restrictions under the indenture governing the Notes, on the ability of the Company or any guarantor to obtain funds from subsidiaries by dividend or loan.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur certain additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Company’s restricted subsidiaries (other than California Lyon) to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of the Company’s and California Lyon’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the Indenture. In addition, there is no pre-payment penalty associated with the Notes.

Notes Payable

Construction Notes Payable

At December 31, 2011, the Company had two construction notes payable totaling $16.0 million. One of the notes totaling $9.0 million matured in January 2012, with interest at rates based on either LIBOR or prime with an interest rate floor of 6.5%. However, in conjunction with the Plan, the construction note payable was renegotiated to mature January 2013 with an option to extend for one year to December 2013. Interest on the note is paid monthly at a rate based on LIBOR or prime, with a floor of 5.5%, and the principal is repaid ratably in quarterly installments, beginning March 31, 2012 and continuing through maturity. As of March 31, 2012, the outstanding principal balance was $7.9 million.

The other construction note had a remaining balance at December 31, 2011 of $7.0 million, and was not renegotiated in conjunction with the Plan. The note will mature in May 2015. The loan requires monthly interest payments at a fixed rate of 10.0%, with quarterly principal payments of $500,000. During 2011, the Company paid $2.0 million in principal towards this loan. As part of the Company’s adoption of ASC 852, the loan was valued at $6.3 million as of February 24, 2012, the date of the confirmation of the Plan. As of March 31, 2012, the outstanding principal balance was $6.3 million.

Land Acquisition Note Payable

In October 2011, the Company secured an acquisition note payable in conjunction with the acquisition of a parcel of land in Northern California. The acquisition price of the land was $56.0 million, and the loan was for $55.0 million. The note was scheduled to mature in October 2012, and carried an interest rate of 1.5% per month, which was paid monthly on the loan. As part of the Company’s adoption of ASC 852, Reorganizations, the loan was valued at $56.3 million as of February 24, 2012, the confirmation date of the plan. As of March 31, 2012, the outstanding balance was $56.1 million. In May 2012, the Company sold the parcel of land and repaid the note in full.

Seller Financing

At December 31, 2011, the Company had $3.0 million of notes payable outstanding related to a land acquisition for which seller financing was provided. The note bore interest at 7% and matured in March 2012. In March 2012, the seller note was paid in full.

GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS

The following consolidating financial information and condensed consolidating financial information includes:

(1) Condensed consolidating balance sheets as of March 31, 2012 and December 31, 2011; condensed consolidating statements of operations for the period from February 25, 2012 through March 31, 2012, period from January 1, 2012 through February 24, 2012, and the three months ended March 31, 2011; and condensed consolidating statements of cash flows for the period from February 25, 2012 through March 31, 2012, period from January 1, 2012 through February 24, 2012, and the three months ended March 31, 2011, of (a) William Lyon Homes, as the parent, (b) William Lyon Homes, Inc., as the subsidiary issuer, (c) the guarantor subsidiaries, (d) the non-guarantor subsidiaries and (e) William Lyon Homes, Inc. on a consolidated basis; and

(2) Elimination entries necessary to consolidate William Lyon Homes, as the parent, with William Lyon Homes, Inc. and its guarantor and non-guarantor subsidiaries.

William Lyon Homes owns 100% of all of its guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for these subsidiaries as of March 31, 2012.

CONDENSED CONSOLIDATING BALANCE SHEET

March 31, 2012

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
ASSETS
Cash and cash equivalents	$—	$66,567	$54	$4,454	$—	$71,075
Restricted cash	—	853	—	—	—	853
Receivables	—	8,391	301	3,249	—	11,941
Real estate inventories
Owned	—	274,481	—	134,068	—	408,549
Not owned	—	46,158	—	—	—	46,158
Deferred loan costs	—	2,419	—	—	—	2,419
Goodwill	—	14,209	—	—	—	14,209
Intangibles	—	8,068	—	—	—	8,068
Other assets	—	6,713	154	301	—	7,168
Investments in subsidiaries	38,764	(74,529)	—	—	35,765	—
Intercompany receivables	—	—	203,850	11	(203,861)	—

	$38,764	$353,330	$204,359	$142,083	$(168,096)	$570,440

LIABILITIES AND EQUITY (DEFICIT)
Accounts payable	$—	$7,645	$56	$1,192	$—	$8,893
Accrued expenses	—	31,505	214	1,011	—	32,730
Liabilities from inventories not owned	—	46,158	—	—	—	46,158
Notes payable	—	943	—	69,374	—	70,317
Senior Secured Term Loan	—	235,000	—	—	—	235,000
Senior Subordinated Secured Notes	—	75,000	—	—	—	75,000
Intercompany payables	—	67,606	—	136,255	(203,861)	—

Total liabilities	—	463,857	270	207,832	(203,861)	468,098
Redeemable convertible preferred stock	—	56,386	—	—	—	56,386
Equity (deficit)
Stockholders’ equity (deficit)	38,764	(166,913)	204,089	(72,941)	35,765	38,764
Noncontrolling interest	—	—	—	7,192	—	7,192

	$38,764	$353,330	$204,359	$142,083	$(168,096)	$570,440

CONDENSED CONSOLIDATING BALANCE SHEET

(DEBTOR-IN-POSSESSION)

December 31, 2011

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
ASSETS
Cash and cash equivalents	$—	$14,333	$47	$5,681	$—	$20,061
Restricted cash	—	852	—	—	—	852
Receivables	—	9,897	310	3,525	—	13,732
Real estate inventories
Owned	—	278,939	—	119,595	—	398,534
Not owned	—	47,408	—	—	—	47,408
Deferred loan costs	—	8,810	—	—	—	8,810
Other assets	—	6,671	159	724	—	7,554
Investments in subsidiaries	(179,516)	(85,714)	—	—	265,230	—
Intercompany receivables	—	—	203,517	12	(203,529)	—

	$(179,516)	$281,196	$204,033	$129,537	$61,701	$496,951

LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise:
Accounts payable	$—	$1,436	$—	$—	$—	$1,436
Accrued expenses	—	2,082	—	—	—	2,082
Liabilities from inventories not owned	—	47,408	—	—	—	47,408
Notes payable	—	3,010	—	70,999	—	74,009
Senior Secured Term Loan	—	206,000	—	—	—	206,000
Intercompany payables	—	71,459	—	132,070	(203,529)	—

	—	331,395	—	203,069	(203,529)	330,935
Liabilities subject to compromise:
Accounts Payable	—	2,560	38	1,348	—	3,946
Accrued Expenses	—	47,051	218	1,188	—	48,457
7 5/8% Senior Notes	—	66,704	—	—	—	66,704
10 3/4% Senior Notes	—	138,912	—	—	—	138,912
7 1/2% Senior Notes	—	77,867	—	—	—	77,867

	—	333,094	256	2,536	—	335,886

Total liabilities	—	664,489	256	205,605	(203,529)	666,821
Equity (deficit)
Stockholders’ equity (deficit)	(179,516)	(383,293)	203,777	(85,714)	265,230	(179,516)
Non-controlling interest	—	—	—	9,646	—	9,646

	$(179,516)	$281,196	$204,033	$129,537	$61,701	$496,951

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

Period from February 25, 2012 through

March 31, 2012 (Successor)

(in thousands)

	Unconsolidated				Eliminating Entries	Consolidated Company
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries
Operating revenue
Home sales	$—	$9,910	$3,789	$1,410	$—	$15,109
Construction services	—	3,195	—	—	—	3,195
Management fees	—	65	—	—	(65)	—

	—	13,170	3,789	$1,410	(65)	18,304

Operating costs
Cost of sales—homes	—	(8,507)	(3,377)	(1,244)	65	(13,063)
Construction services	—	(2,896)	—	—	—	(2,896)
Sales and marketing	—	(786)	(210)	(97)	—	(1,093)
General and administrative	—	(3,583)	(32)	—	—	(3,615)
Other	—	(504)	—	(95)	—	(599)

	—	(16,276)	(3,619)	(1,436)	65	(21,266)

Loss from subsidiaries	(5,059)	2	—	—	5,057	—

Operating (loss) income	(5,059)	(3,104)	170	(26)	5,057	(2,962)
Interest expense, net of amounts capitalized	—	(1,650)	—	(64)	—	(1,714)
Other income (expense), net	—	60	(12)	(1)	—	47

Loss before reorganization items	(5,059)	(4,694)	158	(91)	5,057	(4,629)
Reorganization items	—	(353)	—	—	—	(353)

Loss before benefit from income taxes	(5,059)	(5,047)	158	(91)	5,057	(4,982)
Benefit from income taxes	—	—	—	—	—	—

Net (loss) income	(5,059)	(5,047)	158	(91)	5,057	(4,982)
Less: Net income attributable to noncontrolling interest	—	—	—	(77)	—	(77)

Net (loss) income attributable to William Lyon Homes	(5,059)	(5,047)	158	(168)	5,057	(5,059)
Preferred stock dividends	(292)	—	—	—	—	(292)

Net (Loss) income attributable to common stockholders	$(5,351)	$(5,047)	$158	$(168)	$5,057	$(5,351)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

Period from January 1, 2012 through

February 24, 2012 (Predecessor)

(in thousands)

	Unconsolidated				Eliminating Entries	Consolidated Company
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries
Operating revenue
Home sales	$—	$10,024	$4,316	$2,347	$—	$16,687
Construction services	—	8,883	—	—	—	8,883
Management fees	—	110	—	—	(110)	—

	—	19,017	4,316	2,347	(110)	25,570

Operating costs
Cost of sales—homes	—	(8,819)	(3,820)	(2,069)	110	(14,598)
Construction services	—	(8,223)	—	—	—	(8,223)
Sales and marketing	—	(1,496)	(260)	(188)	—	(1,944)
General and administrative	—	(3,246)	(56)	—	—	(3,302)
Other	—	(16)	—	(171)	—	(187)

	—	(21,800)	(4,136)	(2,428)	110	(28,254)

Gain from subsidiaries	228,383	11,536	—	—	(239,919)	—

Operating (loss) income	228,383	8,753	180	(81)	(239,919)	(2,684)
Interest expense, net of amounts capitalized	—	(2,407)	—	(100)	—	(2,507)
Other income (expense), net	—	266	(25)	(11)	—	230

Loss before reorganization items	228,383	6,612	155	(192)	(239,919)	(4,961)
Reorganization items	—	221,796	(1)	11,663	—	233,458

Loss before benefit from income taxes	228,383	228,408	154	11,471	(239,919)	228,497
Benefit from income taxes	—	—	—	—	—	—

Net (loss) income	228,383	228,408	154	11,471	(239,919)	228,497
Less: Net income attributable to noncontrolling interest	—	—	—	(114)	—	(114)

Net (loss) income attributable to William Lyon Homes	228,383	228,408	154	11,357	(239,919)	228,383
Preferred stock dividends	—	—	—	—	—	—

Net (loss) income attributable to common stockholders	$228,383	$228,408	$154	$11,357	$(239,919)	$228,383

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

Three Months Ended March 31, 2011

(in thousands)

	Unconsolidated				Eliminating Entries	Consolidated Company
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non- Guarantor Subsidiaries
Operating revenue
Home sales	$—	$31,691	$3,453	$1,430	$—	$36,574
Construction services	—	2,226	—	—	—	2,226
Management fees	—	65	—	—	(65)	—

	—	33,982	3,453	1,430	(65)	38,800

Operating costs
Cost of sales—homes	—	(27,575)	(3,179)	(1,196)	65	(31,885)
Construction services	—	(1,837)	—	—	—	(1,837)
Sales and marketing	—	(3,636)	(267)	(186)	—	(4,089)
General and administrative	—	(7,126)	(73)	(1)	—	(7,200)
Other	—	(562)	—	—	—	(562)

	—	(40,736)	(3,519)	(1,383)	65	(45,573)

Equity in income of unconsolidated joint ventures	—	207	—	—	—	207

Loss from subsidiaries	(11,225)	(71)	—	—	11,296	—

Operating (loss) income	(11,225)	(6,618)	(66)	47	11,296	(6,566)
Interest expense, net of amounts capitalized	—	(4,778)	—	—	—	(4,778)
Other income (expense), net	—	218	(47)	(4)	—	167

Net (loss) income	(11,225)	(11,178)	(113)	43	11,296	(11,177)
Less: Net income attributable to noncontrolling interest	—	—	—	(48)	—	(48)

Net (loss) income attributable to William Lyon Homes	$(11,225)	$(11,178)	$(113)	$(5)	$11,296	$(11,225)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Period from February 25, 2012 through

March 31, 2012 (Successor)

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net (loss) income	$(5,059)	$(5,047)	$158	$(91)	$5,057	$(4,982)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	—	1,489	1	—	—	1,490
Equity in loss of subsidiaries	5,059	(2)	—	—	(5,057)	—
Net changes in operating assets and liabilities:
Restricted cash	—	(1)	—	—	—	(1)
Receivables	—	(412)	1	265	—	(146)
Real estate inventories—owned	—	601	—	(687)	—	(86)
Other assets	—	(291)	2	—	—	(289)
Accounts payable	—	(495)	4	(616)	—	(1,107)
Accrued expenses	—	573	(3)	255	—	825

Net cash (used in) provided by operating activities	—	(3,585)	163	(874)	—	(4,296)

Investing activities
Purchases of property and equipment	—	—	(1)	1	—	—
Investments in subsidiaries	—	171	—	—	(171)	—

Net cash provided by (used in) investing activities	—	171	(1)	1	(171)	—

Financing activities
Principal payments on notes payable	—	(3,052)	—	(1,124)	—	(4,176)
Noncontrolling interest distributions, net	—	—	—	(985)	—	(985)
Intercompany receivables/payables	—	(1,537)	(160)	1,526	171	—

Net cash (used in) provided by financing activities	—	(4,589)	(160)	(583)	171	(5,161)

Net decrease in cash and cash equivalents	—	(8,003)	2	(1,456)	—	(9,457)
Cash and cash equivalents at beginning of period	—	74,570	52	5,910	—	80,532

Cash and cash equivalents at end of period	$—	$66,567	$54	$4,454	$—	$71,075

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Period from January 1, 2012 through

February 24, 2012 (Predecessor)

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net (loss) income	$228,383	$228,408	$154	$11,471	$(239,919)	$228,497
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	—	583	3	—	—	586
Reorganization items:
Cancellation of debt	—	(298,831)	—	—	—	(298,831)
Plan implementation and fresh start adjustments	—	62,553	—	(13,251)	—	49,302
Writeoff of deferred loan costs	—	8,258	—	—	—	8,258
Equity in loss of subsidiaries	(228,383)	(11,536)	—	—	239,919	—
Net changes in operating assets and liabilities:
Receivables	—	922	8	11	—	941
Real estate inventories—owned	—	(4,924)	—	(2,123)	—	(7,047)
Other assets	—	203	3	—	—	206
Accounts payable	—	4,144	14	460	—	4,618
Accrued expenses	—	(3,418)	(1)	(432)	—	(3,851)

Net cash (used in) provided by operating activities	—	(13,638)	181	(3,864)	—	(17,321)

Investing activities
Purchases of property and equipment	—	(419)	(3)	422	—	—
Investments in subsidiaries	—	183	—	—	(183)	—

Net cash provided by (used in) investing activities	—	(236)	(3)	422	(183)	—

Financing activities
Principal payments on notes payable	—	(116)	—	(500)	—	(616)
Proceeds from reorganization	—	30,971	—	—	—	30,971
Proceeds from issuance of preferred stock	—	50,000	—	—	—	50,000
Proceeds from debtor in possesion financing	—	5,000	—	—	—	5,000
Principal payment of debtor in possesion financing	—	(5,000)	—	—	—	(5,000)
Payment for deferred loan costs	—	(2,491)	—	—	—	(2,491)
Noncontrolling interest distributions, net	—	—	—	(72)	—	(72)
Advances to affiliates	—	—	—	(4)	4	—
Intercompany receivables/payables	—	(2,665)	(173)	2,659	179	—

Net cash (used in) provided by financing activities	—	75,699	(173)	2,083	183	77,792

Net decrease in cash and cash equivalents	—	61,825	5	(1,359)	—	60,471
Cash and cash equivalents at beginning of period	—	14,333	47	5,681	—	20,061

Cash and cash equivalents at end of period	$—	$76,158	$52	$4,322	$—	$80,532

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Three Months Ended March 31, 2011

(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net (loss) income	$(11,225)	$(11,178)	$(113)	$43	$11,296	$(11,177)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	—	948	14	—	—	962
Equity in income of unconsolidated joint ventures	—	(207)	—	—	—	(207)
Equity in loss of subsidiaries	11,225	71	—	—	(11,296)	—
Net changes in operating assets and liabilities:
Receivables	—	1,637	2	(1)	—	1,638
Real estate inventories—owned	—	(13,083)	—	806	—	(12,277)
Other assets	—	(2,459)	4	—	—	(2,455)
Accounts payable	—	1,756	(5)	(129)	—	1,622
Accrued expenses	—	(1,331)	10	—	—	(1,321)

Net cash (used in) provided by operating activities	—	(23,846)	(88)	719	—	(23,215)

Investing activities
Net change in investment in and advances to unconsolidated joint ventures	—	166	—	—	—	166
Purchases of property and equipment	—	11	(14)	—	—	(3)
Investments in subsidiaries	—	(65)	—	—	65	—

Net cash provided by (used in) investing activities	—	112	(14)	—	65	163

Financing activities
Principal payments on notes payable	—	(1,426)	—	—	—	(1,426)
Noncontrolling interest contributions, net	—	—	—	(1,361)	—	(1,361)
Advances to affiliates	—	—	(2)	(1)	3	—
Intercompany receivables/payables	—	(232)	84	216	(68)	—

Net cash (used in) provided by financing activities	—	(1,658)	82	(1,146)	(65)	(2,787)

Net decrease in cash and cash equivalents	—	(25,392)	(20)	(427)	—	(25,839)
Cash and cash equivalents at beginning of period	—	69,499	131	1,656	—	71,286

Cash and cash equivalents at end of period	$—	$44,107	$111	$1,229	$—	$45,447

Note 11—Fair Value of Financial Instruments

In accordance with FASB ASC Topic 820 Fair Value Measurements and Disclosure, the Company is required to disclose the estimated fair value of financial instruments. As of March 31, 2012 and December 31, 2011, the Company used the following assumptions to estimate the fair value of each type of financial instrument for which it is practicable to estimate:

•	Cash and Cash Equivalents—The carrying amount is a reasonable estimate of fair value. The Company’s cash balances primarily consist of short-term liquid investments and demand deposits.

•	Notes Payable—The carrying value was adjusted to fair value based on the fresh start accounting adjustments.

•	Senior Secured Term Loan—The carrying value was adjusted to fair value based on the fresh start accounting adjustments.

•	Senior Subordinated Secured Note—The carrying value was adjusted to fair value based on the fresh start accounting adjustments.

The estimated fair values of financial instruments are as follows (in thousands):

	March 31, 2012		December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$71,075	$71,075	$20,061	$20,061
Financial liabilities:
Notes payable	$70,317	$70,317	$74,009	$74,009
Senior Secured Term Loan due 2015	$235,000	$235,000	$206,000	$235,000
Senior Subordinated Secured Notes due 2017	$75,000	$75,000	—	—
7 5/8% Senior Notes due 2012	—	—	$66,704	$20,469
10 3/4% Senior Notes due 2013	$—	—	$138,912	$40,614
7 1/2% Senior Notes due 2014	$—	—	$77,867	$21,742

FASB ASC Topic 820 establishes a framework for measuring fair value, expands disclosures regarding fair value measurements and defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820 requires the Company to maximize the use of observable market inputs, minimize the use of unobservable market inputs and disclose in the form of an outlined hierarchy the details of such fair value measurements. FASB ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to a fair value measurement are considered to be observable or unobservable in a marketplace. The three levels of the hierarchy are as follows:

•	Level 1—quoted prices for identical assets or liabilities in active markets;

•

Level 2—quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3—valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Note 12—Related Party Transactions

For the period from January 1, 2012 through February 24, 2012, the period from February 25, 2012 through March 31, 2012 and the three months ended March 31, 2011, the Company incurred reimbursable on-site labor costs of $27,000, $18,000 and $45,000, respectively, for providing customer service to real estate projects developed by entities controlled by William Lyon and William H. Lyon. At March 31, 2012 and December 31, 2011, $24,000 and $30,000, respectively, was due to the Company for reimbursable on-site labor costs.

The Company earned fees of $52,000, $35,000 and $92,000 during the period from January 1, 2012 through February 24, 2012, the period from February 25, 2012 through March 31, 2012 and the three months ended March 31, 2011, respectively, related to a Human Resources and Payroll Services contract between the Company and an entity controlled by General William Lyon and William H. Lyon. Effective April 1, 2011, the Company and this entity amended the Human Resources and Payroll Services contract to provide that the affiliate will now pay to the Company a base monthly fee of $21,335 and a variable monthly fee equal to $23 multiplied by the number of active employees employed by such entity (which will initially result in a variable monthly fee of approximately $8,000). The amended contract also provides that the Company will be reimbursed by such affiliate for a pro rata share of any bonuses paid to the Company’s Human Resources staff (other than any bonus paid to the Vice President of Human Resources). The Company believes that the compensation being paid to it for the services provided to the affiliate is at a market rate of compensation, and that as a result of the fees that are paid to the Company under this contract, the overall cost to the Company of its Human Resources department will be reduced.

On September 3, 2009, Presley CMR, Inc., a California corporation (“Presley CMR”) and wholly owned subsidiary of California Lyon, entered into an Aircraft Purchase and Sale Agreement (“PSA”) with an affiliate of General William Lyon to sell the aircraft described above. The PSA provided for an aggregate purchase price for the Aircraft of $8.3 million, (which value was the appraised fair market value of the Aircraft), which consists of: (i) cash in the amount of $2.1 million to be paid at closing and (ii) a promissory note from the affiliate in the amount of $6.2 million. The note is secured by the Aircraft. As part of the Company’s fresh start accounting, the note was adjusted to its fair value of $5.2 million. The Company receives semiannual interest payments of approximately $132,000 in March and September, the most recent payment was received in March 2012. The note is due in September 2016.

For the period from January 1, 2012 through February 24, 2012, the period from February 25, 2012 through March 31, 2012 and the three months ended March 31, 2011, the Company incurred charges of $118,000, $79,000 and $197,000, respectively, related to rent on its corporate office, from a trust of which William H. Lyon is the sole beneficiary. The Company is considering its options in light of current usage and market conditions.

Note 13—Income Taxes

Income taxes are accounted for under the provisions of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which are now codified as FASB ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are accounted for using an asset and liability approach. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. A valuation allowance is provided to reduce net deferred tax assets to an amount that is more likely than not to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be considered “more-likely-than-not” to be sustained upon examination by taxing authorities. The Company has taken positions in certain taxing jurisdictions for which it is more likely than not that previously unrecognized tax benefits will be recognized. In addition, the Company has elected to recognize interest and penalties related to uncertain tax positions in the income tax provision.

Since inception, the Company has operated solely within the United States.

On December 19, 2011, Parent and certain of its subsidiaries filed voluntary petitions under Chapter 11 of Title 11 of the United States Code, as amended, in the U.S. Bankruptcy Court for the District of Delaware to seek approval of the Prepackaged Joint Plan of Reorganization (the “Plan”). On February 10, 2012, the Bankruptcy Court confirmed the Plan. On February 25, 2012, Parent and certain of its subsidiaries consummated the principal transactions contemplated by the Plan and emerged from the bankruptcy proceeding.

The following summarizes the benefit (provision) for income taxes (in thousands):

	Successor	Predecessor
	Period From February 25 through March 31, 2012	Period From January 1 through February 24, 2012	Three Months Ended March 31, 2011
Current
Interest income on uncertain tax positions	$—	$—	$—
Federal	—	—	—
State	—	—	—

	$—	$—	$—

Income taxes differ from the amounts computed by applying the applicable federal statutory rates due to the following (in thousands):

	Successor	Predecessor
	Period From February 25 through March 31, 2012	Period From January 1 through February 24, 2012	Three Months Ended March 31, 2011
Provision for federal income taxes at the statutory rate	$1,771	(79,935)	$ 3,929
Provision for state income taxes, net of federal income tax benefits	—	—	—
Valuation allowance	(1,770)	(14,991)	(3,924)
Nondeductible items-reorganization costs	—	94,925	—
Nondeductible items-other	(1)	(3)	(9)
Other	—	4	4

	$—	$ —	$ —

Temporary differences giving rise to deferred income taxes consist of the following (in thousands):

	Successor	Predecessor
	March 31, 2012	December 31, 2011
Deferred tax assets
Reserves deducted for financial reporting purposes not allowable for tax purposes	$110,454	$102,216
Compensation deductible for tax purposes when paid	639	970
State income tax provisions deductible when paid for federal tax purposes	—	3
Effect of book/tax differences for joint ventures	1,616	1,563
Effect of book/tax differences for capped interest/G&A	643	891
Other	320	318
AMT credit carryover	2,698	2,698
Net operating loss	111,922	99,586
Valuation allowance	(222,311)	(202,322)

	5,981	5,923
Deferred tax liabilities
Effect of book/tax differences for joint ventures	(5,981)	(5,923)
Effect of book/tax differences for capped interest/G&A	—	—

	(5,981)	(5,923)

	$—	$—

As of December 31, 2011, the Company had gross federal and state net operating loss (“NOL”) carryforwards totaling approximately $177.3 million and $440.4 million, respectively. Federal net operating loss carryforwards begin to expire in 2028 and state net operating loss carryforwards begin to expire in 2013.

The plan resulted in the issuance of 44,793,255 shares of Parent’s new Class A Common Stock, $0.01 par value per share, and a $75 million principal amount 12% Senior Subordinated Secured Notes due 2017, issued by California Lyon, in exchange for the claims held by the holders of the formerly outstanding notes of California Lyon. Pursuant to various provisions contained in Internal Revenue Code (the “IRC”) Section 108(e), these transactions resulted in Cancellation of Debt (“COD”) income for income tax purposes of approximately $200 million. IRC Section 108(a)(1)(A) provides that COD income is excluded from gross income when the discharge occurs in a Title 11 case under the jurisdiction of the bankruptcy court. However, pursuant to IRC Section 108(b)(1), if COD income is excluded due to the application of the bankruptcy exception, the amount of excluded COD income must generally be applied to reduce certain tax attributes of the debtor. In general, such attributes would normally be reduced in the following order: (1) net operating losses (current and carry forward); (2) general business tax credits; (3) minimum tax credits; (4) capital loss carryovers; (5) tax basis of the taxpayer’s assets; (6) passive activity losses & credit carryovers; and (7) foreign tax credit carryovers. Under IRC Section 108(b)(4)(a), the tax attribute reduction generally occurs after determining the taxpayer’s income tax liability for the year of the debt discharge. The Company believes that the consolidated NOLs of California Lyon will be the only tax attribute of the consolidated group which will be reduced in connection with the exclusion of the COD income. The Company also believes that the NOLs of California Lyon will fully absorb the COD income.

In connection with our emergence from the Chapter 11 bankruptcy proceedings, we experienced an “ownership change” as defined in Section 382 of the IRC as of February 25, 2012. Section 382 of the IRC contains rules that limit the ability of a company that undergoes an “ownership change” to utilize its net operating loss carryforwards and certain built-in losses or deductions recognized during the five-year period after the ownership change. We are able to retain a portion of our U.S. federal and state NOLs and tax credit carry forwards, or the “Tax Attributes”, in connection with the ownership change. However, IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its Tax Attributes against future U.S. taxable income in the event of a change in ownership. In our situation, the limitation under the IRC will generally be based on the value of our equity (for purposes of the applicable tax rules) on or immediately following the time of emergence. Our annual Section 382 limitation is approximately $4.0 million. As a result, our future U.S. taxable income may not be fully offset by the Tax Attributes if such income exceeds our annual limitation, and we may incur a tax liability with respect to such income. In addition, subsequent changes in ownership for purposes of the IRC could further diminish our ability to utilize Tax Attributes.

At March 31, 2012, we had federal and state carryforwards of approximately $205.0 million and approximately $465.0 million, respectively. Federal NOL carryforwards begin to expire in 2028; state NOL carryforwards begin to expire in 2013. These NOL carryforwards will be subject to reduction by the excluded COD income of approximately $200.0 million. As of March 31, 2012, we had a net unrealized built-in loss (“NUBIL”) totaling approximately $260.0 million, that, if recognized before February 24, 2017, would be subject to the annual Section 382 limitation amount of approximately $4.0 million. In addition we have alternative minimum tax credit carryforwards of approximately $3.0 million which do not expire.

In assessing the benefits of the deferred tax assets, management considers whether it is “more likely than not” that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers taxable income in carry back years, the scheduled reversal of deferred tax liabilities, tax planning strategies and projected future taxable income in making this assessment. As of March 31, 2012, due to uncertainties surrounding the realization of the cumulative federal and state deferred tax assets, the Company had a full valuation allowance against the deferred tax assets. The valuation allowances for the periods ending March 31, 2012, and December 31, 2011 were $222.3 million, and $202.3 million, respectively.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be considered “more-likely-than-not” to be sustained upon examination by taxing authorities. The Company has taken positions in certain taxing jurisdictions for which it is more likely than not that previously unrecognized tax benefits will be recognized. The Company records interest and penalties related to uncertain tax positions as a component of the provision for income taxes. At December 31, 2011 and March 31, 2012, the Company had no unrecognized tax benefits.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is subject to U.S. federal income tax examination for calendar tax years ended 2008 through 2011. The Company is subject to various state income tax examinations for calendar tax years ended 2007 through 2011.

Note 14—Commitments and Contingencies

The Company’s commitments and contingent liabilities include the usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

The Company is a defendant in various lawsuits related to its normal business activities. In the opinion of management, disposition of the various lawsuits will have no material effect on the consolidated financial statements of the Company.

In some jurisdictions in which the Company develops and constructs property, assessment district bonds are issued by municipalities to finance major infrastructure improvements. As a land owner benefited by these improvements, the Company is responsible for the assessments on its land. When properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments. Assessment district bonds issued after May 21, 1992 are accounted for under the provisions of 91-10, “Accounting for Special Assessment and Tax Increment Financing Entities” issued by the Emerging Issues Task Force of the Financial Accounting Standards Board on May 21, 1992, now codified as FASB ASC Topic 970-470, Real Estate—Debt, and recorded as liabilities in the Company’s consolidated balance sheet, if the amounts are fixed and determinable.

As of March 31, 2012, the Company had $0.9 million in deposits as collateral for outstanding irrevocable standby letters of credit to guarantee the Company’s financial obligations under certain contractual arrangements in the normal course of business. The standby letters of credit were secured by cash as reflected as restricted cash on the accompanying consolidated balance sheet. The beneficiary may draw upon these letters of credit in the event of a contractual default by the Company relating to each respective obligation. These letters of credit generally have a stated term of 12 months and have varying maturities throughout 2012, at which time the Company may be required to renew to coincide with the term of the respective arrangement.

The Company also had outstanding performance and surety bonds of $55.2 million at March 31, 2012 related principally to its obligations for site improvements at various projects. The Company does not believe that draws upon these bonds, if any, will have a material effect on the Company’s financial position, results of operations or cash flows.

The Company has provided unsecured environmental indemnities to certain lenders, joint venture partners and land sellers. In each case, the Company has performed due diligence on the potential environmental risks including obtaining an independent environmental review from outside environmental consultants. These indemnities obligate the Company to reimburse the guaranteed parties for damages related to environmental matters. There is no term or damage limitation on these indemnities; however, if an environmental matter arises, the Company could have recourse against other previous owners.

See Note 10 for additional information relating to the Company’s guarantee arrangements.

Land Banking Arrangements

The Company enters into purchase agreements with various land sellers. As a method of acquiring land in staged takedowns, thereby minimizing the use of funds from the Company’s available cash or other corporate financing sources and limiting the Company’s risk, the Company transfers the Company’s right in such purchase agreements to entities owned by third parties (“land banking arrangements”). These entities use equity contributions and/or incur debt to finance the acquisition and development of the previous land being purchased. The entities grant the Company an option to acquire lots in staged takedowns. In consideration for this option, the Company makes a non-refundable deposit of 15% to 25% of the total purchase price. The Company is under no obligation to purchase the balance of the lots, but would forfeit remaining deposits and could be subject to penalties if the lots were not purchased. The Company does not have legal title to these entities or their assets and has not guaranteed their liabilities. These land banking arrangements help the Company manage the financial and market risk associated with land holdings. FASB ASC Topic 810 requires the consolidation of the assets, liabilities and operations of the Company’s land banking arrangements that are VIEs, of which none existed at March 31, 2012.

The Company participates in one land banking arrangement, which is not a VIE in accordance with FASB ASC Topic 810, but which is consolidated in accordance with FASB ASC Topic 470, Debt. Under the provisions of FASB ASC Topic 470, the Company has determined it is economically compelled, based on certain factors, to purchase the land in the land banking arrangement. The Company has recorded the remaining purchase price of the land of $46.2 million, which is included in real estate inventories not owned and liabilities from inventories not owned in the accompanying consolidated balance sheet as of March 31, 2012.

Summary information with respect to the Company’s consolidated land banking arrangement is as follows as of March 31, 2012 (dollars in thousands):

Total number of land banking projects	1

Total number of lots	625

Total purchase price	$161,465

Balance of lots still under option and not purchased:
Number of lots	225

Purchase price	$46,158

Forfeited deposits if lots are not purchased	$26,484

Note 15—Redeemable Convertible Preferred Stock

As of March 31, 2012, there were 64,831,831 shares of Convertible Preferred Stock, $0.01 par value per share, or the Convertible Preferred Stock, outstanding, which was issued in exchange for aggregate cash consideration of $50.0 million. In conjunction with the application of fresh start accounting, the value of the Convertible Preferred Stock is $56.4 million.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 80,000,000 shares of preferred stock, in one or more series and with such rights, preferences, privileges and restrictions, including voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation rates, liquidation preferences and conversion rights, as our board of directors may determine without further action by the holders of common stock.

Holders of our Convertible Preferred Stock are entitled to receive cumulative dividends at a rate of 6% per annum consisting of (i) cash dividends at the rate of 4% paid quarterly in arrears, and (ii) accreting dividends accruing at the rate of 2% per annum.

With the exception of the dividends to be paid out to holders of our Convertible Preferred Stock, the Company does not intend to declare or pay cash dividends in the foreseeable future. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors. The payment of cash dividends is restricted under the terms of our Amended and Restated Senior Secured Term Loan Agreement and the indenture governing the Notes.

Upon the occurrence of the Conversion Date, each share of Convertible Preferred Stock will automatically convert into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $0.771226, or the Convertible Preferred Original Issue Price, by the then applicable conversion price, or the Convertible Preferred Conversion Price. In connection with any such conversion, the Company will also pay (i) any accrued but unpaid Convertible Preferred Dividends on any shares of Convertible Preferred Stock being converted (including, without limitation, any accreting dividends not previously paid), which amounts will be paid in cash out of funds legally available therefore if such payment would not violate any covenants imposed by agreements entered into in good faith governing the indebtedness of the Company and its subsidiaries, or, to the extent not so permitted or so available, in shares of Class A Common Stock, based on the fair market value of such common stock at such time, and (ii) in cash, the value of any fractional share of Class A Common Stock otherwise issuable to any such Convertible Preferred Stockholder.

To the extent not previously converted to common stock, the Company will redeem all the outstanding shares of Convertible Preferred Stock on the fifteenth anniversary of the date of first issuance at a price per share payable in cash and equal to the Convertible Preferred Original Issue Price plus accrued and unpaid Convertible Preferred Dividends in respect thereof.

Note 16—Equity

Common Stock

As of March 31, 2012, we had 92,368,169 shares of common stock outstanding. In conjunction with the Plan as discussed in Notes 2, 3 and 4, the Company issued the following shares of common stock: (i) 44,793,255 shares of Class A, $0.01 par value per share, in exchange for old senior notes claims, as described above, (ii) 31,464,548 shares of Class B, $0.01 par value per share, in exchange for aggregate consideration of $25 million, and a warrant to purchase 15,737,294 shares of Class B Common Stock, at $2.07 per share, (iii) 12,966,366 shares of Class C, $0.01 par value per share, in exchange for cash consideration of $10.0 million, and (iv) the issuance of an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling security holders to backstop the offering of Class C shares and shares of Convertible Preferred Stock in connection with the Plan.

Upon the occurrence of the Conversion Date, each share of Class C Common Stock will automatically convert into one share of Class A Common Stock, and each share of Class B Common Stock will automatically convert into one share of Class A Common Stock, if a majority of the shares of Class B Common Stock then outstanding vote in favor of such conversion. If, at any time (whether before, on or after the Conversion Date), any share of Class B Common Stock is not owned, beneficially or of record, by either General William Lyon or William H. Lyon, their sibling, spouses and lineal descendants, any entities wholly owned by one or more of the foregoing persons, or any trusts or other estate planning vehicles for the benefit of any of the foregoing, then such share of Class B Common Stock will automatically convert into one share of Class A Common Stock.

All of our outstanding shares of common stock have been validly issued and fully paid and are non-assessable. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock. Holders of our common stock have no preference, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.

In conjunction with the adoption of fresh start accounting, the Company allocated the fair market value of the common stock of $44.1 million as of February 24, 2012.

Warrants

The holders of Class B Common Stock hold warrants to purchase 15,737,294 shares of Class B Common Stock at an exercise price of $2.07 per share. The expiration date of the Class B Warrants is February 15, 2017. The Warrants were assigned a value $1.0 million in conjunction with the adoption of fresh start accounting and are recorded in additional paid-in capital.

Note 17—Subsequent Events

The Company follows the guidance in ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Pursuant to ASC Topic 855, the Company’s management has evaluated subsequent events through the date that the consolidated financial statements were issued for the period ended March 31, 2012.

Land Sale

On May 22, 2012, the Company consummated the sale of a 27-acre parcel in Palo Alto and Mountain View, California, known as the former Mayfield Mall for a sales price of $90.0 million.

Land Purchase

On June 28, 2012, the Company consummated the purchase of certain real property (comprising of approximately 165 acres) in San Diego County, California; San Bernardino County, California; Maricopa County, Arizona; and Clark County, Nevada, representing seven separate residential for sale developments, comprising of over 1,000 lots. The aggregate purchase price of the property was $21,500,000. The Company paid $11,000,000 cash, and issued 10,000,000 shares of Class A Common Stock, to investment vehicles managed by affiliates of Colony Capital, LLC as consideration for the property.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our best estimate as to our anticipated costs and expenses expected to be paid by us in connection with a distribution of shares registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee:

SEC registration fee		$30,413
Printing and engraving expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Trustee’s fees	$	*
Transfer Agent and Registrar fees	$	*

Total	$	*

*	To be set forth in an amendment to this registration statement.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Registrant

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of William Lyon Homes provides that a director of the company shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Further, it states that the liability of a director of the company to the company or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply.

Article VIII of the Amended and Restated Bylaws of William Lyon Homes, or Parent, eliminates the personal liability of its directors for breach of their fiduciary duty as directors, except that a director shall be liable (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Bylaws provides for indemnification of the officers and directors to the full extent permitted by the DGCL. These indemnification provisions may be sufficiently broad to permit indemnification of the company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended, or the Securities Act.

California Registrant

Subsection (b) of Section 317 of the California Corporations Code, or the California Code, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, as defined in that section, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (c) of Section 317 further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 317 further provides that indemnification is precluded under certain circumstances, including in respect of a claim, issue or matter as to which the person has been adjudged to be liable to the corporation in performance of his/her duty to the corporation and its shareholders, of amounts paid in settling or otherwise disposing of a pending action without court approval and of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding, claim, issue or matter, such agent shall be indemnified against expenses actually and reasonably incurred in connection therewith. Otherwise, Section 17 requires that indemnification must be authorized in each specific instance by either a majority vote of a quorum consisting of directors who are not parties to such proceeding, by independent legal counsel opinion, by approval of the shareholders, with shares owned by the person to be indemnified not being entitled to vote, or by the court in which the proceeding is or was pending upon application by the corporation or an agent or attorney or other person rendering services in connection with the defense. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that such person is not entitled to be indemnified under Section 317.

Section 317 clearly states that indemnification provided for in the California Code shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent such additional rights are authorized, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 317 also empowers the corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

Pursuant to Section 317 of the California Code, Section 5.06 of the Bylaws of William Lyon Homes, Inc., or California Lyon, provide for indemnification rights to a degree similar to what is permitted by California law, with a couple notable differences. In addition to the requirements under Section 317(c) described above, California Lyon’s Bylaws require that the person have acted with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Section 5.06 does not list a written opinion of independent legal counsel as a possible mechanism for authorizing indemnification in a particular instance.

Other

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

In addition, the company has entered into indemnification agreements with certain of our executive officers and each of our directors pursuant to which the company has agreed to indemnify such executive officers and directors against liability incurred by them by reason of their services as an executive officer or director to the fullest extent allowable under applicable law. We also provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

On February 25, 2012, in connection with the Prepackaged Joint Plan of Reorganization, or the Plan, of William Lyon Homes, or Parent, and certain of its subsidiaries, Parent and its subsidiaries consummated the following principal transactions contemplated by the Plan: (i) the issuance of 44,793,255 shares of Parent’s new Class A Common Stock, $0.01 par value per share, and the issuance of $75 million aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, or the Notes, by Parent’s wholly-owned subsidiary, William Lyon Homes, Inc., or California Lyon, in exchange for the claims held by the holders of the formerly outstanding notes of California Lyon; (ii) the issuance, in exchange for aggregate cash consideration of $25 million, of 31,464,548 shares of Parent’s new Class B Common Stock, $0.01 par value per share, or Class B Common Stock, and a warrant to purchase 15,737,294 shares of Class B Common Stock, or the Class B Warrant; and (iii) the issuance of 64,831,831 shares of Parent’s new Convertible Preferred Stock, $0.01 par value per share, or Convertible Preferred Stock, and 12,966,366 shares of Parent’s new Class C Common Stock, $0.01 par value per share, or Class C Common Stock, in exchange for aggregate cash consideration of $60 million. Parent issued an additional 3,144,000 shares of Class C Common Stock pursuant to an agreement with certain selling securityholders to backstop the offering of shares of capital stock in connection with the Plan. On June 28, 2012, Parent issued an additional 10,000,000 shares of Class A Common Stock to investment vehicles managed by affiliates of Colony Capital, LLC, or Colony, as partial consideration in a real property purchase transaction, or Colony Transaction.

The shares of Class A Common Stock and Notes described in clause (i) of the paragraph above were issued pursuant to the Plan in reliance on the provisions of Section 1145 of the U.S. Bankruptcy Code, or the Bankruptcy Code and such issuance was exempt from registration requirements under the federal securities laws pursuant to Section 1145 of the Bankruptcy Code.

The shares of Class B Common Stock and the Class B Warrant described in clause (ii) of the paragraph above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D, as promulgated by the SEC under the Securities Act, based upon the following: (a) the purchaser of such shares, or the Class B Purchaser, confirmed to the Company that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such securities, (c) the owners of the Class B Purchaser had a longstanding relationship with the Company and had access to information requested with respect to the Company, (d) the Class B Purchaser acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The shares of Class C Common Stock and Convertible Preferred Stock described in clause (iii) of the paragraph above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, and/or Regulation D, as promulgated by the SEC under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Class C Common Stock and Convertible Preferred Stock were issued, or a Class C Investor, confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Class C Investor was provided with certain disclosure materials with respect to the Company, (d) each Class C Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The additional 3,144,000 shares of Class C Common Stock described in the paragraph above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, and/or Regulation D, as promulgated by the SEC under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Class C Common Stock were issued confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) such persons were provided with certain disclosure materials with respect to the Company, (d) such persons acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The shares of Class A Common Stock issued in the Colony Transaction were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, and/or Regulation D, as promulgated by the SEC under the Securities Act, based upon the following: (a) the offer and sale of the securities was part of a privately negotiated transaction only with Colony and did not involve a general solicitation and (b) Colony represented in the transaction documents that it was an accredited investor as defined in Regulation D of the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of William Lyon Homes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

3.2	Amended and Restated Bylaws of William Lyon Homes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

3.3	Certificate of Ownership and Merger (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2000).

3.4	Certificate of Ownership and Merger (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2006).

3.5	Articles of Incorporation of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3 filed with the Commission on November 17, 2011).

3.6	Bylaws of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form. T-3 filed with the Commission on November 17, 2011).

4.1	Indenture, dated as of February 25, 2012, among William Lyon Homes, Inc., as Issuer, the Guarantors (as defined therein) and U.S. Bank National Association, as Note Trustee and Collateral Trustee (incorporated by reference to the Company’s Form T-3/A (Amendment No. 2) filed with the Commission on February 22, 2012).

4.2	Form of 12% Senior Subordinated Secured Note Due 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

5.1++	Opinion of Latham & Watkins LLP.

10.1†	Form of Indemnity Agreement, between William Lyon Homes, a Delaware corporation, and the directors and officers of William Lyon Homes (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 1999).

10.2	Property Management Agreement between Corporate Enterprises, Inc., a California corporation (Owner) and William Lyon Homes, Inc., a California corporation (Manager) dated and effective November 5, 1999 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 1999).

10.3	Warranty Service Agreement between Corporate Enterprises, Inc., a California corporation and William Lyon Homes, Inc., a California corporation dated and effective November 5, 1999 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 1999).

10.4	Standard Industrial/Commercial Single-Tenant Lease—Net between William Lyon Homes, Inc. and a trust of which William H. Lyon is the sole beneficiary (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2000).

10.5†	The Presley Companies Non-Qualified Retirement Plan for Outside Directors (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2002).

10.6+	Sixth Extension and Modification agreement dated December 30, 2011, by and between Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company, and U.S. Bank National Association, a national banking association.

10.7	Aircraft Purchase and Sale Agreement dated as of September 3, 2009, by and between Presley CMR, Inc., and Martin Aviation, Inc., or its designee (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 10, 2009).

10.8	Secured Promissory Note dated September 9, 2009 from Martin Aviation, Inc., a California corporation payable to William Lyon Homes, Inc., a California corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 10, 2009).

10.9	Aircraft Mortgage and Security Agreement between Martin Aviation, Inc., a California corporation and William Lyon Homes, Inc., dated as of September 9, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 10, 2009).

10.10†	Project Completion Bonus Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2010).

10.11	Form of Second Lien Notes Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes, Inc. and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.12	Form of Class A Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.13	Amended and Restated Senior Secured Term Loan Agreement, dated as of February 25, 2012, by and among William Lyon Homes, Inc., as Borrower, ColFin WLH Funding, LLC, as Administrative Agent, and ColFin WLH Funding, LLC, as a Lender and Lead Arranger, and the other Lenders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.14	Class B Common Stock and Warrant Purchase Agreement, dated as of February 25, 2012, by and between William Lyon Homes and the Purchaser (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.15	Warrant to Purchase Shares of Class B Common Stock of William Lyon Homes, dated as of February 25, 2012 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.16	Class B Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.17	Form of Convertible Preferred Stock and Class C Common Stock Subscription Agreement, dated as of February 25, 2012, by and between William Lyon Homes and the Subscriber (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.18	Form of Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.19†	Employment Agreement, dated as of February 25, 2012, by and among William Lyon Homes, William Lyon Homes, Inc. and General William Lyon (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.20†	Employment Agreement, dated as of February 25, 2012, by and among William Lyon Homes, William Lyon Homes, Inc. and William H. Lyon (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.21+	Amended and Restated loan agreement, dated April 23, 2010, between Bank of the West, a California Banking Corporation, Mountain Falls, LLC, a Nevada limited liability company, and Mountain Falls Golf Course, LLC, a Nevada limited liability company.

10.22++	Loan Agreement is entered into as of October 28, 2011, by and between Lyon Mayfield, LLC, a Delaware limited liability company, and Qina, LLC, a Delaware limited liability company.

12.1+	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges for the Years Ended December 31, 2011, 2010, 2009, 2008 and 2007 and the Three-Months Ended March 31, 2012.

16.1+	Letter from Windes & McClaughry Accountancy Corporation, as to the change in certifying accountant, dated as of August 9, 2012.

21.1+	List of Subsidiaries of the Company.

23.1+	Consent of Windes & McClaughry Accountancy Corporation, Independent Registered Public Accounting Firm.

23.2++	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

25.1	Statement of Eligibility and Qualification of U.S. Bank National Association on Form T-1 (incorporated by reference to William Lyon Homes, Inc.’s Form T-3 filed with the Commission on November 17, 2011).7

+	Filed herewith
++	To be filed by an amendment
†	Management contract or compensatory agreement

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of the registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrants or their securities provided by or on behalf of the registrants; and

(iv) Any other communication that is an offer in the offering made by the registrants to the purchaser.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

WILLIAM LYON HOMES,
a Delaware corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	President and Chief Operating Officer, Director

/s/ DOUGLAS K. AMMERMAN Douglas K. Ammerman	Director

/s/ GARY H. HUNT Gary H. Hunt	Director

/s/ MATTHEW R. NIEMANN Matthew R. Niemann	Director

/s/ NATHANIEL REDLEAF Nathaniel Redleaf	Director

/s/ LYNN CARLSON SCHELL Lynn Carlson Schell	Director

CO-REGISTRANTS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

WILLIAM LYON HOMES, INC.,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

CALIFORNIA EQUITY FUNDING, INC.,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary, Director (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

PH-LP VENTURES,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

DUXFORD FINANCIAL, INC.,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

SYCAMORE CC, INC.,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer. Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary, Director (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

PRESLEY CMR, INC.,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

WILLIAM LYON SOUTHWEST, INC.,
an Arizona corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

PH-RIELLY VENTURES,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

HSP, INC.,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary, Director (Principal Financial and Accounting Officer)

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

/s/ WILLIAM H. LYON William H. Lyon	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

PH VENTURES-SAN JOSE,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

PRESLEY HOMES,
a California corporation

By:	/s/ GENERAL WILLIAM LYON
General William Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Director

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

LYON EAST GARRISON COMPANY I, LLC,
a California limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Managing Member

By: /s/ GENERAL WILLIAM LYON
Name: General William Lyon
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer of Co-Registrant, Director of Managing Member (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

William H. Lyon	Director of Managing Member

/s/ RICHARD S. ROBINSON Richard S. Robinson	Director of Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 10, 2012.

WLH ENTERPRISES,
a California general partnership

By:	William Lyon Homes, Inc.,
a California corporation
Its:	General Partner

By: /s/ GENERAL WILLIAM LYON
Name: General William Lyon
Title: Chief Executive Officer

By:	Presley CMR, Inc.,
a California corporation
Its:	General Partner

By: /s/ GENERAL WILLIAM LYON
Name: General William Lyon
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed on August 10, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ GENERAL WILLIAM LYON General William Lyon	Chief Executive Officer (Principal Executive Officer)

/s/ COLIN T. SEVERN Colin T. Severn	Vice President, Chief Financial Officer, Corporate Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON William H. Lyon	Member of Management Committee of Co-Registrant

/s/ RICHARD S. ROBINSON Richard S. Robinson	Member of Management Committee of Co-Registrant

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of William Lyon Homes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

3.2	Amended and Restated Bylaws of William Lyon Homes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

3.3	Certificate of Ownership and Merger (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2000).

3.4	Certificate of Ownership and Merger (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2006).

3.5	Articles of Incorporation of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3 filed with the Commission on November 17, 2011).

3.6	Bylaws of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form. T-3 filed with the Commission on November 17, 2011).

4.1	Indenture, dated as of February 25, 2012, among William Lyon Homes, Inc., as Issuer, the Guarantors (as defined therein) and U.S. Bank National Association, as Note Trustee and Collateral Trustee (incorporated by reference to the Company’s Form T-3/A (Amendment No. 2) filed with the Commission on February 22, 2012).

4.2	Form of 12% Senior Subordinated Secured Note Due 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

5.1++	Opinion of Latham & Watkins LLP.

10.1†	Form of Indemnity Agreement, between William Lyon Homes, a Delaware corporation, and the directors and officers of William Lyon Homes (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 1999).

10.2	Property Management Agreement between Corporate Enterprises, Inc., a California corporation (Owner) and William Lyon Homes, Inc., a California corporation (Manager) dated and effective November 5, 1999 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 1999).

10.3	Warranty Service Agreement between Corporate Enterprises, Inc., a California corporation and William Lyon Homes, Inc., a California corporation dated and effective November 5, 1999 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 1999).

10.4	Standard Industrial/Commercial Single-Tenant Lease—Net between William Lyon Homes, Inc. and a trust of which William H. Lyon is the sole beneficiary (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2000).

10.5†	The Presley Companies Non-Qualified Retirement Plan for Outside Directors (incorporated by reference to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2002).

10.6+	Sixth Extension and Modification agreement dated December 30, 2011, by and between Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company, and U.S. Bank National Association, a national banking association.

10.7	Aircraft Purchase and Sale Agreement dated as of September 3, 2009, by and between Presley CMR, Inc., and Martin Aviation, Inc., or its designee (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 10, 2009).

10.8	Secured Promissory Note dated September 9, 2009 from Martin Aviation, Inc., a California corporation payable to William Lyon Homes, Inc., a California corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 10, 2009).

10.9	Aircraft Mortgage and Security Agreement between Martin Aviation, Inc., a California corporation and William Lyon Homes, Inc., dated as of September 9, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 10, 2009).

10.10†	Project Completion Bonus Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2010).

10.11	Form of Second Lien Notes Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes, Inc. and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.12	Form of Class A Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.13	Amended and Restated Senior Secured Term Loan Agreement, dated as of February 25, 2012, by and among William Lyon Homes, Inc., as Borrower, ColFin WLH Funding, LLC, as Administrative Agent, and ColFin WLH Funding, LLC, as a Lender and Lead Arranger, and the other Lenders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.14	Class B Common Stock and Warrant Purchase Agreement, dated as of February 25, 2012, by and between William Lyon Homes and the Purchaser (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.15	Warrant to Purchase Shares of Class B Common Stock of William Lyon Homes, dated as of February 25, 2012 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.16	Class B Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.17	Form of Convertible Preferred Stock and Class C Common Stock Subscription Agreement, dated as of February 25, 2012, by and between William Lyon Homes and the Subscriber (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.18	Form of Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.19†	Employment Agreement, dated as of February 25, 2012, by and among William Lyon Homes, William Lyon Homes, Inc. and General William Lyon (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.20†	Employment Agreement, dated as of February 25, 2012, by and among William Lyon Homes, William Lyon Homes, Inc. and William H. Lyon (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

10.21+	Amended and Restated loan agreement, dated April 23, 2010, between Bank of the West, a California Banking Corporation, Mountain Falls, LLC, a Nevada limited liability company, and Mountain Falls Golf Course, LLC, a Nevada limited liability company.

10.22++	Loan Agreement is entered into as of October 28, 2011, by and between Lyon Mayfield, LLC, a Delaware limited liability company, and Qina, LLC, a Delaware limited liability company.

12.1+	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges for the Years Ended December 31, 2011, 2010, 2009, 2008 and 2007 and the Three-Months Ended March 31, 2012.

16.1+	Letter from Windes & McClaughry Accountancy Corporation, as to the change in certifying accountant, dated as of August 9, 2012.

21.1+	List of Subsidiaries of the Company.

23.1+	Consent of Windes & McClaughry Accountancy Corporation, Independent Registered Public Accounting Firm.

23.2++	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

25.1	Statement of Eligibility and Qualification of U.S. Bank National Association on Form T-1 (incorporated by reference to William Lyon Homes, Inc.’s Form T-3 filed with the Commission on November 17, 2011).

+	Filed herewith
++	To be filed by an amendment
†	Management contract or compensatory agreement